UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

NEWS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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NEWS CORPORATION

1211 Avenue of the Americas

New York, New York, 10036

(212) 852-7000

Dear Stockholders:

We cordially invite you to attend a special meeting (the “Special Meeting”) of the stockholders of News Corporation (the “Company”), which will be held on [                    ], 2007 at [        ] (Local Time) at [        ].

At the Special Meeting, holders of shares of the Company’s Class B Common Stock will be asked to consider and vote upon a proposal to approve the exchange of all shares of the Company’s Class A Common Stock and Class B Common Stock indirectly held by Liberty Media Corporation (“Liberty”) for all of the issued and outstanding shares of Greenlady Corp., a wholly-owned subsidiary of the Company (“Splitco”) (the “Exchange”). Prior to the Exchange, the Company will transfer to Splitco (i) all of the shares of common stock of The DIRECTV Group, Inc. indirectly held by the Company as of such date, (ii) all ownership interests in each of three regional sports networks: Fox Sports Net Rocky Mountain, LLC, Fox Sports Net Pittsburgh, LLC, and Fox Sports Net Northwest, LLC (the “RSN Subsidiaries”) and (iii) cash in an amount equal to $550 million, subject to adjustment based on the working capital of the RSN Subsidiaries. Upon the consummation of the Exchange, Splitco will become a wholly-owned subsidiary of Liberty and the shares of the Company’s Class A and Class B Common Stock currently held by Liberty will cease to be outstanding.

The Company’s obligation to consummate the Exchange will be conditioned on approval of the Exchange by the affirmative vote of a majority of the votes cast, in person or by proxy, by holders of shares of the Company’s Class B Common Stock as of [RECORD DATE], 2007, other than Liberty, its subsidiaries or their respective Associates (as defined under the Australian Securities Exchange Listing Rules) and each of Mr. K. Rupert Murdoch, the Murdoch Family Trust, Cruden Financial Services, LLC and any of their successors and transferees.

After careful consideration, the Company’s board of directors has unanimously approved the Share Exchange Agreement and has determined that the Share Exchange Agreement and the transactions contemplated thereby, including the Exchange, are fair to and in the best interests of the Company and its stockholders. Accordingly, the board of directors recommends that the Company’s stockholders vote “FOR” the approval of the proposal. The accompanying proxy statement provides you with detailed information about the proposal. We encourage you to read the entire proxy statement carefully.

It is important that your shares be represented and voted at the Special Meeting. If you are the registered holder of the Company’s Class B Common Stock, you can vote your shares by completing and returning the enclosed proxy card, or by voting by telephone or the Internet, even if you plan to attend the Special Meeting. Please review the instructions on the proxy card or the information forwarded by your broker, bank or other nominee regarding the voting instructions. You may vote your shares of Class B Common Stock in person even if you previously submitted a proxy. Please note, however, that if your shares of Class B Common Stock are held of record by a broker, bank or other nominee and you wish to vote in person at the Special Meeting, you must obtain a proxy issued in your name from such broker, bank or other nominee.

Thank you for your continued support.

Sincerely,

K. Rupert Murdoch
Chairman of the Board of Directors

This proxy statement is dated [                    ], 2007 and is first being mailed to stockholders on or about [                    ], 2007.

NEWS CORPORATION

1211 Avenue of the Americas

New York, New York, 10036

(212) 852-7000

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on [                    ], 2007

To our Stockholders:

A special meeting of the stockholders (the “Special Meeting”) of News Corporation (the “Company”) will be held on [                    ], 2007 at [        ] (Local Time) at [        ].

At the Special Meeting, the Company’s Class B stockholders will be asked to:

(1)	consider and vote upon a proposal to approve the exchange of 324,637,067 shares of the Company’s Class A Common Stock and 188,000,000 shares of the Company’s Class B Common Stock, in each case, indirectly held by Liberty Media Corporation (“Liberty”) through certain of its wholly-owned subsidiaries for all of the issued and outstanding shares of Greenlady Corp., a Delaware corporation and a wholly-owned subsidiary of the Company (“Splitco”) pursuant to the Share Exchange Agreement, dated as of December 22, 2006, by and between the Company and Liberty (the “Share Exchange Agreement”) and subject to the terms and conditions contained therein (the “Exchange”). A copy of the Share Exchange Agreement is attached as Annex A to the accompanying proxy statement. Prior to the Exchange, the Company will transfer to Splitco (i) all of the shares of common stock of The DIRECTV Group, Inc. held by the Company and its subsidiaries as of such date, (ii) all ownership interests in each of three regional sports networks: Fox Sports Net Rocky Mountain, LLC, Fox Sports Net Pittsburgh, LLC, and Fox Sports Net Northwest, LLC (the “RSN Subsidiaries”), and (iii) cash in an amount equal to $550 million, subject to adjustment based on the working capital of the RSN Subsidiaries. Upon the consummation of the Exchange, Splitco will become a wholly-owned subsidiary of Liberty and the shares of the Company’s Class A and Class B Common Stock currently held by Liberty will cease to be outstanding; and

(2)	approve the adjournment or postponement of the Special Meeting, if necessary or appropriate, to solicit additional proxies for approval of the Exchange if there are insufficient votes at the time of the Special Meeting to approve the Exchange.

The foregoing items of business are more fully described in the accompanying proxy statement. While all of the Company’s stockholders and all holders of CHESS Depositary Instruments exchangeable for shares of the Company are invited to attend the Special Meeting, only holders of the Company’s Class B Common Stock at the close of business on [                    ], 2007 are entitled to notice of, and to vote at, the Special Meeting and any adjournment or postponement thereof. Holders of the Company’s Class A Common Stock are not entitled to vote on the matters to be presented at the Special Meeting.

Pursuant to the Share Exchange Agreement, the Company’s obligation to consummate the Exchange will be conditioned on approval of the Exchange by the affirmative vote of a majority of the votes cast, in person or by proxy, by holders of shares of the Company’s Class B Common Stock as of [RECORD DATE], 2007, other than Liberty and its Associates (as defined under the Australian Securities Exchange Listing Rules), and each of Mr. K. Rupert Murdoch, the Murdoch Family Trust, Cruden Financial Services, LLC and any of their respective successors and transferees (collectively, the “Murdoch Interests”).

It is important that your shares of the Company’s Class B Common Stock be represented and voted at the Special Meeting. If you are the registered holder of the Company’s Class B Common Stock, you can vote your shares by completing and returning the enclosed proxy card, or by voting by telephone or the Internet, even if you plan to attend the Special Meeting. Please review the instructions on the proxy card or the information forwarded by your broker, bank or other nominee regarding the voting instructions. You may vote your shares of Class B Common Stock in person even if you previously submitted a proxy. Please note, however, that if your shares of Class B Common Stock are held of record by a broker, bank or other nominee and you wish to vote in person at the Special Meeting, you must obtain a proxy issued in your name from such broker, bank or other nominee. Whether or not you plan to attend the Special Meeting, we urge you to vote your shares by completing and returning the enclosed proxy card as promptly as possible in the postage-paid envelope or to submit your proxy by telephone or the Internet prior to the Special Meeting to ensure that your shares will be represented at the Special Meeting if you are unable to attend.

If you are planning to attend the Special Meeting in person, you will be asked to register before entering the Special Meeting. All attendees will be required to present government-issued photo identification (e.g., driver’s license or passport) to enter the Special Meeting. If you are a stockholder of record your ownership of the Company’s common stock will be verified against the list of stockholders of record as of [                    ], 2007 prior to being admitted to the Special Meeting or you must present a properly executed proxy card. If you are not a stockholder of record and hold your shares of Class B Common Stock in “street name,” i.e., your shares of Class B Common Stock are held in a brokerage account or by a bank or other nominee, you must also provide proof of beneficial ownership as of [                    ], 2007, such as your most recent account statement prior to [                    ], 2007, and a copy of the voting instruction card provided by your broker, bank or nominee, or similar evidence of ownership.

Prior to entering the Special Meeting, all bags will be subject to search and all persons may be subject to a metal detector and/or hand wand search. Cameras, recording devices and other electronic devices will not be permitted at the Special Meeting. The security procedures may require additional time, so please plan accordingly. If you do not provide government-issued photo identification or do not comply with the other registration and security procedures described above, you will not be admitted to the Special Meeting.

The Special Meeting will be audiocast live on the Internet at www.newscorp.com.

Laura A. O’Leary
Corporate Secretary
New York, New York
[ ], 2007

Annex A	Share Exchange Agreement
Annex B	Opinion of Goldman, Sachs & Co.
Annex C	Opinion of J.P. Morgan Securities Inc.

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YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING AND REGARDLESS OF HOW MANY SHARES OF CLASS B COMMON STOCK YOU OWN AS OF THE RECORD DATE, WE URGE YOU TO VOTE YOUR SHARES BY COMPLETING, SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED OR TO SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET PRIOR TO THE SPECIAL MEETING AND THUS ENSURE THAT YOUR SHARES WILL BE REPRESENTED AT THE SPECIAL MEETING IF YOU ARE UNABLE TO ATTEND. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER SOLICITATION, THE COMPANY ASKS YOUR COOPERATION IN PROMPTLY MAILING IN YOUR PROXY CARD.

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SUMMARY

This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. Accordingly, you should carefully read this entire proxy statement, including the annexes, and the documents to which we have referred you. A copy of the Share Exchange Agreement, dated as of December 22, 2006, by and between News Corporation and Liberty Media Corporation (the “Share Exchange Agreement”) is attached as Annex A to this proxy statement. We encourage you to read the Share Exchange Agreement because it is the legal document that governs the parties’ agreement pursuant to which the parties will consummate the Exchange (as defined below). In addition, we incorporate by reference into this proxy statement important business and financial information about the Company. You may obtain a copy of the documents to which we have referred you without charge by following the instructions in the section entitled “Incorporation of Certain Documents by Reference.”

Unless we otherwise indicate or unless the context requires otherwise, all references in this document to the “Company,” “we,” “our,” and “us” refer to News Corporation and its subsidiaries, taken together, all references to “Liberty” refer to Liberty Media Corporation and its subsidiaries, including the “Liberty Stockholders”, (which are wholly-owned subsidiaries of Liberty that hold the shares of Company common stock that are the subject of the Exchange), taken together, all references to “DIRECTV” refer to The DIRECTV Group, Inc., all references to “Splitco” refer to Greenlady Corp., and all references to “Share Exchange Agreement” refer to the Share Exchange Agreement, dated as of December 22, 2006, by and between News Corporation and Liberty Media Corporation, as it may be amended from time to time.

The Parties to the Exchange

(See “The Parties to the Exchange” on page 21)

News Corporation, a Delaware corporation, is a diversified entertainment company with operations in eight industry segments, including (i) Filmed Entertainment, (ii) Television, (iii) Cable Network Programming, (iv) Direct Broadcast Satellite Television, (v) Magazines and Inserts, (vi) Newspapers, (vii) Book Publishing and (viii) Other. The activities of News Corporation are conducted principally in the United States, the United Kingdom, Continental Europe, Australia, Asia and the Pacific Basin.

Liberty Media Corporation, a Delaware corporation, is a holding company which, through its ownership of interests in subsidiaries and other companies, is primarily engaged in the electronic retailing, media, communications and entertainment industries. Through its subsidiaries, it operates in the United States, Europe and Asia. Its principal assets include interests in QVC, Inc., Starz Entertainment Group LLC, IAC/InterActiveCorp, Expedia, Inc. and the Company.

The Exchange

(See “The Share Exchange Agreement” on page 54 and Annex A)

The Share Exchange Agreement provides for, among other things, the exchange of (i) 324,637,067 shares of the Company’s Class A Common Stock and 188,000,000 shares of the Company’s Class B Common Stock, in each case, held by the Liberty Stockholders for (ii) all of the issued and outstanding shares of Greenlady Corp., a

Delaware corporation and a wholly-owned subsidiary of the Company (“Splitco”) (the “Exchange”).

The Company has agreed that, prior to the consummation of the Exchange and subject to the terms and conditions contained in the Share Exchange Agreement, the Company will transfer to Splitco (i) all of the shares of common stock of DIRECTV held by the Company and its subsidiaries as of such date (the “DIRECTV Shares”), (ii) all ownership interests in each of three regional sports networks: Fox Sports Net Rocky Mountain, LLC, Fox Sports Net Pittsburgh, LLC, and Fox Sports Net Northwest, LLC, (collectively, the “RSN Subsidiaries”) and (iii) cash in an amount equal to $550 million, subject to adjustment based on the working capital of the RSN Subsidiaries (collectively, the “Company Restructuring”). We refer to the regional sports programming network business conducted by the RSN Subsidiaries as the “Transferred Business.”

Benefits of the Exchange

(See “Reasons for the Exchange” on page 35)

The Exchange is intended to achieve important business objectives of the Company, including: (i) enabling the Company’s management to focus greater attention on core operating assets; (ii) eliminating the distraction and uncertainty of having Liberty as a stockholder of the Company; and (iii) increasing the value of the Company’s stock. See “Reasons for the Exchange” on page 35 for a more detailed discussion of the benefits to the Company of consummating the Exchange.

In addition, the Company believes that, as the Exchange presents an opportunity to dispose of the DIRECTV Shares in a tax-free manner at an attractive valuation and simultaneously redeem a substantial number of the Company’s shares without the premium customary in substantial stock redemption transactions, consummation of the Exchange will provide a significant economic benefit to the Company.

The Special Meeting of Stockholders

(See “Information About the Special Meeting” on page 23)	Place, Date and Time. The Special Meeting will be held at [ ] [Local Time], on [day of week], [ ], 2007 at [ ].

Quorum

In order for the Company to conduct the Special Meeting, a majority of the holders of Class B Common Stock outstanding as of [RECORD DATE], 2007, must be present in person or represented by proxy at the Special Meeting. Abstentions and “broker non-votes” will be counted for purposes of establishing a quorum at the Special Meeting. A “broker non-vote” occurs when you do not give your broker or nominee instructions on how to vote your shares of Class B Common Stock. You are urged to vote by proxy even if you plan to attend the Special Meeting so that the Company will know as soon as possible that enough votes will be present for the Special Meeting to be held. Although, as discussed below, the Company shares owned by each of the Murdoch Interests (as defined below) and Liberty and its Associates will not be counted in determining whether the ASX Stockholder Approval (as defined below) has been obtained, such shares, if present, will be counted for quorum purposes at the Special Meeting.

Vote Required for Approval of the Exchange

Pursuant to the Share Exchange Agreement, the Company’s obligation to consummate the Exchange is conditioned upon approval of the Exchange by the affirmative vote of a majority of the votes cast, in person or by proxy, by holders of shares of the Company’s Class B Common Stock as of [RECORD DATE], 2007, other than Liberty or its “Associates” (as defined under the Australian Securities Exchange (“ASX”) Listing Rules (the “ASX Rules”)) and each of Mr. K. Rupert Murdoch, the Murdoch Family Trust, Cruden Financial Services, LLC and any of their successors and transferees (collectively, the “Murdoch Interests”) (the “Disinterested Stockholder Approval”). In addition, pursuant to Chapter 10.1 of the ASX Rules, the Exchange must be approved by the affirmative vote of a majority of the votes cast, in person or by proxy, by holders of shares of the Company’s Class B Common Stock as of [RECORD DATE], 2007, other than Liberty, the Liberty Stockholders or their respective Associates (the “ASX Stockholder Approval”).

Since the Murdoch Interests have, subject to certain limited termination rights, given Liberty their Irrevocable Proxy (as defined below) to vote in favor of the Exchange, the Murdoch Interests are deemed to be Associates of Liberty under the ASX Rules and, as such, their shares will not be counted in determining whether the ASX Stockholder Approval has been obtained. As a result, the ASX Stockholder Approval and the Disinterested Stockholder Approval will each be determined by the outcome of the vote at the Special Meeting of the holders of shares of the Company’s Class B Common Stock as of [RECORD DATE], 2007, other than Liberty, the Liberty Stockholders, their respective Associates and the Murdoch Interests.

Required Disclosure for the Purpose of the ASX Listing Rules

Voting Exclusion Statement

In accordance with the ASX Rules, the following voting exclusions will be observed: the Company will disregard any votes cast in respect to Proposal 1 by Liberty or any Associate of Liberty,

which will include the Murdoch Interests by virtue of a proxy given to Liberty; provided, however that the Company will not disregard (i) votes cast by any person as a proxy for any other person who is entitled to vote with respect to the approval of the Exchange and whose votes will not be disregarded under the ASX Rules, which votes are cast in accordance with the directions on the relevant proxy form; and (ii) votes cast by any person chairing the Special Meeting as a proxy for any other person who is entitled to vote with respect to the approval of the Exchange and whose votes will not be disregarded under the ASX Rules, which votes are cast in accordance with the direction on the relevant proxy form as the proxy decides.

Vote Required for Adjournment of the Special Meeting

Whether or not a quorum exists, holders of a majority of the shares of the Company’s Class B Common Stock present in person or represented by proxy, and entitled to vote, at the Special Meeting may adjourn the Special Meeting.

Who Can Vote at the Special Meeting

Only stockholders of record of the Company’s Class B Common Stock at the close of business on [RECORD DATE], 2007 are entitled to notice of, and to vote at, the Special Meeting and any adjournment or postponement thereof. Holders of Class A Common Stock are not entitled to vote on the matters to be presented at the Special Meeting. If you are the holder of record of your shares of the Company’s Class B Common Stock you may vote your shares in person at the Special Meeting or by completing, properly signing and returning a proxy card to the Company or through telephone and internet voting, each as described below. Please note, however, that if your shares of Class B Common Stock are held of record by a broker, bank or other nominee and you wish to vote in person at the Special Meeting, you must obtain a proxy issued in your name from such broker, bank or other nominee. As of the close of business on [RECORD DATE], 2007, there were [            ] shares of the Company’s Class B Common Stock outstanding held by approximately [            ] holders of record.

Procedure for Voting

If you are a holder of record and you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you direct. Properly executed proxies that do not contain voting instructions will be voted “FOR” Proposals 1 and 2.

Telephone and Internet voting is also available 24 hours a day through [time] on [date]. If you are located in the United States or Canada, you can vote your shares by calling toll-free 1-800-652-VOTE (8683). You can also vote your shares by Internet at www.investorvote.com. Both the telephone and Internet voting systems have easy to follow instructions on how you may vote your shares and allow you to confirm that the system has properly recorded your vote. If you vote by telephone or Internet, you do not need to return your proxy card to the Company.

If you hold your shares of Class B Common Stock in “street name,” please check your proxy card or contact your broker, bank or nominee to determine whether you will be able to vote by telephone or electronically. A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers Internet and telephone voting options.

Holders of CHESS Depositary Instruments (“CDIs”) exchangeable for the Company’s Class B Common Stock (“Class B CDIs”) have a right to direct CHESS Depositary Nominees Pty Ltd. (“CHESS”), the legal holder of the CDIs, on how it should vote with respect to the proposals described in this proxy statement. Holders of Class B CDIs must provide their duly executed directions, via an enclosed voting instructions card, to CHESS by 5:00 p.m. (Australian Eastern Time) on [date].

Revocability of Proxy

If you are a holder of the Company’s Class B Common Stock entitled to vote at the Special Meeting, you have the right to change or revoke your proxy at any time before the vote taken at the Special Meeting:

•	if you hold your shares in your name as a stockholder of record, by notifying our Corporate Secretary, Laura A. O’Leary, at 1211 Avenue of the Americas, New York, NY 10036;

•	by attending the Special Meeting and voting in person (your attendance at the meeting will not, by itself, revoke your proxy; you must vote in person at the meeting);

•	by submitting a later-dated proxy card;

•	if you voted by telephone or the Internet, by voting a second time by telephone or Internet; or

•	if you have instructed a broker, bank or other nominee to vote your shares, by following the directions received from your broker, bank or other nominee to change those instructions.

CDI holders may change or revoke prior voting instructions by submitting a later-dated CDI voting instruction form before 5:00 p.m. (Australian Eastern Time) on [DATE].

Timing and Likelihood of Closing

(See “The Share Exchange Agreement” on page 54)

Assuming the satisfaction or waiver of all of the conditions to the Exchange, we expect that the Exchange will be consummated in the second half of calendar 2007. However, because the Exchange is subject to certain conditions, including those relating to the receipt of certain regulatory approvals and certain rulings from the United States Internal Revenue Service (the “IRS”) (see “The Share Exchange Agreement—Conditions to the Exchange” beginning on page 61), the exact timing of the completion of the Exchange and the likelihood of the consummation thereof cannot be predicted. If any of the conditions in the Share Exchange Agreement are not satisfied or waived, including the conditions described below under “The Share Exchange Agreement—Conditions to the Exchange,” the Share Exchange Agreement may terminate as a result.

Board Recommendation

(See “Recommendation” on page 39)	After careful consideration, the board of directors of the Company, by unanimous vote:

•	has determined that the Share Exchange Agreement and the transactions contemplated thereby, including the Exchange, are advisable, fair to and in the best interests of the Company and its stockholders;

•	has approved the Share Exchange Agreement, the Exchange and the other transactions contemplated thereby; and

•	recommends that the holders of the Company’s Class B Common Stock vote “FOR” the approval of the Exchange.

Chase Carey, a director of the Company, is the President and Chief Executive Officer of DIRECTV. Mr. Carey did not participate in the discussions of the board of directors of the Company involving the Exchange, and he did not vote on the Exchange.

Fairness Opinions

(See “Fairness Opinions” on page 41)	Goldman, Sachs & Co. (“Goldman Sachs”) and J.P. Morgan Securities Inc. (“JPMorgan”) acted as financial advisors to the Company in connection with the Exchange.

Goldman Sachs delivered its opinion to the board of directors of the Company that, as of December 22, 2006 and based upon and subject to the factors and assumptions set forth therein, the Exchange was fair from a financial point of view to the Company. The full text of the written opinion of Goldman Sachs, dated December 22, 2006, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B to this proxy statement and is incorporated herein by reference.

Goldman Sachs provided its opinion for the information and assistance of the board of directors of the Company in connection with its consideration of the Exchange. Goldman Sachs’ opinion is not a recommendation as to how any holder of the Company’s Class B Common Stock should vote with respect to the Exchange.

At the meeting of the board of directors of the Company on December 21, 2006, JPMorgan rendered its written opinion to the board of directors of the Company that, as of such date and based upon and subject to the factors and assumptions set forth in its opinion, the consideration to be received by the Company in exchange for the assets of Splitco in the Exchange was fair, from a financial point of view, to the Company. The full text of JPMorgan’s opinion dated December 21, 2006, which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached as Annex C to this proxy statement and is incorporated herein by reference.

JPMorgan provided its opinion for the information and assistance of the board of directors of the Company in connection with its consideration of the Exchange. JPMorgan’s opinion is not a recommendation as to how any holder of the Company’s Class B Common Stock should vote with respect to the Exchange.

Shares Held by Directors and Executive Officers

(See “Shares Held by Directors and Executive Officers” on page 77)

As of [RECORD DATE], 2007, the directors and executive officers of the Company beneficially owned, in the aggregate, approximately [    ]% of the shares of Company’s Class B Common Stock entitled to vote at the Special Meeting, however, as described above, the shares held by the Murdoch Interests will be disregarded for purposes of determining whether each of the Disinterested Stockholder Approval and the ASX Stockholder Approval has been obtained.

Certain U.S. Federal Income Tax Consequences

(See “Certain U.S. Federal Income Tax Consequences” on page 67)

Our stockholders, other than the Liberty Stockholders, generally will not be subject to any U.S. federal income tax as a result of the Company Restructuring and the Exchange. Further, assuming the Company Restructuring and the Exchange qualify for tax-free treatment under Section 355 and related provisions of the Internal Revenue Code of 1986, as amended (the “Code”), no gain or loss will be recognized by the Company or any of its affiliates or Liberty on the Company Restructuring or the Exchange. The Exchange is conditioned upon the receipt of private letter rulings from the IRS and opinions of the Company’s and Liberty’s tax counsel regarding such tax-free treatment.

Dissenters’ Rights of Appraisal

(See “Dissenters’ Rights of Appraisal” on page 80)	Under Delaware law, stockholders of the Company do not have the right to an appraisal of the value of their shares in connection with the Share Exchange Agreement.

Share Exchange Agreement

Conditions to the Exchange

(Page 61)

Before the Exchange can be completed, a number of conditions must be satisfied or (to the extent permitted under applicable laws) waived. These conditions include, among other conditions:

•	the ASX Stockholder Approval shall have been obtained and, with respect to the Company’s obligations to consummate the Exchange, only, the Disinterested Stockholder Approval shall have been obtained;

•	no governmental authority of competent jurisdiction located in the United States shall have enacted, issued or enforced any statute, rule, judgment, injunction or other order of any nature that prohibits, enjoins or restrains the consummation of the Exchange;

•	with respect to the Company’s obligation to consummate the Exchange, the Company and Liberty shall have received private letter rulings from the IRS and the Company shall have received an opinion from its tax counsel, in each case, regarding the tax-free treatment of the Company Restructuring and the Exchange for U.S. federal income tax purposes;

•	with respect to Liberty’s obligation to consummate the Exchange, the Company and Liberty shall have received private letter rulings from the IRS and Liberty shall have received an opinion from its tax counsel, in each case, regarding the tax-free treatment of the Exchange for U.S. federal income tax purposes;

•	any waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (“HSR Act”) applicable to the Exchange shall have expired or been terminated;

•	the consent of the Federal Communications Commission (“FCC”) to the transfer of control of Splitco and transfer of the DIRECTV Shares to Liberty (the “FCC Consent”) shall have been obtained;

•	with respect to Liberty’s obligation to consummate the Exchange, (i) the truth and accuracy of the representations and warranties of the Company in both the Share Exchange Agreement and the tax matters agreement entered into by the Company and Liberty (the “Tax Matters Agreement”), except for inaccuracies that would not have a Material Adverse Effect (as defined below) on Splitco, and (ii) performance in all material respects by the Company of its obligations under the Share Exchange Agreement and the Tax Matters Agreement;

•	with respect to the Company’s obligation to consummate the Exchange, (i) the truth and accuracy of the representations and warranties of Liberty in both the Share Exchange Agreement and the Tax Matters Agreement, except for inaccuracies that would not have a “Material Adverse Effect” (as defined below) on Liberty’s ability to consummate the Exchange, and (ii) performance in all material respects by Liberty and each of the Liberty Stockholders of their respective obligations under the Share Exchange Agreement and the Tax Matters Agreement; and

•	with respect to Liberty’s obligation to consummate the Exchange, the absence of a “Material Adverse Effect” on Splitco.

Change in Recommendation

(Page 57)

Pursuant to the Share Exchange Agreement, the board of directors of the Company may, prior to the approval of the Exchange by the stockholders of the Company, withdraw, modify or change in a manner adverse to Liberty its recommendation that the stockholders of the Company vote in favor of the Exchange (“Change in Recommendation”) if it determines that the failure to take such action could reasonably be expected to be inconsistent with the fulfillment of its fiduciary duties. In such event, and after such time, the Company shall have no obligation to solicit from its stockholders proxies in favor of the approval of the Exchange, however, the Company shall still be obligated to convene and hold the Special Meeting.

Indemnification

(Page 64)

Indemnification by the Company

Under the Share Exchange Agreement the Company will indemnify Liberty and related parties against damages arising out of or resulting from breaches of its representations, warranties, covenants and agreements in the Share Exchange Agreement. Subject to certain exceptions, the Company’s liability for indemnification with respect to damages arising out of or resulting from breaches of representations and warranties shall not exceed $75 million and the Company shall not be obligated to make any such payments except to the extent of any such damages exceeding $12 million. The representations and warranties of the Company include representations and warranties with respect to the RSN Subsidiaries and representations and warranties with respect to title to the DIRECTV Shares.

Indemnification by Liberty

Under the Share Exchange Agreement Liberty will indemnify the Company and related parties against damages arising out of or resulting from breaches of its representations, warranties, covenants and agreements in the Share Exchange Agreement. Subject to certain exceptions, Liberty’s liability for indemnification with respect to damages arising out of or resulting from breaches of representations and warranties shall not exceed $75 million and Liberty shall not be obligated to make any such payments except to the extent of any such damages exceeding $12 million.

No Solicitation

(Page 60)

Pursuant to the Share Exchange Agreement, the Company has agreed, from December 22, 2006 until the consummation of the Exchange or the earlier termination of the Share Exchange Agreement, not to, and not to authorize or permit any of its subsidiaries or any of its or their respective representatives and affiliates to solicit, or enter into any discussions regarding, any third party proposal to acquire the DIRECTV Shares or any of the RSN Subsidiaries. Liberty has agreed to corresponding obligations with respect to its Company shares.

Third Party Acquisition Proposals for DIRECTV

(Page 61)

Pursuant to the Share Exchange Agreement, the Company has agreed, in its capacity as a stockholder of DIRECTV, to take reasonable actions to cause DIRECTV not to solicit or enter into any discussions with any third party regarding a business combination or sale of all or a substantial portion of DIRECTV’s assets. In addition, the Share Exchange Agreement provides that from December 22, 2006 until the consummation of the Exchange, the Company will (i) vote its DIRECTV Shares against any proposed business combinations between DIRECTV and a third party, (ii) not solicit proxies in favor of such a transaction and (iii) not tender its

DIRECTV Shares in any third party tender offer for DIRECTV. In the event the Share Exchange Agreement is terminated by the Company or Liberty due to the failure of the Company to obtain the ASX Stockholder Approval or the Disinterested Stockholder Approval or by Liberty, due to a Change in Recommendation, the obligations of the Company described in the preceding sentence shall continue until the date that is six (6) months from the date of such termination, and, solely with respect to any transaction in respect of at least a majority of DIRECTV’s outstanding shares or all or substantially all of DIRECTV’s assets with respect to which a bona fide written proposal was publicly announced and not withdrawn prior to such termination, until the date that is twelve (12) months from the date of such termination

Standstill Arrangements

(Page 60)

The Share Exchange Agreement provides that until December 22, 2016, Liberty will not acquire any securities or assets of the Company or participate in any proxy contest involving the Company. These obligations will automatically terminate upon either the consummation of a change of control transaction involving the Company or the termination of the Share Exchange Agreement. The Share Exchange Agreement provides for corresponding obligations of the Company with respect to the securities or assets of Liberty and DIRECTV, which shall terminate with respect to each of Liberty or DIRECTV on the consummation of a change of control of the corresponding entity, and with respect to both Liberty and DIRECTV, on the termination of the Share Exchange Agreement. In addition, the obligations of the Company with respect to DIRECTV described above shall terminate upon such date as Liberty disposes of 50% or more of the DIRECTV Shares that it will acquire upon consummation of the Exchange. Concurrently with the execution of the Share Exchange Agreement, each of Dr. John C. Malone, chairman of the board of directors of Liberty, and Mr. K. Rupert Murdoch, chairman of the board of directors and Chief Executive Officer of the Company, has agreed, in separate side letters, to corresponding standstill obligations, subject to their fiduciary obligations, binding on themselves and their affiliates.

Other Arrangements

(Page 70)

The Company and Liberty and certain of their wholly-owned subsidiaries have agreed to certain affiliation, transition services, technical services and other operational arrangements between the RSN Subsidiaries and certain Fox Entertainment Group, Inc. (“Fox Entertainment”) subsidiaries following the consummation of the Exchange. In addition, the Company will enter into the DIRECTV Non-Competition Agreement (as defined below) with DIRECTV and the RSN Non-Competition Agreement (as defined below) with each of the RSN Subsidiaries and Splitco, in each case, restricting its right to compete with DIRECTV and the RSN Subsidiaries in the respective regions in which such entities operate for a period of four (4) years following the consummation of the Exchange, subject to certain exceptions, and its ability to solicit and hire executive officers or members of senior management of DIRECTV or the RSN Subsidiaries for a period of two (2) years following the consummation of the Exchange.

Termination of the Share Exchange Agreement

(Page 63)

The Share Exchange Agreement may be terminated and the Exchange and the other transactions contemplated thereby abandoned at any time prior to the consummation of such transactions and before or after approval of the Exchange by the Company’s stockholders:

•	by mutual written consent of the Company and Liberty;

•	by either the Company or Liberty:

•	if the Closing has not occurred on or before December 22, 2007, with such date to be automatically extended to March 22, 2008 under certain circumstances;

•	if the ASX Stockholder Approval is not obtained at the Special Meeting;

•	if the Disinterested Stockholder Approval is not obtained at the Special Meeting; provided that Liberty may only terminate on this basis if the Company has not waived the condition relating to the Disinterested Stockholder Approval within ten (10) business days following the Special Meeting; or

•	if there is in effect a final, non-appealable order of a governmental authority, permanently enjoining the Exchange;

•	by the Company, if there has been a breach by Liberty of any representation, warranty, covenant or agreement contained in the Share Exchange Agreement or the Tax Matters Agreement, which would result in a failure of a condition to the Exchange which either cannot be cured prior to December 22, 2007, or is not cured within forty-five (45) days after Liberty’s receipt of notice of such breach;

•	by Liberty, if there has been a breach by the Company or Splitco of any representation, warranty, covenant or agreement contained in the Share Exchange Agreement or the Tax Matters Agreement, which would result in a failure of a condition to the Exchange which either cannot be cured prior to December 22, 2007, or is not cured within forty-five (45) days after the Company’s receipt of notice of such breach;

•	by Liberty, if there shall have occurred a Material Adverse Effect on Splitco which has not been cured within thirty (30) days after the Company’s receipt of notice thereof ; or

•	by Liberty, upon a Change in Recommendation, but only during the 10 business day period following public disclosure of such Change in Recommendation.

Termination Fees

(Page 64)

Pursuant to the Share Exchange Agreement, the Company must pay to Liberty a termination fee of $100 million in cash if the Share Exchange Agreement is terminated by either the Company or Liberty due to the failure by the Company to obtain the ASX Stockholder Approval or the Disinterested Stockholder Approval, provided that the Company does not make a Change in Recommendation. The Company must pay to Liberty a termination fee of $300 million in circumstances in which the Share Exchange Agreement is terminated by Liberty following a Change in Recommendation. Please refer to the section entitled “The Share Exchange Agreement—Termination Fees” beginning on page 64 for a more detailed discussion of the termination fees described above and the circumstances under which they would become payable.

Tax Matters Agreement

(Page 68)

The Company and Liberty have entered into the Tax Matters Agreement which will govern the parties’ respective rights, responsibilities and obligations with respect to tax liabilities and benefits, the preparation and filing of tax returns, the control of audits and other tax matters.

Questions

If you have additional questions about the Exchange or other matters discussed in this proxy statement after reading this proxy statement, please contact our Investor Relations Department, at:

News Corporation

1211 Avenue of the Americas

New York, NY 10036

Attention: Investor Relations

(212) 852-7059

If you need assistance in submitting your proxy or voting your shares or need additional copies of this proxy statement or the enclosed proxy card, you should contact our proxy solicitation agent, Georgeson Inc., at:

Georgeson Inc.

17 State Street

10th floor

New York, NY 10004

Banks and Brokerage firms, please call collect (212) 440-9800

All other Shareholders, please call toll-free (800) 506-7412

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE EXCHANGE

The following questions and answers address briefly some commonly asked questions you may have regarding the Special Meeting and the Exchange. These questions and answers may not address all questions that may be important to you as a stockholder of the Company. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement. You may obtain a copy of the documents to which we have referred you without charge by following the instructions in the section entitled “Incorporation of Certain Documents by Reference.” See also “Where You Can Find Additional Information” beginning on page 19.

Q:	Why am I receiving this proxy statement?

A:	The Company is furnishing this proxy statement in connection with the solicitation by the board of directors of the Company of proxies for use at the Special Meeting to be held on [ ], 2007 or at any adjournment thereof, at which holders of the Company’s Class B Common Stock are entitled to vote. The holders of the Company’s Class A Common Stock are receiving this proxy statement for informational purposes only.

Q:	When and where is the Special Meeting?

A:	The Special Meeting will be held at [ ] [Local Time], on [day of week], [ ], 2007 at [ ].

Q:	What are holders of the Company’s Class B Common Stock being asked to vote on?

A:	You are being asked to vote on the following matters:

(1)	the approval of the Exchange; and

(2)	the adjournment or postponement of the meeting, if necessary or appropriate, to solicit additional proxies for approval of the Exchange if there are insufficient votes at the time of the Special Meeting to approve the Exchange.

The “Exchange” is the exchange of 324,637,067 shares of the Company’s Class A Common Stock and 188,000,000 shares of the Company’s Class B Common Stock, in each case, owned by the Liberty Stockholders for all of the issued and outstanding shares of Splitco pursuant to the Share Exchange Agreement and subject to the terms and conditions contained therein. Prior to the Exchange, the Company will transfer to Splitco (i) all of the shares of common stock of DIRECTV held by the Company and its subsidiaries as of such date, (ii) all ownership interests in the RSN Subsidiaries, and (iii) cash in an amount equal to $550 million, subject to adjustment based on the working capital of the RSN Subsidiaries. Upon the consummation of the Exchange, Splitco will become a wholly-owned subsidiary of Liberty.

Q:	What are the benefits of the Exchange?

A:	The Exchange is intended to achieve important business objectives of the Company, including: (i) enabling the Company’s management to focus greater attention on core operating assets; (ii) eliminating the distraction and uncertainty of having Liberty as a stockholder of the Company; and (iii) increasing the value of the Company’s stock so that the Company’s stock may be used for acquisition purposes and to more efficiently and effectively compensate certain of its employees. See “Reasons for the Exchange” beginning on page 35 for a more detailed discussion of the benefits to the Company of consummating the Exchange.

In addition, the Company believes that, as the Exchange presents an opportunity to dispose of the DIRECTV Shares in a tax-free manner at an attractive valuation and simultaneously redeem a substantial number of the Company’s shares without the premium customary in substantial stock redemption transactions, consummation of the Exchange will provide a significant economic benefit to the Company.

Q:	What are the effects of the Exchange on the Company?

A:	If the Exchange is consummated, all of the shares of the Company owned by Liberty will cease to be outstanding. As a result, the voting percentage of existing holders of the Company’s Class B Common Stock, including the Murdoch Interests, will increase proportionately. Also, as a result of the Exchange, among other things, the Company will cease to own the DIRECTV Shares and the RSN Subsidiaries.

In addition, if the Exchange is consummated, the Company intends to redeem the rights issued under the Company’s Amended and Restated Stockholder Rights Plan and the board of directors of the Company will consider eliminating the Company’s classified board structure. See “Background and Recommendation—Effects of the Exchange” beginning on page 39.

Q:	How does the Company’s board of directors recommend that I vote on the proposals?

A:	Our board of directors unanimously recommends that you vote:

(1)	“FOR” the proposal to approve Exchange; and

(2)	“FOR” the adjournment or postponement of the meeting, if necessary or appropriate, to solicit additional proxies for approval of the Exchange.

Q:	Why are we asking for stockholder approval?

A:	The ASX Rules, to which we are subject because shares of our Class A and Class B Common Stock are listed on the Australian Securities Exchange, require us to obtain approval from our stockholders for the Exchange. In addition, the Company negotiated to include the Disinterested Stockholder Approval as a condition to the consummation of the Exchange to insure that the Company’s stockholders, other than the Murdoch Interests and Liberty, will have the opportunity to express, separately and independently, their determination with respect to the Exchange.

Q:	What vote of the stockholders is required to approve the Exchange?

A:	Pursuant to the Share Exchange Agreement, the Company’s obligation to consummate the Exchange is conditioned upon approval of the Exchange by the affirmative vote of a majority of the votes cast, in person or by proxy, by holders of shares of the Company’s Class B Common Stock as of [RECORD DATE], 2007, other than Liberty, the Liberty Stockholders or their respective Associates (as defined under the ASX Rules) and the Murdoch Interests (the “Disinterested Stockholder Approval”).

In addition, pursuant to the ASX Rules, the Exchange must be approved by the affirmative vote of a majority of the votes cast in person or by proxy, by holders of shares of the Company’s Class B Common Stock as of [RECORD DATE], 2007, other than Liberty, the Liberty Stockholders or their respective Associates (as defined under the ASX Rules).

Since the Murdoch Interests have given Liberty their Irrevocable Proxy to vote in favor of the Exchange, the Murdoch Interests are deemed to be Associates of Liberty under the ASX Rules and, as such, their shares will not be counted in determining whether the ASX Stockholder Approval has been obtained. As a result, the ASX Stockholder Approval and the Disinterested Stockholder Approval will each be determined by the outcome of the vote at the Special Meeting of the holders of shares of the Company’s Class B Common Stock as of [RECORD DATE], 2007, other than Liberty, the Liberty Stockholders, their respective Associates and the Murdoch Interests.

Q:	What vote of the stockholders is required to adjourn or postpone the Special Meeting?

A:	Whether or not a quorum exists, holders of a majority of the shares of the Company’s Class B Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote thereat may adjourn or postpone the Special Meeting.

Q:	Who is entitled to vote?

A:	Only stockholders of record of the Company’s Class B Common Stock at the close of business on [RECORD DATE], 2007 are entitled to vote at the Special Meeting and any adjournment or postponement thereof. Holders of the Company’s Class A Common Stock are not entitled to vote on the matters to be presented at the Special Meeting. If you are the holder of record of your shares of the Company’s Class B Common Stock you may vote your shares in person at the Special Meeting or by completing, properly signing and returning a proxy card to the Company or through telephone and internet voting, each as described below. Please note, however, that if your shares of Class B Common Stock are held of record by a broker, bank or other nominee and you wish to vote in person at the Special Meeting, you must obtain a proxy issued in your name from such broker, bank or other nominee. As of the close of business on [RECORD DATE], there were [ ] shares of the Company’s Class B Common Stock outstanding held by approximately [ ] holders of record.

Q:	If I am a holder of record, what do I need to do in order to vote on the proposals?

A:	If you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you direct. Properly executed proxies that do not contain voting instructions will be voted “FOR” the Exchange and “FOR” the adjournment or postponement of the Special Meeting, if necessary to solicit additional proxies for approval of the Exchange.

Telephone and Internet voting is also available 24 hours a day through [time] on [date]. If you are located in the United States or Canada, you can vote your shares by calling toll-free 1-800-652-VOTE (8683). You can also vote your shares by Internet at http://www.investorvote.com. Both the telephone and Internet voting systems have easy to follow instructions on how you may vote your shares and allow you to confirm that the system has properly recorded your vote. If you vote by telephone or Internet, you do not need to return your proxy card to the Company.

Q:	If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A:	Your broker will not be able to vote your shares without specific instructions from you. You should instruct your broker, bank or nominee to vote your shares following the procedure provided by your broker, bank or nominee. Please check your proxy card or contact your broker, bank or nominee to determine whether you will be able to vote by telephone or Internet. A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers Internet and telephone voting options.

Q:	How do I vote if I hold CHESS Depositary Instruments?

A:	If you hold CHESS Depositary Instruments as of [RECORD DATE], you should complete and return the enclosed voting instructions card to CHESS, by 5:00 p.m. (Australian Eastern Time) on [date].

Q:	How can I revoke or change my vote?

A:	If you are a holder of the Company’s Class B Common Stock entitled to vote at the Special Meeting, you have the right to change or revoke your proxy at any time before the vote taken at the Special Meeting:

•	if you hold your shares in your name as a stockholder of record, by notifying our Corporate Secretary, Laura A. O’Leary, at 1211 Avenue of the Americas, New York, NY 10036;

•	by attending the Special Meeting and voting in person (your attendance at the Special Meeting will not, by itself, revoke your proxy; you must vote in person at the Special Meeting);

•	by submitting a later-dated proxy card;

•	if you voted by telephone or the Internet, by voting a second time by telephone or Internet; or

•	if you have instructed a broker, bank or other nominee to vote your shares, by following the directions received from your broker, bank or other nominee to change those instructions.

CDI holders may change or revoke prior voting instructions by submitting a later-dated CDI voting instruction form before 5:00 p.m. (Australian Eastern Time) on [DATE].

Q:	Who will bear the cost of this solicitation?

A:	The expenses of preparing, printing and mailing this proxy statement and the proxies solicited hereby will be borne by the Company. Additional solicitation may be made by telephone, facsimile or other contact by certain directors, officers, employees or agents of the Company, none of whom will receive additional compensation therefore. In addition, the Company has engaged Georgeson Inc. (“Georgeson”) to assist in the solicitation of proxies for the Special Meeting. The Company will, upon request, reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses for forwarding material to the beneficial owners of shares held of record by others.

Q:	Will a proxy solicitor be used?

A:	Yes. The Company has engaged Georgeson to assist in the solicitation of proxies for the Special Meeting and the Company estimates that it will pay Georgeson a fee of approximately $40,000. The Company has also agreed to reimburse Georgeson for reasonable administrative and out-of-pocket expenses incurred in connection with the proxy solicitation and indemnify Georgeson against certain losses, costs and expenses.

Q:	Do I have appraisal rights if I oppose the Exchange?

A:	No. Under Delaware law, stockholders do not have the right to an appraisal of the value of their shares in connection with the Exchange.

Q:	What will happen if the Exchange is not approved?

A:	The Company will not be able to complete the Exchange. If the Exchange is not approved by the stockholders of the Company or if the Exchange is not completed for any other reason, the Company will retain (i) all of the shares of common stock of DIRECTV held by the Company and its subsidiaries, (ii) all ownership interests in the RSN Subsidiaries, and (iii) the cash that would otherwise have been contributed to Splitco. Also, Liberty will retain all of the shares of the Company’s Class A and Class B Common Stock currently held by it. In addition, under specified circumstances, the Company will be required to pay Liberty certain termination fees as described under the caption “The Share Exchange Agreement—Termination Fees.” Furthermore, the Company will be subject to certain restrictions on its actions in connection with third party acquisition proposals for DIRECTV for a period of time following the termination of the Share Exchange Agreement. In addition, the standstill obligations of each of Liberty and the Company under the Share Exchange Agreement, and Mr. Murdoch and Dr. Malone under their respective side letters, will cease to be in effect. Furthermore, the rights issued under the Company’s stockholder rights plan will not be redeemed by the Company, and the stockholder rights plan will remain in place, subject to the terms of the settlement of the stockholder litigation relating to the stockholder rights plan (for a more detailed description of the Company’s stockholder rights plan or the litigation relating thereto, see “Background and Recommendation” below).

Q:	What are the expected tax consequences of the Exchange?

A:

Our stockholders, other than the Liberty Stockholders, generally will not be subject to any U.S. federal income tax as a result of the Company Restructuring and the Exchange. Further, assuming the Company Restructuring and the Exchange qualify for tax-free treatment under Section 355 and related provisions of the Code, no gain or loss will be recognized by the Company or any of its affiliates or the Liberty

Stockholders on the Company Restructuring or the Exchange. The Exchange is conditioned upon (i) the Company’s receipt of private letter rulings from the IRS substantially to the effect that, for U.S. federal income tax purposes, no gain or loss will be recognized by the Company or any of its affiliates on the Company Restructuring or the Exchange pursuant to Section 355 and related provisions of the Code and (ii) Liberty’s receipt of private letter rulings from the IRS substantially to the effect that, for U.S. federal income tax purposes, no gain or loss will be recognized by the Liberty Stockholders on the Exchange pursuant to Section 355 and related provisions of the Code. The Exchange is also conditioned upon (i) the receipt by the Company of the opinion of its tax counsel substantially to the effect that, for U.S. federal income tax purposes, no gain or loss will be recognized by the Company or any of its affiliates on the Company Restructuring or the Exchange pursuant to Section 355 and related provisions of the Code and (ii) the receipt by Liberty of the opinion of its tax counsel substantially to the effect that, for U.S. federal income tax purposes, no gain or loss will be recognized by the Liberty Stockholders on the Exchange pursuant to Section 355 and related provisions of the Code. Certain U.S. federal income tax consequences of the Company Restructuring and the Exchange are described in more detail in “Certain U.S. Federal Income Tax Consequences.”

Q:	Who can answer other questions I may have?

A:	If you have any questions concerning the proposal or the Special Meeting please contact our Investor Relations Department at News Corporation, 1211 Avenue of the Americas, New York, NY 10036, Attention: Investor Relations (telephone number (212) 852-7059). If you would like additional copies of the proxy statement, please contact our proxy solicitor, Georgeson Inc., at 17 State Street, 10th floor, New York, NY 10004. Banks and brokerage firms, please call collect (212) 440-9800. All other shareholders, please call toll-free (800) 506-7412

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement, and the documents incorporated by reference in this proxy statement, include statements that constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included in this proxy statement that address activities, events or developments that we expect or anticipate will or may occur in the future, or that include the words “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “plans,” “intends,” “anticipates,” “continues,” “forecasts,” “designed,” “goal,” or the negative of those words or other comparable words are intended to identify forward-looking statements.

These statements appear in a number of places in this proxy statement and the documents incorporated by reference in this proxy statement and are based on certain assumptions and analyses made in light of our experience and perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances. These forward-looking statements are subject to risks, uncertainties and assumptions about the Company and its subsidiaries and businesses, and are not guarantees of performance. Other important factors that could affect the future results of the Company and cause those results or other outcomes to differ materially from those expressed in the forward-looking statements include:

•	the occurrence of any event, change or other circumstance that could give rise to the termination of the Share Exchange Agreement;

•	the outcome of any legal proceedings that have been or may be instituted against the Company, Liberty and others relating to the Share Exchange Agreement;

•	the inability to complete the Exchange due to the failure to obtain the ASX Stockholder Approval or the Disinterested Shareholder Approval or the failure to satisfy other conditions to the consummation of the Exchange;

•	the failure of the Exchange to close for any other reason;

•	deterioration in worldwide economic and business conditions;

•	rapidly changing technology challenging the Company’s businesses’ ability to adapt successfully;

•	exposure to fluctuations in currency exchange rates;

•	significant changes in the Company’s assumptions about customer acceptance, overall market penetration and competition from providers of alternative products and services;

•	unexpected challenges created by legislative and regulatory developments;

•	changes in the Company’s business strategy and development plans;

•	the military activity in Iraq, the outbreak or escalation of hostilities between the United States and any foreign power or territory and changes in international political conditions as a result of these events may continue to affect the United States and the global economy and may increase other risks; and

•	other risks described from time to time in periodic reports that the Company files with the Securities and Exchange Commission, which we refer to as the SEC.

Because the above factors could cause actual results or outcomes to differ materially from those expressed in any forward-looking statement made by the Company, you should not place undue reliance on any forward-looking statement. Further, any forward-looking statement speaks only as of the date on which it is made, and it should not be assumed that the statements made herein remain accurate as of any future date. The Company undertakes no obligation to publicly update or revise any forward-looking statement or update or revise the reasons that actual results or outcomes could materially differ from those anticipated in each forward-looking statements, except as required by law. Readers should carefully review the other documents filed by the Company with the SEC.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Each of the Company and DIRECTV is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, and files reports and other information with the SEC.

We urge you to read all such reports and information filed by DIRECTV because they contain important business and financial information about DIRECTV. Such reports include the following reports filed or furnished by DIRECTV pursuant to the Exchange Act: the DIRECTV Annual Report on Form 10-K, filed March 10, 2006, the DIRECTV Quarterly Reports on Form 10-Q, filed May 8, 2006, August 8, 2006 and November 9, 2006, the DIRECTV Current Reports on Form 8-K, furnished on May 4, 2006, August 8, 2006 and November 8, 2006, and the DIRECTV Definitive Proxy Statement on Form 14A filed with the SEC on April 28, 2006.

You may read and copy information filed by the Company and DIRECTV at the Public Reference Room of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549. You may also obtain copies of all or any part of such material by mail from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. For more information about the operation of the Public Reference Room, call the SEC at 1-800-SEC-0330. The SEC also maintains a web site that contains reports and other information about issuers who file electronically with the SEC. The Internet address of the site is http://www.sec.gov. Some, but not all, of the Company’s and DIRECTV’s publicly filed information is available through the SEC’s web site. You may also obtain certain of these documents filed by the Company at the Company’s website at http://www.newscorp.com and certain of these documents filed by DIRECTV at DIRECTV’s website at http://www.directv.com. We are not incorporating the contents of the websites of the SEC, the Company, DIRECTV or any other person into this document. We are only providing information about how you may obtain certain documents that are incorporated into this document by reference at these websites. Reports and other information concerning the Company and DIRECTV may also be inspected at the offices of the New York Stock Exchange, Inc. (the “NYSE”) at 20 Broad Street, New York, New York 10005.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows the Company to “incorporate by reference” information into this proxy statement, which means important information may be disclosed to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information contained directly in this proxy statement. This proxy statement incorporates by reference the documents set forth below that the Company has previously filed with the SEC. These documents contain important information about the Company and its subsidiaries and their respective finances.

The Company has filed with the SEC, pursuant to the Exchange Act, its Annual Report on Form 10-K, filed August 23, 2006, Quarterly Report on From 10-Q, filed November 9, 2006, Current Reports on Form 8-K, filed September 7, 2006, September 12, 2006, October 26, 2006, December 14, 2006, December 20, 2006, December 26, 2006, January 4, 2007 and February 1, 2007, and Definitive Proxy Statement on Form 14A filed with the SEC on September 7, 2006 and December 26, 2006.

Reports and other information filed by the Company with the SEC following the date hereof and prior to the termination of the Exchange, including the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Proxy Statements and materials on Schedule 14A of the Company, shall be deemed to be incorporated by reference herein. Statements contained in this document as to the contents of any contract or other document referred to in such document are not necessarily complete and, in each instance, reference is made to the copy of such contract or other document filed with the SEC, each such statement being qualified in all respects by such reference.

We will provide to you upon written or oral request, without charge, a copy of any and all of the information incorporated by reference in this prospectus (excluding exhibits to such information unless such exhibits are specifically incorporated by reference therein). Requests for copies of such information should be directed to: News Corporation, 1211 Avenue of the Americas, New York, NY 10036, Attention: Investor Relations (telephone number (212) 852-7059).

THE PARTIES TO THE SHARE EXCHANGE AGREEMENT

News Corporation

News Corporation, a Delaware corporation, is a diversified entertainment company with operations in eight industry segments, including (i) Filmed Entertainment, (ii) Television, (iii) Cable Network Programming, (iv) Direct Broadcast Satellite Television, (v) Magazines and Inserts, (vi) Newspapers, (vii) Book Publishing and (viii) Other. The activities of News Corporation are conducted principally in the United States, the United Kingdom, Continental Europe, Australia, Asia and the Pacific Basin.

Liberty Media Corporation

Liberty Media Corporation, a Delaware corporation, is a holding company which, through its ownership of interests in subsidiaries and other companies, is primarily engaged in the electronic retailing, media, communications and entertainment industries. Through its subsidiaries, it operates in the United States, Europe and Asia. Its principal assets include interests in QVC, Inc., Starz Entertainment Group LLC, IAC/InterActiveCorp, Expedia, Inc. and News Corporation.

Greenlady Corp.

Greenlady Corp. is a Delaware corporation and a wholly-owned subsidiary of the Company. Pursuant to the Company Restructuring, and as more fully described in this proxy statement, the Company and certain of its subsidiaries will contribute to Splitco the RSN Subsidiaries, the DIRECTV Shares and approximately $550 million in cash, subject to adjustment based on the working capital of the RSN Subsidiaries. Immediately prior to the Exchange, the Company will hold all of the outstanding shares of capital stock of Splitco.

RSN Subsidiaries

Fox Sports Net Northwest, LLC

Fox Sports Net Northwest, LLC (“FSN Northwest”) is a regional sports network that provides sports programming to cable and satellite customers in Washington, Oregon, Alaska and parts of western Montana and northern Idaho. FSN Northwest has rights to telecast games of local teams, including Seattle SuperSonics (NBA), Portland Trail Blazers (NBA), Seattle Mariners (MLB) and certain members of the Pac-10 conference. FSN Northwest also telecasts national programming provided by Fox Sports Net, including live events, studio shows and original programming.

Fox Sports Net Pittsburgh, LLC

Fox Sports Net Pittsburgh, LLC (“FSN Pittsburgh”) is a regional sports network that provides sports programming to cable and satellite customers in Pennsylvania and portions of Maryland, New York, Ohio and West Virginia. FSN Pittsburgh has rights to telecast games of local teams, including Pittsburgh Penguins (NHL), Pittsburgh Pirates (MLB), University of Pittsburgh, Marshall University and West Virginia University. FSN Pittsburgh also telecasts national programming provided by Fox Sports Net, including live events, studio shows and original programming.

Fox Sports Net Rocky Mountain, LLC

Fox Sports Net Rocky Mountain, LLC (“FSN Rocky Mountain”) is a regional sports network that provides sports programming to cable and satellite customers in Colorado, Wyoming, Utah and portions of Montana, Idaho, Nevada and Nebraska. FSN Rocky Mountain has rights to telecast games of local teams, including Colorado Rockies (MLB), Utah Jazz (NBA) and the University of Colorado. FSN Rocky Mountain also telecasts national programming provided by Fox Sports Net, including live events, studio shows and original programming.

DIRECTV

DIRECTV is the largest provider of direct-to-home satellite television services and the second largest multichannel video programming distributor provider in the United States, in each case based on the number of subscribers. Through its subsidiaries and affiliated companies in the United States, Brazil, Mexico and other countries in Latin America, DIRECTV provides digital television service to more than 15.6 million customers in the United States and more than 4 million customers in Latin America. As of February 2, 2007, the Company owns through a wholly-owned subsidiary 470,420,752 shares of DIRECTV common stock, representing approximately 38% of the DIRECTV aggregate common stock outstanding. The following members of the board of directors of the Company also serve as members of the board of directors of DIRECTV: Messrs. K. Rupert Murdoch, Chase Carey (President and Chief Executive Officer of DIRECTV), David DeVoe and Peter Chernin. Immediately prior to consummation of the Exchange, Messrs. Murdoch, DeVoe and Chernin will resign from the board of directors of DIRECTV. For more information regarding DIRECTV, please refer to the reports and information filed by DIRECTV with the SEC referred to in “Where You Can Find Additional Information” on page 19.

INFORMATION ABOUT THE SPECIAL MEETING

The Company is mailing this proxy statement on or about [                    ], 2007 to holders of record of the Company’s Class B Common Stock on [RECORD DATE], 2007 in connection with the board of directors’ solicitation of proxies for use at a special meeting of holders of the Company’s Class B Common Stock and at any adjournment thereof, which we refer to as the “Special Meeting”. The Special Meeting will be held at [        ] [Local Time], on [day of week], [                    ], 2007 at [                    ]. The notice of the Special Meeting and a voting card accompany this proxy statement.

Brokers, dealers, banks, voting trustees, other custodians and their nominees are asked to forward this notice and proxy statement and the voting card to the beneficial owners of the Company’s Class B Common Stock held of record by them. Upon request, the Company will reimburse them for their reasonable expenses in completing the mailing of the materials to beneficial owners of our Class B Common Stock.

While all of the Company’s stockholders and all holders of the Company’s CDIs are invited to attend the Special Meeting, only stockholders of record of the Company’s Class B Common Stock at the close of business on [RECORD DATE], 2007 are entitled to vote at the Special Meeting and any adjournment or postponement thereof. Holders of the Company’s Class A Common Stock are receiving this proxy statement for informational purposes only and are not entitled to vote on the matters to be presented at the Special Meeting. If you are the holder of record of your shares of the Company’s Class B Common Stock you may vote your shares in person at the Special Meeting or by completing, properly signing and returning a proxy card to the Company or through telephone and Internet voting, each as described below. Please note, however, that if your shares of Class B Common Stock are held of record by a broker, bank or other nominee and you wish to vote in person at the Special Meeting, you must obtain a proxy issued in your name from such broker, bank or other nominee. As of the close of business on [RECORD DATE], 2007 there were [            ] shares of the Company’s Class B Common Stock outstanding held by approximately [            ] holders of record. A list of the stockholders of record of the Company’s Class B Common Stock as of close of business on [RECORD DATE], 2007 will be available at the Special Meeting and at the Company’s principal executive offices during the ten (10) days prior to the Special Meeting.

At the Special Meeting, stockholders will consider and vote upon (i) the approval of the Exchange; and (ii) the adjournment or postponement of the meeting, if necessary or appropriate, to solicit additional proxies for approval of the Exchange if there are insufficient votes at the time of the Special Meeting to approve the Exchange. These matters have been proposed by our board of directors. No other matters will be presented or voted on at the Special Meeting.

VOTING

Quorum. In order for the Company to conduct the Special Meeting, a majority of the holders of Class B Common Stock outstanding as of [                    ], 2007, must be present in person or represented by proxy at the Special Meeting. Abstentions and “broker non-votes” will be counted for purposes of establishing a quorum at the Special Meeting. A “broker non-vote” occurs when you do not give your broker or nominee instructions on how to vote your shares of Class B Common Stock. Although the shares owned by the Murdoch Interests, Liberty and other Associates of Liberty will not be counted in determining whether the ASX Stockholder Approval has been obtained, such shares, if present, will be counted for quorum purposes at the Special Meeting. The Irrevocable Proxy will automatically terminate if Liberty should fail to appear in person at the Special Meeting and vote such shares.

Tabulation of Votes. Each holder of the Company’s Class B Common Stock may cast one vote for each share held by such stockholder on [RECORD DATE], 2007 on all matters to be voted on at the Special Meeting. The percentage of shares required to be voted for a proposal depends on the proposal. Pursuant to the Share Exchange Agreement, the consummation of the Exchange is conditioned upon the Disinterested Stockholder Approval and the ASX Stockholder Approval. Whether or not a quorum exists, holders of a majority of the shares of the Company’s Class B Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote thereat may adjourn the Special Meeting. The percentage of shares that have been affirmatively voted for a proposal is determined by dividing the affirmative votes by the total number of votes cast, in person or by proxy, for such proposal by holders of Class B Common Stock outstanding as of [RECORD DATE], 2007. The ASX Stockholder Approval and the Disinterested Stockholder Approval will each be determined by the outcome of the vote at the Special Meeting of the holders of shares of the Company’s Class B Common Stock as of [RECORD DATE], 2007, other than Liberty, the Liberty Stockholders, their respective Associates and the Murdoch Interests.

Required Disclosure for the Purpose of the ASX Listing Rules

Voting Exclusion Statement. In accordance with the ASX Rules, the following voting exclusions will be observed:

•	The Company will disregard any votes cast in respect to Proposal 1 by Liberty or any Associate of Liberty, which will include the Murdoch Interests by virtue of a proxy given to Liberty; provided, however that the Company will not disregard (i) votes cast by any person as a proxy for any other person who is entitled to vote with respect to the approval of the Exchange and whose votes will not be disregarded under the ASX Rules, which votes are cast in accordance with the directions on the relevant proxy form; and (ii) votes cast by any person chairing the Special Meeting as a proxy for any other person who is entitled to vote with respect to the approval of the Exchange and whose votes will not be disregarded under the ASX Rules, which votes are cast in accordance with the direction on the relevant proxy form as the proxy decides.

How Stockholders Vote. If you are a holder of record and you complete and properly sign the accompanying proxy card and return it to the Company, it will be voted as you direct. Properly executed proxies that do not contain voting instructions will be voted “FOR” the approval of the Exchange and postponement of adjournment of the Special Meeting. Telephone and Internet voting is also available 24 hours a day through [time] on [date]. If you are located in the United States or Canada, you can vote your shares by calling toll-free 1-800-652-VOTE (8683). You can also vote your shares by Internet at [www.investorvote.com]. If you vote by telephone or Internet, you do not need to return your proxy card to the Company.

If you hold shares of the Company’s Class B Common Stock in “street name” through a broker, bank or other nominee, under the rules of the NYSE your broker, bank or other nominee may not vote on the proposals to be voted on at the Special Meeting without your specific instructions because the proposals are not considered to be “routine” matters. Without your voting instructions on these items, a broker non-vote will occur. The

Company counts broker non-votes for quorum purposes, but does not count broker non-votes (or abstentions) as votes “FOR” or “AGAINST” any proposal or as a vote cast on any such proposal.

Holders of Class B CDIs exchangeable for the Company’s Class B Common Stock have a right to direct CHESS, the legal holder of the CDIs, on how it should vote with respect to the proposals described in this proxy statement. Holders of Class B CDIs must provide their duly executed directions, via an enclosed voting instructions card, to CHESS by 5:00 p.m. (Australian Eastern Time) on [date].

Revoking Proxy Authorizations or Instructions. If you are a holder of the Company’s Class B Common Stock entitled to vote at the Special Meeting, you have the right to change or revoke your proxy at any time before the vote taken at the Special Meeting:

•	if you hold your shares in your name as a stockholder of record, by notifying our Corporate Secretary, Laura A. O’Leary, at 1211 Avenue of the Americas, New York, NY 10036;

•	by attending the Special Meeting and voting in person (your attendance at the Special Meeting will not, by itself, revoke your proxy; you must vote in person at the Special Meeting);

•	by submitting a later-dated proxy card;

•	if you voted by telephone or the Internet, by voting a second time by telephone or Internet; or

•	if you have instructed a broker, bank or other nominee to vote your shares, by following the directions received from your broker, bank or other nominee to change those instructions.

CDI holders may change or revoke prior voting instructions by submitting a later-dated CDI voting instruction form before 5:00 p.m. (Australian Eastern Time) on [DATE].

Solicitation of Proxies. The expenses of preparing, printing and mailing this proxy statement and the proxies solicited hereby will be borne by the Company. Additional solicitation may be made by telephone, facsimile or other contact by certain directors, officers, employees or agents of the Company, none of whom will receive additional compensation therefore. In addition, the Company has engaged Georgeson to assist in the solicitation of proxies for the Special Meeting. Georgeson may solicit proxies from individuals, banks, brokers, custodians, nominees, other institutional holders and other fiduciaries. The Company has agreed to reimburse Georgeson for its reasonable administrative and out-of-pocket expenses, to indemnify it against certain losses, costs and expenses, and to pay it customary fees in connection with the proxy solicitation.

Attendance and Voting in Person at the Special Meeting. Attendance at the Special Meeting is limited to holders of the Company’s Class A Common Stock, Class B Common Stock and CDIs as of [RECORD DATE], 2007 or their properly appointed proxies and invited guests of the Company.

Only holders of record of the Company’s Class B Common Stock as of [RECORD DATE], 2007 and holders of proxies for the Company’s Class B Common Stock will be entitled to vote in person at the Special Meeting.

SELECTED HISTORICAL FINANCIAL DATA OF NEWS CORPORATION

We derived the unaudited financial information presented for the Company as of, and for, the six-month periods ended December 31, 2005 and 2006 from the Company’s Quarterly Report on Form 10-Q filed [                    ], 2007, reporting results for the quarterly period ended December 31, 2006. The selected historical financial information for the fiscal years 2002 through 2006 was derived from the Audited Consolidated Financial Statements of the Company contained in its Annual Report on Form 10-K, filed on August 23, 2006.

You should read the financial information with respect to the Company in conjunction with the historical consolidated financial statements and related notes contained in the annual, quarterly and other reports filed by the Company with the SEC, which we have incorporated by reference into this proxy statement. See “Where You Can Find Additional Information” beginning on page 19 and “ Incorporation of Certain Documents by Reference” beginning on page 20.

	FOR THE SIX MONTHS ENDED DECEMBER 31,(2)		FOR THE FISCAL YEARS ENDED JUNE 30,(1)
	2006	2005	2006	2005	2004	2003(3)	2002(4)
	(in millions, except per share data)
Statement of Operations Data:
Revenues			$25,327	$23,859	$20,802	$17,380	$15,070
Operating income			3,868	3,564	2,931	2,380	176
Income (loss) from continuing operations			2,812	2,128	1,533	822	(7,629)
Net income (loss)			2,314	2,128	1,533	822	(7,691)

Basic income (loss) from continuing operations per share:(5)(6)
Class A			$0.92	$0.74	$0.58	$0.33	$(3.32)
Class B			$0.77	$0.62	$0.49	$0.28	$(2.77)

Diluted income (loss) from continuing operations per share:(5)(6)
Class A			$0.92	$0.73	$0.58	$0.33	$(3.32)
Class B			$0.77	$0.61	$0.48	$0.28	$(2.77)

Basic earnings (loss) per share:(5)(6)
Class A			$0.76	$0.74	$0.58	$0.33	$(3.35)
Class B			$0.63	$0.62	$0.49	$0.28	$(2.79)

Diluted earnings (loss) per share:(5)(6)
Class A			$0.76	$0.73	$0.58	$0.33	$(3.35)
Class B			$0.63	$0.61	$0.48	$0.28	$(2.79)

Cash dividend declared per share:(5)(6)
Class A			$0.13	$0.10	$0.10	$0.09	$0.08
Class B			$0.13	$0.04	$0.04	$0.04	$0.03

	AS OF DECEMBER 31, 2006	AS OF JUNE 30,
		2006	2005	2004	2003	2002
		(in millions)
Balance Sheet Data:
Cash and cash equivalents	$	$5,783	$6,470	$4,051	$4,477	$3,574
Total assets		56,649	54,692	48,343	42,149	36,898
Borrowings and perpetual preference shares(7)		11,427	10,999	10,509	10,003	9,840

(1)	See Notes 3, 6 and 8 to the Consolidated Financial Statements of the Company contained in its Annual Report on Form 10-K, filed August 23, 2006 for information with respect to significant acquisitions, disposals, change in accounting and other transactions during fiscal years 2006, 2005 and 2004.
(2)	See Notes [2, 5 and 6] to the Unaudited Consolidated Financial Statements of the Company contained in its Quarterly Report on Form 10-Q, for the period ended December 31, 2006, filed [ ], 2007 for information with respect to significant acquisitions, disposals, change in accounting and other transactions during the six (6) months ended December 31, 2006 and 2005.
(3)	Fiscal 2003 results include the Company’s acquisition of WPWR-TV for approximately $425 million. Fiscal 2003 results also include the Company’s acquisition of 80% of Telepiu, S.p.A. (“Telepiu”) for approximately $874 million. Telepiu was merged with Stream S.p.A., (“Stream”) and the combined platform was renamed SKY Italia. As a result of the acquisition, commencing April 30, 2003, the Company ceased to equity account its share of Stream’s results.
(4)	Fiscal 2002 results include the Company’s $6.1 billion write-down of Gemstar-TV Guide and the $958 million Other operating charge for the write-down of the Company’s national and international sports contracts. Fiscal 2002 results also include the Company’s acquisition of Chris-Craft Industries, Inc. for approximately $5 billion ($2 billion in cash and $3 billion in the Company’s Class A Common Stock) and the sale of its interest in Fox Family Worldwide to The Walt Disney Company for total consideration of approximately $1.6 billion, which resulted in a pre-tax gain of approximately $1.3 billion.
(5)	Basic and diluted income (loss) from continuing operations per share and basic and diluted earnings (loss) per share and cash dividend per share reflect per share amounts based on the adjusted share amounts to reflect the November 12, 2004 one-for-two share exchange in the reincorporation of the Company.
(6)	Class A non-voting shares carry rights to a greater dividend than Class B voting shares through fiscal year 2007. As such, net income available to the Company’s common stockholders is allocated between its two classes of common stock, Class A Common Stock and Class B Common Stock. The allocation between classes was based upon the two-class method. See Notes 2 and 20 to the Consolidated Financial Statements of the Company contained in its Form 10-K, filed August 23, 2006 for further discussion. Subsequent to the final fiscal year 2007 dividend payment, Class A Common Stock will cease to carry any rights to a greater dividend than Class B Common Stock. As such, earnings (loss) per share based on the total weighted average shares outstanding (Class A Common Stock and Class B Common Stock combined) are as follows:

	FOR THE SIX MONTHS ENDED DECEMBER 31,		FOR THE FISCAL YEARS ENDED JUNE 30,
	2006	2005	2006	2005 (a)	2004	2003	2002
Diluted earnings (loss) per share	$	$	$0.72	$0.69	$0.54	$0.31	$(3.12)

(a)	In March 2005, the Company’s acquisition of the interest of Fox Entertainment that it did not already own was completed and a total of 357 million Class A shares were issued as consideration.

(7)	Each fiscal year presented prior to June 30, 2005 includes $345 million of perpetual preference shares outstanding, which were redeemed at par by the Company in November 2004.

BACKGROUND AND RECOMMENDATION

Background; Rationale for the Exchange

On December 22, 2003, the Company acquired 470,420,752 shares of DIRECTV common stock, representing approximately 34% of DIRECTV’s then outstanding common stock. Upon the closing of such acquisition, Messrs. K. R. Murdoch, Carey, DeVoe and Chernin, each a member of the board of directors of the Company, became members of the board of directors of DIRECTV, with Mr. Carey being appointed President and Chief Executive Officer of DIRECTV. At such time, the board of directors of DIRECTV consisted of 11 members.

In early 2004, News Holdings Limited (formerly known as The News Corporation Limited) (“TNCL”), a South Australian company publicly traded on the Australian Securities Exchange, determined to establish the Company, a new publicly traded Delaware holding company, as its parent, in a reincorporation transaction, with TNCL becoming a wholly-owned subsidiary of the Company. Such reincorporation transaction was implemented on November 12, 2004. The Company’s common stock is traded on the NYSE, the ASX and the London Stock Exchange.

On November 3, 2004, following the approval of the reincorporation by TNCL stockholders but prior to its implementation, Liberty disclosed that it had entered into an arrangement with a third party allowing it to acquire an additional 8% of the Company’s voting stock, thereby increasing its ownership to more than 17% of the Company’s voting stock. This action was taken without any discussion with, or prior notice to, the Company. In response to Liberty’s accumulation, on November 8, 2004, the Company adopted a stockholder rights plan to prevent Liberty from acquiring additional shares of the Company’s stock without the approval of the Company’s board of directors.

Beginning in the winter of 2004 and continuing intermittently through the summer of 2006, representatives of the Company and representatives of Liberty engaged in discussions regarding possible transactions between the Company and Liberty involving the exchange of the shares of the Company held by Liberty for various assets held by the Company. Throughout this time, representatives of the Company believed that the full intrinsic value of the Company’s shares was not reflected in the Company’s market trading price and, therefore, that the repurchase of the Company shares held by Liberty, given agreeable terms, would be an attractive investment for the Company. In addition, representatives of the Company believed that Liberty’s ownership of a substantial portion of the Company’s voting stock and the uncertainty surrounding its plans with respect to such stock represented a substantial source of distraction for Company management and the board of directors of the Company. For example, Dr. Malone, chairman of the board of directors of Liberty, had publicly indicated that Liberty had accumulated shares of the Company’s voting stock, in part, as a possible source of leverage in negotiations with the Company.

On August 9, 2005, after it had become apparent to the Company that it would not be able to come to an agreement with Liberty with respect to the repurchase of its Company shares on acceptable terms prior to the initial expiration of the stockholder rights agreement on November 8, 2005, and on the basis of the Company’s belief that Liberty would likely seek to acquire additional shares of the Company’s voting stock when and if the stockholder rights agreement expired, the board of directors of the Company extended the expiration date of the stockholder rights plan for an additional two-year period to November 2007 without first obtaining stockholder approval, as contemplated by its then existing board policy. In response to the extension of the stockholder rights plan, certain institutional stockholders of the Company brought suit against the Company for failing to follow the board policy calling for stockholder approval for an extension of a stockholder rights plan beyond a one year term. Although the board of directors of the Company was confident that it would prevail in such litigation, it also determined that it was in the best interests of the Company and its stockholders to avoid the uncertainty, distraction and expense that would ensue from such litigation. Therefore, the board of directors of the Company unanimously approved the terms of a settlement of the litigation whereby the Company would submit an Amended and Restated Stockholder Rights Plan to stockholders for approval at the Annual Meeting of the

Company’s stockholders held on October 20, 2006. At such Annual Meeting, the Company’s stockholders approved the extension of the Amended and Restated Stockholder Rights Plan to October 2008, with the Company having the right to extend the rights plan for a year if the situation with Liberty has not, in the judgment of the board of directors of the Company, been resolved, and the litigation was dismissed, with prejudice.

In addition to agreeing to submit the Amended and Restated Stockholder Rights Plan to the Company’s stockholders for their approval, the Company also agreed in the settlement of the litigation that upon any expiration of the Amended and Restated Stockholder Rights Plan, the Company may not adopt another stockholder rights plan for a period of nine months (the “Interim Period”). Thereafter, the Company will have the right to adopt new stockholder rights plans, without stockholder approval, with a duration of up to one year. The expiration of any such stockholder rights plans shall be followed by another Interim Period, during which such stockholder rights plan shall not be rolled over or extended, and no new stockholder rights plan shall be adopted without stockholder approval. Notwithstanding the foregoing, the Company shall have the right to adopt a new stockholder rights plan (or extend an existing stockholder rights plan), with a duration of one year, during any Interim Period, under certain circumstances relating to third party acquisitions of the Company’s shares described more fully in the Definitive Proxy Statement on Schedule 14A, filed with the SEC on September 7, 2006.

Beginning in early 2006, Company management began to explore internally various strategic alternatives with respect to the Company’s investment in DIRECTV, in light of Company management’s belief that the DIRECTV business faced several strategic, competitive and technological challenges. Also during this time period, representatives of the Company consulted with representatives of Goldman Sachs, the Company’s financial advisor, regarding the financial terms of a possible transaction involving the repurchase of the Company shares owned by Liberty.

Beginning in late June 2006 and continuing for the next few months, there occurred sporadic discussions among representatives of the Company and of Goldman Sachs, on the one hand, and representatives of Liberty and of Bear, Stearns & Co. Inc. (“Bear Stearns”), Liberty’s financial advisor, on the other hand, regarding the possibility of a transaction in which Liberty would exchange its Company shares for certain assets of the Company, including, possibly, the Company’s investment in DIRECTV. Representatives of the Company believed that by including the DIRECTV Shares in a possible transaction with Liberty, the Company could potentially dispose of its investment in DIRECTV in a tax-free manner at an attractive valuation, thereby enabling the Company’s management to focus greater attention on core operating assets and simultaneously redeem a substantial number of the Company’s shares without the premium customary in substantial stock redemption transactions.

Also during this time, representatives of Company management informed Mr. Carey of the possibility of a transaction between the Company and Liberty involving the Company’s investment in DIRECTV.

Throughout 2006, the board of directors of the Company received updates from Company management regarding the status of the ongoing discussions with Liberty regarding a possible transaction. It was noted to the board of directors of the Company on many of these occasions that Mr. Arthur Siskind and Mr. David DeVoe, both directors of the Company, serve as directors of Cruden Financial Services LLC, the corporate trustee of the Murdoch Family Trust; that Mr. Lachlan Murdoch, a director of the Company, is one of the potential beneficiaries of certain of the Murdoch family’s trusts; that Mr. Carey, a director of the Company, serves as a director and Chief Executive Officer of DIRECTV; and that Messrs. K. R. Murdoch, DeVoe and Chernin each serve on the boards of directors of both the Company and DIRECTV.

In order to facilitate Liberty’s due diligence review, in August 2006, DIRECTV entered into a confidentiality agreement with Liberty and thereafter began providing Liberty and its representatives with access to confidential, non-public information regarding DIRECTV’s business and operations, including business plans prepared by DIRECTV management for internal planning purposes.

On August 28, 2006, representatives of the Company, Liberty, DIRECTV and Goldman Sachs met in Denver, Colorado for a preliminary due diligence meeting.

On September 5, 2006, the Company entered into a confidentiality agreement with Liberty and thereafter began providing Liberty and its representatives with access to confidential, non-public information relating to the business and operations of various assets held by the Company and under consideration for inclusion as part of a possible transaction.

On September 13, 2006, representatives of the Company provided to representatives of Liberty a term sheet outlining proposed material terms for a possible transaction between the Company and Liberty. The term sheet proposed, among other things, that the Company would exchange its entire investment in DIRECTV, along with certain other assets owned by the Company and an amount in cash to be negotiated, for the shares of the Company held by Liberty. The term sheet proposed that the relative values to be allocated to each of the DIRECTV and Company shares for purposes of the proposed transaction be fixed. The term sheet also indicated that, in addition to the stockholder approval required under the ASX Listing Rules, the proposed transaction would be conditioned upon the transaction being approved by the affirmative vote of a majority of the shares held by the Company’s stockholders other than Liberty and the Murdoch Interests (the “Disinterested Stockholder Approval Condition”).

On September 14, 2006, press reports appeared containing speculation regarding the possibility of a transaction between the Company and Liberty involving the DIRECTV Shares.

Throughout the months of September, October and November, 2006, Liberty continued with its due diligence investigation of DIRECTV and representatives of Goldman Sachs, acting on behalf of the Company, continued their discussions with representatives of Liberty and representatives of Bear Stearns, acting on behalf of Liberty, regarding the material financial terms of a possible transaction, including the identity of the specific assets owned by the Company, other than the DIRECTV Shares, to be included in the possible transaction.

During the course of these discussions, in early October 2006, representatives of Liberty made clear their preference that the Company’s regional sports programming networks be included in the assets to be exchanged for Liberty’s shares of the Company in any possible transaction. In response to this development, the Company, after consultation with Goldman Sachs, prepared and provided to representatives of Liberty, on October 12, 2006, a confidential information memorandum containing confidential, non-public information regarding various regional sports programming networks owned by the Company.

Also in early October 2006, Liberty delivered a written response to the Company’s September 13 term sheet which indicated Liberty’s position with respect to the Company’s proposals, including, among other things, Liberty’s proposal that it be entitled to a $1 billion termination fee under certain circumstances, including in the event that the proposed transaction was not consummated due to the failure to obtain the required approvals of the Company’s stockholders.

On October 24, 2006, representatives of Liberty attended preliminary management presentations regarding the regional sports programming networks conducted by certain executive officers of Fox Cable, a subsidiary of Fox Entertainment, and representatives of Company management.

On November 9, 2006, Mr. David DeVoe, the Company’s Chief Financial Officer, and Mr. Gregory B. Maffei, Liberty’s Chief Executive Officer and President, met to discuss the relative values to be allocated to the DIRECTV Shares and the shares of the Company held by Liberty in a possible transaction. No agreement was reached on such relative values at this meeting, but it was agreed to continue with discussions regarding a possible transaction.

During the final weeks in November 2006, representatives of Liberty and representatives of the Company reached tentative agreement regarding certain bases upon which they would proceed with the consideration of a possible transaction, including the fact that the relative values of DIRECTV and Company shares for purposes of the possible transaction would be fixed (although such relative values were not agreed to at such time) and the fact that the RSN Subsidiaries would be the regional sports programming networks included in the possible transaction.

During late November 2006, the Company engaged JPMorgan to act as an additional financial advisor in connection with the possible transaction.

On December 5, 2006, the board of directors of the Company held a regularly scheduled meeting. Representatives of Goldman Sachs, JPMorgan and Skadden, Arps, Slate, Meagher & Flom LLP, the Company’s special legal counsel (“Skadden, Arps”), also attended this meeting. At this meeting, and during all subsequent meetings of the board of directors of the Company relating to the possible transaction, Mr. Carey recused himself from all discussions of the possible transaction during the duration of negotiations and, at the December 21, 2006 meeting, abstained from voting on the proposed transaction. During this meeting, representatives of Company management reviewed with the board of directors of the Company strategic and financial considerations in connection with the possible transaction under discussion with Liberty in which the Company would dispose of its investment in DIRECTV, the RSN Subsidiaries and an amount in cash in exchange for the shares of the Company held by Liberty, and provided the board of directors of the Company with an update regarding the status of discussions with Liberty. In addition, representatives of Goldman Sachs and JPMorgan reviewed with the board of directors of the Company various financial considerations in connection with the possible transaction with Liberty. Representatives of Skadden, Arps then reviewed with the members of the board of directors of the Company their fiduciary duties in connection with considering a possible transaction with Liberty, including in light of the effects of both the transaction on the voting power of the Murdoch Interests and the Company’s proposed Disinterested Stockholder Approval Condition. After a thorough discussion and consideration of the presentations from Company management and the Company’s financial advisors and legal counsel, the board of directors of the Company authorized Company management to continue discussions with Liberty regarding a possible transaction.

On December 6, 2006, representatives of Liberty and the Company reached tentative agreement on certain financial terms of a possible transaction, including the relative values to be allocated to the DIRECTV Shares and shares of Company common stock owned by Liberty in such a transaction, the value to be allocated to the RSN Subsidiaries in such a transaction and the $550 million cash amount to be provided by the Company in such a transaction.

Also on December 6, 2006, Skadden, Arps delivered to representatives of Liberty drafts of the Share Exchange Agreement and Tax Matters Agreement to be entered into in connection with the proposed transaction, which reflected the material terms upon which the respective representatives of the Company and Liberty had reached tentative agreement, as well as other terms and conditions for the proposed transaction.

On December 7, 2006, an article appeared in The New York Times speculating that a transaction involving the Company, Liberty and the Company’s investment in DIRECTV was imminent.

On December 8, 2006, representatives of Baker Botts L.L.P., Liberty’s special legal counsel (“Baker Botts”), and Nelson Mullins Riley & Scarborough LLP, Liberty’s special counsel for regulatory matters, began their legal due diligence investigation of the RSN Subsidiaries at the New York offices of Skadden, Arps.

On December 9, 2006, Baker Botts provided Liberty’s initial comments on the draft Share Exchange Agreement and Tax Matters Agreement. The Company requested a meeting with representatives of Liberty and Baker Botts to negotiate the terms of the draft Share Exchange Agreement and Tax Matters Agreement.

On December 10, 2006, representatives of Skadden, Arps, Baker Botts and Hogan & Hartson LLP, special counsel to the Company with respect to certain aspects of the transaction (“Hogan & Hartson”) met telephonically to negotiate the terms of the draft Tax Matters Agreement.

On December 11, 2006, representatives of the Company, Liberty, Skadden, Arps, Baker Botts, Hogan & Hartson and Goldman Sachs met in-person at Skadden, Arps’ New York offices and telephonically to negotiate the terms of the Share Exchange Agreement and the Tax Matters Agreement. The discussion at the meeting focused on various changes proposed by Liberty to the December 6 draft agreements provided by Skadden, Arps which were unacceptable to the Company, including those relating to proposed representations and warranties by the Company relating to DIRECTV and corresponding indemnification provisions, a proposed condition and termination provision allowing for termination of the Share Exchange Agreement in the event of a “Material Adverse Effect” on any individual RSN Subsidiary, a proposed $350 million termination fee payable by the Company in the event that the Share Exchange Agreement were to be terminated due to the failure to obtain either the ASX Stockholder Approval or the Disinterested Stockholder Approval, regardless of whether the board of directors of the Company had withdrawn its recommendation in favor of the proposed transaction or whether a third party proposal involving DIRECTV had been received and proposed provisions prohibiting the Company from voting in favor of, or tendering its shares in, third party acquisition proposals for DIRECTV for an unspecified period following termination of the Share Exchange Agreement for any reason. In addition, the parties and their representatives also discussed whether or not the Disinterested Stockholder Approval Condition would be maintained as part of the transaction and the scope, if any, of the Company’s non-competition and non-solicitation obligations with respect to each of DIRECTV and the RSN Subsidiaries.

During the next ten (10) days, the parties and their respective legal counsel continued negotiation of the draft Share Exchange and Tax Matters Agreements, both through the exchange of revised draft documents and through telephonic discussions. The issues regarding the terms of the Share Exchange Agreement discussed at the December 11 meeting, other than those relating to the termination fee provisions, were ultimately resolved as follows: (i) Liberty withdrew its request with respect to the representations, warranties and indemnification provisions relating to DIRECTV which the Company had found unacceptable; (ii) the parties agreed that the condition and termination provisions allowing Liberty to terminate the Share Exchange Agreement as a result of a “Material Adverse Effect” on any individual RSN Subsidiary would be replaced with provisions granting such right (under certain circumstances) to Liberty upon a “Material Adverse Effect” on Splitco; (iii) the parties agreed that the proposed provisions prohibiting the Company from voting in favor of, or tendering its shares in, third party acquisition proposals for DIRECTV would generally remain in place for six (6) months following termination of the Share Exchange Agreement, and, with respect to transactions for which a proposal was made public prior to such termination, for twelve (12) months following such termination; (iv) the parties agreed that the Disinterested Stockholder Approval Condition would be included in the Share Exchange Agreement; and (v) the parties agreed that the Company would enter into the RSN Subsidiary Non-Competition Agreement and the DIRECTV Non-Competition Agreement prior to the closing of the proposed transaction.

On December 13, 2006, representatives of the Company, Liberty, Goldman Sachs and Bear Stearns attended a follow-up due diligence session in Denver, Colorado, during which they met with executive officers of the RSN Subsidiaries and executive officers of DIRECTV.

During the late afternoon of December 14, 2006, the board of directors of the Company held a telephonic special meeting to discuss the proposed transaction. Representatives of Goldman Sachs, JPMorgan and Skadden, Arps also attended this meeting. During this meeting, representatives of Company management provided the board of directors of the Company with an update regarding the status of the discussions with Liberty and the material issues with respect to the proposed transaction that had not yet been agreed to by the parties. Following the update provided by management, representatives of Goldman Sachs and JPMorgan discussed financial considerations in connection with the proposed transaction, including financial analyses of the Company’s interest in DIRECTV and the recent trading price activity of shares of DIRECTV and shares of the Company. The discussion at the meeting included discussion of the potential for the Company to dispose of the DIRECTV Shares on a tax-free basis and focus on its core businesses through the proposed transaction, whether the proposed transaction would be accretive to the Company on an earnings per share basis, the alternative transactions that may be available to the Company with respect to its investment in DIRECTV and whether the proposed transaction represented a repurchase of Company common stock with or without a premium. In addition, representatives of Company management and representatives of Goldman Sachs and JPMorgan reviewed with the board of directors of the Company the strategic considerations in connection with disposing of the Company’s investment in DIRECTV. Following this discussion, the members of the board of directors of the Company who are members of Company management, the representatives of Goldman Sachs and JPMorgan and Mr. Lachlan Murdoch left the meeting. With members of the Company’s in-house legal department the only representatives of Company management in attendance, representatives of Skadden, Arps then reviewed with the Company’s independent directors their fiduciary duties in connection with considering a possible transaction with Liberty, including the considerations in connection with the arrangements proposed by Liberty with respect to termination fees (including the size of the fees proposed and the triggering events) and the Company’s actions with respect to third party acquisition proposals involving DIRECTV following termination of the Share Exchange Agreement. The members of the Company’s in-house legal department in attendance then left the meeting, after which the representatives of Skadden, Arps further discussed with the Company’s independent directors the legal considerations in connection with the possible transaction, including with respect to Liberty’s proposed termination fee arrangements and Liberty’s proposals with respect to third party proposals involving DIRECTV and responded to various questions from the Company’s independent directors. After the management members of the board of directors of the Company, the other members of Company management and representatives of Goldman Sachs and JPMorgan rejoined the meeting, and following a thorough discussion and consideration of the presentations from Company management and the Company’s financial advisors and legal counsel, the board of directors of the Company authorized Company management to continue discussions with Liberty toward finalizing the terms of the proposed transaction.

On December 14, 2006, representatives of Skadden, Arps, Baker Botts and Hogan & Hartson met telephonically to negotiate the terms of the draft Tax Matters Agreement.

On December 15, 2006, representatives of the Company, Liberty, Skadden, Arps and Baker Botts met telephonically to negotiate the draft Share Exchange and representatives of Skadden, Arps, Hogan & Hartson and Baker Botts met telephonically to negotiate the draft Tax Matters Agreement. On or about December 16, 2006, Skadden, Arps delivered revised drafts of the Share Exchange Agreement and the Tax Matters Agreement reflecting such negotiations to Liberty and its advisors.

Numerous discussions occurred over the next few days among representatives of the Company and Liberty, including financial advisors and counsel, in an attempt to resolve the remaining unresolved issues. These issues included the size and triggering events for termination fees, certain valuation issues relating to certain of the RSN Subsidiaries, the scope of representations and warranties and indemnification under the Share Exchange Agreement, the scope of RSN Subsidiary non-competition obligations, Liberty’s proposed condition on third party consents and the scope of the limitations on the Company’s actions with respect to third party acquisition proposals for DIRECTV following termination of the Share Exchange Agreement.

During the evening of December 20, 2006, Baker Botts delivered to the Company and its advisors a revised draft of the Share Exchange Agreement. The December 20 Baker Botts draft indicated that Liberty had revised its proposal relating to the termination fee arrangements and now proposed a $300 million termination fee payable if the Share Exchange Agreement were terminated due to a failure to obtain the ASX Stockholder Approval or a failure to obtain the Disinterested Stockholder Approval and such failure to obtain the Disinterested Stockholder Approval was preceded by a change of recommendation by the board of directors of the Company and a $100 million termination fee in circumstances where the Share Exchange Agreement was terminated as a result of the failure to obtain the Disinterested Stockholder Approval but there was no change in recommendation.

On December 21, 2006, representatives of Liberty indicated that their latest proposals regarding termination fees were, in Liberty’s view, non-negotiable.

During the late afternoon of December 21, 2006, the board of directors of the Company held a telephonic special meeting to receive an update on the status of the proposed transaction and to consider, and if appropriate, act on the proposed transaction. Representatives of Goldman Sachs, JPMorgan and Skadden, Arps also attended this meeting. Prior to this meeting, the board of directors of the Company was provided with materials related to the proposed transaction, including a draft Share Exchange Agreement, a draft Tax Matters Agreement, summaries of such agreements prepared by Skadden, Arps and financial presentations prepared by each of Goldman Sachs and JPMorgan. During the meeting, representatives of Skadden, Arps and Company management reviewed with the board of directors of the Company the developments in the negotiations with Liberty and reviewed in detail the terms of the proposed Share Exchange and Tax Matters Agreements as well as the other ancillary agreements to be entered into in connection with the proposed transaction. During this review, members of Company management also indicated that representatives of Liberty had proposed in discussions prior to the meeting that the Murdoch Interests enter into a voting arrangement whereby they would commit to vote the shares of Company stock owned by them in favor of the Exchange. The representatives of Skadden, Arps then reviewed with the board of directors of the Company its fiduciary duties in connection with considering the proposed transaction, including in light of Liberty’s proposed terms relating to termination fees, both with respect to the size of such fees and the circumstances under which such fees were proposed to become payable, Liberty’s proposal with respect to the voting arrangements required to be entered into by the Murdoch Interests and Liberty’s proposal with respect to the limitations on the Company’s actions with respect to third party acquisition proposals for DIRECTV following the termination of the Share Exchange Agreement. Representatives of Goldman Sachs then made a financial presentation to the board of directors of the Company and rendered to the board of directors of the Company the oral opinion of Goldman Sachs, which was subsequently confirmed by delivery of a written opinion dated December 22, 2006, to the effect that, as of that date and based upon and subject to the factors and assumptions set forth in such written opinion, the Exchange was fair from a financial point of view to the Company. Representatives of JPMorgan then made a financial presentation to the board of directors of the Company and rendered to the board of directors of the Company the written opinion of JPMorgan, to the effect that, as of the date thereof and based upon and subject to the factors and assumptions set forth in such written opinion, the consideration to be received by the Company in exchange for the assets of Splitco in the Exchange was fair, from a financial point of view, to the Company. Following the presentations by Goldman Sachs and JPMorgan, the members of Company management, the representatives of Goldman Sachs and JPMorgan and Mr. Lachlan Murdoch left the meeting, and the representatives of Skadden, Arps further discussed with the Company’s independent directors the legal considerations in connection with the possible transaction, including with respect to Liberty’s proposed termination fee arrangements and Liberty’s proposals with respect to third party proposals involving DIRECTV, and responded to various questions. Following a careful consideration of the terms, and after extensive discussion, including discussions with its financial and legal advisors, the board of directors of the Company, by unanimous vote, determined that the Share Exchange Agreement and the transactions contemplated thereby, including the Exchange, were advisable, fair to and in the best interests of the Company and its stockholders, approved the Share Exchange Agreement, the Exchange and the other transactions contemplated thereby and recommended that the holders of the Company’s Class B Common Stock vote “FOR” the approval of the Exchange.

Following the December 21 meeting of the board of directors of the Company, throughout the evening of December 21, and through the early morning of December 22, 2006, representatives of the Company, Liberty, Skadden, Arps, Hogan & Hartson, Baker Botts, Goldman Sachs and Bear Stearns negotiated and finalized the Share Exchange Agreement, Tax Matters Agreement and related documents, resolving the remaining issues relating to, among other things, termination fees, voting arrangements and the valuation of the RSN Subsidiaries.

The Share Exchange Agreement and the Tax Matters Agreement were executed by the parties on December 22, 2006.

Prior to the opening of trading on the NYSE on December 22, 2006, each of the Company and Liberty issued press releases announcing the Exchange.

As provided for in the Share Exchange Agreement, on January 3, 2007, the Murdoch Interests granted the Irrevocable Proxy to Liberty.

On January 3, 2007, the Company amended the Amended and Restated Stockholder Rights Plan to provide that the status of Liberty and its affiliates as Exempt Persons (as defined in the Amended and Restated Stockholder Rights Plan) will not be affected by the grant of the Irrevocable Proxy by the Murdoch Interests.

Reasons for the Exchange

After careful consideration, the board of directors of the Company, by unanimous vote, has determined that the Share Exchange Agreement and the transactions contemplated thereby, including the Exchange, are advisable, fair to and in the best interests of the Company and its stockholders, has approved the Share Exchange Agreement, the Exchange and the other transactions contemplated thereby and recommends that the holders of the Company’s Class B Common Stock vote “FOR” the approval of the Exchange.

In arriving at its decision to approve the Share Exchange Agreement and the transactions contemplated thereby, including the Exchange, the board of directors of the Company consulted with the Company’s senior management and the Company’s financial advisors and legal counsel, and considered in reaching its decision a number of factors. The board of directors of the Company viewed the following factors as being generally positive or favorable in making its determination and recommendation:

•	the strategic benefits of the Exchange, including:

•	the ability of the Company to focus management attention and resources on operating assets that are faster growing and of more strategic value to the Company than DIRECTV;

•	the ability of the Company to avoid the significant investment of management attention and resources necessary to maximize the long term value of DIRECTV;

•	Company management’s belief that, because DIRECTV, and the satellite industry in the United States in general, are not able to, through their existing infrastructure, provide high-speed broadband Internet access at a reasonable price, cable operators and Regional Bell Operating Companies offering high quality, bundled services (two-way interactivity, video on demand, voice and Internet) are well-positioned to compete with DIRECTV;

•	the Company’s assessment that most of the synergies originally envisioned between DIRECTV and the Company’s other businesses when the Company acquired its DIRECTV investment have already been realized or are no longer significant; and

•	the ability to eliminate the distraction and uncertainty resulting from Liberty’s ownership of a substantial position in the Company’s stock and to enable the board of directors of the Company and Company management to focus greater attention on the Company’s operations and growth opportunities;

•	the financial benefits of, and considerations in connection with, the Exchange, including:

•	the fact that the ratio implied by relative values allocated to the DIRECTV Shares and Liberty’s shares of Company stock in the Exchange is near the high for such value implied by market trading prices over the past two (2) calendar years;

•	the fact that the implied per share value of the DIRECTV Shares in the Exchange lies within the valuation ranges implied by the discounted cash flow, leveraged buyout and alternative transaction analyses performed by Goldman Sachs and by the discounted cash flow and alternative transaction analyses performed by JPMorgan;

•	the fact that the presentations of the Company’s financial advisors indicated that the Exchange would be 8-10% accretive on an earnings per share basis in the Company’s fiscal year ending June 30, 2008 (subject to the assumptions and qualifications set forth in “Fairness Opinions” beginning on page 41), thereby potentially increasing the value of the Company’s stock so that the Company’s stock may be used for acquisition purposes and to more efficiently and effectively compensate certain of its employees;

•	the attractive value allocated to the assets to be contributed to Splitco in the Exchange, taken as a whole;

•	the written opinions received by the board of directors of the Company from (i) Goldman Sachs, to the effect that, as of the date of such opinion and based upon and subject to the factors and assumptions set forth in such opinion, the Exchange was fair, from a financial point of view, to the Company and (ii) JPMorgan, to the effect that, as of the date of such opinion and based upon and subject to the factors and assumptions set forth in such opinion, the consideration to be received by the Company in exchange for the assets of Splitco in the Exchange was fair, from a financial point of view, to the Company;

•	the opportunity which the transaction presents for the Company to realize an approximately 50% return on its DIRECTV investment on a tax-free basis;

•	the opportunity which the transaction presents to repurchase approximately 16% of its outstanding common stock without the premium to the Company’s current trading price that would be customary in substantial stock redemption transactions and, in Company management’s view, below the per share intrinsic value of the Company’s common stock;

•	the assessment of Company management, after consultation with its financial advisors, of the relative value provided by the Exchange in comparison to alternative disposition transactions involving the Company’s investment in DIRECTV reasonably available to the Company in the foreseeable future;

•	Company management’s expectation, after consultation with its financial advisors, that consummation of the Exchange will alleviate downward pressure on the trading price of the Company’s common stock arising out of the expectation of some in the investment community that, given the recent extension of the Company’s stockholder rights plan until 2008, Liberty might soon seek to diminish its investment in the Company’s common stock through open market dispositions; and

•	the fact that the Company has previously announced that, in the event that a resolution was reached with Liberty with respect to its ownership stake, the Company would eliminate its stockholder rights plan, an action which the board of directors of the Company believed would be viewed as highly favorable by many of the Company’s stockholders and would render the Company a more attractive investment to certain potential investors, and the recognition by the board of directors that agreeing to terms with Liberty on the Exchange was a necessary precondition to achieving this desirable outcome;

•	the following terms contained in the Share Exchange Agreement:

•	the Disinterested Stockholder Approval Condition (as discussed more fully below);

•	the absence of representations and warranties by the Company relating to the business operations and financial condition of DIRECTV and corresponding indemnification obligations;

•	the provisions allowing the board of directors of the Company to choose to make a Change in Recommendation under certain circumstances;

•	the provisions limiting Liberty’s right to terminate the Share Exchange Agreement due to a Change in Recommendation to a ten (10) business day period following such Change in Recommendation;

•	the conditions to each of the Company’s and Liberty’s obligations relating to the receipt of the IRS rulings and tax opinions;

•	the standstill provisions prohibiting Liberty from acquiring the Company’s capital stock or participating in proxy solicitations involving the Company for up to ten (10) years following the date of the Share Exchange Agreement;

•	the letter agreement entered into by Dr. Malone imposing similar standstill obligations on Dr. Malone and his affiliates;

•	the provisions limiting the Company’s potential liability for indemnification in connection with breaches of the Company’s representations and warranties to damages in excess of a $12 million deductible amount and to less than $75 million in aggregate damages, subject to certain limitations, and the fact that the term “damages” is defined in an acceptable manner in the Share Exchange Agreement;

•	the provisions requiring Liberty to use its reasonable best efforts, including by agreeing to certain settlements, to obtain the required regulatory approvals; and

•	the fact that the Murdoch Interests have agreed to deliver the Irrevocable Proxy to Liberty in connection with the Share Exchange Agreement, thereby substantially minimizing the likelihood that the $300 million termination fee would be payable by the Company upon the termination of the Share Exchange Agreement in circumstances where there has not been a Change in Recommendation prior to such termination.

Among other factors, in arriving at its decision to approve the Share Exchange Agreement and the transactions contemplated thereby, the board of directors of the Company viewed the Disinterested Stockholder Approval Condition to be a particularly favorable aspect of the terms of the Exchange because it allowed for the Company’s stockholders, other than Liberty and the Murdoch Interests, to independently assess the merits of the Exchange and reflect such assessment through a separate and independent vote. In addition, the board of directors of the Company also viewed as favorable the fact that the termination fee payable to Liberty under the Share Exchange Agreement in the event that the Disinterested Stockholder Approval was not obtained and there had been no Change in Recommendation would be only $100 million, a relatively minimal sum in comparison to the overall value of the Exchange and smaller still in relation to the equity value of the Company.

The board of directors of the Company considered the following factors to be generally negative or unfavorable in making its determination and recommendation:

•	the strategic, financial and business risks in connection with the Exchange, including:

•	the financial risks associated with disposing of the Company’s investment in DIRECTV at the current time, in light of the possibility that, despite Company management’s belief after consultation with the Company’s financial advisors that such a possibility is unlikely to develop, more attractive terms for such disposition could be offered to the Company in the future;

•	the fact that the value allocated to the DIRECTV Shares in the Exchange was below the market price of DIRECTV Shares as of the date that the Exchange was publicly announced, although Company management believed, based on its consultation with the Company’s financial advisors, that such market trading price was likely influenced by market speculation regarding potential transactions involving DIRECTV and may not have reflected the fundamental value of DIRECTV Shares;

•	the financial and strategic risks associated with the possibility that the future performance of the respective businesses of DIRECTV and/or the RSN Subsidiaries could exceed Company management’s current expectations or the possibility that the businesses of the Company’s remaining regional sports networks or other cable networks could be negatively impacted as a result of the transfer of ownership of the RSN Subsidiaries in the Exchange;

•	the strategic risks associated with agreeing to forego certain opportunities to compete in the business of direct-to-home delivery of video services by satellite in the territories served by DIRECTV and in the regional sports programming business in the territories served by the RSN Subsidiaries; and

•	the possibility that the Exchange may not be consummated or may only be consummated after the imposition by governmental entities of restrictive conditions on the Company’s business operations following the Exchange.

•	the following terms contained in the Share Exchange Agreement:

•	the termination fee provisions which require the Company to pay to Liberty a termination fee of $300 million in circumstances in which the Share Exchange Agreement is terminated following a Change in Recommendation;

•	the fact that the votes associated with shares of the Company’s Class B Common Stock owned by the Murdoch Interests will be disregarded in connection with determining whether or not the ASX Stockholder Approval has been obtained, and, therefore, the $300 million termination fee under the Share Exchange Agreement will not become payable absent a Change in Recommendation;

•	the provisions restricting the Company’s actions in connection with third party acquisition proposals for DIRECTV following the termination of the Share Exchange Agreement;

•	the provisions requiring the Company to agree to certain settlements with potentially adverse impacts on the Company’s business operations in connection with obtaining the required regulatory approvals; and

•	the provisions requiring the Company to hold the Special Meeting and submit the Exchange to the approval of the Company’s stockholders, even following a Company Change in Recommendation, unless the Share Exchange Agreement is terminated by Liberty.

Impact on Stockholder Constituencies

As a general matter, the board of directors of the Company noted that the Exchange would result in the elimination of Liberty as a stockholder of the Company, an increase in the aggregate voting power represented by the shares held by the Murdoch Interests from approximately 31% of the Company’s aggregate voting power prior to the Exchange to approximately 38% following the Exchange, subject to further increase to approximately 41% if the Company completes its previously announced stock repurchase program, and an increase in the aggregate voting power of the Company’s public stockholders from approximately 49% to approximately 62% after giving effect to the Exchange, subject to a reduction to 59% if the Company completes the stock repurchase program.

With respect to Liberty, the board of directors of the Company identified several positive aspects of the impact of the Exchange. First, by eliminating the stock ownership of Liberty in its entirety, the Exchange would end the distraction and uncertainty which Company management and the board of directors of the Company had identified as a product of Liberty’s substantial stock ownership. Also, by eliminating Liberty’s stock ownership, the Exchange would have the further positive effect of reducing the possibility of Liberty forming a group with the Murdoch Interests or other substantial stockholders in an effort to exercise control of the Company without providing a control premium to the public stockholders. Despite these positive aspects of the Exchange, the board of directors of the Company also recognized that eliminating Liberty as a potential voting counterweight to the Murdoch Interests in the event that the Murdoch Interests attempted to pursue a course contrary to the interests of the Company’s public stockholders could be viewed as a negative aspect of the Exchange. However, the board of directors of the Company found this potentially negative aspect of the Exchange to be substantially mitigated by the fact that the Murdoch Interests have pursued stockholder value enhancing strategies throughout the Company’s history and have been the primary source of the strategic vision which has made the Company’s success up to this point possible and also by the increase in the aggregate voting power of the Company’s public stockholders which would result from the Exchange.

With respect to the Murdoch Interests, the board of directors of the Company noted that there were both positive and negative aspects to the increase in the Murdoch Interests’ aggregate voting power as a result of the Exchange. As discussed above, the board of directors of the Company recognized that the Murdoch Interests have historically supported sound strategic decision-making at the Company and have sought to enhance value for all of its stockholders. Thus, the board of directors of the Company concluded that, assuming the Murdoch Interests were to follow a similar course with respect to the Company in the future, increasing their ability to pursue their vision through augmenting their voting power could be viewed as a positive aspect of the Exchange. However, the board of directors of the Company recognized that such enhanced voting power could also have negative consequences in the event that the Murdoch Interests were to pursue their own interests to the detriment of the Company’s other stockholders, including, for example, by blocking the acquisition of the Company’s shares by a third party pursuant to an acquisition proposal that they do not find attractive even if other Company stockholders or the board of directors of the Company have determined it to be in the best interests of the Company’s stockholders, as a whole. In addition, following termination of the Amended and Restated Stockholder Rights Plan after consummation of the Exchange (see discussion under “Effects of the Exchange” beginning on page 39), there will be no limitation on the ability of the Murdoch Interests to acquire additional shares of Company voting stock, as the Murdoch Interests are not subject to any contractual restrictions with respect to their acquisition of Company stock. The effect of this enhanced voting power could become even greater in the event that the Company were to eliminate its classified board structure following termination of the Amended and Restated Stockholder Rights Plan. The board of directors ultimately concluded that the impact of the Exchange on the Murdoch Interests was likely, at worst, a neutral factor, in light of the history of the Murdoch Interests’ relationship with the Company and the increase in the aggregate ownership of the Company’s public stockholders as a result of the Exchange.

Finally, with respect to the Company’s public stockholders, the board of directors concluded that the fact that the Exchange would increase the public stockholders’ aggregate voting power to well over a majority of the Company’s total voting power was a substantial positive aspect of the Exchange. In this regard, the board of directors of the Company noted that the Exchange would enable the public stockholders, by virtue of their collective majority voting power, both in the context of electing directors at Annual Meetings of the Company and in voting upon the approval of specific transactions submitted to stockholders, to function as a potential voting counterweight to future actions by large stockholders, including the Murdoch Interests, which might be harmful to the Company and its other stockholders. The board of directors of the Company further noted, with respect to the Murdoch Interests, that the Murdoch Interests possessed no contractual or other right to appoint or elect directors to the board of directors of the Company other than rights arising from their ownership of the Company’s Class B Common Stock which were identical on a per share basis to the rights of the other holders of the Company’s Class B Common Stock.

Recommendation

After careful consideration, the board of directors of the Company, by unanimous vote:

•	has determined that the Share Exchange Agreement and the transactions contemplated thereby, including the Exchange, are advisable, fair to and in the best interests of the Company and its stockholders;

•	has approved the Share Exchange Agreement, the Exchange and the other transactions contemplated thereby; and

•	recommends that the holders of the Company’s Class B Common Stock vote “FOR” the approval of the Exchange.

Effects of the Exchange

Effects if the Exchange is Consummated

If the Exchange is consummated in accordance with the terms of the Share Exchange Agreement, Splitco will become a wholly-owned subsidiary of Liberty and the 324,637,067 shares of the Company’s Class A Common Stock and 188,000,000 shares of the Company’s Class B Common Stock, in each case, owned by the

Liberty Stockholders will cease to be outstanding. As a result, the voting percentage of existing holders of the Company’s Class B Common Stock, including the Murdoch Interests, will increase proportionately. In addition, as a result of the Exchange, the Company will cease to own the following assets, which will be transferred to Splitco in the Company Restructuring: (i) all of the shares of common stock of DIRECTV held by the Company and its subsidiaries, (ii) all ownership interests in the RSN Subsidiaries, and (iii) cash in an amount equal to $550 million, subject to adjustment based on the working capital of the RSN Subsidiaries.

In connection with the solicitation of proxies from Company stockholders for approval of the Amended and Restated Stockholder Rights Plan at the Company’s 2006 Annual Meeting, the Company stated that it would eliminate the plan if a favorable resolution were to be reached with Liberty regarding its ownership of the Company’s shares. The Company’s willingness to take such action was based on the fact that the Company’s initial rationale for the adoption of a stockholder rights plan was the threat posed by Liberty’s ownership of a substantial block of the Company’s shares. Accordingly, in the event that the Exchange is consummated, the Company intends to redeem the rights issued under the Amended and Restated Stockholder Rights Plan. However, pursuant to the terms of the settlement of stockholder litigation relating to the Amended and Restated Stockholder Rights Plan, upon any expiration of the Amended and Restated Stockholder Rights Plan, the Company may adopt subsequent stockholder rights plans after an Interim Period. Following the Interim Period, the Company will have the right to adopt new stockholder rights plans, without stockholder approval, with a duration of up to one year. The expiration of any such stockholder rights plans shall be followed by another Interim Period, during which such stockholder rights plan shall not be rolled over or extended, and no new stockholder rights plan shall be adopted without stockholder approval. Notwithstanding the foregoing, the Company shall have the right to adopt a new stockholder rights plan (or extend an existing stockholder rights plan), with a duration of one year, during any Interim Period, under certain circumstances relating to third party acquisitions of the Company’s shares described more fully in the Definitive Proxy Statement on Schedule 14A, filed with the SEC on September 7, 2006.

In addition, the Company has also previously announced that it would consider eliminating its classified board structure if a resolution with Liberty were reached. In the event that, following consummation of the Exchange, the board of directors of the Company determines to eliminate the Company’s classified board structure, the ability of stockholders to influence the composition of the board of directors and, thereby, the policies and management of the Company will be enhanced. For instance, as all directors will stand for re-election each year, stockholders of the Company will be able to replace a majority of the board of directors, by means of a proxy contest or otherwise, at each Annual Meeting. Such ability could facilitate an attempt by a third party to gain control of the Company in connection with a transaction supported by the holders of a majority of the Company’s voting power, even if such transaction were opposed by the board of directors of the Company, including Mr. K. R. Murdoch. In addition, the Company’s stockholders will have the ability to hold directors accountable by registering their views, on a yearly basis, as to each director’s performance as well as their assessment of the board of directors of the Company, as a whole.

Effects if the Exchange is Not Consummated

If the Exchange is not consummated in accordance with the terms of the Share Exchange Agreement, the Company Restructuring will not occur and the Company will retain (i) all of the shares of common stock of DIRECTV held by the Company and its subsidiaries, (ii) all ownership interests in the RSN Subsidiaries, and (iii) the cash that would have otherwise been contributed to Splitco. Also, Liberty will retain all of the shares of the Company’s Class A and Class B Common Stock currently held by it. In addition, under specified circumstances, the Company may be required to pay Liberty certain termination fees as described under the caption “The Share Exchange Agreement—Termination Fees.” Furthermore, the Company will be subject to certain restrictions on its actions in connection with third party acquisition proposals for DIRECTV for a period of time following the termination of the Share Exchange Agreement. In addition, the standstill obligations of each of Liberty and the Company under the Share Exchange Agreement, and Mr. K. R. Murdoch and Dr. Malone under their respective side letters, will cease to be in effect.

In addition, the rights issued under the Company’s Amended and Restated Stockholder Rights Plan will not be redeemed by the Company, and the rights plan will remain in place until its expiration in 2008, subject to the right of the board of directors of the Company to extend such expiration until 2009, if the situation with Liberty has not, in the judgment of the board of directors of the Company, been resolved. As in the circumstance in which the Exchange is consummated, under the litigation settlement described above, the Company will have the opportunity to adopt subsequent stockholder rights plans with a duration of one year without stockholder approval following an Interim Period as more fully described above under “Effects if the Exchange is Consummated.”

Fairness Opinions

Opinion of Goldman, Sachs & Co.

Goldman Sachs rendered its opinion to the board of directors of the Company that, as of December 22, 2006 and based upon and subject to the factors and assumptions set forth therein, the Exchange was fair from a financial point of view to the Company.

The full text of the written opinion of Goldman Sachs, dated December 22, 2006, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B to this proxy statement and is incorporated herein by reference. Goldman Sachs provided its opinion for the information and assistance of the board of directors of the Company in connection with its consideration of the Exchange. Goldman Sachs’ opinion is not a recommendation as to how any holder of the Company’s Class B Common Stock should vote with respect to the Exchange.

In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:

•	the Share Exchange Agreement;

•	annual reports to stockholders and Annual Reports on Forms 10-K and 20-F of the Company for the five (5) fiscal years ended June 30, 2006;

•	annual reports to stockholders and Annual Reports on Form 10-K for DIRECTV for the five (5) fiscal years ended December 31, 2005;

•	certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company and DIRECTV;

•	certain other communications from the Company and DIRECTV to their respective stockholders;

•	certain internal financial analyses and business plans for DIRECTV prepared by its management;

•	certain historical financial data and internal financial analyses and forecasts for the RSN Subsidiaries prepared by the management of Fox Entertainment, as reviewed and approved for use in connection with the opinion by the management of the Company; and

•	certain publicly available research analyst estimates of the future financial performance of the Company and DIRECTV.

Goldman Sachs also held discussions with members of the senior management of the Company regarding their assessment of the strategic rationale for, and the potential benefits of, the Exchange and with members of the senior managements of the Company, DIRECTV and Fox Entertainment regarding their assessment of the past and current business operations, financial condition and future prospects of the Company, DIRECTV and the RSN Subsidiaries. In addition, Goldman Sachs reviewed the reported price and trading activity for the shares of the Company’s Class A Common Stock and Class B Common Stock and of DIRECTV Common Stock, compared certain financial and stock market information for the Company and DIRECTV with similar information for certain other companies the securities of which are publicly traded and performed such other studies and analyses, and considered such other factors, as it considered appropriate.

Goldman Sachs relied upon the accuracy and completeness of all of the financial, accounting, legal, tax and other information discussed with or reviewed by it and assumed such accuracy and completeness for purposes of rendering the opinion described above. Goldman Sachs’ opinion stated that, as instructed by the board of directors of the Company, Goldman Sachs’ review of the future financial performance of the Company was limited to a review of certain publicly available research analyst estimates of the future financial performance of the Company and discussions with the senior management of the Company regarding such estimates, including certain estimates for the Company that the board of directors of the Company instructed Goldman Sachs to adjust and use, as so adjusted, for purposes of rendering its opinion. Goldman Sachs’ opinion also stated that, as instructed by the board of directors of the Company, Goldman Sachs also discussed (i) with the senior management of DIRECTV certain research analyst estimates of the future financial performance of DIRECTV and (ii) with the senior management of the Company certain research analyst estimates of the future financial performance of DIRECTV, including certain estimates for DIRECTV which the board of directors of the Company instructed Goldman Sachs to adjust and use, as so adjusted, for purposes of rendering its opinion. In addition, Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities) of the Company, DIRECTV or any of their respective affiliates, including the RSN Subsidiaries, nor was any such evaluation or appraisal furnished to Goldman Sachs. Goldman Sachs also assumed that all governmental, regulatory, tax opinions and rulings and other consents and approvals necessary for the consummation of the Exchange would be obtained without any adverse effect on the Company, DIRECTV or the RSN Subsidiaries or on the expected benefits of the Exchange in any way meaningful to its analysis.

Goldman Sachs’ opinion did not address the underlying business decision of the Company to engage in the Exchange, nor did Goldman Sachs express any opinion as to the prices at which shares of the Company’s Class A Common Stock or Class B Common Stock or of DIRECTV Common Stock would trade at any time. Goldman Sachs’ opinion addressed only the fairness of the Exchange from a financial point of view and Goldman Sachs did not therein opine on any aspect of any other contractual arrangement the Company, DIRECTV or any of their respective affiliates may enter into in connection with the Exchange, including any indemnification, working capital adjustment, non-competition or standstill undertakings in the Share Exchange Agreement or any of the ancillary agreements contemplated by the Share Exchange Agreement. Goldman Sachs’ opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Goldman Sachs as of, December 20, 2006.

The following is a summary of the material financial analyses delivered by Goldman Sachs to the board of directors of the Company in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs, nor does the order of analyses described represent the relative importance or weight given to those analyses by Goldman Sachs. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Goldman Sachs’ financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before December 20, 2006 and is not necessarily indicative of current market conditions.

Implied Share Price Analysis

DIRECTV. Goldman Sachs reviewed the value per share of DIRECTV Common Stock implied by the Exchange, assuming (i) a value for the RSN Subsidiaries provided by the Company’s management ($552 million) and (ii) a value for shares of the Company’s Class A Common Stock and Class B Common Stock being repurchased by the Company from Liberty pursuant to the Exchange based on market prices as of December 20, 2006, in relation to the historical market price of DIRECTV Common Stock.

This analysis indicated that this implied price per share of DIRECTV Common Stock represented:

•	a discount of 14.2% based on the market price of $25.10 per share of DIRECTV Common Stock as of December 20, 2006;

•	a discount of 8.5% based on the market price of $23.53 per share of DIRECTV Common Stock as of December 6, 2006, the last trading day prior to the publication of a story about the Exchange in The New York Times;

•	a premium of 8.6% based on the market price of $19.83 per share of DIRECTV Common Stock as of September 13, 2006, the last trading day prior to initial press speculation regarding DIRECTV’s role in a potential transaction between the Company and Liberty;

•	a premium of 31.3% based on the market price of $16.41 per share of DIRECTV Common Stock as of July 14, 2006, the last trading day prior to press speculation of a business combination transaction involving DIRECTV and EchoStar Communications Corporation (“EchoStar”);

•	a premium of 9.1% based on the latest six-month average market price of $19.74 per share of DIRECTV Common Stock;

•	a premium of 20.8% based on the latest twelve-month average market price of $17.84 per share of DIRECTV Common Stock;

•	a premium of 30.2% based on the latest three-year average market price of $16.54 per share of DIRECTV Common Stock;

•	a discount of 15.5% based on the latest 52-week high market price of $25.49 per share of DIRECTV Common Stock; and

•	a premium of 59.8% based on the latest 52-week low market price of $13.48 per share of DIRECTV Common Stock.

The Company. Goldman Sachs also reviewed the weighted average market price of the Company’s Class A Common Stock and Class B Common Stock as of December 20, 2006, calculated based on Liberty’s relative holdings (“Weighted Company Price”), in relation to a set of historical Weighted Company Prices. This analysis indicated that the Weighted Company Price of $21.92 as of December 20, 2006 represented:

•	a premium of 3.6% based on the Weighted Company Price of $21.16 per share as of December 6, 2006;

•	a premium of 15.9% based on the Weighted Company Price of $18.91 as of September 13, 2006;

•	a premium of 14.9% based on the Weighted Company Price of $19.07 as of July 14, 2006;

•	a premium of 9.0% based on the latest six-month average Weighted Company Price of $20.11;

•	a premium of 17.1% based on the latest twelve-month average Weighted Company Price of $18.72;

•	a premium of 26.5% based on the latest three-year average Weighted Company Price of $17.33;

•	a discount of 0.9% based on the latest 52-week high Weighted Company Price of $22.11; and

•	a premium of 40.2% based on the latest 52-week low Weighted Company Price of $15.64.

Discounted Cash Flow Analysis

DIRECTV. Goldman Sachs reviewed certain estimates of future financial performance for fiscal years 2007 and 2008 contained in certain DIRECTV management business plans which were prepared in April 2006 in the ordinary course of business unrelated to the Share Exchange Agreement (the “DIRECTV Management Business Plans”). As stated in Goldman Sachs’s opinion, the management of the Company instructed Goldman Sachs to make certain adjustments to the DIRECTV Management Business Plans (as adjusted, the “Company Adjusted DIRECTV Estimates”) and to use the Company Adjusted DIRECTV Estimates, along with certain publicly available research analyst projections for fiscal years 2009 and 2010, to perform a discounted cash flow analysis on DIRECTV. Goldman Sachs calculated indications of net present value of the unlevered free cash flow for DIRECTV for fiscal years 2007 through 2010 using discount rates ranging from 9.5% to 13.5%. The analysis was based on terminal value EBITDA multiples ranging from 5.5x to 7.5x estimated 2010 EBITDA. The analysis resulted in illustrative per share value indications ranging from $17.11 to $25.41 per share of DIRECTV Common Stock.

The Company. Goldman Sachs performed a discounted cash flow analysis on the Company using certain publicly available research analyst projections for the Company that, as stated in Goldman Sachs’ opinion, the management of the Company instructed Goldman Sachs to adjust and use, as so adjusted (the “Company Approved Projections”). Goldman Sachs calculated indications of net present value of the unlevered free cash flow for the Company for fiscal years 2007 through 2010 using discount rates ranging from 9.0% to 11.0%. The analysis was based on terminal value EBITDA multiples ranging from 7.5x to 11.5x estimated 2010 EBITDA. The analysis resulted in illustrative per share value indications ranging from $19.80 to $27.56 per share of the Company’s Class A Common Stock and Class B Common Stock.

Pro Forma Analysis. Goldman Sachs prepared illustrative pro forma analyses of the potential financial impact of the Exchange on the Company using the Company Approved Projections and the Company Adjusted DIRECTV Estimates, and certain financial projections for the RSN Subsidiaries for fiscal years 2007 and 2008 provided to Goldman Sachs by the management of Fox Entertainment and reviewed and approved for use in connection with Goldman Sachs’ opinion by the management of the Company. For each of fiscal years 2007 and 2008, Goldman Sachs compared the projected earnings per share and free cash flow per share of the Company’s Class A Common Stock and Class B Common Stock before the Exchange, to the projected earnings per share and free cash flow per share of the Company’s Class A Common Stock and Class B Common Stock after the consummation of the Exchange. Based on such analyses, the proposed Exchange would be accretive to the Company’s stockholders on both earnings per share and free cash flow per share bases in fiscal years 2007 and 2008.

Pro Forma Hypothetical Merger Analysis. Goldman Sachs prepared illustrative pro forma analyses of the potential financial impact on a publicly traded telecommunications company of a hypothetical all-stock or 50%-cash-and-50%-stock merger of this company with DIRECTV, using the Company Adjusted DIRECTV Estimates and certain publicly available research analyst estimates of the financial performance of the telecommunications company for fiscal year 2007. Goldman Sachs assumed that the merger would occur on January 1, 2007. For fiscal year 2007, Goldman Sachs compared the projected earnings per share and free cash flow per share of the telecommunications company’s common stock, on a standalone basis, to the projected earnings per share and free cash flow per share of the common stock of the combined company. Goldman Sachs performed this analysis based on the market price of the telecommunications company’s common stock and DIRECTV Common Stock as of December 20, 2006. Based on such analyses, both the hypothetical all-stock and cash-and-stock mergers, in the absence of synergies, would be dilutive to the telecommunications company’s stockholders on earnings per share and free cash flow per share bases in the above scenarios in fiscal year 2007. Furthermore, based on such analyses and using market prices as of December 20, 2006, if $500 million of net synergies were immediately realized, these hypothetical mergers would cease to be dilutive to the telecommunications company’s stockholders on earnings per share basis in fiscal year 2007 if the market value of the merger consideration (on a pre-tax basis) were $21.46 per share of DIRECTV Common Stock in the case of the hypothetical all-stock merger, and $25.68 per share of DIRECTV Common Stock in the case of the hypothetical cash-stock merger.

Leveraged Buyout Analysis. Goldman Sachs performed an illustrative leveraged buyout analysis on DIRECTV using the Company Adjusted DIRECTV Estimates. Goldman Sachs performed a sensitivity analysis on the illustrative leveraged buyout analysis assuming an exit year of 2010 and base leverage of 5.5x estimated 2006 EBITDA. Goldman Sachs assumed, for purposes of this analysis, a purchase price ranging from a discount of 5.0% to a premium of 10.0% over the market price of DIRECTV Common Stock as of December 20, 2006 and a range of estimated exit last 12-month EBITDA multiples of 6.0x to 7.5x for the assumed exit year of 2010, which reflect illustrative implied prices at which a hypothetical financial buyer might sell DIRECTV. This analysis resulted in illustrative equity returns to a hypothetical financial buyer ranging from negative 4.8% to positive 12.9%.

Goldman Sachs also performed a sensitivity analysis on the illustrative leveraged buyout analysis assuming an exit year of 2010 and an exit last 12-month EBITDA multiple of 6.5x. Goldman Sachs assumed, for purposes of this analysis, a purchase price ranging from a discount of 5.0% to a premium of 10.0% over the market price of DIRECTV Common Stock as of December 20, 2006 and a range of base leverage levels of 4.5x to 6.0x based on estimated 2006 EBITDA for the assumed exit year of 2010. This analysis resulted in illustrative equity returns to a hypothetical financial buyer ranging from 2.8% to 10.0%.

Sum-of-the-Parts Analysis. Goldman Sachs prepared an illustrative sum-of-the-parts analysis using the Company Approved Projections. For each of the Company’s consolidated operations, public unconsolidated investments and private unconsolidated assets before and after the consummation of the Exchange, Goldman Sachs calculated low, mid and high implied valuations based on, in the case of the consolidated operations, the Company Approved Projections, in the case of the private unconsolidated assets, certain publicly available research analyst estimates, and in the case of the public unconsolidated assets, the 90-day average share price for each asset as of December 20, 2006. Total implied value was calculated by adding the implied valuations of the consolidated operations, the public unconsolidated assets and the private unconsolidated assets and subtracting net debt. Goldman Sachs then derived low, mid and high implied values per share before and after the consummation of the Exchange and compared the pre-Exchange and post-Exchange implied values per share to the weighted average share price of the Company’s Class A Common Stock and Class B Common Stock as of December 20, 2006. This analysis assumed the valuation of the Company’s assets as a going concern and without tax leakage.

The following table presents the results of this analysis:

	Before Exchange			After Exchange
	Low	Mid	High	Low	Mid	High
Premium to Weighted Average Share Price as of December 20, 2006	5.0%	15.4%	25.7%	6.3%	18.6%	30.8%
Premium to Total Implied Value per Share before Exchange				1.2%	2.8%	4.1%

RSN Subsidiaries. Goldman Sachs performed a discounted cash flow analysis on the RSN Subsidiaries using certain internal financial analyses and forecasts for the RSN Subsidiaries prepared by the management of Fox Entertainment, as reviewed and approved for use in connection with Goldman Sachs’ opinion by the management of the Company. Goldman Sachs calculated indications of net present value of the unlevered free cash flow for the RSN Subsidiaries for the years 2007 through 2013 using discount rates ranging from 12.0% to 16.0%. The analysis was based on terminal value EBITDA multiples ranging from 8.0x to 16.0x estimated 2013 EBITDA. The analysis resulted in illustrative value indications for the RSN Subsidiaries ranging from $479.5 million to $1,008.2 million before tax and from $293.0 million to $616.0 million after tax, assuming a tax rate of 38.9% provided by the management of the Company. Goldman Sachs also performed this analysis using an alternative set of forecasts for the RSN Subsidiaries prepared by the management of Fox Entertainment, as reviewed and approved in connection with Goldman Sachs’ opinion by the management of the Company. This alternative discounted cash flow analysis resulted in illustrative value indications for the RSN Subsidiaries ranging from $630.3 million to $1,337.6 million before tax and from $385.1 million to $817.3 million after tax, assuming a tax rate of 38.9% provided by the management of the Company. For purposes of performing its other analyses and rendering its opinion, Goldman Sachs assumed that the value for the RSN Subsidiaries was $552 million, as provided by the management of the Company.

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs’ opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman

Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to the Company or DIRECTV or the contemplated Exchange.

Goldman Sachs prepared these analyses for purposes of Goldman Sachs’ providing its opinion to the board of directors of the Company as to the fairness from a financial point of view to the Company of the Exchange. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of the Company, DIRECTV, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

The terms of the Exchange were determined through arms’-length negotiations between the Company and Liberty and were approved by the board of directors of the Company. Goldman Sachs provided advice to the Company during these negotiations. Goldman Sachs did not, however, recommend any specific terms of the Exchange to the Company or its board of directors or that any specific set of terms constituted the only appropriate set of terms for the Exchange.

As described above, Goldman Sachs’ opinion to the board of directors of the Company was one of many factors taken into consideration by the board of directors of the Company in making its determination to approve the Share Exchange Agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Goldman Sachs attached as Annex B to this proxy statement.

Goldman Sachs and its affiliates, as part of their investment banking business, are continually engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other transactions as well as for estate, corporate and other purposes. Goldman Sachs acted as financial advisor to the Company in connection with, and participated in certain of the negotiations leading to, the Exchange. Goldman Sachs has provided certain investment banking services to the Company and its affiliates from time to time, including having acted as (i) financial advisor to the Company in connection with its reorganization as a Delaware corporation in November 2004, (ii) sole bookrunner in connection with the public offering of the Company’s 5.3% Senior Notes due 2014 (aggregate principal amount $750,000,000) and the Company’s 6.2% Senior Notes due 2034 (aggregate principal amount $1,000,000,000) in November 2004, (iii) financial advisor to the Company in connection with the acquisition of the publicly held shares of Fox Entertainment, a subsidiary of the Company, in January 2005, (iv) financial advisor to the Company in connection with its acquisition of IGN Entertainment Inc. in September 2005, (v) financial advisor to an affiliate of the Company in connection with its acquisition of easynet Group PLC in October 2005, (vi) financial advisor to the Company in connection with its sale of Sky Radio Ltd. in February 2006, (vii) financial advisor to the Company in connection with its acquisition of a minority stake in John Fairfax Holdings Ltd. in October 2006 and (viii) financial advisor to the Company in connection with its acquisition of Federal Publishing Corp. in December 2006. Goldman Sachs has provided certain investment banking services to Liberty from time to time, including having acted as (i) financial advisor to Liberty in connection with the issuance by Liberty of Liberty Interactive and Liberty Capital tracking stock in 2006, (ii) agent in connection with five total return swaps entered into by Liberty in May 2006 and (iii) agent in connection with Liberty’s share repurchase program in May 2006. Goldman Sachs has provided investment banking services to DIRECTV from time to time, including having acted as (i) financial advisor to Hughes Electronic Corp in connection with its sale of a 34% stake of its stock to the Company in April 2003, (ii) financial advisor to DIRECTV in connection with its acquisition of certain assets of Pegasus Communications Corporation in August 2004 and (iii) lead manager in connection with the public offering of 55,000,000 shares of DIRECTV Common Stock in February 2005. Goldman Sachs also may provide investment banking services to the Company, Liberty and DIRECTV and their respective affiliates in the future. In connection with the above-described investment banking services Goldman Sachs has received, and may receive, compensation. In addition, John L. Thornton, a Senior Advisor to Goldman Sachs, is a director of the Company and was a director of DIRECTV during 2004.

Goldman Sachs is a full service securities firm engaged, either directly or through its affiliates, in securities trading, investment management, financial planning and benefits counseling, risk management, hedging, financing and brokerage activities for both companies and individuals. In the ordinary course of these activities, Goldman Sachs and its affiliates may provide such services to the Company, Liberty, DIRECTV and their respective affiliates, may actively trade the debt and equity securities (or related derivative securities) of the Company, Liberty, DIRECTV and their respective affiliates for their own account and for the accounts of their customers and may at any time hold long and short positions of such securities.

The board of directors of the Company selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the Exchange. Pursuant to a letter agreement dated June 8, 2006, the Company engaged Goldman Sachs to act as its financial advisor in connection with the contemplated Exchange. Pursuant to the terms of this engagement letter, the Company has agreed to pay Goldman Sachs a transaction fee of $20 million, a principal portion of which is payable upon consummation of the Exchange. In addition, the Company has agreed to reimburse Goldman Sachs for its expenses, including attorneys’ fees and disbursements, and to indemnify Goldman Sachs and related persons against various liabilities, including certain liabilities under the federal securities laws.

Opinion of JPMorgan

Pursuant to an engagement letter dated December 20, 2006, the Company retained JPMorgan to act as its financial advisor and to deliver a fairness opinion in connection with the Exchange. At the meeting of the board of directors of the Company on December 21, 2006, JPMorgan rendered its written opinion to the board of directors of the Company that, as of such date and based upon and subject to the factors and assumptions set forth in its opinion, the consideration to be received by the Company in exchange for the assets of Splitco in the Exchange was fair, from a financial point of view, to the Company. No limitations were imposed by the board of directors of the Company upon JPMorgan with respect to the investigations made or procedures followed by it in rendering its opinion.

The full text of JPMorgan’s opinion dated December 21, 2006, which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached as Annex C to this proxy statement and is incorporated herein by reference. The Company’s stockholders are urged to read the opinion in its entirety. JPMorgan’s opinion is addressed to the board of directors of the Company, is directed only to the consideration to be received by the Company in exchange for the assets of Splitco in the Exchange and does not constitute a recommendation to any holder of the Company’s Class B Common Stock as to how such holder should vote with respect to the Exchange or any other matter. The summary of the opinion of JPMorgan set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion.

In arriving at its opinion, JPMorgan, among other things:

•	reviewed a draft dated December 16, 2006 of the Share Exchange Agreement;

•	reviewed certain publicly available business and financial information concerning the Company, DIRECTV, and the RSN Subsidiaries and the industries in which they operate;

•	compared the financial and operating performance of the Company, DIRECTV and the RSN Subsidiaries with publicly available information concerning certain other companies JPMorgan deemed relevant and reviewed the current and historical market prices of the Company’s Class A Common Stock, the Company’s Class B Common Stock and DIRECTV Common Stock and certain publicly traded securities of such other companies;

•	reviewed certain internal financial analyses and estimates for the RSN Subsidiaries prepared by the management of the Company, and certain estimates of future financial performance contained in the DIRECTV Management Business Plans;

•	at the Company’s direction, reviewed and discussed with members of management of the Company, certain publicly available research analysts’ estimates of the future financial performance of the

Company and DIRECTV, as well as certain estimates of future financial performance contained in the DIRECTV Management Business Plans, and, also at the Company’s direction, applied certain adjustments to such estimates for purposes of JPMorgan’s use in connection with preparing this opinion (as so adjusted, the “Company Approved Estimates”); and

•	performed such other financial studies and analyses and considered such other information as it deemed appropriate for the purposes of its opinion.

JPMorgan held discussions with certain members of the management of the Company and DIRECTV with respect to certain aspects of the Exchange, and the past and current business operations of the Company, DIRECTV and the RSN Subsidiaries, the financial condition and future prospects and operations of the Company, DIRECTV and the RSN Subsidiaries, the effects of the Exchange on the financial condition and future prospects of the Company, DIRECTV and the RSN Subsidiaries, and certain other matters that JPMorgan believed necessary or appropriate to its inquiry.

JPMorgan relied upon and assumed, without assuming responsibility or liability for independent verification, the accuracy and completeness of all information that was publicly available or was furnished to or discussed with JPMorgan by the Company and DIRECTV or otherwise reviewed by or for JPMorgan. JPMorgan did not conduct and was not provided with any valuation or appraisal of any assets or liabilities, nor did JPMorgan evaluate the solvency of the Company, DIRECTV or any of their respective affiliates, including the RSN Subsidiaries, under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on the Company Approved Estimates and the other financial analyses and estimates provided to JPMorgan with respect to the RSN Subsidiaries and DIRECTV, JPMorgan assumed that they were reasonable based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company, the RSN Subsidiaries and DIRECTV to which such Company Approved Estimates or other analyses or estimates relate. JPMorgan expressed no view as to such Company Approved Estimates or other analyses or estimates or the assumptions on which they were based. JPMorgan also assumed that the Exchange would qualify as a tax-free exchange for United States federal income tax purposes, and that the definitive Share Exchange Agreement would not differ in any material respects from the draft thereof furnished to JPMorgan. JPMorgan also assumed that the representations and warranties made by the Company and Liberty in the Share Exchange Agreement and the related agreements were and would be true and correct in all ways material to JPMorgan’s analysis, that the Company would have no exposure under any indemnification obligations contained within the Share Exchange Agreement or the related agreements in any amount material to JPMorgan’s analysis and that the cash amount included in the assets of Splitco would not be adjusted in any way that would be material to JPMorgan’s analysis. JPMorgan is not a legal, regulatory or tax expert and relied on the assessments made by advisors to the Company with respect to such issues. JPMorgan further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Exchange would be obtained without any adverse effect on the Company, DIRECTV or the RSN Subsidiaries or on the contemplated benefits of the Exchange.

JPMorgan’s opinion stated that the internal financial analyses and estimates furnished to JPMorgan for the RSN Subsidiaries and the DIRECTV Management Business Plans were prepared by the managements of the Company and DIRECTV, respectively, and the Company Approved Estimates were adjusted by JPMorgan at the direction of the Company. Neither the Company nor DIRECTV publicly discloses internal analyses, estimates or business plans of the type provided to JPMorgan in connection with JPMorgan’s analysis of the Exchange, and such materials were not prepared with a view toward public disclosure. These analyses, estimates and business plans were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of management, including, without limitation, factors related to general economic and competitive conditions and prevailing interest rates. Accordingly, actual results could vary significantly from those set forth in such materials.

JPMorgan’s opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to JPMorgan as of, the date of its opinion. Subsequent developments may affect the opinion and JPMorgan does not have any obligation to update, revise, or reaffirm the opinion. JPMorgan’s opinion was limited to the fairness, from a financial point of view, of the consideration to be received by the Company in exchange for the assets of Splitco in the Exchange, and JPMorgan has expressed no opinion as to the fairness of the Exchange to the holders of any class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Exchange, nor has JPMorgan expressed any opinion as to any aspect of any other contractual arrangement the Company, DIRECTV or any of their respective affiliates may enter into in connection with the Exchange, including any non-competition or standstill undertakings in the Share Exchange Agreement or any of the ancillary agreements contemplated by the Share Exchange Agreement. JPMorgan expressed no opinion as to the price at which the Company’s Class A Common Stock, the Company’s Class B Common Stock or DIRECTV Common Stock would trade at any future time, whether before or after the closing of the Exchange.

JPMorgan was not authorized to and did not solicit any expressions of interest from any other parties with respect to the sale of all or any part of Splitco or any of its assets, any other repurchase of the shares of Company’s Class A Common Stock and Class B Common Stock or any other alternative transaction.

In accordance with customary investment banking practice, JPMorgan employed generally accepted valuation methods in reaching its opinion. The following is a summary of the material financial analyses utilized by JPMorgan in connection with providing its opinion.

Intrinsic-Value Analysis

JPMorgan compared the value of the consideration to be received by the Company (i.e. the shares of the Company’s Class A Common Stock and the Company’s Class B Common Stock) and the value of the assets of Splitco exchanged with Liberty (i.e. the shares of DIRECTV Common Stock, the RSN Subsidiaries and cash). In completing this analysis, JPMorgan used the methodologies described below to determine the per share equity reference ranges for Company Class A Common Stock and Class B Common Stock and DIRECTV Common Stock, and assumed a $550 million value for the RSN Subsidiaries and $550 million in cash. A table comparing the consideration to be received by the Company and the value of the assets of Splitco is detailed below. JPMorgan noted the net benefit accruing to the Company based on its intrinsic value analysis was $854 million to $2,645 million.

$ millions, except per share numbers	Wall Street Research Based Intrinsic-Value Analysis		JPMorgan Intrinsic-Value Analysis
	Morgan Stanley	Average of all estimates	Multiples		Discounted Cash Flow
			Low	High	Low	High
Blended price per share of the Company’s Class A Stock and the Company’s Class B Stock	$24.00	$23.83	$24.00	$29.00	$25.00	$33.00
Company shares retired	512.6	512.6	512.6	512.6	512.6	512.6

Value received by Company	$12,303	$12,218	$12,303	$14,866	$12,816	$16,917

Price per share of DIRECTV Common Stock	$22.00	$24.00	$22.00	$24.00	$21.00	$28.00
Shares of DIRECTV Common Stock received	470.4	470.4	470.4	470.4	470.4	470.4

Value	$10,349	$11,290	$10,349	$11,290	$9,879	$13,172
Value of RSN Subsidiaries and cash	1,100	1,100	1,100	1,100	1,100	1,100

Value exchanged by Company	$11,449	$12,390	$11,449	$12,390	$10,979	$14,272
Net benefit/(deficit) to Company	$854	$(172)	$854	$2,476	$1,837	$2,645

Wall Street Research Based Intrinsic-Value Analysis

JPMorgan reviewed certain publicly available research analyst target prices for each of the Company and DIRECTV. Specifically, research analyst reports selected for the Company and DIRECTV were prepared by firms that cover both companies and included Morgan Stanley, Banc of America, Lehman Brothers, UBS, Deutsche Bank, and Citigroup. The average of the selected target prices was $24.00 for DIRECTV and $23.83 for the Company. Individual prices are detailed in the table below.

Broker	Target DIRECTV Common Stock price	Target Company Class A Common Stock price
Morgan Stanley	$22.00	$24.00
Banc of America	25.00	24.00
Lehman Brothers	23.00	24.00
UBS	24.00	25.00
Deutsche Bank	30.00	24.00
Citigroup	20.00	22.00
Mean	$24.00	$23.83

JPMorgan Intrinsic-Value Analysis

Based on publicly available information, the Company Approved Estimates and market data as of December 20, 2006, JPMorgan performed multiples-based and discounted cash flow-based analyses for the purpose of determining per share equity reference ranges for the Company and DIRECTV.

Multiples Analysis

JPMorgan conducted an analysis based on multiples derived from publicly available information on the subscriber base and EBITDA of EchoStar, a publicly traded company engaged in a business that JPMorgan judged to be analogous to DIRECTV’s business. Based on the number of EchoStar’s subscribers and the total market value of EchoStar’s outstanding shares as of December 20, 2006, plus the book value of debt and minority interests, less cash and cash equivalents, JPMorgan derived multiples of $1,670 per EchoStar subscriber as of December 20, 2006, and $1,542 per EchoStar subscriber based on publicly available 2007 estimates by research analysts, and applied these multiples to the corresponding numbers of DIRECTV U.S. subscribers to calculate the value of DIRECTV U.S. Based on this analysis, JPMorgan derived implied equity values per share of DIRECTV Common Stock of between $22.07 and $22.61. JPMorgan also calculated multiples of 8.9x for EchoStar’s estimated EBITDA in 2006 and 7.2x for EchoStar’s estimated EBITDA in 2007 based on publicly available research analyst reports, and applied these multiples to the corresponding 2006 and 2007 EBITDA estimates for DIRECTV U.S. to calculate the value of DIRECTV U.S. Based on this analysis, JPMorgan derived implied equity values per share of DIRECTV Common Stock of between $22.72 and $23.68. On this basis, JPMorgan used a reference range for its multiples-based analysis of $22.00 to $24.00 per share of DIRECTV Common Stock.

For the Company, JPMorgan reviewed the publicly available financial data for selected publicly held companies in businesses similar to the Company’s following asset categories: Newspapers, Magazines and Inserts, Television Broadcasting, Cable, Filmed Entertainment, Publishing, Internet and European Direct Broadcast Satellite (“DBS”). The companies selected by JPMorgan for the purpose of this analysis are listed in the table below.

Segment
Newspapers	Magazines & Inserts	Filmed Entertainment	Internet	Cable	Television Broadcast	Publishing	DBS (Europe)
Daily Mail	Harte-Hanks	Dreamworks	Google	Viacom	Gray TV	Thomson	BSkyB
Johnston	Valassis	Lions Gate	Yahoo	Discovery	LIN TV	Scholastic	Premiere
Trinity Mirror	Catalina Marketing				Hearst -Argyle	McGraw-Hill	Sogecable
APN					Sinclair	John Whiley
Fairfax
West

Among other things, JPMorgan reviewed enterprise values, calculated as fully diluted equity value, plus the book value of debt and minority interests, less cash and cash equivalents, as a multiple of calendar year 2007 estimated EBITDA. JPMorgan then used a reference range based on the 2007 estimated EBITDA multiple for the selected companies to derive low and high implied valuations of each of the asset categories except Sky Italia, for which JPMorgan used the 2008 estimated EBITDA multiple. In addition, the implied valuation of Fox Interactive Media was calculated using the 2007 revenue multiple, and News Out of Home BV was valued using an estimate based on the Company’s recent 25% acquisition. JPMorgan used market prices as of December 20, 2006 to value the Company’s public investments, except that the Company’s investment in DIRECTV was valued using the range derived from JPMorgan’s multiples analysis for DIRECTV. Research analyst estimates were used to value the Company’s private investments. JPMorgan then summed the resulting valuations, subtracted the book value of the Company’s net debt as of September 30, 2006 (adjusted for NDS and Fairfax) and derived a range of implied equity values per share of Company stock from a low of $24.32 to a high of $28.86. Based on this analysis, JPMorgan used a reference range for its multiples-based analysis of $24.00 to $29.00 per share of Company stock.

Discounted Cash Flow Analysis

JPMorgan conducted a discounted cash flow analysis for DIRECTV and each of the Company’s asset categories. JPMorgan calculated the unlevered free cash flows expected to be generated during fiscal years 2007 through 2017 using the Company Approved Estimates through fiscal year 2010 and extrapolated by JPMorgan through fiscal year 2017. JPMorgan also calculated a range of terminal asset values at the end of the 10-year period ending 2017 by applying a terminal growth rate to the final year of the 10-year period. The unlevered free cash flows and the range of terminal asset values were then discounted to present values using a range of discount rates, which were chosen by JPMorgan based upon an analysis of the weighted average cost of capital of each of the Company and DIRECTV.

For DIRECTV, JPMorgan applied a terminal growth rate ranging from 1% to 3% of the unlevered free cash flows and used a range of discount rates from 8.0% to 8.5%. The present value of the unlevered free cash flows and the range of terminal asset values were then adjusted for DIRECTV’s cash and total debt as of September 30, 2006 and divided by the full diluted share count on a treasury method basis. The discounted cash flow analysis indicated a range of equity values of between $21.30 and $28.04 per share of DIRECTV Common Stock. Based on this analysis, JPMorgan used a reference range for its discounted cash flow analysis of $21.00 to $28.00 per share of DIRECTV Common Stock.

For the Company, JPMorgan applied terminal growth rates ranging from 1.0% to 4.0% depending on the asset, and a range of discount rates from 7.5% to 9.0% depending on the asset. Fox Interactive Media, News Out of Home BV and the Company’s public and private investments were valued in the same manner as described under the “Multiples Analysis.” JPMorgan then summed the resulting valuations, subtracted the book value of the Company’s net debt as of September 30, 2006 (adjusted for NDS and Fairfax) and derived a range of implied equity values per share of Company stock from a low of $24.53 to a high of $32.67. Based on this analysis, JPMorgan used a reference range for its discounted cash flow analysis of $25.00 to $33.00 per share of Company stock.

Pro Forma Impact Analysis

JPMorgan prepared a pro forma analysis of the potential financial impact of the Exchange on the Company based on the Company Approved Estimates. For the fiscal year 2008, JPMorgan compared the estimated earnings per share and free cash flow per share of Company stock before the Exchange, to the estimated earnings per share and free cash flow per share of Company stock after the consummation of the Exchange. Based on this analysis, the proposed Exchange would be accretive to the Company’s stockholders on earnings per share and free cash flow per share basis in the fiscal year 2008 by 8.4% and 17.6%, respectively.

Market-Based Analysis

In addition to the analyses above, JPMorgan compared the value of the consideration to be received by the Company (i.e. the shares of Company’s Class A Common Stock and Class B Common Stock) and the value of the assets of Splitco exchanged with Liberty (i.e. the shares of DIRECTV Common Stock, the RSN Subsidiaries and cash) based on market prices for Company stock and DIRECTV Common Stock, and assumed a $550 million value for the RSN Subsidiaries and $550 million in cash. JPMorgan noted that given the recent volatility in the price of DIRECTV Common Stock, an outlook period including 12-month averages was appropriate for this analysis. A table comparing the consideration to be received by the Company and the value of the assets of Splitco is detailed below.

$ millions, except per share numbers	Time horizon for comparison of Benefit/(Deficit) to Company of exchange
	Share price at 12/20/06	1-month share price average	3-month share price average	6-month share price average	12-month price average
Blended price per share of Company Class A Common Stock and Class B Common Stock	$21.92	$21.41	$21.00	$20.11	$18.72
Company shares retired	512.6	512.6	512.6	512.6	512.6

Value received by Company	$11,237	$10,973	$10,766	$10,312	$9,598

Price per share of DIRECTV Common Stock	$25.10	$23.68	$21.90	$19.74	$17.84
Shares of DIRECTV Common Stock	470.4	470.4	470.4	470.4	470.4

Value	$11,808	$11,141	$10,302	$9,284	$8,390
Value of RSN Subsidiaries and cash	1,100	1,100	1,100	1,100	1,100

Value exchanged by Company	$12,908	$12,241	$11,402	$10,384	$9,490
Net benefit/(deficit) to Company	$(1,670)	$(1,268)	$(636)	$(73)	$107

RSN Subsidiaries. Using the 2006, 2007 and 2008 EBITDA estimates for the RSN Subsidaries and the assumed value of the RSN Subsidiaries, both furnished to JPMorgan by the management of the Company, JPMorgan calculated that the implied EBITDA multiple for the RSN Subsidiaries was 19.5x for 2006, 15.8x for 2007 and 13.3x for 2008. JPMorgan then compared these implied EBITDA multiples for the RSN Subsidiaries to the range of 10x to 14x 2007 EBITDA multiples at which Discovery and Viacom trade. For purposes of performing its analyses and rendering its opinion, JPMorgan assumed that the value of the RSN Subsidiaries was $550 million, as provided by the management of the Company.

The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by JPMorgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. JPMorgan believes that the foregoing summary and its analyses must be considered as a whole and that selecting portions of the foregoing summary and these analyses, without considering all of its analyses as a whole, could create an incomplete view of the processes underlying the analyses and its opinion. In arriving at its opinion, JPMorgan did not attribute any particular weight to any analyses or factors considered by it and did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support its opinion. Rather, JPMorgan considered the totality of the factors and analyses performed in determining its opinion. Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by JPMorgan are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, JPMorgan’s analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be bought or sold. EchoStar is not identical to DIRECTV, but it was chosen because it is a publicly traded company with operations and businesses that, for purposes of JPMorgan’s analysis, may be considered similar to those of DIRECTV. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of EchoStar and DIRECTV and other factors that could affect these companies.

As a part of its investment banking business, JPMorgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. JPMorgan was selected to advise the Company and to deliver an opinion to the board of directors of the Company with respect to the Exchange on the basis of such experience and its familiarity with the Company.

JPMorgan has acted as financial advisor to the Company with respect to the proposed Exchange and will receive a transaction fee of $5 million from the Company for its services if the proposed Exchange is consummated. In addition, the Company has agreed to indemnify JPMorgan for certain liabilities arising out of its engagement. In the past, JPMorgan and its affiliates have performed a variety of investment banking and commercial banking services for each of the Company, DIRECTV and Liberty and their respective affiliates, all for customary compensation. Specifically, such services for the Company and its subsidiaries have included acting as financial advisor to the Company in connection with its exchange offer for the 17.9% publicly-held interest in Fox Entertainment in January 2005, acting as financial advisor to the Company in connection with its acquisition of Intermix Media in July 2005, and acting as joint bookrunner for a bond offering for the Company’s affiliate, British Sky Broadcasting plc, in September 2005. Such services for DIRECTV and its affiliates have included acting as lead arranger and bookrunner for a credit facility for DIRECTV’s then subsidiary, Hughes Network Systems, in May 2005, acting as syndication agent and co-lead arranger for a secured credit facility for DIRECTV in April 2005, and acting as a co-manager of an offering of Common Stock of DIRECTV in February 2005. Such services for Liberty and its affiliates have included acting as agent bank in connection with certain unsecured credit facilities of Liberty’s subsidiary, QVC, in March 2006. In addition, JPMorgan and its affiliates have performed a variety of investment banking and commercial banking services for Liberty Global, Inc. (“LGI”), a separate publicly-traded company of which Dr. John Malone, chairman of the board of directors and significant stockholder of Liberty, is the chairman of the board of directors and significant stockholder. Such services for LGI and its affiliates have included acting as joint bookrunner in connection with the initial public offering of common equity of Telenet in October 2005, acting as financial advisor and financing arranger for LGI, in connection with its acquisition of Cablecom Holdings AG in September, 2005, acting as financial advisor to LGI in connection with the sale of its 22% stake in SBS Broadcasting in August 2005, and acting as joint bookrunner on a eurobond offering by LGI’s affiliate, UPC Holding, in July 2005. JPMorgan also acted as financial advisor to the Company in connection with its acquisition of its stake in DIRECTV in 2003. In addition, Sir Rod Eddington, a Managing Director and Non-Executive Chairman of one of JPMorgan’s affiliates, is a director of the Company.

JPMorgan and its affiliates maintain banking and other business relationships with the Company and its affiliates, for which they receive customary fees. In the ordinary course of their businesses, JPMorgan and its affiliates may actively trade the debt and equity securities of the Company, DIRECTV or Liberty for their own accounts or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities.

THE SHARE EXCHANGE AGREEMENT

This section of the proxy statement describes the material provisions of the Share Exchange Agreement but does not purport to describe all of the terms of the Share Exchange Agreement. The following summary is qualified in its entirety by reference to the complete text of the Share Exchange Agreement, which is attached as Annex A to this proxy statement and incorporated into this proxy statement by reference. We urge you to read the full text of the Share Exchange Agreement because it is the legal document that governs the Exchange. This section is not intended to provide you with any other factual information about us. Such information can be found elsewhere in this proxy statement and in the public filings we make with the SEC, as described in the section entitled “Where You Can Find Additional Information” beginning on page 19. Capitalized terms used, and not otherwise defined, in this summary will have the meanings given to them in the Share Exchange Agreement.

The Exchange

On December 22, 2006, the Company and Liberty entered into the Share Exchange Agreement which provides for, among other things, the exchange of (i) 324,637,067 shares of the Company’s Class A Common Stock and 188,000,000 shares of the Company’s Class B Common Stock, in each case, owned by the Liberty Stockholders for (ii) all of the issued and outstanding shares of Splitco. We refer to this transaction as the “Exchange” in this proxy statement. Upon the terms and subject to the conditions set forth in the Share Exchange Agreement, the Company has agreed that, prior to the consummation of the Exchange and subject to the terms and conditions contained in the Share Exchange Agreement, the Company will effect the Company Restructuring, as discussed below. The consummation of the Exchange and the other transactions contemplated pursuant to the Share Exchange Agreement will take place on the third business day following the date on which the last of the unsatisfied or unwaived conditions specified in the Share Exchange Agreement have been satisfied or waived (other than those conditions contemplated to be satisfied simultaneously with, or only capable of being satisfied simultaneously with, the consummation of the Exchange, but subject to the satisfaction or waiver of those conditions), or at such other time and place as agreed in writing by the parties. We refer to the date of such consummation of the Exchange and the other transactions contemplated pursuant to the Share Exchange Agreement as the “Closing Date.”

The Company has agreed that, prior to the consummation of the Exchange and subject to the terms and conditions contained in the Share Exchange Agreement, the Company will transfer to Splitco (i) all of the shares of common stock of DIRECTV held by the Company and its subsidiaries as of such date, (ii) all ownership interests in each of the RSN Subsidiaries and (iii) cash in an amount equal to $550 million, subject to adjustment based on the working capital of the RSN Subsidiaries.

After the consummation of the Exchange and the other transactions contemplated in the Share Exchange Agreement, Splitco will become a wholly-owned subsidiary of Liberty and the shares of the Company’s Class A and Class B Common Stock currently held by Liberty will cease to be outstanding.

Working Capital Adjustment

The Share Exchange Agreement contains a working capital adjustment mechanism which adjusts the amount of cash to be contributed to Splitco in connection with the Exchange on the basis of the assumption that the net working capital of the RSN Subsidiaries, on a consolidated basis (as calculated pursuant to the Share Exchange Agreement), will be equal to zero at the time of the consummation of the Exchange. The $550 million cash amount to be contributed to Splitco by the Company in connection with the Exchange shall be increased or decreased, on a dollar-for-dollar basis by any amounts by which the net working capital of the RSN Subsidiaries, on a consolidated basis, at the time of the consummation of the Exchange, is less than or exceeds, respectively, zero.

Representations and Warranties

The Share Exchange Agreement contains representations and warranties of the parties thereto made to and solely for the benefit of each other. The assertions embodied in those representations and warranties are qualified by information in a confidential disclosure letter that the parties have exchanged in connection with signing the Share Exchange Agreement and that modifies, qualifies and creates exceptions to the representations and warranties contained in the Share Exchange Agreement. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts because (1) in certain cases, they were made only as of the date of the Share Exchange Agreement or a prior specified date, (2) in some cases they are subject to qualifications with respect to materiality, “Material Adverse Effect,” and knowledge and (3) they are modified in part by the underlying disclosure letter. The disclosure letter contains information that has been included in the Company’s prior public disclosures, as well as non-public information. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Share Exchange Agreement, which subsequent information may not be fully reflected in the Company’s public disclosures.

The Share Exchange Agreement contains various representations and warranties made by the Company relating to, among other things:

•	corporate organization and good standing;

•	capitalization of Splitco;

•	corporate power and authority;

•	vote of the Company’s stockholders required to approve the Exchange;

•	absence of conflicts that would affect the Exchange;

•	consents and approvals required in connection with the Exchange;

•	compliance with laws applicable to the Transferred Business;

•	intellectual property rights of the RSN Subsidiaries;

•	title to real estate and other assets of the Transferred Business, and condition and sufficiency of such assets;

•	environmental matters relating to the Transferred Business;

•	litigation against the RSN Subsidiaries or Splitco and litigation relating to the Exchange;

•	employee benefit plans relating to the employees of the RSN Subsidiaries;

•	material contracts of Splitco and the RSN Subsidiaries;

•	labor matters relating to the employees of the RSN Subsidiaries;

•	RSN Subsidiary financial information;

•	permits held by the RSN Subsidiaries;

•	tax matters relating to Splitco and the RSN Subsidiaries;

•	guarantees of Splitco and the RSN Subsidiaries;

•	title to the DIRECTV Shares;

•	transactions between DIRECTV and the Company; and

•	scope of Liberty’s representations and warranties under the Share Exchange Agreement.

Many of the Company’s representations and warranties are qualified by materiality or by a “Material Adverse Effect” on the Transferred Business standard. For purposes of the Share Exchange Agreement, a “Material Adverse Effect” is defined to mean, with respect to any entity or the Transferred Business, any change, effect, event, occurrence, development, condition or circumstance that, individually or in the aggregate with all other adverse changes, effects, events, occurrences, developments, conditions or circumstances, is, or is reasonably likely to be, materially adverse to the business, operations, results of operations, assets, liabilities, or condition (financial or otherwise) of such entity and its subsidiaries, taken as a whole, or the Transferred Business, taken as a whole, as the case may be, or on the ability of such entity to consummate the Exchange and other transactions contemplated by the Share Exchange Agreement, other than any change, effect, event, occurrence, development, condition or circumstance resulting from, or relating to:

•	the United States economy in general;

•	the industry in which the Company or the Transferred Business operates in general, and not having a materially disproportionate effect (relative to the effect on other persons operating in such industry) on the Company or the Transferred Business.

In addition, for the purposes of any determination as to the existence of a “Material Adverse Effect” with respect to Splitco, Splitco’s assets shall be deemed to consist of the following as of the time of such determination (i) all issued and outstanding equity interests of each RSN Subsidiary and (ii) the DIRECTV Shares; provided that any determination as to the existence of a “Material Adverse Effect” with respect to Splitco shall be made after taking into account (without duplication) any amounts actually recovered, under any insurance policy maintained by the Company or any of its affiliates or DIRECTV, and/or by the Company, any affiliate of the Company or DIRECTV from any other third party, and, in each case, after giving effect to the application of any such amounts for the benefit of Splitco, the RSN Subsidiaries or DIRECTV.

The Share Exchange Agreement provides that no change, effect, event or occurrence arising or resulting from any of the following, either alone or in combination, shall constitute or be taken into account in determining whether there has been, a Material Adverse Effect:

•	the announcement or performance of the Share Exchange Agreement and the transactions contemplated thereby (including compliance with the covenants set forth therein, or any action taken or omitted to be taken by the Company, any RSN Subsidiary, Splitco or DIRECTV at the request or with the prior written consent of Liberty), including, to the extent arising therefrom, any termination of, reduction in or similar negative impact on relationships, contractual or otherwise, with any customers, suppliers, distributors, partners or employees of the Transferred Business or DIRECTV;

•	acts of war or terrorism or natural disasters;

•	changes in any laws or regulations or applicable accounting regulations or principles or the interpretations thereof;

•	the fact, in and of itself (and not the underlying causes thereof) that any RSN Subsidiary, Splitco or DIRECTV failed to meet any projections, forecasts, business plans or revenue or earnings predictions for any period; or

•	any change, in and of itself (and not the underlying causes thereof) in the stock price of the shares of the Company common stock held by Liberty or the Liberty Stockholders or the DIRECTV Shares held by the Company.

The Share Exchange Agreement contains various representations and warranties, made by Liberty, relating to, among other things:

•	corporate organization and good standing;

•	corporate power and authority;

•	the absence of any stockholder approvals required to approve the Exchange;

•	absence of conflicts that would affect the Exchange;

•	consents and approvals required in connection with the Exchange;

•	title to the shares of the Company’s Class A and Class B Common Stock owned by Liberty and the Liberty Stockholders;

•	litigation;

•	governmental actions;

•	FCC matters; and

•	scope of the Company’s representations and warranties under the Share Exchange Agreement.

Certain Covenants and Agreements

Stockholder Vote

The Company has agreed, subsequent to December 22, 2006 and unless the Share Exchange Agreement has been earlier terminated, to, acting through its board of directors, establish a record date for, duly call, give notice of, convene and hold a meeting of the holders of the Company’s Class B Common Stock for the purpose of voting upon the approval of the Exchange. In connection with such vote, the Company will use its reasonable best efforts to obtain both the requisite quorum and the requisite approval, including by soliciting from its stockholders proxies in favor of the approval of the Exchange.

Change in Recommendation

Pursuant to the Share Exchange Agreement, at anytime prior to the approval of the Exchange by the stockholders of the Company , the board of directors of the Company may, in the exercise of its fiduciary duties, fail to make, withdraw, modify or change in a manner adverse to Liberty its recommendation that the Company stockholders vote in favor of the Share Exchange Agreement (a “Change in Recommendation”). In such event, and after such date, the Company shall have no obligation to solicit from its stockholders proxies in favor of the approval of the Exchange. However, the Company will still be obligated to convene and hold the Special Meeting, unless the Share Exchange Agreement is terminated in accordance with its terms.

Appropriate Action; Consents; Filings

The parties have agreed to use their respective reasonable best efforts to consummate the transactions contemplated by the Share Exchange Agreement and to cause all of the conditions to the consummation of the Exchange to be satisfied, including:

•	obtaining all necessary consents and approval from governmental authorities or other persons;

•	defending any lawsuits or other actions challenging the Share Exchange Agreement or the consummation of the transactions contemplated thereby;

•	making all filings and submissions required to be made under the HSR Act by the Company, Liberty and DIRECTV and preparing and submitting any applications necessary to receive the FCC Consent; and

•	providing notice or obtaining consents from any third-parties necessary for the consummation of the transactions contemplated by the Share Exchange Agreement.

The parties have further agreed to use their respective reasonable best efforts to resolve any objections or challenges of any governmental authorities to the Share Exchange Agreement or the transactions contemplated thereby, including the Exchange. Specifically, the Share Exchange Agreement provides that Liberty and the Company shall be required to (and, to the extent required by any governmental authority, shall cause their respective current and future subsidiaries to), propose, negotiate, commit to and enter into one or more settlements, undertakings, conditions, consent decrees, stipulations and other agreements with or to one or more governmental authorities in connection with the Exchange and the other transactions contemplated by the Share Exchange Agreement (including obtaining the requisite consent of such governmental authorities). Such settlements may require Liberty or the Company to restructure the operations of, or sell or otherwise divest or dispose of, assets and/or the assets of their respective current and future subsidiaries.

However, neither Liberty nor any of its subsidiaries shall be required to take (or commit to take) any such action:

•	if any such actions would reasonably be expected to have a material adverse effect on the business or operations of Liberty and its subsidiaries or any of their cable, television (including video or electronic home shopping) or satellite businesses, or

•	if the board of directors of Liberty determines, in good faith, that the taking of such actions would be reasonably likely to have a Material Adverse Effect on Splitco.

Neither the Company, nor any of its subsidiaries shall be required to take (or commit to take) any such action:

•	if the board of directors of the Company determines, in good faith, that the taking of such actions would be reasonably expected to have a Material Adverse Effect on Splitco, without the prior written consent of Liberty, or

•	if any such actions would reasonably be expected to have a Material Adverse Effect on the business or operations of the Company and its subsidiaries or any of their cable programming or television businesses.

Conduct of the Business by the Company

Under the Share Exchange Agreement, the Company has agreed that, subject to certain exceptions, between December 22, 2006 and the Closing Date, it will:

•	vote or cause its affiliates to vote all the DIRECTV Shares against any action by DIRECTV or any of its subsidiaries outside of the ordinary course of business;

•	cause Splitco and the RSN Subsidiaries to conduct the Transferred Business only in the ordinary course of business consistent with past practice;

•	preserve intact the Transferred Business, its employees and relevant business relationships; and

•	not take any action that would violate the terms of the DIRECTV Non-Competition Agreement or the RSN Non-Competition Agreement to be entered into in connection with the Share Exchange Agreement (for a more detailed description of the DIRECTV Non-Competition Agreement and the RSN Non-Competition Agreement, see “Ancillary Agreements” below).

The Company has further agreed that, subject to certain exceptions, the Company will cause each of Splitco and the RSN Subsidiaries not to:

•	amend its charter, bylaws or other organizational documents;

•	issue, grant, sell or deliver any shares of its capital stock or other equity interests or securities (including convertible securities, options, warrants or rights of any kind to acquire such);

•	split, combine, reclassify or exchange the outstanding shares of its capital stock or other equity interests or securities;

•	redeem, purchase or otherwise acquire, directly or indirectly, any shares of its capital stock or any other equity interests or securities;

•	adopt or authorize any of its stock or equity appreciation rights, restricted stock or equity, stock or equity purchase, stock or equity bonus or similar plan, arrangement or agreement;

•	make any other changes in its capital structure, partnership or membership structure;

•	make any change in any method of financial accounting or financial accounting principles, practice or policy employed by or applicable to it, except for any such change required by reason of a concurrent change in United States generally accepted accounting principals (GAAP);

•	except to the extent sold or otherwise disposed of in the ordinary course of business consistent with past practices, sell, lease (as lessor), mortgage, pledge or otherwise dispose of any of its material assets;

•	except in certain circumstances, make any loans or advances to, investments in, or guarantees for the benefit of, any person, except for travel and similar advances made to employees, officers or directors, in the ordinary course of business, or engage in or amend, or modify, or extend any contract, arrangement, commitment or transaction with any affiliate of the Company which will continue in full force and effect following the consummation of the Exchange;

•	declare or pay any dividend or make any other distribution to its stockholders whether or not upon or in respect of any shares of its capital stock or equity interest;

•	except to the extent required pursuant to the terms of any employee benefit plan in effect on the date hereof, (i) increase salary, wages or other compensation (including any bonuses, commissions and any other payments) of any employee to be transferred whose annual salary, wages and such other compensation is, or after giving effect to such change would be, in the aggregate, $150,000 or more per annum; (ii) hire any new employee who would be transferred or enter into a contract with any consultant to perform services relating to it, in each case on terms providing for annual salary, wages and other compensation, in the aggregate, of $150,000 or more per annum; (iii) adopt, enter into or amend any employee benefit plan, except as required by applicable law or applicable to all participants of such plan; provided that such plan does not disproportionately affect the transferred employees; or (iv) adopt, enter into or amend any collective bargaining agreement or other labor union contract, employee benefit plan or employment agreement applicable solely to transferred employees, or enter into any contract, commitment or arrangement with respect to any of the foregoing; provided that the Company may transfer the employment of each employee to be transferred who is not already employed by one of the RSN Subsidiaries to the applicable RSN Subsidiary;

•	other than in certain cases, pay, discharge or satisfy liabilities;

•	cancel any Indebtedness or waive or assign any claims or rights (tangible and intangible), except in the ordinary course of business and consistent with past practices;

•	(i) incur or assume or become obligated with respect to any indebtedness or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities, or guarantee any debt securities of another person, except, in each case, in the ordinary course of business consistent with past practices, (ii) secure any of its outstanding unsecured indebtedness or provide additional security for any of its outstanding secured indebtedness or (iii) except in the ordinary course of business consistent with past practices, incur, impose or permit to exist any encumbrance on any asset;

•	(i) other than in the ordinary course of business, enter into any material contract or terminate, renew, modify or amend any material contracts or (ii) cancel or terminate, or permit to be cancelled or terminated, any material insurance relating to the Transferred Business or any related assets;

•	(i) acquire any business or significant assets and properties of any person (whether by merger, consolidation or otherwise); (ii) make any capital contribution or investment (or agree to make any capital contribution or investment) in or acquire any securities or debt or equity interests in any other person; or (iii) except as necessary in the ordinary course of business consistent with past practices, dispose of, grant, or obtain, or permit to lapse any rights to, any material intellectual property;

•	except in certain circumstances, settle any actions in a manner in which the settlement of such action would materially adversely affect the conduct of the Transferred Business following the Closing Date.

Conduct of the Business by Liberty

Under the Share Exchange Agreement, Liberty has agreed that, subject to certain exceptions, between December 22, 2006 and the Closing Date, neither it nor any of its subsidiaries will make any acquisition of any interest in an organization that holds an FCC license if such acquisition would be reasonably expected to prevent or materially delay the receipt of the FCC Consent.

Standstill Arrangements

The Share Exchange Agreement provides that for ten (10) years following the date thereof, neither Liberty nor any of its affiliates will acquire any securities or assets of the Company, participate in any proxy contest involving the Company or take certain related actions, except for the acquisition of third parties that hold such securities, provided that such holdings are promptly sold down to 2% or less of the total outstanding shares of the applicable class of equity securities. These obligations will automatically terminate prior to the end of such ten (10) year period upon the occurrence of any of the following:

•	the termination of the Share Exchange Agreement;

•	the sale of all or substantially all of the Company’s assets; or

•	consummation of a change of control transaction involving the Company.

In addition, the Share Exchange Agreement provides that for ten (10) years following the date thereof, neither the Company nor any of its affiliates will acquire any securities or assets of Liberty, DIRECTV or their respective affiliates, participate in any proxy contest involving Liberty, DIRECTV or their respective affiliates or take certain related actions, except for the acquisition of third parties that hold such securities, provided that such holdings are promptly sold down to 2% or less of the total outstanding shares of the applicable class of equity securities. These obligations will automatically terminate prior to the end of such ten (10) year period upon the occurrence of any of the following:

•	the termination of the Share Exchange Agreement;

•	solely with respect to the securities of Liberty or DIRECTV, as applicable, the sale of all or substantially all of Liberty’s or DIRECTV’s, as applicable, assets;

•	solely with respect to the securities of Liberty or DIRECTV, as applicable, the consummation of a change of control transaction involving Liberty or DIRECTV, as applicable; and

•	solely with respect to the securities of DIRECTV, Liberty’s disposition of 50% or more of the DIRECTV Shares acquired by it in the transaction.

Concurrently with the execution of the Share Exchange Agreement, each of Dr. Malone and Mr. Murdoch has agreed, in separate side letters, to corresponding standstill obligations, subject to their fiduciary obligations, binding on themselves and their affiliates.

No Solicitation

Under the Share Exchange Agreement, the Company has agreed, from December 22, 2006 until the consummation of the Exchange or the earlier termination of the Share Exchange Agreement, not to, and not to authorize or permit any of its subsidiaries or any of its or their respective representatives and affiliates to, solicit, or enter into any discussions regarding, any third party proposal to acquire the DIRECTV Shares or any of the RSN Subsidiaries.

Liberty has agreed to corresponding obligations with respect to the shares of Company common stock which it owns.

Third Party Acquisition Proposals for DIRECTV

Under the Share Exchange Agreement, the Company has further agreed, in its capacity as a stockholder of DIRECTV, to take reasonable actions to cause DIRECTV not to solicit or enter into any discussions with any third party regarding a business combination or sale of all or a substantial portion of DIRECTV’s assets. This covenant does not prohibit any DIRECTV director from exercising his or her fiduciary duties under applicable law.

In addition, under the Share Exchange Agreement, the Company has agreed that from December 22, 2006 until the consummation of the Exchange, it will (i) vote its DIRECTV Shares against any proposed business combinations between DIRECTV and a third party, (ii) not solicit proxies in favor of such a transaction and (iii) not tender its DIRECTV Shares in any third party tender offer for DIRECTV. In the event the Share Exchange Agreement is terminated by the Company or Liberty due to the failure of the Company to obtain the ASX Stockholder Approval or the Disinterested Stockholder Approval or by Liberty, due to a Change in Recommendation by the Company, the obligations of the Company described in the preceding sentence shall continue until the date that is six (6) months from the date of such termination, and, solely with respect to any transaction in respect of at least a majority of DIRECTV’s outstanding shares or all or substantially all of DIRECTV’s assets with respect to which a bona fide written proposal was publicly announced and not withdrawn prior to such termination, until the date that is twelve (12) months from the date of such termination.

DIRECTV Charter Restrictions

The parties have agreed, from December 22, 2006 until the consummation of the Exchange, not to, and to cause their respective affiliates not to, propose to the board of directors of DIRECTV, nor enter into any discussion with the board of directors of DIRECTV regarding, any amendment to the DIRECTV certificate of incorporation or bylaws. To the extent any such amendment is proposed between December 22, 2006 and the consummation of the Exchange, the Company has agreed to publicly state its intention to vote against such proposal and to cause all of its DIRECTV Shares to vote against such proposal, unless Liberty has consented to the Company voting in favor of such proposal.

Conditions to the Exchange

Conditions to Each Party’s Obligations

Each party’s obligation to consummate the transactions contemplated by the Share Exchange Agreement, including the Exchange, is subject to satisfaction or waiver of the following conditions:

•	no governmental authority of competent jurisdiction located in the United States shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order of any nature that prohibits, enjoins or restrains the consummation of the transactions contemplated by the Share Exchange Agreement, including the Exchange;

•	any waiting period (and any extension thereof) applicable to the consummation of the transactions contemplated by the Share Exchange Agreement, including the Exchange, under the HSR Act shall have expired or been terminated;

•	the Tax Matters Agreement, executed concurrently with the Share Exchange Agreement, and the Global Affiliation Agreement Side Letter, to be executed by the Company and Liberty prior to the consummation of the Exchange, setting forth certain terms applicable to the RSN Subsidiaries’ post-Closing participation in certain affiliation arrangements currently in place between the Company’s regional sports networks and certain third party cable networks, shall be in full force and effect (for a more detailed description of the Tax Matters Agreement, see “Tax Matters Agreement” below); and

•	the Company shall have obtained the ASX Stockholder Approval.

Conditions to Liberty’s Obligations

The obligation of Liberty to consummate the transactions contemplated by the Share Exchange Agreement, including the Exchange, is subject to the satisfaction or waiver of the following additional conditions:

•	truth and accuracy of the representations and warranties of the Company in both the Share Exchange Agreement and the Tax Matters Agreement, except for inaccuracies in the representations made by the Company (other than the representations relating to the capitalization of Splitco and title to the DIRECTV Shares, which must be true and correct in all respects) that would not have a Material Adverse Effect on Splitco;

•	performance in all material respects by the Company of its obligations under the Share Exchange Agreement and the Tax Matters Agreement;

•	delivery of the requisite items by the Company to Liberty and the Liberty Stockholders pursuant to the Share Exchange Agreement, including executed copies of the ancillary agreements to be entered into by the Company, Liberty, Splitco, the RSN Subsidiaries and certain of their respective affiliates in connection with the Exchange;

•	the absence of a Material Adverse Effect on Splitco;

•	the Company and Liberty shall have received private letter rulings from the IRS substantially to the effect that, for U.S. federal income tax purposes, no gain or loss will be recognized by the Company or any of its affiliates or the Liberty Stockholders on the Exchange;

•	Liberty shall have received an opinion from its tax counsel substantially to the effect that, for U.S. federal income tax purposes, no gain or loss will be recognized by the Liberty Stockholders on the Exchange; and

•	the FCC Consent shall have been obtained.

Conditions to the Company’s Obligations

Our obligation to consummate the transactions contemplated by the Share Exchange Agreement, including the Exchange, is subject to the satisfaction or waiver of the following further conditions:

•	truth and accuracy of the representations and warranties of Liberty in both the Share Exchange Agreement and the Tax Matters Agreement, except for inaccuracies in the representations made by Liberty (other than the representations relating to title to the shares of Company common stock held by Liberty subject to the Exchange, which must be true and correct in all respects) that would not have a Material Adverse Effect (as defined above) on Liberty’s ability to consummate the transactions contemplated by the Share Exchange Agreement;

•	performance in all material respects by Liberty of its obligations under the Share Exchange Agreement and the Tax Matters Agreement;

•	delivery of the requisite items by Liberty to the Company pursuant to the Share Exchange Agreement, including executed copies of the ancillary agreements to be entered into by the Company, Liberty and certain of their respective affiliates in connection with the Exchange;

•	the Company shall have obtained the Disinterested Stockholder Approval;

•	the Company and Liberty shall have received private letter rulings from the IRS substantially to the effect that, for U.S. federal income tax purposes, no gain or loss will be recognized by the Company or any of its affiliates or the Liberty Stockholders on the Exchange;

•	the Company shall have received a private letter ruling from the IRS substantially to the effect that, for U.S. federal income tax purposes, no gain or loss will be recognized by the Company or any of its affiliates on the Company Restructuring;

•	the Company shall have received an opinion from its tax counsel substantially to the effect that, for U.S. federal income tax purposes, no gain or loss will be recognized by the Company or any of its affiliates on the Company Restructuring or the Exchange; and

•	the FCC Consent shall have been obtained.

Termination

The Share Exchange Agreement may be terminated and the Exchange and the other transactions contemplated thereby abandoned at any time prior to the consummation of such transactions and before or after approval of the Exchange by the Company’s stockholders:

•	by mutual written consent of the Company and Liberty;

•	by either the Company or Liberty upon:

•	written notice to the other if the Exchange has not been consummated on or before December 22, 2007; provided that if, as of December 22, 2007, all conditions have been satisfied other than any of the conditions relating to obtaining the FCC Consent and the required IRS private letter rulings, then such date shall be extended until March 22, 2008;

•	written notice to the other if the Company does not obtain the ASX Stockholder Approval by reason of the failure to obtain the required vote at the Special Meeting or any adjournment thereof;

•	written notice to the other if the Company does not obtain the Disinterested Stockholder Approval by reason of failure to obtain the required vote at the Special Meeting or any adjournment thereof; provided that Liberty may only exercise this termination right if the Company has not waived the condition to its obligation to consummate the Exchange relating to the Disinterested Stockholder Approval within the ten (10) business days following the Special Meeting or adjournment thereof;

•	written notice to the other, if there is in effect a final, non-appealable order of a court or government administrative agency of competent jurisdiction permanently restraining or otherwise prohibiting the transactions contemplated by the Share Exchange Agreement; provided, however, that the party seeking to terminate the Share Exchange Agreement must have used its reasonable best efforts to remove such order and except where the issuance of such final, non-appealable order was due primarily to the failure to fulfill any obligation of the Share Exchange Agreement by the party wishing to terminate.

•	by the Company, upon written notice to Liberty, if there has been a breach by Liberty of any representation, warranty, covenant or agreement contained in the Share Exchange Agreement or the Tax Matters Agreement which would result in a failure of a condition to the Company’s obligation to consummate the Exchange and either cannot be cured prior to December 22, 2007, or is not cured within forty-five (45) days after the Company shall have given Liberty written notice stating the Company’s intention to terminate;

•	by Liberty, upon written notice to the Company, if there has been a breach by the Company of any representation, warranty, covenant or agreement contained in the Share Exchange Agreement or the Tax Matters Agreement which would result in a failure of a condition to Liberty’s obligation to consummate the Exchange and either cannot be cured prior to December 22, 2007, or is not cured within forty-five (45) days after Liberty shall have given the Company written notice stating Liberty’s intention to terminate;

•	by Liberty, if there shall have occurred following the date of the Share Exchange Agreement a Material Adverse Effect on Splitco which is continuing and has not been cured within thirty (30) days after Liberty shall have given the Company written notice stating Liberty’s intention to terminate; or

•	by Liberty, upon written notice to the Company, if the Company has made a Change in Recommendation; provided that such right to terminate shall terminate ten (10) business days following the earlier of the date notice of such Change in Recommendation is filed with the SEC and the date Liberty receives written notice from the Company of such Change in Recommendation.

Termination Fees

The Company must pay to Liberty a termination fee of $100 million in cash if the Share Exchange Agreement is terminated by either the Company or Liberty:

•	due to the failure by the Company to obtain, at the Special Meeting or any adjournment thereof, the ASX Stockholder Approval (and the votes associated with the shares owned by the Murdoch Interests are disregarded under the ASX Rules for purposes of determining whether the ASX Stockholder Approval has been obtained); or

•	due to the failure by the Company to obtain the Disinterested Stockholder Approval at the Special Meeting or any adjournment thereof and prior to the Special Meeting there has not been a Change in Recommendation by the Company, nor waiver by the Company within ten (10) days of the condition to the Company’s obligation to consummate the Exchange relating to the Disinterested Stockholder Approval.

The Company must pay to Liberty a termination fee of $300 million in cash if the Share Exchange Agreement is terminated:

•	by either the Company or Liberty, due to the failure by the Company to obtain the Disinterested Stockholder Approval at the Special Meeting or any adjournment thereof and prior to the Special Meeting the Company had made a Change in Recommendation; or

•	by either the Company or Liberty, due to the failure by the Company to obtain the ASX Stockholder Approval (and the votes associated with the shares owned by the Murdoch Interests are not disregarded under the ASX Rules for purposes of determining whether the ASX Stockholder Approval has been obtained); or

•	by Liberty, due to a Change in Recommendation.

Indemnification

Indemnification by the Company

Subject to certain limitations set forth in the Share Exchange Agreement, following the consummation of the Exchange, the Company will indemnify Liberty, its affiliates and their respective stockholders, members, partners, officers, directors, employees and representatives against damages arising out of or resulting from:

•	any breach of a representation or warranty made by the Company in the Share Exchange Agreement; and

•	any breach or failure by the Company to perform any covenant or agreement made by the Company in the Share Exchange Agreement.

However, the Share Exchange Agreement provides that, subject to the exceptions described below, the aggregate liability of the Company for indemnification with respect to damages arising out of or resulting from breaches of representations and warranties shall not exceed $75 million. In addition, the Company will not be liable for indemnification with respect to damages arising out of or resulting from breaches of representations and warranties unless and until the aggregate amount of such damages exceeds $12 million, and then only for the amount by which such damages exceed $12 million. The foregoing limitations do not apply to any breach or failure to be true of any of the Company’s representations and warranties regarding the organization and good standing of the Company and the RSN Subsidiaries, capitalization of Splitco, the corporate power and authority of the Company, certain related entities and Splitco to consummate the transactions contemplated by the Share Exchange Agreement, the required votes of the Company’s stockholders, title to the DIRECTV Shares, brokers and finders and the scope of Liberty’s representations and warranties.

Indemnification by Liberty

Subject to certain limitations set forth in the Share Exchange Agreement, following the consummation of the Exchange, Liberty will indemnify the Company, its affiliates, and their respective stockholders (other than Liberty and any of its affiliates), members, partners, officers, directors, employees and representatives against damages arising out of or resulting from:

•	any breach of a representation or warranty made by Liberty in the Share Exchange Agreement;

•	any breach or failure by Liberty to perform any covenant or agreement made by Liberty in the Share Exchange Agreement.

However, the Share Exchange Agreement provides that, subject to the exceptions described below, the aggregate liability of Liberty for indemnification with respect to damages arising out of or resulting from breaches of representations and warranties shall not exceed $75 million. In addition, Liberty will not be liable for indemnification with respect to damages arising out of or resulting from breaches of representations and warranties unless and until the aggregate amount of such damages exceeds $12 million, and then only for the amount by which such damages exceed $12 million. The foregoing limitations do apply to any breach or failure to be true of any of Liberty’s representations and warranties regarding the organization and good standing of Liberty and the Liberty Stockholders, the corporate power and authority of Liberty and the Liberty Stockholders to consummate the transactions contemplated by the Share Exchange Agreement, the lack of any required votes of Liberty’s stockholders, the shares of the Company owned by Liberty and the Liberty Stockholders, brokers and finders and the scope of the Company’s representations and warranties.

Employee Matters

Pursuant to the Share Exchange Agreement, Liberty agreed that, effective as of the Closing Date, each transferred employee, including any such employee on approved leave of absence (whether family leave, workers’ maternity or parental leave, workers’ compensation, short-term and long-term disability, medical leave or otherwise) shall be employed in a substantially comparable position to the position in which such transferred employee was employed immediately prior to Closing Date. As of and for no less than one year following the consummation of the Exchange, Liberty shall, and shall cause its affiliates to, provide the transferred employees who remain employed with Liberty and its affiliates with the same rate of base salary and wages and commissions and with employee benefit and compensation plans, programs and arrangements that are substantially equivalent in the aggregate to those provided to similarly situated employees of Liberty and its affiliates.

In addition, any transferred employee who became entitled to short-term or long-term disability benefits under certain employee benefit plans prior to the consummation of the Exchange shall be entitled to continue to receive such benefits under the terms of such plans until his or her return to active employment, so long as such benefits are payable pursuant to third-party insurance coverage. Pursuant to the Share Exchange Agreement, the Company agreed to use commercially reasonable efforts to cause the insurance policies underlying such plans to provide for such payments.

Notwithstanding anything to the contrary contained in the Share Exchange Agreement, Liberty and its affiliates shall have no obligation to keep any transferred employee employed for any period of time following the consummation of the Exchange, provided that if the employment of any transferred employee is terminated by Liberty or its affiliates during the 12-month period beginning on the Closing Date, Liberty or its affiliates shall pay to such terminated employee severance payments that are no less favorable than those provided under the employee benefit plans of the Company immediately prior to the Closing Date.

Pursuant to the Share Exchange Agreement, the Company and its affiliates are required to cause the applicable employment agreements and, to the extent necessary, certain talent contracts, to be assigned to the appropriate RSN Subsidiary prior to the consummation of the Exchange. Liberty shall assume and honor and/or shall cause its affiliates to assume and to honor in accordance with their terms all employment agreements of the transferred employees, and take all actions necessary to update such employment agreements to reflect such assumption, and the Company shall have no further obligations under such employment agreements as of the Closing Date. The Company agreed to, and to cause its affiliates to, take all action necessary such that Liberty and its affiliates will not have any liability with respect to any employee benefit plans maintained by the Company or its affiliates other than those employee benefit plans under which benefits are provided solely to the transferred employees and any applicable employment agreements. Liberty agreed to treat the prior service of each transferred employee with the Company or certain of its subsidiaries as service rendered to Liberty for purposes of eligibility and vesting for all purposes and levels of benefits for purposes of severance and vacation, except to the extent such treatment would result in the duplication of benefits with respect to the same period of service.

Liberty and its affiliates further agreed to (i) cause any pre-existing conditions, limitations and eligibility waiting periods under any group health plans of Liberty or its affiliates to be waived with respect to the transferred employees and their eligible dependents to the extent such condition would have been covered, or limitation or waiting period would not have applied, with respect to such transferred employee (or dependent) under the terms of the employee benefit plan in which such transferred employee was a participant immediately prior to the consummation of the Exchange and (ii) give each transferred employee credit for the plan year in which the consummation of the Exchange (or the transition from the Company’s plans to Liberty’s plans) occurs towards applicable deductibles and annual out-of-pocket limits for expenses incurred prior to the consummation of the Exchange (or such later transition date).

The Company and its affiliates shall cause each transferred employee to be fully vested in his or her accrued benefit under the savings plan in which such transferred employee participates immediately prior to consummation of the Exchange.

Amendment

The Share Exchange Agreement may not be amended except by an instrument in writing signed on behalf of each of the Company and Liberty.

Waiver

Any of the terms or conditions of the Share Exchange Agreement may be waived at any time by the Company or Liberty, but only by a writing signed by the party waiving such terms or conditions.

Specific Performance

Pursuant to the Share Exchange Agreement, the Company and Liberty have agreed that irreparable damage would occur in the event any of the provisions of the Share Exchange Agreement were not performed in accordance with the terms thereof and that the parties shall be entitled to specific performance of the terms thereof in addition to any other remedies.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following summarizes certain U.S. federal income tax consequences to the Company and its affiliates and the Liberty Stockholders with respect to the Company Restructuring and the Exchange. The U.S. federal income tax consequences summarized below do not address our stockholders, other than the Liberty Stockholders, who generally will not be subject to any U.S. federal income tax as a result of the Company Restructuring and the Exchange. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations promulgated under the Code, and interpretations of the Code and the Treasury Regulations by the courts and the IRS, all as they exist as of the date hereof and all of which are subject to change, possibly with retroactive effect.

The Exchange is conditioned upon (i) the Company’s receipt of private letter rulings from the IRS substantially to the effect that, for U.S. federal income tax purposes, no gain or loss will be recognized by the Company or any of its affiliates on the Company Restructuring or the Exchange pursuant to Section 355 and related provisions of the Code and (ii) Liberty’s receipt of private letter rulings from the IRS substantially to the effect that, for U.S. federal income tax purposes, no gain or loss will be recognized by the Liberty Stockholders on the Exchange pursuant to Section 355 and related provisions of the Code. Although private letter rulings from the IRS generally are binding on the IRS, if the factual representations or assumptions made in the letter ruling request are untrue or incomplete in any material respect, then the Company and Liberty will not be able to rely on the rulings. Furthermore, the IRS will not rule on whether a distribution satisfies certain requirements necessary to obtain tax-free treatment under Section 355 of the Code. Rather, the private letter rulings will be based upon representations by the Company and Liberty that these conditions have been satisfied, and any inaccuracy in the representations could prevent the Company and Liberty from relying on the rulings.

The Exchange is also conditioned upon (i) the receipt by the Company of the opinion of its tax counsel substantially to the effect that, for U.S. federal income tax purposes, no gain or loss will be recognized by the Company or any of its affiliates on the Company Restructuring or the Exchange pursuant to Section 355 and related provisions of the Code and (ii) the receipt by Liberty of the opinion of its tax counsel substantially to the effect that, for U.S. federal income tax purposes, no gain or loss will be recognized by the Liberty Stockholders on the Exchange pursuant to Section 355 and related provisions of the Code. The opinions will rely on the IRS letter rulings as to matters covered by the rulings. The opinions will be based on, among other things, certain assumptions and representations as to factual matters made by the Company and Liberty which, if incorrect or inaccurate in any material respect, would jeopardize the conclusions reached by the Company’s tax counsel and Liberty’s tax counsel in their respective opinions. The opinions will not be binding on the IRS or the courts, and the IRS or the courts may not agree with the opinions.

Notwithstanding receipt of the private letter rulings and the opinions of counsel, the IRS could assert that the Company Restructuring and/or the Exchange do not qualify for tax-free treatment for U.S. federal income tax purposes. If the IRS were successful in taking this position, the Company and its affiliates and the Liberty Stockholders could be subject to significant U.S. federal income tax liability. In general, the Company and its affiliates could be subject to tax as if they had sold the stock of Splitco in a taxable sale for its fair market value, and the Liberty Stockholders would be subject to tax as if their Company stock had been redeemed in a taxable transaction for the stock of Splitco. In addition, even if the Company Restructuring and the Exchange otherwise were to qualify under Section 355 of the Code, they would become taxable to the Company and its affiliates (but not to the Liberty Stockholders) under Section 355(e) of the Code if 50% or more of the shares of either Company stock or Splitco stock were acquired, directly or indirectly, as part of a plan or series of related transactions that included the Company Restructuring and the Exchange. If the IRS were to determine that acquisitions of Company stock or Splitco stock, either before or after the Exchange, were part of a plan or series of related transactions that included the Company Restructuring and the Exchange, this determination could result in the recognition of gain by the Company and its affiliates under Section 355(e).

Although certain of the taxes described above would be imposed on the Liberty Stockholders as opposed to the Company and its affiliates, we have agreed in the Tax Matters Agreement to indemnify Liberty against all tax-related liabilities caused by the failure of the Company Restructuring or the Exchange to qualify as tax-free for U.S. federal income tax purposes to the extent that these liabilities result from any of the representations and warranties made by us in the Tax Matters Agreement not being true and correct when made, any breach or nonperformance of any covenant or agreement made or to be performed by us in the Tax Matters Agreement, or any other action by us or any of our affiliates (including, prior to the Closing Date, Splitco and each of the RSN Subsidiaries). For a summary of the material terms of the Tax Matters Agreement, see “—Tax Matters Agreement” below.

Tax Matters Agreement

The Company and Liberty have entered into the Tax Matters Agreement which will govern the parties’ respective rights, responsibilities and obligations with respect to tax liabilities and benefits, the preparation and filing of tax returns, the control of audits and other tax matters. The following summary of the terms and provisions of the Tax Matters Agreement is qualified in its entirety by reference to the Tax Matters Agreement, a copy of which has been filed on the Form 8-K filed by the Company on December 26, 2006. You should read the Tax Matters Agreement carefully for more details regarding the provisions described below and for other provisions that may be important to you.

Representations/Warranties:

Each of the parties represents and warrants to the other that, among other things:

•	The representations and warranties provided by or relating to such party in connection with the tax opinions and the private letter rulings are true, correct and complete; and

•	Such party has not taken any action, has not failed to take any action and does not have knowledge of any fact that is reasonably likely to jeopardize receipt of the tax opinions or the private letter rulings or adversely affect the tax-free status of the Company Restructuring or the Exchange.

In addition, the Company represents and warrants to Liberty that, among other things:

•	The aggregate tax basis in the DIRECTV Shares for U.S. federal income tax purposes is $6.8 billion.

Covenants

Each of the parties covenants to the other that, among other things, it will use reasonable best efforts to take all actions necessary to obtain the tax opinions and the private letter rulings; and it will comply and otherwise act in a manner consistent with the representations, warranties and covenants provided by or relating to such party in connection with the tax opinions and the private letter rulings.

Indemnification for Breaches of Representations, Warranties and Covenants

Each party will indemnify the other for breaches of such party’s representations, warranties and covenants. Representations and warranties shall survive the consummation of the Exchange for sixty (60) days following the expiration of the applicable statute of limitations and covenants shall survive the consummation of the Exchange indefinitely.

Pre-Closing/Post-Closing Taxes

With respect to any taxes of the RSN Subsidiaries or Splitco or that otherwise relate to the businesses of the RSN Subsidiaries or ownership of the DIRECTV Shares, the Company will generally indemnify Liberty for any such taxes for periods prior to the consummation of the Exchange and Liberty will generally indemnify the Company for any such taxes for periods following the consummation of the Exchange.

Exchange Taxes

Each of the parties will generally be responsible for, and will indemnify the other against, any taxes resulting from the Exchange or the Company Restructuring (“Exchange Taxes”) to the extent imposed on it. However, each of the parties will indemnify the other for such portion of any Exchange Taxes imposed on the other party due to a breach by the Company or Liberty, as the case may be, of its representations, warranties, covenants or other agreements under the Tax Matters Agreement or as a result of certain actions taken by such party or its affiliates which affect the tax-free treatment of the Exchange or the Company Restructuring.

Termination

The Tax Matters Agreement will automatically terminate upon termination of the Share Exchange Agreement.

OTHER ARRANGEMENTS

The Company and Liberty and certain of their wholly-owned subsidiaries have agreed to certain ancillary agreements providing for certain affiliation, transition services, technical services and other operational arrangements between the RSN Subsidiaries and certain Fox subsidiaries following the consummation of the Exchange.

In addition, the Company has agreed to the terms of an agreement with Splitco and each of the RSN Subsidiaries (the “RSN Subsidiary Non-Competition Agreement”) pursuant to which the Company and its affiliates will not for a period of four (4) years engage in the Transferred Business in the territories in which the RSN Subsidiaries are operating on the date the Exchange is consummated, subject to certain exceptions. The RSN Subsidiary Non-Competition Agreement will contain certain prohibitions on the ability of the Company and its affiliates to solicit or hire executive officers and senior management of the RSN Subsidiaries for a period of two (2) years following the date on which the Exchange is consummated.

The Company has also agreed to the terms of an agreement with DIRECTV (the “DIRECTV Non-Competition Agreement”) pursuant to which the Company and its affiliates will not for a period of four (4) years engage in the business of providing direct-to-home delivery of video services by satellite in the territories in North America or South America where DIRECTV is operating on the date the Exchange is consummated. The DIRECTV Non-Competition Agreement contains certain prohibitions on the ability of the Company and its affiliates to solicit or hire executive officers and senior management of DIRECTV for a period of two (2) years following the date on which the Exchange is consummated.

THE IRREVOCABLE PROXY

In connection with the Share Exchange Agreement, on January 3, 2007, the Murdoch Interests executed an Irrevocable Proxy (the “Irrevocable Proxy”) granting Liberty certain voting rights with respect to all of the shares of the Company’s Class B Common Stock which the Murdoch Interests have the right to vote at the Special Meeting. At the time of execution of the Irrevocable Proxy, the Murdoch Interests in the aggregate owned shares of the Company’s Class B Common Stock representing 31.2% of the outstanding shares of the Company’s Class B Common Stock as of such date.

Voting. Pursuant to the Irrevocable Proxy, the Murdoch Interests irrevocably appointed Liberty as the sole and exclusive attorney-in-fact and proxy to attend the Special Meeting and to vote all of the shares of the Company’s Class B Common Stock which the Murdoch Interests have the right to vote at the Special Meeting in favor of the Exchange.

Termination. The Irrevocable Proxy will automatically terminate upon the earlier to occur of:

•	the termination of the Share Exchange Agreement in accordance with its terms;

•	the conclusion of the Special Meeting, or any adjournment thereof; or

•	Liberty’s failure to appear in person at the Special Meeting and vote the shares of the Company’s Class B Common Stock that are subject to the Irrevocable Proxy.

Effect of Irrevocable Proxy. Since the Murdoch Interests have given Liberty their Irrevocable Proxy to vote in favor of the Exchange, the Murdoch Interests are deemed to be Associates (as defined under the ASX Rules) of Liberty and, as such, their shares will not be counted in determining whether the ASX Stockholder Approval has been obtained. Such shares, if present, will be counted for quorum purposes at the Special Meeting.

SELECTED UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated statements of operations give effect to the Exchange as if it had occurred July 1, 2005 and include adjustments which give effect to events that are directly attributable to the Exchange and that are factually supportable. The unaudited pro forma condensed consolidated balance sheet gives effect to the Exchange as if it occurred as of December 31, 2006 and includes adjustments which give effect to events that are directly attributable to the transaction and are factually supportable. The notes to the pro forma financial information describe the pro forma amounts and adjustments presented below.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the Company’s historical consolidated financial statements and accompanying notes in the June 30, 2006 Annual Report on Form 10-K and in the December 31, 2006 Quarterly Report on Form 10-Q, which are on file with the SEC.

The unaudited pro forma condensed consolidated financial information is provided for informational purposes only. The pro forma information is not necessarily indicative of what the Company’s financial position or results of operations actually would have been had the Exchange been completed at the dates indicated. In addition, the unaudited pro forma condensed consolidated financial information does not purport to project the future financial position or operating results of the Company.

All shares of the Company’s stock acquired through the Exchange cease to be outstanding after consummation of the Exchange. The market price of the Company’s stock utilized in the pro forma condensed financial information is the closing sales price on the NYSE on December 21, 2006, the last trading day prior to the announcement of the execution of the Share Exchange Agreement. Changes in the fair value of the shares exchanged will change the value of the consideration at closing. Final recognition of the Exchange may differ materially from the pro forma adjustments presented herein.

News Corporation

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the year ended June 30, 2006

(in millions, except per share data)

	News Corporation As Reported (a)	Pro Forma Adjustments		News Corporation Adjusted
Revenues	$25,327	$(192	)(b)	$25,135
Expenses:
Operating	16,593	(148	)(b)	16,445
Selling, general and administrative	3,982	(16	)(b)	3,966
Depreciation and amortization	775	(2	)(b)	773
Other operating charges	109	—		109

Operating income	3,868	(26)		3,842
Other income (expense)
Interest expense, net	(545)	(29	)(c)	(574)
Equity earnings of affiliates	888	(246	)(d)	642
Other, net	194	—		194

Income from continuing operations before income tax expense and minority interest in subsidiaries	4,405	(301)		4,104
Income tax expense	(1,526)	105	(e)	(1,421)
Minority interest in subsidiaries, net of tax	(67)	—		(67)

Income from continuing operations	$2,812	$(196)		$2,616

Basic earnings per share:
Income from continuing operations
Class A	$0.92			$1.02	(f)
Class B	$0.77			$0.85	(f)

Diluted earnings per share:
Income from continuing operations
Class A	$0.92			$1.01	(f)
Class B	$0.77			$0.85	(f)

See accompanying notes

News Corporation

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the six months ended December 31, 2006

(in millions, except per share data)

	News Corporation As Reported	Pro Forma Adjustments	News Corporation Adjusted
Revenues
Expenses:
Operating
Selling, general and administrative
Depreciation and amortization
Other operating charges

Operating income
Other income (expense)
Interest expense, net
Equity earnings of affiliates
Other, net

Income from continuing operations before income tax expense and minority interest in subsidiaries
Income tax expense
Minority interest in subsidiaries, net of tax

Income from continuing operations

Basic earnings per share:
Income from continuing operations
Class A
Class B

Diluted earnings per share:
Income from continuing operations
Class A
Class B

See accompanying notes

News Corporation

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of December 31, 2006

(in millions)

	News Corporation As Reported	Pro Forma Adjustments	News Corporation Adjusted
Assets:
Current assets:
Cash and cash equivalents
Receivables, net
Inventories, net
Other
Total current assets

Non-current assets:
Receivables
Investments
Inventories, net
Property, plant and equipment, net
Intangible assets, net
Goodwill
Other non-current assets

Total non-current assets

Total assets

Liabilities and Stockholders’ Equity
Current liabilities:
Borrowings
Accounts payable, accrued expenses and other current liabilities
Participations, residuals and royalties payable
Program rights payable
Deferred revenue

Total current liabilities

Non-current liabilities:
Borrowings
Other liabilities
Deferred income taxes
Minority interest in subsidiaries

Total stockholders’ equity

Total liabilities and stockholders’ equity

See accompanying notes

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL INFORMATION

Pro forma adjustments on the June 30, 2006 Condensed Consolidated Statement of Operations

(a)	Reflects the historical operating results of the Company.

(b)	Represents the pro forma adjustments to record the deconsolidation of the RSN Subsidiaries.

(c)	Represents the exclusion of interest income on cash and cash equivalents utilized by the Company in the Exchange.

(d)	Reflects the pro forma adjustment to eliminate the equity earnings of DIRECTV.

(e)	Represents the income tax effect of the pro forma adjustments at the Company’s statutory rate.

(f)	Reflects the receipt of 324,637,067 shares of the Company’s Class A Common Stock and 188,000,000 shares of the Company’s Class B Common Stock as well as the impact of the pro forma adjustments.

•	The Company’s Class A Common Stock carry rights to a greater dividend than the Company’s Class B Common Stock through fiscal year 2007. As such, income available to the Company’s stockholders is allocated between the Company’s Class A Common Stock and Class B Common Stock based upon the two-class method. Subsequent to the final fiscal year 2007 dividend payment, shares of the Company’s Class A Common Stock will cease to carry any rights to a greater dividend than shares of the Company’s Class B Common Stock. Income from continuing operations per share based on the total weighted average shares outstanding (the Company’s Class A Common Stock and the Company’s Class B Common Stock combined) are as follows:

	For the year ended June 30, 2006
	As reported	Pro forma
Diluted income from continuing operations per share	$0.87	$0.96

This information does not reflect the recognition of a gain on a sale that had been previously deferred, which would be recognized as a result of the Exchange. In February 2006, the Company sold its investment in Innova, a Mexican direct-to-home satellite television platform, to DIRECTV. The Company had deferred a portion of the gain on sale due to its indirect retained interest through the Company’s ownership of DIRECTV.

Pro forma adjustments on the December 31, 2006 Condensed Consolidated Statement of Operations.

(g)

(h)

(i)

(j)

(k)

(l)

Pro forma adjustments on the December 31, 2006 Condensed Consolidated Balance Sheet.

(l)

(m)

(n)

(o)

(p)

REGULATORY MATTERS

Under the HSR Act, transactions such as the Exchange can not be consummated until notifications have been filed and certain information has been furnished to the Federal Trade Commission (the “FTC”) and the Antitrust Division of the Department of Justice (the “Antitrust Division”) and the applicable waiting periods have expired or been terminated. The Company and Liberty filed their respective Notification and Report Forms with respect to Liberty’s acquisition of the RSN Subsidiaries from News with the FTC and Antitrust Division on January 17, 2007. DIRECTV and Liberty filed their respective Notification and Report Forms with respect to Liberty’s acquisition of the DIRECTV Shares with the FTC and Antitrust Division on January 17, 2007.

At any time before or after the consummation of the Exchange, the FTC or the Antitrust Division or any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Exchange, to rescind the Exchange or to seek divestiture of particular assets of the parties. Private parties also may seek to take legal action under the antitrust laws under certain circumstances. A challenge to the Exchange on antitrust grounds may be made, and if such a challenge is made, it is possible that the Company or Liberty will not prevail.

Under the Communications Act of 1934, as amended, the Company and Liberty may not consummate the Exchange unless they have first obtained the approval of the FCC to transfer control of DIRECTV and any FCC licenses held by Splitco to Liberty. FCC approval is sought through the filing of applications with the FCC, which are subject to public comment and objections from third parties. The timing or outcome of the FCC approval process cannot be predicted. The Company, Liberty and DIRECTV submitted a joint application with the FCC on January 29, 2007.

DIRECTV provides communications services in certain foreign countries. In many of these countries, DIRECTV subsidiaries have received government licenses or other authorizations to provide such services. In some of the countries, the Exchange may require either government approval or notification of the change in control over the relevant licenses or authorizations. Consummation of the Exchange is not conditional upon receipt of such approval or the making of such notifications.

MARKET PRICE OF THE COMPANY’S COMMON STOCK

The closing sales prices of the Company’s Class A Common Stock and Class B Common Stock on the NYSE, on December 21, 2006, the last trading day prior to the announcement of the execution of the Share Exchange Agreement (but after recurring public reports regarding a potential transaction) were $21.58 and 22.52, respectively. On [                    ], 2007, the last trading day before the date of this proxy statement, the Company’s Class A Common Stock and Class B Common Stock closed at $[            ] and [            ], respectively.

The average trading price of the Company’s Class A and Class B Common Stock for the six (6) month period ending December 21, 2006 was $19.82 and 20.68, respectively.

MARKET PRICE OF THE DIRECTV COMMON STOCK

The closing sales price of DIRECTV ‘s common stock on the NYSE on December 21, 2006, the last trading day prior to the announcement of the execution of the Share Exchange Agreement (but after recurring public reports regarding a potential transaction) was $25.00. On [                    ], 2007, the last trading day before the date of this proxy statement, DIRECTV’s common stock closed at $[            ]. The average trading price of DIRECTV’s common stock for the six (6) month period ending December 21, 2006 was 19.80.

SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of both the Company’s Class A Common Stock and the Company’s Class B Common Stock as of January 31, 2007 for the following: (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of the Company’s Class B Common Stock; (ii) each member of the board of directors of the Company; (iii) each Named Executive Officer (as identified under “Executive Compensation and Other Information”) of the Company; and (iv) all Directors and executive officers of the Company as a group.

	Common Stock Beneficially Owned(1)
	Number of Shares Beneficially Owned			Option Shares and Restricted Stock Units(3)	Percent of Class(4)
Name(2)	Non-Voting Class A Common Stock	Voting Class B Common Stock(5)		Non-Voting Class A Common Stock	Non-Voting Class A Common Stock	Voting Class B Common Stock(5)
Murdoch Family Trust (6) c/o McDonald Carano Wilson LLP 100 W. Liberty Street 10th Floor Reno, NV 89501	33,955,910	297,280,548	(7)	0	1.6%	30.1%
Liberty Media Corporation(8) 12300 Liberty Boulevard Englewood, CO 80112	324,637,067	188,000,000		0	14.9%	19.1%
HRH Prince Alwaleed Bin Talal Bin Abdulaziz Alsaud(9) c/o Kingdom Holding Company Kingdom Centre—Floor 66 P.O. Box 2 Riyahd, 11321 Kingdom of Saudi Arabia	0	56,237,915		0	0	5.7%
K. Rupert Murdoch(10)	46,717,084	307,947,777	(7)	12,000,000	2.7%	31.2%
Roger Ailes	2,040	0		825,000	*	0
José María Aznar	0	0		0	0	0
Peter L. Barnes	7,959	0		0	*	0
Chase Carey	0	0		0	0	0
Peter Chernin(11)	10,465	0		8,325,000	*	0
Kenneth E. Cowley AO	68,723	5		30,000	*	*
David F. DeVoe	8,160	0		1,610,000	*	0
Viet Dinh	0	1,010		0	0	*
Sir Roderick I. Eddington	174,770	0		102,000	*	0
Lawrence A. Jacobs	0	0		444,200	*	0
Andrew S.B. Knight	201,123	120,657		36,000	*	*
Lachlan K. Murdoch(12)	4,365,772	7,057		1,820,000	*	*
Roderick R. Paige	0	0		0	0	0
Thomas J. Perkins	0	18,724		36,000	*	*
Stanley S. Shuman(13)	332,515	60,996		36,000	*	*
Arthur M. Siskind	33,226	10,934		1,720,000	*	*
John L. Thornton	0	0		0	0	0
All current Directors and executive officers as a group (18 members)	51,921,837	308,167,160		26,984,200	3.6%	31.2%

*	Represents beneficial ownership of less than one percent of the issued and outstanding Class A Common Stock or Class B Common Stock, as applicable, on January 31, 2007.
(1)

This table does not include, unless otherwise indicated, any shares of Class A Common Stock or any shares of Class B Common Stock or other equity securities of the Company that may be held by pension and profit-sharing plans of other corporations or endowment funds of educational and charitable institutions for which various directors and officers of the Company serve as directors or trustees.
(2)	The address for all directors and executive officers of the Company is c/o News Corporation, 1211 Avenue of the Americas, New York, NY 10036.
(3)	The number of option shares and restricted stock units reported reflects the number of option shares currently exercisable or that become exercisable within sixty (60) days following January 31, 2007 and the number of restricted stock units (“RSUs”) that vest within sixty (60) days following January 31, 2007.
(4)	Applicable percentage of ownership is based on 2,183,689,474 shares of Class A Common Stock and 986,520,953 shares of Class B Common Stock outstanding as of January 31, 2007, together with the exercisable stock options and vested RSUs, for such stockholder or group of stockholders, as applicable. In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, shares issuable upon the exercise of options that are exercisable within sixty (60) days of January 31, 2007 or RSUs that vest within sixty (60) days of January 31, 2007 are not deemed outstanding for purposes of computing the percentage ownership of any other person.
(5)	Beneficial ownership of Class B Common Stock as reported in the above table has been determined in accordance with Rule 13d-3 of the Exchange Act. Unless otherwise indicated, beneficial ownership of Class B Common Stock represents both sole voting and sole investment power.
(6)	On December 14, 2006, the Murdoch Family Trust succeeded to the AE Harris Trust and assumed all of the assets and liabilities of the AE Harris Trust. Beneficial ownership of the Class A Common Stock and Class B Common Stock is as of December 15, 2006 as reported on a Form 3 filed with the SEC on December 15, 2006. Cruden Financial Services LLC, a Delaware limited liability company (“Cruden Financial Services”), the corporate trustee of the Murdoch Family Trust, has the powers to vote and to dispose or direct the vote and disposition of the reported Class B Common Stock. As a result of Mr. K.R. Murdoch’s ability to appoint certain members of the board of directors of Cruden Financial Services, Mr. K.R. Murdoch may be deemed to be a beneficial owner of the shares beneficially owned by the Murdoch Family Trust. Mr. K.R. Murdoch, however, disclaims any beneficial ownership of such shares. Beneficial ownership of non-voting Class A Common Stock reported includes 57,000 shares of Class A Common Stock over which Cruden Financial Services, sole trustee of the Murdoch Family Trust, has sole dispositive power. Some of the Murdoch Family Trust’s shares of the Class A Common Stock are pledged from time to time to secure lines of credit with certain banks.
(7)	Please see “Irrevocable Proxy” beginning on page 70.
(8)	Beneficial ownership of Class A Common Stock is as of December 17, 2004 as reported on Form 4 filed by Liberty on December 21, 2004. Beneficial ownership of Class B Common Stock is as of December 9, 2004 as reported on Schedule 13G/A filed by Liberty on December 21, 2004. Based on the Form 4, Liberty holds such shares through a number of its wholly-owned subsidiaries. Does not include the shares of the Company’s Class B Common Stock which the Murdoch Interests have the right to vote at the Special Meeting, which are subject to the Irrevocable Proxy. See “Irrevocable Proxy” beginning on page 70.
(9)	Beneficial ownership of Class B Common Stock is as of August 29, 2005 as reported on Schedule 13D filed by HRH Prince Alwaleed Bin Talal Bin Abdulaziz Alsaud (“HRH”). Based on the Schedule 13D, 24,917,341 of the reported Class B Common Stock are owned by Kingdom 5-KR-62, Ltd. (“KR-62”), and 31,320,574 of the reported Class B Common Stock are owned by Kingdom 5-KR-63, Ltd. (“KR-63”). KR-62 and KR-63 are wholly-owned subsidiaries of Kingdom 5-KR-11, Ltd. (“KR-11”), which is owned by The Kingdom Trust which is a trust for the benefit of HRH and his family. Under the terms of The Kingdom Trust, HRH has the power to appoint a majority of the directors of KR-11, and in turn KR-11, as sole shareholder of KR-62 and KR-63, has the power to appoint a majority of the directors of KR-62 and KR-63. HRH is the sole director of KR-62 and KR-63. Accordingly, HRH may be deemed to indirectly control the disposition and voting of the reported Class B Common Stock.
(10)

Beneficial ownership reported includes 33,955,910 shares of Class A Common Stock and 297,280,548 shares of Class B Common Stock beneficially owned by the Murdoch Family Trust. Mr. K.R. Murdoch may be deemed to be a beneficial owner of the shares beneficially owned by the Murdoch Family Trust. Mr. K.R. Murdoch, however, disclaims any beneficial ownership of such shares. Beneficial ownership reported also includes 4,012,402 shares of Class A Common Stock and 10,646,571 shares of Class B Common Stock held by the K.R. Murdoch 2004 Revocable Trust of which Mr. K.R. Murdoch holds a beneficial and trustee interest. Beneficial ownership reported also includes 4,800 shares of Class A Common Stock and 4,540 shares of Class B Common Stock held by certain members of Mr. K.R. Murdoch’s family. Beneficial ownership also includes 8,729,432 shares of Class A Common Stock held by the GCM Trust which is administered by independent trustees for the benefit of Mr. K.R. Murdoch’s minor children. Mr. K.R. Murdoch, however, disclaims beneficial ownership of such shares.

(11)	Beneficial ownership reported includes 1,400 shares of Class A Common Stock held by the Peter and Megan Chernin Revocable Trust of which Mr. Chernin holds a beneficial and trustee interest.
(12)	Beneficial ownership report includes 4,364,716 shares of Class A Common Stock held by the LKM Family Trust which is administered by an independent trustee for the benefit of Mr. L.K. Murdoch, his immediate family members and certain charitable organizations.
(13)	Mr. Shuman is a director emeritus.

Shares Held by Directors and Executive Officers

As of [RECORD DATE], 2007, the directors and executive officers of the Company beneficially owned, in the aggregate, approximately [    ]% of the shares of Company’s Class B Common Stock entitled to vote at the Special Meeting, however, as described above, the shares held by the Murdoch Interests will be disregarded for purposes of determining whether each of the Disinterested Stockholder Approval and the ASX Stockholder Approval has been obtained.

DISSENTERS’ RIGHTS OF APPRAISAL

Under Delaware law, stockholders do not have the right to an appraisal of the value of their shares in connection with the Share Exchange Agreement.

SHAREHOLDER PROPOSALS

If you wish to submit a proposal to be presented at the 2007 Annual Meeting of the Company’s stockholders pursuant to Rule 14a-8 under the Exchange Act, your proposal must be received by the Corporate Secretary of the Company at its principal executive offices at 1211 Avenue of the Americas, New York, NY 10036 no later than May 15, 2007 and must otherwise comply with the requirements of Rule 14a-8 in order to be considered for inclusion in the 2007 proxy statement and proxy.

In order for proposals of stockholders made outside the processes of Rule 14a-8 under the Exchange Act to be considered “timely” for purposes of Rule 14a-4(c) under the Exchange Act, the proposal must be received by the Company at its principal executive offices not later than July 29, 2007. Additionally, stockholder proposals made outside the processes of Rule 14a-8 under the Exchange Act must be received at the Company’s principal executive offices, in accordance with the requirements of the Amended and Restated By-Law between June 29, 2007 and July 29, 2007; provided, however, that in the event that the 2007 Annual Meeting is called for a date that is not within thirty (30) days before or after the date of the 2006 Annual Meeting, notice by stockholders in order to be timely must be received not later than the close of business on the alter of the 90th day prior to the date of the 2007 Annual Meeting or the tenth (10th) day following the day on which public announcement of the date of the 2007 Annual Meeting is made. Stockholders are advised to review the Company’s Amended and Restated By-Laws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

OTHER MATTERS

Delivery of this Proxy Statement. The SEC has adopted rules that permit companies and intermediaries (such as brokers) to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, known as “householding,” potentially means extra convenience for stockholders and cost savings for companies. This year, a number of brokers with customers who are our stockholders will be “householding” our proxy materials unless contrary instructions have been received from the customers. We will promptly deliver, upon oral or written request, a separate copy of the proxy statement to any stockholder sharing an address to which only one copy was mailed. Requests for additional copies should be directed to our proxy solicitation agent, Georgeson Inc., at 17 State Street, 10th floor, New York, NY 10004. Banks and brokerage firms, please call collect (212) 440-9800. All other shareholders, please call toll-free (800) 506-7412

Once a stockholder has received notice from his or her broker that the broker will be “householding” communications to the stockholder’s address, “householding” will continue until the stockholder is notified otherwise or until the stockholder revokes his or her consent. If, at any time, a stockholder no longer wishes to participate in “householding” and would prefer to receive separate copies of the proxy statement, the stockholder should so notify his or her broker. Any stockholder who currently receives multiple copies of the proxy statement at his or her address and would like to request “householding” of communications should contact his or her broker or, if shares are registered in the stockholder’s name, our Investor Relations Department, at News Corporation, 1211 Avenue of the Americas, New York, NY 10036, Attention: Investor Relations (telephone number (212) 852-7059).

Annex A

SHARE EXCHANGE AGREEMENT

by and between

NEWS CORPORATION

and

LIBERTY MEDIA CORPORATION

As of December 22, 2006

i

ii

iii

Exhibits
Exhibit A-I	Tax Matters Agreement

SHARE EXCHANGE AGREEMENT

This SHARE EXCHANGE AGREEMENT, dated as of December 22, 2006 (this “Agreement”), is entered into by and between NEWS CORPORATION, a Delaware corporation (“Parent”) and LIBERTY MEDIA CORPORATION, a Delaware corporation (“LMC”).

W I T N E S S E T H:

WHEREAS, Greenlady Corp. (“Splitco”), a Delaware corporation, as an indirect wholly owned subsidiary of Parent;

WHEREAS, the Networks (as defined in Article I) conduct a business consisting of regional sports programming networks (the “Transferred Business”);

WHEREAS, Parent through its wholly owned subsidiary Fox Entertainment Group, Inc. (“FEG”) owns the DTV Shares (as defined in Article I);

WHEREAS, the Stockholders (as defined in Article I) are indirect wholly owned subsidiaries of LMC;

WHEREAS, the Stockholders collectively own the LMC Parent Shares (as defined in Article I);

WHEREAS, as of the Closing (as defined in Article III) the assets of Splitco will consist solely of (i) all issued and outstanding equity interests of each RSN Subsidiary (as defined in Article I), (ii) the DTV Shares and (iii) the Cash Amount (as defined in Article I);

WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, (a) Parent desires to exchange the Splitco Shares (as defined in Article I) for the LMC Parent Shares, and (b) LMC desires to cause the Stockholders to exchange the LMC Parent Shares for the Splitco Shares;

WHEREAS, the parties hereto intend that the Exchange (as defined in Section 3.1) qualify as a tax-free exchange under Section 355(a) of the Code (as defined in Article I) and this Agreement, together with the Tax Matters Agreement (as defined in Article I), constitute a “plan of reorganization,” as defined in Section 368 of the Code;

WHEREAS, concurrently with the execution of this Agreement, Parent and certain of its Affiliates party thereto, on the one hand, and LMC and certain of its Affiliates party thereto, on the other hand, are entering into the Tax Matters Agreement;

WHEREAS, at or prior to the Closing Parent and LMC shall enter into the Global Affiliation Agreement Side Letter (as defined in Article I);

WHEREAS, at or prior to the Closing, Parent and certain of its Affiliates (other than the Transferred Subsidiaries) party thereto, on the one hand, and the Transferred Subsidiaries and DTV, on the other hand, shall enter into the following agreements, each in a form reasonably satisfactory to each of Parent and LMC: (i) the NSP Agreements, (ii) the NAP Agreements, (iii) the Technical Services Agreement, (iv) the Transitional Services Agreement, (v) the Production Services Agreement, (vi) the Sports Access Agreement, (vii) the Webpage Services Agreement, (viii) the FSD Representation Agreement, (ix) the Fox College Sports License Agreement, (x) the DTV Non-Competition Agreement and (xi) the RSN Subsidiary Non-Competition Agreement (such agreements, together with the Global Affiliation Side Letter and the Tax Matters Agreement, the “Ancillary Agreements”);

WHEREAS, the Board of Directors of Parent and the Board of Directors of LMC and each Stockholder have, in each case, determined that it is in the best interests of their respective corporations and their respective stockholders to enter into this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and intending to be legally bound, the parties hereto agree as follows:

ARTICLE I.

CERTAIN DEFINITIONS AND OTHER MATTERS

Section 1.1. Certain Definitions. As used in this Agreement and the schedules hereto, the following terms have the respective meanings set forth below.

“Action” means any demand, action, claim, suit, countersuit, litigation, arbitration, prosecution, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court, grand jury or other Governmental Authority or any arbitrator or arbitration panel.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person; provided, however that (i) the Transferred Subsidiaries will be treated as Affiliates of Parent prior to the Closing and as Affiliates of LMC after the Closing, and (ii) the term “Affiliate” when used with respect to Parent or any Affiliate of Parent prior to the Closing, or LMC or any Affiliate of LMC after the Closing, shall not include DTV or any of its Subsidiaries. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the ability to elect the members of the board of directors or other governing body of a Person, and the terms “controlled” and “controlling” have correlative meanings.

“Antitrust Laws” means the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and all other federal, state, and foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening competition through merger or acquisition.

“Associate” shall have the meaning ascribed to such term under the ASX Listing Rules.

“ASX” means the Australian Stock Exchange.

“beneficial ownership” shall have (and related terms such as “beneficially owned” or “beneficial owner”) the meaning set forth in Rule 13d-3 under the Exchange Act; provided, however that a Person shall be deemed to beneficially own any securities which such Person has the right to acquire whether such right is exercisable immediately or only after the passage of time or upon the satisfaction of one or more conditions (whether or not within the control of such Person) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, other rights, warrants or options.

“Business Day” means any day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by Law or executive order to close.

“Business FCC Licenses” means the material licenses, permits, authorizations, and approvals issued by the FCC to each of the RSN Subsidiaries which are used in connection with the operation of the Networks.

“Cash Amount” means five hundred and fifty million dollars ($550,000,000), plus the Estimated Net Working Capital Deficiency Amount (if any) or minus the Estimated Net Working Capital Excess Amount (if any).

“Cleanup” means all actions required to (a) clean up, remove, treat or remediate Hazardous Materials in the indoor or outdoor environment, (b) perform pre-remedial studies and investigations and post-remedial

2

monitoring and care, (c) respond to any requests by a Governmental Authority for information or documents relating to cleanup, removal, treatment or remediation or potential cleanup, removal, treatment or remediation of Hazardous Materials in the indoor or outdoor environment or (d) prevent the Release of Hazardous Materials so that they do not migrate, endanger, or threaten to endanger public health or welfare or the indoor or outdoor environment.

“Code” means the Internal Revenue Code of 1986, as amended.

“Communications Act” means the Communications Act of 1934, as amended, and the rules, regulations and published orders of the FCC thereunder.

“Communications Regulation” means the Communications Act, the Telecommunications Act of 1996, any rule, regulation or policy of the FCC, and/or any statute, rule, regulation or policy of any other Governmental Authority with respect to the operation of channels of radio communication and/or the provision of communications services (including the provision of direct-to-home video programming).

“Confidentiality Agreement” means the letter agreement, dated September 5, 2006, by and between Parent and LMC.

“Contract” means any agreement, contract, lease, power of attorney, note, loan, evidence of indebtedness, purchase and sales order, letter of credit, settlement agreement, franchise agreement, undertaking, covenant not to compete, employment agreement, license, instrument, obligation, option, commitment, understanding and other executory commitment, whether oral or written, express or implied.

“Customer Agreements” means all Contracts between any RSN Subsidiary and a customer of the Transferred Business.

“Damages” means any and all losses, Liabilities, claims, damages, deficiencies, fines, payments, costs and expenses, whenever or however arising and whether or not resulting from third party claims (including all amounts paid in connection with any demands, assessments, judgments, settlements and compromises relating thereto; interest and penalties with respect thereto; and costs and expenses, including reasonable attorneys’, accountants’ and other experts’ fees and expenses, incurred in investigating, preparing for or defending against any such Actions or other legal matters or in asserting, preserving or enforcing an Indemnified Party’s rights hereunder). Damages shall expressly exclude special, punitive and consequential damages and any and all losses, Liabilities, claims, damages, deficiencies, fines, payments, costs or expenses with respect to diminution of value; provided that Damages shall include any of the foregoing awarded in an Action (or settlement thereof) to any third party against an Indemnified Party, without regard to the foregoing limitations.

“DIT” means any “deferred intercompany transaction” or “intercompany transaction” within the meaning of the Treasury Regulations (or predecessors thereto) that does not occur pursuant to the Parent Restructuring.

“DTV” means The DirecTV Group, Inc., a Delaware corporation.

“DTV Non-Competition Agreement” means the letter agreement relating to Parent’s confidentiality, non-competition and non-solicitation provisions relating to DTV to be entered into by and between Parent and DTV.

“DTV Shares” means, the shares of common stock of DTV held by FEG, as specified in Section 1.1 of the Parent Disclosure Letter, and to be transferred to Splitco pursuant to Section 3.1.

“ELA” means any “excess loss account” within the meaning of the Treasury Regulations (or predecessors thereto).

“Encumbrances” means security interests, liens, charges, claims, title defects, deficiencies or exceptions (including, with respect to the Leased Real Property, defects, deficiencies or exceptions in, or relating to, marketability of title, or leases, subleases or the like affecting title), mortgages, pledges,

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easements, encroachments, restrictions on use, rights-of-way, rights of first refusal, rights of first negotiation or any similar right in favor of any third party, any restriction on the receipt of any income derived from any asset and any limitation or restriction on the right to own, vote, sell or otherwise dispose of any security, conditional sales or other title retention agreements, covenants, conditions or other similar restrictions (including restrictions on transfer) or other encumbrances of any nature whatsoever, other than Permitted Encumbrances.

“Environmental Claim” means any claim, action, cause of action, investigation, request for information or notice (written or oral) by any Person or entity alleging potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties arising out of, based on or resulting from (a) the presence, or Release into the environment, of any Hazardous Material at any location, whether or not owned or operated by such Person or any of its Subsidiaries or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law or (c) any contractual liabilities.

“Environmental Laws” means all Laws relating to pollution or protection of human health and safety or the environment (including ambient air, surface water, groundwater, land surface, natural resources or subsurface strata), including all such Laws relating to Releases or threatened Releases of Hazardous Materials into the environment or work place, or otherwise relating to the environmental or worker health and safety aspects of manufacturing, processing, distribution, importation, use, treatment, storage, disposal, transport or handling of Hazardous Materials, including the Comprehensive Response, Compensation, and Liability Act and its state equivalents, chemical inventories in all relevant jurisdictions, and all such Laws relating to the registration of products of the Transferred Business or Splitco under the Federal Insecticide, Fungicide and Rodenticide Act, the Food Drug and Cosmetic Act, the Toxic Substances Control Act, the European List of Notified Chemical Substances, the European Inventory of Existing Commercial Chemical Substances or similar Laws.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FCC” means the United States Federal Communications Commission, including a Bureau or subdivision thereof acting on delegated authority.

“FCC Consent” means the grant, without regard to whether such grant has become a final order, by the FCC of its consent to, or approval of, the transfer of control of Splitco, and consent to, or approval of, transfer of the DTV Shares and any transfer of control of DTV, to LMC (or any Affiliate of LMC), pursuant to appropriate applications filed by the parties with the FCC, as contemplated by this Agreement.

“FLSA” means the Fair Labor Standards Act, 29 U.S.C. Section 201, as amended.

“FSD Representation Agreement” means the FSD representation agreement entered into by and among Fox Sports Direct and each of the RSN Subsidiaries, respectively.

“Fox College Sports License Agreement” means the agreement relating to the license of Network programming by the RSN Subsidiaries to Fox College Sports, Inc.

“GAAP” means United States generally accepted accounting principles, consistently applied.

“Global Affiliation Agreement Side Letter” means the letter agreement relating to global affiliation agreements entered into by and between LMC and Parent.

“Governmental Authority” means any supranational, national, federal, state or local government, foreign or domestic, or the government of any political subdivision of any of the foregoing, or any entity, authority, agency, ministry, department, board, commission, court or other similar body exercising executive, legislative, judicial, regulatory or administrative authority or functions of or pertaining to government, including any authority or other quasi-governmental entity established by a Governmental Authority to perform any of such functions.

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“Hazardous Materials” means any substance which is listed, defined or regulated as a pollutant, contaminant, hazardous, dangerous or toxic substance, material or waste, or is otherwise classified as hazardous, dangerous or toxic in or pursuant to any Environmental Law or which is or contains any explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products (including waste petroleum and petroleum products) as regulated under any applicable Environmental Law.

“Indebtedness” of any Person means, without duplication, (i) all obligations of such Person for money borrowed, whether current or unfunded, or secured or unsecured; (ii) all obligations of such Person evidenced by notes, debentures, bonds or other similar instruments or debt securities for the payment of which such Person is responsible or liable (excluding current accounts payable incurred in the ordinary course of business); (iii) all obligations of such Person issued or assumed for deferred purchase price payments associated with acquisitions, divestments or other transactions; (iv) all obligations of such Person under leases required to be capitalized in accordance with GAAP, (v) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance, guarantees or similar credit transaction, (vi) all interest, fees, prepayment premiums and other expenses owed with respect to the indebtedness referred to above and (vii) all indebtedness of others referred to above which is directly or indirectly guaranteed by such Person or which such Person has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss, including through the grant of a security interest upon any assets of such Person.

“Intellectual Property” shall mean all United States and foreign (i) patents, patent applications, patent disclosures, and all related continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions, and extensions thereof, (ii) trademarks, service marks, trade names, domain names, logos, slogans, trade dress, and other similar designations of source or origin, together with the goodwill symbolized by any of the foregoing, (iii) copyrights and copyrightable subject matter, (iv) rights of publicity, (v) moral rights and rights of attribution and integrity, (vi) trade secrets and all confidential information, know-how, inventions, proprietary processes, formulae, models, and methodologies, (vii) all rights in the foregoing and in other similar intangible assets, (viii) all applications and registrations for the foregoing, and (ix) all rights and remedies against infringement, misappropriation, or other violation thereof.

“IRS” means the Internal Revenue Service of the United States of America.

“Knowledge” means (i) with respect to Parent, the actual knowledge of any of the individuals set forth on Schedule 1.1(a) of the Parent Disclosure Letter, and (ii) with respect to LMC, the actual knowledge of any of the individuals set forth on Schedule 1.1(b) of the LMC Disclosure Letter. “Know,” “knows” and correlative terms will be read to have similar meanings.

“Laws” means all United States federal, state or local, foreign or supranational laws, constitutions, statutes, codes, rules, regulations, ordinances, orders, judgments, writs, stipulations, awards, injunctions, arbitration awards or findings decrees or edicts by a Governmental Authority having the force of law, including any of the foregoing as they relate to Tax.

“Leased Real Property” means any real property leased or subleased by the Transferred Subsidiaries and set forth (and designated as leased) in Section 4.17.2 of the Parent Disclosure Letter.

“Liabilities” means any and all Indebtedness, liabilities, commitments and obligations, whether or not fixed, contingent or absolute, matured or unmatured, direct or indirect, liquidated or unliquidated, accrued or unaccrued, known or unknown, whether or not required by GAAP to be reflected in financial statements or disclosed in the notes thereto, including those arising under any Action, Law, order, judgment, injunction or consent decree of any Governmental Authority or any award of any arbitrator of any kind, and those arising under any contract, commitment or undertaking.

“Liberty Basket Amount” means $12,000,000.

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“Liberty Basket Breach” means the failure of any representation or warranty contained in this Agreement and made by LMC (other than those representations or warranties contained in Sections 5.1, 5.2, 5.3, 5.5, 5.10 and 5.11) to be true and correct when made or deemed made.

“Liberty Basket Exception Breach” means the failure of any representation or warranty contained in Sections 5.1, 5.2, 5.3, 5.5, 5.10 and 5.11 of this Agreement to be true and correct when made or deemed made.

“LMC Disclosure Letter” means the disclosure letter that LMC has delivered to Parent on the date of this Agreement prior to the execution hereof, which letter is incorporated by reference herein.

“LMC Indemnitees” means, collectively, LMC, its Affiliates, and their respective stockholders, members, partners, officers, directors, employees, attorneys, representatives and agents.

“LMC Parent Shares” means the 324,637,067 Shares of Parent Class A Common Stock and 188,000,000 shares of Parent Class B Common Stock owned by the Stockholders.

“LMC Tax Opinion” means the written opinion of LMC’s Tax counsel, addressed to LMC and dated as of the Closing Date, in form and substance reasonably satisfactory to LMC, to the effect that, based upon the Rulings, the Tax Opinion Representations, and any other facts, representations and assumptions set forth or referred to in such opinion, and subject to such qualifications and limitations as may be set forth in such opinion, for United States federal income tax purposes, no gain or loss will be recognized by (and no amount will be includible in the income of) the Stockholders on the Exchange.

“LMC Tax Opinion Representations” means the representations set forth in a letter, which shall be executed by LMC on the Closing Date and dated and effective as of the Closing Date, to be made by LMC to each of the firms providing the Tax Opinions as a condition to, and in connection with, the issuance of the Tax Opinions, including representations in form and substance substantially as set forth in Schedule A to this Agreement (amended as necessary to reflect changes in relevant facts occurring after the date of this Agreement and on or before the Closing Date).

“Material Adverse Effect” means, with respect to a Person or the Transferred Business, any change, effect, event, occurrence, development, condition or circumstance that, individually or in the aggregate with all other adverse changes, effects, events, occurrences, developments, conditions or circumstances, is, or is reasonably likely to be, materially adverse to the business, operations, results of operations, assets, liabilities, or condition (financial or otherwise) of such Person and its Subsidiaries, taken as a whole, or the Transferred Business, taken as a whole, or on the ability of such Person to consummate the Transactions, other than any change, effect, event, occurrence, development, condition or circumstance resulting from, or relating to (i) the United States economy in general or (ii) the industry in which such Person or the Transferred Business operates in general, and not having a materially disproportionate effect (relative to the effect on other Persons operating in such industry) on such Person or the Transferred Business; provided that for the purposes of any determination as to the existence of a “Material Adverse Effect” with respect to Splitco, Splitco’s assets shall be deemed to consist of the following as of the time of such determination: (i) all issued and outstanding equity interests of each RSN Subsidiary and (ii) the DTV Shares; provided further that any determination as to the existence of a “Material Adverse Effect” with respect to Splitco shall be made after taking into account (without duplication) any amounts actually recovered, under any insurance policy maintained by Parent or any of its Affiliates or DTV, and/or by Parent, any Affiliate of Parent or DTV from any other third party, and, in each case, after giving effect to the application of any such amounts for the benefit of the Transferred Subsidiaries or DTV. No change, effect, event or occurrence arising or resulting from any of the following, either alone or in combination, shall constitute or be taken into account in determining whether there has been, a Material Adverse Effect: (i) the announcement or performance of this Agreement and the transactions contemplated hereby (including compliance with the covenants set forth herein, or any action taken or omitted to be taken by Parent, any Transferred Subsidiary, Splitco or DTV at the request or with the prior written consent of LMC), including, to the extent arising therefrom, any termination of, reduction in or similar negative impact on relationships, contractual or otherwise, with any customers, suppliers, distributors, partners or employees of the Transferred Business or

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DTV, (ii) acts of war or terrorism or natural disasters, (iii) changes in any Laws or regulations or applicable accounting regulations or principles or the interpretations thereof, (iv) the fact, in and of itself (and not the underlying causes thereof) that any Transferred Subsidiary or DTV failed to meet any projections, forecasts, or revenue or earnings predictions for any period, or (v) any change, in and of itself (and not the underlying causes thereof) in the stock price of the LMC Parent Shares or the DTV Shares.

“Maximum Amount” means $75,000,000 (provided that it is the understanding of the parties that such $75,000,000 amount shall not have deducted therefrom the amount of the Parent Basket Amount or the Liberty Basket Amount, as the case may be).

“Multiemployer Plan” means any “multiemployer plan” within the meaning of Section 3(37) of ERISA.

“Murdoch Interests” means each of Mr. K. Rupert Murdoch, the Murdoch Family Trust and Cruden Financial Services LLC and (x) any successor to any of the foregoing and (y) any transferee of Parent Class B Stock of any of the foregoing.

“NAP Agreements” means each national advertising sales representation agreement by and among National Advertising Partners and each of the RSN Subsidiaries.

“Network” means each of the regional sports programming cable networks operated by the RSN Subsidiaries and listed on Section 1.1 of the Parent Disclosure Letter.

“Net Working Capital” means the (A) current assets (excluding cash and excluding Tax assets) less (B) current liabilities (excluding Tax liabilities, and calculated after giving effect to the settlement of intercompany accounts contemplated by Section 6.11), in each case, of the RSN Subsidiaries on a consolidated basis, all as determined in accordance with the methods, principles and classifications used in preparing the Interim Balance Sheet included in the Financial Statements and set forth on Schedule B attached hereto and in accordance with GAAP (excluding footnotes and normal year-end adjustments).

“NSP Agreements” mean each national sports programming service license agreement by and among National Sports Programming and each of the RSN Subsidiaries.

“Parent Basket Amount” means $12,000,000.

“Parent Basket Breach” means the failure of any representation or warranty contained in this Agreement and made by Parent (other than those representations or warranties contained in Sections 4.1, 4.2, 4.3, 4.4, 4.19, 4.22 and 4.23 and other than the representations and warranties contained in Section 4.20 which shall not be the subject of any claim for indemnification under Article VIII) to be true and correct when made or deemed made.

“Parent Basket Exception Breach” means the failure of any representation or warranty contained in Sections 4.1, 4.2, 4.3, 4.4, 4.19, 4.22 and 4.23 of this Agreement to be true and correct when made or deemed made.

“Parent Common Stock” means, collectively, the Class A Common Stock, par value $0.01 per share, of Parent (“Parent Class A Stock”) and the Class B Common Stock, par value $0.01 per share, of Parent (“Parent Class B Stock”).

“Parent Disclosure Letter” means the disclosure letter that Parent has delivered to LMC on the date of this Agreement prior to the execution hereof, which letter is incorporated by reference herein.

“Parent Indemnitees” means, collectively, Parent, its Affiliates and its and their respective stockholders (other than LMC and any of its Affiliates), members, partners, officers, directors, employees, attorneys, representatives and agents.

“Parent Restructuring” means the restructuring effected by Parent and its Affiliates pursuant to the steps set forth on Schedule C hereto, as the same may be modified in accordance with the Tax Matters Agreement.

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“Parent Tax Opinion” means the written opinion of Parent’s Tax counsel, addressed to Parent and dated as of the Closing Date, in form and substance reasonably satisfactory to Parent, to the effect that, based upon the Rulings, the Tax Opinion Representations and any other facts, representations and assumptions set forth or referred to in such opinion, and subject to such qualifications and limitations as may be set forth in such opinion, for United States federal income tax purposes, no gain or loss will be recognized by (and no amount will be includible in the income of) Parent or any of its Affiliates on the Exchange or the Parent Restructuring, except with respect to any DITS or ELAs.

“Parent Tax Opinion Representations” means the representations set forth in the letter, which shall be executed by Parent on the Closing Date and dated and effective as of the Closing Date, to be made by Parent to each of the firms providing the Tax Opinions as a condition to, and in connection with, the issuance of the Tax Opinions, including representations in form and substance substantially as set forth in Schedule D to this Agreement (amended as necessary to reflect changes in relevant facts occurring after the date of this Agreement and on or before the Closing Date).

“Permitted Encumbrances” means (i) Encumbrances for Taxes not yet due or being contested in good faith by appropriate proceedings and for which adequate accruals or reserves have been established, (ii) the claims of mechanics, materialmen or like Persons that have arisen in the ordinary course of business or imperfections of title, restrictions and other Encumbrances that, in any such case, do not materially interfere with the use of (in the ordinary course of business) or the value (as so used) of, the property subject thereto, (iii) rights granted to any licensee of any Intellectual Property Rights in the ordinary course of business consistent with past practices, (iv) Encumbrances securing Indebtedness not yet in default for the purchase price or lease payments on property purchased or leased in the ordinary course of business, (v) Encumbrances created by actions of LMC or its Affiliates, (vi) with respect to securities, including capital stock, Encumbrances imposed by the Securities Act or the Exchange Act or (vii) Encumbrances arising from the rights and obligations under this Agreement or any Ancillary Agreement.

“Person” means an individual, partnership (general or limited), corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture or other entity, or a Governmental Authority.

“Pledged Shares” means the 60,000,000 shares of Parent Class A Common Stock owned beneficially and of record by the Stockholders pledged, as of the date hereof, to secure certain of the Stockholders’ obligations under variable forward OTC contracts.

“Production Services Agreement” means the agreement relating to the provision of production services identified therein by the Transferred Subsidiaries to be entered into by and among each of the Transferred Subsidiaries and Fox Sports Net, Inc.

“Real Property Lease” means the lease or sublease agreement pursuant to which a Leased Real Property is leased or subleased.

“Release” means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration into the indoor or outdoor environment (including ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or property.

“RSN Subsidiaries” means each of Fox Sports Net Rocky Mountain, LLC, Fox Sports Net Pittsburgh, LLC, and Fox Sports Net Northwest, LLC.

“RSN Subsidiary Non-Competition Agreement” means the letter agreement relating to Parent’s confidentiality, non-competition and non-solicitation obligations relating to the RSN Subsidiaries to be entered into by and among Parent, Splitco and each RSN Subsidiary.

“Rulings” shall mean the Exchange Rulings and the Parent Restructuring Ruling.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933.

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“Securities Encumbrances” means security interests, liens, charges, claims, title defects, deficiencies or exceptions, mortgages, pledges, rights of first refusal, rights of first negotiation or any similar right in favor of any Person, any restriction on the receipt of any income derived from any security and any limitation or restriction on the right to own, vote, sell or otherwise dispose of any security, conditional sales or other title retention agreements, covenants, conditions or other similar restrictions (including restrictions on transfer) or other encumbrances of any nature whatsoever, other than (i) Encumbrances imposed by the Securities Act or the Exchange Act or (ii) Encumbrances arising from the rights and obligations under this Agreement.

“Splitco Common Stock” means the common stock, par value $0.01 per share, of Splitco.

“Splitco Shares” means all of the issued and outstanding shares of Splitco Common Stock.

“Sports Access Agreements” means the agreements relating to the license of highlights and clips for news access by media organizations to the RSN Subsidiaries to be entered into by and among each of the RSN Subsidiaries and Sports Access, a division of ARC Holding, Ltd.

“Stockholders” means Liberty NC, Inc., Liberty NC II, Inc., Liberty NC IV, Inc., Liberty NC V, Inc., Liberty NC VI, Inc., Liberty NC VII, Inc., Liberty NC VIII, Inc., Liberty NC IX, Inc., Liberty NC XII, Inc. and LMC Bay Area Sports, Inc.

“Subsidiary” when used with respect to any Person, means (i)(A) a corporation of which a majority in voting power of its share capital or capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by a Subsidiary of such Person, or by such Person and one or more Subsidiaries of such Person, whether or not such power is subject to a voting agreement or similar Encumbrance, (B) a partnership or limited liability company in which such Person or a Subsidiary of such Person is, at the date of determination, (1) in the case of a partnership, a general partner of such partnership with the power affirmatively to direct the policies and management of such partnership or (2) in the case of a limited liability company, the managing member or, in the absence of a managing member, a member with the power affirmatively to direct the policies and management of such limited liability company, or (C) any other Person (other than a corporation) in which such Person, a Subsidiary of such Person or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof, has (1) the power to elect or direct the election of a majority of the members of the governing body of such Person, whether or not such power is subject to a voting agreement or similar Encumbrance, or (2) in the absence of such a governing body, at least a majority ownership interest or (ii) any other Person of which an aggregate of more than 50% of the equity interests are, at the time, directly or indirectly, owned by such Person and/or one or more Subsidiaries of such Person. For the purposes of the foregoing, the Transferred Subsidiaries will be treated as Subsidiaries of Parent until the Closing is completed and as Subsidiaries of LMC immediately after the Closing, and neither IAC/InterActiveCorp nor Expedia, Inc., or any of their respective Subsidiaries, will be treated as Subsidiaries of LMC.

“Tax” or “Taxes” means (i) any and all taxes, charges, fees, levies, customs, duties, tariffs, or other assessments, including income, gross receipts, excise, real or personal property, sales, withholding, social security, retirement, unemployment, occupation, use, goods and services, service use, license, value added, capital, net worth, payroll, profits, withholding, franchise, transfer and recording taxes, fees and charges, and any other taxes, charges, fees, levies, customs, duties, tariffs or other assessments imposed by the IRS or any taxing authority (whether domestic or foreign including any state, county, local or foreign government or any subdivision or taxing agency thereof (including a United States possession)), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest thereon, fines, penalties, additions to tax, or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies, customs, duties, tariffs, or other assessments; (ii) any Liability for the payment of any amounts described in clause (i) as a result of being a member of an affiliated, consolidated, combined, unitary or similar group or as a result of transferor, successor or similar Liability; and (iii) any Liability for the payments of any amounts as a result of being a party to any Tax sharing agreement or as a result of any express or implied obligation to indemnify any other Person with respect to the payment of any amounts of the type described in clause (i) or (ii).

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“Tax Matters Agreement” means the Tax Matters Agreement by and among Parent and LMC, attached as Exhibit A-I hereto.

“Tax Opinions” means the Parent Tax Opinion and the LMC Tax Opinion.

“Tax Opinion Representations” means the LMC Tax Opinion Representations and the Parent Tax Opinion Representations.

“Tax Returns” means any return, report, certificate, form or similar statement or document (including any related or supporting information or schedule attached thereto and any information return, amended Tax Return, claim for refund or declaration of estimated Tax) required to be supplied to, or filed with, a Taxing Authority in connection with the determination, assessment or collection of any Tax or the administration of any laws, regulations or administrative requirements relating to any Tax.

“Taxing Authority” shall have the meaning given to such term in the Tax Matters Agreement.

“Tax Sharing Agreement” shall have the meaning given to such term in the Tax Matters Agreement.

“Technical Services Agreement” means the agreement relating to the provision of uplink, engineering and other services identified therein by and among Fox Sports Net, Inc. and each of the RSN Subsidiaries.

“Transactions” means the transactions contemplated hereby and each of the Ancillary Agreements, including the Exchange and the Parent Restructuring.

“Transferred Employees” means the individuals listed on Section 1.1 of the Parent Disclosure Letter (which section of the Disclosure Letter shall be updated as of the Closing Date to reflect individuals hired following the date hereof and prior to the Closing Date in compliance with Section 6.2 hereof, provided, however that any individual listed on Section 1.1.1(a) of the Parent Disclosure Letter as of the Closing Date whose employment with any Transferred Subsidiary terminates in the ordinary course of business following the date hereof and prior to the Closing Date shall not be deemed to be a “Transferred Employee”).

“Transferred Subsidiaries” means, collectively, Splitco and each RSN Subsidiary.

“Transitional Services Agreement” means the agreement relating to the provision of corporate transitional services identified therein by and among Fox Sports Net, Inc. and each of the RSN Subsidiaries.

“Treasury Regulations” mean the regulations promulgated under the Code.

“WARN Act” means the Worker Adjustment and Retraining Notification Act and any similar state or local Law of any jurisdiction in the United States of America.

“Webpage Services Agreement” means the agreement relating to the provision of website management and other information technology services identified therein by and among Fox Interactive Media, Inc. and each of the RSN Subsidiaries.

Section 1.2. Terms Defined in Other Sections. The following terms are defined elsewhere in this Agreement in the following Sections:

Ancillary Agreements	Recitals
Affiliate Transaction	Section 4.21
Agreement	Preamble
Broker	Section 4.22
Broker Fees	Section 4.22
Business Records	Section 6.9.3
Closing	Section 3.2
Closing Certificates	Section 3.4.3
Closing Date	Section 3.2
Collective Bargaining Agreement	Section 4.14.1
Conclusive Net Working Capital Statement	Section 3.9.3
Controlled Group Liability	Section 4.12.2

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Disinterested Stockholder Approval	Section 6.4.1
Disputed Items	Section 3.9.2
Employee Benefit Plan	Section 4.12.1
Employment Agreement	Section 4.12.1
ERISA Affiliate	Section 4.12.2
Estimated Net Working Capital	Section 3.8.1
Estimated Net Working Capital Deficiency Amount	Section 3.8.2
Estimated Net Working Capital Excess Amount	Section 3.8.2
Exchange	Section 3.1
Exchange Rulings	Section 7.2.4
Extended Termination Date	Section 9.1.2
Extraordinary Transaction	Section 6.13.2
FCC Applications	Section 6.6.3
Final Net Working Capital Deficiency Amount	Section 3.9.4
Final Net Working Capital Excess Amount	Section 3.9.4
HSR Act	Section 4.5.4
Indemnified Party	Section 8.3.1
Indemnifying Party	Section 8.3.1
L Acquisition Proposal	Section 6.13.2
Licensed Intellectual Property	Section 4.8.2
LMC	Preamble
LMC Exchange Ruling	Section 7.2.4
LMC Related Party	Section 10.5
LMC Ruling	Section 7.2.4
Material Contracts	Section 4.13
Net Working Capital Statement	Section 3.9.1
Neutral Arbitrator	Section 3.9.3
Owned Intellectual Property	Section 4.8.1
Parent	Preamble
Parent Acquisition Proposal	Section 6.13.1
Parent Change in Recommendation	Section 6.4.1
Parent Exchange Ruling	Section 7.2.4
Parent Group	Section 4.20.5
Parent Recommendation	Section 6.4.1
Parent Restructuring Date	Section 3.7
Parent Restructuring Ruling	Section 7.3.5
Parent Stockholder Approval	Section 4.4
Parent Stockholders’ Meeting	Section 6.5
Permits	Section 4.16
Proxy Statement	Section 6.4.1
Records	Section 6.9.3
Representatives	Section 6.13.1
Requisite Parent Stockholder Approval	Section 6.4.1
Resolution Period	Section 3.9.2
Seller Disability Plans	Section 6.10.2
Settlement	Section 6.6.5
Splitco	Recitals
Subsidiary Employee Benefit Plan	Section 4.12.1
Termination Date	Section 9.1.2
Termination Fee	Section 9.2.2
Transfer	Section 6.8.1
Transferred Business	Recitals

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ARTICLE II.

INTERPRETATION

Section 2.1. Interpretation. Unless otherwise indicated to the contrary in this Agreement by the context or use thereof: (a) the words, “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole and not to any particular Section or paragraph hereof; (b) words importing the masculine gender shall also include the feminine and neutral genders, and vice versa; (c) words importing the singular shall also include the plural, and vice versa; and (d) the word “including” means “including without limitation”; and (e) the words “as of the date hereof” means “as of the date of this Agreement.”

ARTICLE III.

EXCHANGE OF STOCK; CLOSING

Section 3.1. Exchange of Stock. Upon the terms and subject to the conditions of this Agreement, at the Closing, (a) Parent shall assign, transfer, convey and deliver to the Stockholders (in accordance with instructions relating to allocation of such shares provided by LMC to Parent no later than three (3) Business Days prior to the Closing Date) and LMC shall cause the Stockholders to accept and acquire from Parent, all of the Splitco Shares (free and clear of all Securities Encumbrances) in exchange for the LMC Parent Shares, and (b) LMC shall cause the Stockholders to assign, transfer, convey and deliver to Parent, and Parent shall accept and acquire from the Stockholders, the LMC Parent Shares (free and clear of all Securities Encumbrances) in exchange for the Splitco Shares (collectively, the “Exchange).

Section 3.2. Closing. The closing of the Exchange and the other transactions contemplated hereby (the “Closing”) shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 4 Times Square, New York, New York, as soon as practicable, but in no event later than three (3) Business Days after the satisfaction or waiver of the conditions set forth in Article VII (excluding conditions that, by their terms, cannot be satisfied until the Closing, but subject to the satisfaction or waiver of such conditions at the Closing), or at such other place or on such other date as Parent and LMC may mutually agree. The date upon which the Closing shall be effective is referred to herein as the “Closing Date.”

Section 3.3. Parent’s Deliveries at the Closing. At the Closing, Parent shall deliver or cause to be delivered to LMC or the Stockholders, as applicable, the following:

3.3.1	one or more stock certificates, together with stock powers executed in blank, representing all of the issued and outstanding capital stock of Splitco;

3.3.2	the stock books, stock ledgers and minute books of each of the Transferred Subsidiaries;

3.3.3	each of the Ancillary Agreements (other than the Tax Matters Agreement which shall be executed and delivered concurrently with this Agreement) duly executed by Parent and any of its Affiliates party thereto;

3.3.4	letters of resignation, dated as of the Closing Date, from (i) each of the directors and officers of Splitco and each RSN Subsidiary and (ii) each of K. Rupert Murdoch, David DeVoe and Peter Chernin from the Board of Directors of DTV;

3.3.5	a certificate of an authorized officer of Parent pursuant to Sections 7.2.1 and 7.2.2 hereof; and

3.3.6	such other documents as are reasonably required by LMC to be delivered to effectuate the Transactions or to evidence the authority, existence and good standing of Parent and its relevant Subsidiaries, including evidence of the possession by Splitco of the Cash Amount; provided that LMC shall use its reasonable best efforts to identify such documents to Parent in writing reasonably in advance of the anticipated Closing Date.

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Section 3.4. LMC’s Deliveries at the Closing. At the Closing, LMC shall deliver or cause to be delivered to Parent the following:

3.4.1	one or more stock certificates, together with stock powers executed in blank, representing the LMC Parent Shares owned by the Stockholders, or a confirmation from Parent’s transfer agent, Computershare Investor Services, LLC, of a book-entry transfer of the LMC Parent Shares to Parent;

3.4.2	each of the Ancillary Agreements to which LMC and any of its Affiliates are party (other than the Tax Matters Agreement which shall be executed and delivered concurrently with this Agreement) duly executed by LMC and any of its Affiliates party thereto;

3.4.3	a certificate of an authorized officer of LMC pursuant to Sections 7.3.1 and 7.3.2 hereof (together with the certificate delivered pursuant to Section 3.3.5 hereof, the “Closing Certificates”); and

3.4.4	such other documents as are reasonably required by Parent to be delivered to effectuate the Transactions or to evidence the authority, existence and good standing of LMC and its relevant Subsidiaries; provided that Parent shall use its reasonable best efforts to identify such documents to LMC in writing reasonably in advance of the anticipated Closing Date.

Each document of transfer or assumption referred to in this Article III (or in any related definition set forth in Article I) that is not attached as an Exhibit to this Agreement or is not otherwise an Ancillary Agreement shall be in customary form and shall be reasonably satisfactory in form and substance to the parties hereto.

Section 3.5. Performance.

3.5.1	LMC undertakes to Parent that to the extent that any Subsidiary of LMC fails to comply with any of its obligations under this Agreement and the Tax Matters Agreement when performance of such obligation has become due, LMC shall either (i) procure that such Subsidiary shall perform such obligation; or (ii) if such Subsidiary fails to so perform or if the Parent so elects, itself perform any such unperformed obligation.

3.5.2	Parent undertakes to LMC that to the extent that any Subsidiary of Parent fails to comply with any of its obligations under this Agreement, the Tax Matters Agreement, the DTV Non-Competition Agreement or the RSN Non-Competition Agreement, when performance of such obligation has become due, Parent shall either (i) procure that such Subsidiary shall perform such obligation; or (ii) if such Subsidiary fails to so perform or if LMC so elects, itself perform any such unperformed obligation.

Section 3.6. Adjustment to Number and Type of Securities.

3.6.1	If, after the date of this Agreement, there is a subdivision, share split, consolidation, share dividend, combination, reclassification or similar event with respect to the securities referred to in this Agreement, then, in any such event, the numbers and types of such securities (and if applicable, the share prices thereof) shall be appropriately adjusted.

3.6.2	In the event that DTV pays any dividend or makes any distribution (other than any periodic cash dividends paid or set aside in the ordinary course), in each case on the DTV Shares, in cash, property or other securities (other than any dividend or distribution for which appropriate adjustment is made in accordance with Section 3.6.1 above) to holders of record prior to the Closing Date, then upon payment of such dividend or the making of such distributions, such cash, property or other securities will (A) continue to be held by Parent and (B) be contributed (including any dividend or distributions thereon and, in the case of cash, interest thereon) to Splitco in connection with the Parent Restructuring without the payment of any additional consideration.

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Section 3.7. Parent Restructuring and Related Matters. Prior to the Closing Date, Parent shall complete the Parent Restructuring such that after the Parent Restructuring (the date on which the Parent Restructuring is complete, the “Parent Restructuring Date”):

(a) Parent will be the sole shareholder of Splitco;

(b) Splitco will be the sole record and beneficial owner of (i) all of the outstanding equity securities of each RSN Subsidiary and (ii) the DTV Shares; and (iii) will hold directly the Cash Amount; and

(c) the RSN Subsidiaries will own, directly or indirectly, the Transferred Business.

Section 3.8. Estimated Net Working Capital Adjustment.

3.8.1	For the purpose of determining the Cash Amount, two (2) Business Days prior to the Closing Date, Parent shall cause to be prepared and delivered to LMC a statement setting forth a good faith estimate of the Net Working Capital (the “Estimated Net Working Capital”) and the components thereof as of the Closing Date, together with a certificate from the principal financial officer of Parent stating that the Estimated Net Working Capital has been calculated in accordance with GAAP (excluding footnotes and normal year-end adjustments) and in accordance with the methods, principles and classifications used in preparing the Interim Balance Sheet included in the Financial Statements.

3.8.2	If the Estimated Net Working Capital is a positive amount (the “Estimated Net Working Capital Excess Amount”), the Cash Amount shall be decreased by the Estimated Net Working Capital Excess Amount. If the Estimated Net Working Capital is a negative amount (the “Estimated Net Working Capital Deficiency Amount”), the Cash Amount shall be increased by the Estimated Net Working Capital Deficiency Amount. If the Estimated Net Working Capital is equal to zero dollars ($0), no adjustment pursuant to this Section 3.8.2 shall be made to the Cash Amount.

Section 3.9. Final Net Working Capital Adjustment.

3.9.1	Within forty-five (45) calendar days after the Closing Date, LMC shall cause to be prepared and delivered to Parent a statement (the “Net Working Capital Statement”) setting forth the Net Working Capital and the components thereof as of the Closing Date, together with a certificate from the principal financial officer of LMC stating that the Estimated Net Working Capital has been calculated in accordance with GAAP (excluding footnotes and normal year-end adjustments) and in accordance with the methods, principles and classifications used in preparing the Interim Balance Sheet included in the Financial Statements. For purposes of preparing such Net Working Capital Statement, no effect shall be given to any new accounting pronouncements that may be issued following the delivery of the statement pursuant to Section 3.8.1. Following the delivery of such Net Working Capital Statement, LMC shall provide Parent and any of Parent’s Representatives (as defined below) with access during normal business hours to (and to examine and make copies of) all documents, records, work papers (including those of accountants), facilities and personnel of the Transferred Subsidiaries as is reasonably necessary for purposes of reviewing the Net Working Capital Statement.

3.9.2

After receipt of the Net Working Capital Statement, Parent will have thirty (30) calendar days to review the Net Working Capital Statement. Unless Parent delivers written notice to LMC setting forth the specific items disputed by Parent on or prior to the thirtieth (30th) day after Parent’s receipt of the Net Working Capital Statement, Parent will be deemed to have accepted and agreed to the Net Working Capital Statement and such statement (and the calculations contained therein) will be final, binding and conclusive. If Parent notifies LMC of its objections to the Net Working Capital Statement (or specific calculations contained therein) within such thirty (30) day period, Parent and LMC shall, within thirty (30) days following delivery of such notice by Parent to LMC (the “Resolution Period”), attempt in good faith to resolve their differences with respect to the disputed items (or calculations) specified in the notice (the

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“Disputed Items”), and all other items (and all calculations relating thereto) will be final, binding and conclusive. Any resolution by Parent and LMC during the Resolution Period as to any Disputed Item shall be set forth in writing and will be final, binding and conclusive.

3.9.3	If Parent and LMC do not resolve all Disputed Items by the end of the Resolution Period, then all Disputed Items remaining in dispute will be submitted to an independent accounting firm not retained by Parent or LMC or such other United States national independent accounting firm, in each case, mutually acceptable to Parent and LMC (the “Neutral Arbitrator”). The Neutral Arbitrator, acting as an expert and not as an arbitrator, shall determine only those Disputed Items remaining in dispute, consistent with this Section 3.9.3, and shall request a statement from Parent and LMC regarding such Disputed Items. In resolving each Disputed Item, the Neutral Arbitrator (i) may not assign a value to any Disputed Item greater than the greatest value for such Disputed Item claimed by any party or less than the lowest value for such Disputed Item claimed by any party and (ii) shall make its determination in accordance with the methods, principles and classifications used in preparing the Interim Balance Sheet included in the Financial Statements and in accordance with GAAP (excluding footnotes and normal year-end adjustments). All fees and expenses relating to the work, if any, to be performed by the Neutral Arbitrator will be allocated between Parent and LMC based upon the percentage which the portion of the contested amount not awarded to each party hereto bears to the amount actually contested by such party hereto. In addition, Parent and LMC shall give the Neutral Arbitrator access to all documents, records, work papers, facilities and personnel of such party and its Subsidiaries as reasonably necessary to perform its function as arbitrator. The Neutral Arbitrator will deliver to Parent and LMC a written determination (such determination to include a work sheet setting forth all material calculations used in arriving at such determination and to be based solely on information provided to the Neutral Arbitrator by Parent and LMC) of the Disputed Items submitted to the Neutral Arbitrator within thirty (30) days of receipt of such Disputed Items, which determination will be final, binding and conclusive. The final, binding and conclusive Net Working Capital Statement based either upon agreement or deemed agreement by Parent and LMC or the written determination delivered by the Neutral Arbitrator in accordance with this Section 3.9.3, will be the “Conclusive Net Working Capital Statement.” If any party fails to submit a statement regarding any Disputed Item submitted to the Neutral Arbitrator within the time determined by the Neutral Arbitrator or otherwise fails to give the Neutral Arbitrator access as reasonably requested, then the Neutral Arbitrator shall render a decision based solely on the evidence timely submitted and the access afforded to the Neutral Arbitrator by Parent and LMC.

3.9.4	If the amount of Net Working Capital on the Conclusive Net Working Capital Statement is less than the Estimated Net Working Capital (the “Final Net Working Capital Deficiency Amount”), Parent shall pay to Splitco an amount in cash equal to the Final Net Working Capital Deficiency Amount. If the amount of Net Working Capital on the Conclusive Net Working Capital Statement is greater than the Estimated Net Working Capital (the “Final Net Working Capital Excess Amount”), Splitco shall pay to Parent an amount in cash equal to the Final Net Working Capital Excess Amount. If the amount of Net Working Capital on the Conclusive Net Working Capital Statement is equal to the Estimated Net Working Capital, no payment shall be required.

3.9.5	All payments to be made pursuant to this Section 3.9 will (i) be made by wire transfer of immediately available funds on the second (2nd) Business Day following the date on which Parent and LMC agree or are deemed to have agreed to, or the Neutral Arbitrator delivers, the Conclusive Net Working Capital Statement, and (ii) will bear interest from the Closing Date through the date of payment at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

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ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF PARENT

Except as set forth in the Parent Disclosure Letter delivered by Parent to LMC prior to the execution of this Agreement, Parent hereby represents and warrants to LMC as follows:

Section 4.1. Organization and Standing. Each of Parent and the Transferred Subsidiaries is (a) a corporation, limited liability company or other legal entity duly organized, validly existing and duly qualified or licensed and in good standing under the Laws of the state or jurisdiction of its organization with full corporate or other power, as the case may be, and authority to own, lease, use and operate its properties and to conduct its business as currently conducted, and (b) duly qualified or licensed to do business and, to the extent applicable, in good standing in any other jurisdiction in which the nature of the business conducted by it or the property it owns, leases, uses or operates requires it to be so qualified, licensed or in good standing, except where the failures to be so qualified, licensed or in good standing have not had a Material Adverse Effect on the Transferred Business. Parent has made available to LMC a complete and correct copy of the certificate of incorporation and by-laws (or other comparable organizational documents) of each of the Transferred Subsidiaries as in effect on the date hereof.

Section 4.2. Capitalization.

4.2.1	As of the Closing, Splitco’s authorized capital stock will consist of one thousand (1,000) shares of Splitco Common Stock (the “Splitco Shares”). As of the date of this Agreement, Parent owns indirectly, through wholly owned Subsidiaries of Parent, all of the issued and outstanding shares of Splitco beneficially and of record, free and clear of any Securities Encumbrances. Immediately prior to the Closing, Parent shall own directly all of the issued and outstanding shares of Splitco beneficially and of record, free and clear of any Securities Encumbrances. There are no shares of capital stock of Splitco issued or outstanding other than the Splitco Shares. Parent has the sole, absolute and unrestricted right, power and capacity to exchange, assign and transfer all of the Splitco Shares to the Stockholders.

4.2.2	Parent, indirectly through one of its Subsidiaries, owns all of the issued and outstanding equity interests of each of the RSN Subsidiaries beneficially and of record, free and clear of any Encumbrances. A Subsidiary of Parent has the sole, absolute and unrestricted right, power and capacity to exchange, assign and transfer all of the equity interests of each RSN Subsidiary to Splitco.

4.2.3	The Splitco Shares are duly authorized, validly issued, fully paid and nonassessable, and have not been issued in violation of any preemptive or similar rights. Other than this Agreement, there are no outstanding subscriptions, options, warrants, puts, calls, agreements or other rights of any type or other securities (a) requiring the issuance, sale, transfer, repurchase, redemption or other acquisition of any shares of capital stock of Splitco or any equity interests of any RSN Subsidiary, (b) restricting the transfer of any shares of capital stock of Splitco or any equity interests of any RSN Subsidiary, or (c) relating to the voting of any shares of capital stock of Splitco or any equity interests of any RSN Subsidiary. There are no issued or outstanding bonds, debentures, notes or other indebtedness of Splitco or any RSN Subsidiary having the right to vote (or convertible into, or exchangeable for, securities having the right to vote), upon the happening of a certain event or otherwise, on any matters on which the equity holders of Splitco or any RSN Subsidiary may vote.

4.2.4	Neither Splitco nor any RSN Subsidiary is in default under or in violation (and no event shall have occurred which, with notice or the lapse of time or both, would constitute such a default or violation) of any term, condition or provision of its certificate of incorporation or bylaws except for any such defaults or violations which would not materially delay or impair the performance of this Agreement by Parent.

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4.2.5	As of the date hereof, Parent or one of its Subsidiaries has good and valid title to the Splitco Shares and all issued and outstanding equity interests of each of the Transferred Subsidiaries, free and clear of any and all Securities Encumbrances. As of the Closing, Splitco will have good and valid title to all shares of the RSN Subsidiaries, free and clear of any and all Securities Encumbrances. Except as specified in this Agreement, as of the Closing, Splitco shall not have entered into any agreement, arrangement or understanding to purchase, capital stock or other equity interests in any other Person. There exists no Subsidiary of any RSN Subsidiary. No RSN Subsidiary owns any equity interest of any Person.

4.2.6	Except as set forth in this Section 4.2, there are no outstanding subscriptions, options, warrants, puts, calls, trusts (voting or otherwise), rights (including conversion or preemptive rights and rights of first refusal), exchangeable or convertible securities or other commitments or agreements of any nature relating to the capital stock or other securities or ownership interests of Splitco (including any phantom shares, phantom equity interests, stock or equity appreciation rights or similar rights) or obligating Splitco or any of its Subsidiaries, at any time or upon the happening of any event, to issue, transfer, deliver, sell repurchase, redeem or otherwise acquire, or cause to be issued, transferred, delivered, sold, repurchased, redeemed or otherwise acquired, any of its capital stock or any phantom shares, phantom equity interests, stock or equity appreciation rights or similar rights, or other ownership interest of Splitco or obligating Splitco to grant, extend or enter into any such subscription, option, warrant, put, call, trust, right, exchangeable or convertible security, commitment or agreement.

4.2.7	Immediately after the Closing, the Stockholders will have good title to all of the Splitco Shares free and clear of all Securities Encumbrances. As of the Closing, except for the Splitco Shares, there shall be no outstanding (i) shares of capital stock or voting securities of, or other ownership interests in, Splitco, (ii) securities of Splitco or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities of, or ownership interests in, Splitco or (iii) options or other rights to acquire from Splitco or any of its Subsidiaries, or other obligations of Splitco or any of its Subsidiaries to issue, any capital stock or other voting securities of, or other ownership interests in, or any securities convertible into or exercisable or exchangeable for any capital stock or other voting securities of Splitco. As of the Closing, there will be no outstanding obligations of any Transferred Subsidiary to repurchase, redeem or otherwise acquire any such securities from any other Person.

Section 4.3. Corporate Power and Authority. Parent has all requisite corporate power and authority to enter into and deliver this Agreement and to consummate the Transactions. Each of Parent, Splitco and the other Subsidiaries of Parent party thereto has all requisite corporate or similar power, as the case may be, and authority to execute and deliver the Ancillary Agreements and the other agreements, documents and instruments to be executed and delivered by it in connection with this Agreement, including the Parent Tax Opinion Representations, the Closing Certificates required by Sections 7.2.1 and 7.2.2, or the Ancillary Agreements and to consummate the transactions contemplated thereby. The execution, delivery and, subject to receipt of the Parent Stockholder Approval, performance of this Agreement by Parent and the consummation by Parent, Splitco and the other applicable Subsidiaries of Parent of the Transactions, including the execution, delivery and performance of the Ancillary Agreements and the other agreements, documents and instruments to be executed and delivered in connection with this Agreement or the Ancillary Agreements by Parent, Splitco and the other applicable Subsidiaries of Parent and the consummation (other than the payment of any Termination Fee) of the Transactions, have been duly authorized by all necessary action on the part of Parent, Splitco and the other applicable Subsidiaries of Parent. Each of this Agreement and the Tax Matters Agreement has been duly executed and delivered by Parent and constitutes the legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to or affecting creditors’ rights generally, including the effect of statutory and other Laws regarding fraudulent conveyances and preferential transfers and subject to the limitations imposed by general equitable principles (regardless of whether

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such enforceability is considered in a proceeding at Law or in equity). When signed, each of the Ancillary Agreements (other than the Tax Matters Agreement which is the subject of the preceding sentence) and the other agreements, documents, certificates (including the Parent Tax Opinion Representations) and instruments to be executed and delivered by Parent, Splitco and each Subsidiary of Parent in connection with this Agreement and the Transactions shall have been duly executed and delivered by Parent, Splitco and the other Subsidiaries of Parent party thereto and shall constitute the legal, valid and binding obligations of Parent, Splitco and such other Subsidiaries of Parent, enforceable against each such Person in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to or affecting creditors’ rights generally, including the effect of statutory and other Laws regarding fraudulent conveyances and preferential transfers and subject to the limitations imposed by general equitable principles (regardless of whether such enforceability is considered in a proceeding at Law or in equity).

Section 4.4. Shareholder Votes Required. At the Parent Stockholders’ Meeting (as defined in Section 6.5), the affirmative vote of a majority of the votes cast in person or by proxy by holders of Parent Class B Shares other than LMC, the Stockholders and any of their respective Associates (the “Parent Stockholder Approval”), in accordance with Chapter 10.1 of the ASX Listing Rules is the only vote of the holders of any class or series of capital stock of Parent or any of its Subsidiaries required by any applicable Law to approve the Exchange. Other than the Parent Stockholder Approval, no vote or other action of the stockholders of Parent is required by Law, the organizational documents of Parent, the ASX Listing Rules, the rules and regulations of the New York Stock Exchange or otherwise in order for Parent to consummate the Transactions. The Board of Directors of Parent, by vote at a meeting duly called and held, has approved this Agreement, determined that the Exchange is fair to and in the best interests of Parent’s stockholders and has adopted resolutions recommending approval of the Exchange by the stockholders of Parent. The Murdoch Interests have agreed with Parent and LMC to be present, in person or by proxy, at the Parent Stockholder Meeting and to vote all shares of Parent Class B Stock beneficially owned by them at the Parent Stockholder Meeting (or any adjournment thereof) in favor of the approval of the Exchange; provided that the foregoing shall be deemed not to have been violated if the shares held by the Murdoch Interests shall have been disregarded for purposes of the Parent Shareholder Approval under the ASX listing rules.

Section 4.5. Conflicts; Consents and Approvals. Except as set forth in Section 4.5 of the Parent Disclosure Letter, neither the execution, delivery and performance by Parent of this Agreement, nor the execution, delivery and performance by Parent, the Transferred Subsidiaries and the other Subsidiaries of Parent party thereto of the Ancillary Agreements and the other agreements, documents and instruments to be executed and delivered by each of them in connection with this Agreement and the Ancillary Agreements, will:

4.5.1	conflict with, or result in a breach of any provision of, the organizational documents of Parent, any Transferred Subsidiary any applicable Parent Subsidiary;

4.5.2	violate, or conflict with, or result in a breach of any provision of, or constitute a change of control or default (or an event that, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or require any action, consent, waiver or approval of any third party or entitle any Person (with the giving of notice, the passage of time or otherwise) to terminate, accelerate, modify or call a default under, or give rise to any obligation to make a payment under, or to any increased, additional or guaranteed rights of any Person under, or result in the creation of any Encumbrance upon any of the properties or assets of any Transferred Subsidiary or under any of the terms, conditions or provisions of any material Contract to which Parent or any Transferred Subsidiary is a party or pursuant to which any of their respective properties or assets are bound, except for any such conflicts, violations, breaches, defaults or occurrences which would not prevent or materially delay the performance of this Agreement by Parent;

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4.5.3	assuming the approvals required under Section 4.5.4 are obtained, violate any order, writ, or injunction, or any decree, or any material Law applicable to Parent or any Transferred Subsidiary, or any of their respective properties or assets; or

4.5.4	require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except for (i) (A) applicable requirements of the Exchange Act, the Securities Act, and state securities or “blue sky” Laws, (B) the pre-merger notification requirements of the Hart- Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the “HSR Act”), and (C) approval of the Transactions under the Communications Act and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications would not prevent or materially delay the performance of this Agreement by Parent.

Section 4.6. Operations of the Transferred Business. Except as set forth in Section 4.6 of the Parent Disclosure Letter, since October 1, 2006 and through the date of this Agreement, the Transferred Business has been conducted in the ordinary course of business consistent with past practice and there has not been since such date the occurrence of any fact, event or circumstance described in Sections 6.2.8, 6.2.9, 6.2.12 – 6.2.17 (assuming that the period referred to therein is effective beginning October 1, 2006).

Section 4.7. Compliance with Law. The Transferred Business is currently being conducted, and since January 1, 2004, has been conducted, in compliance with all material Laws applicable to the Transferred Business or the Transferred Employees. Since January 1, 2004 and prior to the date of this Agreement, none of Parent, Splitco or any of the RSN Subsidiaries has received any material notice from any Governmental Authority that the Transferred Business has been or is being conducted in violation of any applicable material Law or that an investigation or inquiry into any noncompliance with any applicable material Law is ongoing, pending or, to the Knowledge of Parent, threatened. This Section 4.7 does not relate to matters with respect to Taxes, which are the subject of Section 4.20 or the Tax Matters Agreement, as the case may be, to Environmental Matters, which are the subject of Section 4.10, to Employee Benefits Plan matters, which are the subject of Section 4.12 or to Labor and Employment Matters, which are the subject of Section 4.14.

Section 4.8. Intellectual Property.

4.8.1	Section 4.8.1 of the Parent Disclosure Letter sets forth a list of all patents, patent applications, registered trademarks, material unregistered trademarks, registered copyrights and Internet domain name registrations that are, as of the date of this Agreement, owned by the RSN Subsidiaries (the “Owned Intellectual Property”). The RSN Subsidiaries own the Owned Intellectual Property, free and clear of all Encumbrances and have the exclusive right to use and sublicense, without payment to any other Person, all of the Owned Intellectual Property. As of the date hereof, no license relating to any of the Owned Intellectual Property has been granted, except as provided in the Ancillary Agreements, and except for Customer Agreements entered into in the ordinary course of business.

4.8.2	Section 4.8.2 of the Parent Disclosure Letter sets forth a list that includes all material Intellectual Property that is held for use under license by the RSN Subsidiaries as of the date hereof (the “Licensed Intellectual Property”). As of the date hereof, neither Parent nor the RSN Subsidiaries have given or received any notice of material default or of any event which with the lapse of time would constitute a material default under any material agreement relating to the Licensed Intellectual Property; neither Parent nor the Transferred Subsidiaries, nor, to Parent’s Knowledge, any other Person, currently is in material default under any such agreement.

4.8.3

To Parent’s Knowledge, as of the date hereof, no third party is infringing in any material respect a proprietary right in any Owned Intellectual Property. To Parent’s Knowledge, the use of any Owned Intellectual Property or Licensed Intellectual Property in connection with the

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Transferred Business as currently conducted does not materially infringe upon, misappropriate, violate or conflict in any way with any material Intellectual Property rights of any Person.

4.8.4	There is no pending or, to Parent’s Knowledge, threatened material claim (i) challenging the validity or enforceability of, or contesting the Parent’s or the Transferred Subsidiaries’ right to make, sell, offer to sell, and/or use any of the Owned Intellectual Property or Licensed Intellectual Property; (ii) challenging the validity or enforceability of any agreement relating to the Owned Intellectual Property or Licensed Intellectual Property; or (iii) asserting that the manufacture, sale, offer of sale, and/or use of any Owned Intellectual Property or Licensed Intellectual Property infringes upon, misappropriates, violates or conflicts in any way with the Intellectual Property rights of any Person.

4.8.5	The making, using, selling, offering to sell, or other implementation of any apparatus, systems, processes, methods, or other technologies (and/or combination thereof) used in or necessary for operation and conducting of the Transferred Business as currently conducted do not infringe upon, misappropriate, violate, or conflict in any way with the material Intellectual Property rights of any Person.

Section 4.9. Absence of Splitco Operations; Splitco Assets and Liabilities. Splitco has conducted no activities other than in connection with the execution and delivery of the Ancillary Agreements to which it is or will be a party. As of the Closing, the assets of Splitco will consist solely of (i) all issued and outstanding equity interests of each RSN Subsidiary, (ii) the DTV Shares and (iii) the Cash Amount (collectively, the “Splitco Assets”). As of the Closing, the Transferred Subsidiaries will have no Liabilities other than Liabilities arising as a result of its ownership of the Splitco Assets and any Liabilities set forth in Section 4.9(a) of the Parent Disclosure Letter. Except as set forth in Section 4.9(b) of the Parent Disclosure Letter, the assets of the RSN Subsidiaries, along with the rights of Splitco and the RSN Subsidiaries under the Ancillary Agreements, are sufficient to permit the RSN Subsidiaries to conduct immediately following the Closing the Transferred Business in all material respects in the manner as the Transferred Business was being conducted as of the date hereof.

Section 4.10. Environmental Matters.

4.10.1	The Transferred Business is currently being conducted in compliance in all material respects with, and, since January 1, 2004 has been conducted in compliance in all material respects with, all applicable Environmental Laws.

4.10.2	Except as would not reasonably be expected to form the basis of any material Environmental Claim against the Transferred Business, since January 1, 2004, the Transferred Business has not disposed of, Released, transported, stored, or arranged for the disposal of any Hazardous Materials to, at or upon: (i) any location other than a site lawfully permitted to receive such Hazardous Materials; (ii) any premises currently or formerly owned or leased by any of the RSN Subsidiaries, except for the use of household cleaners and office products in the ordinary course of business in compliance with applicable Environmental Laws; or (iii) any site which has been placed on the National Priorities List, CERCLIS or their state equivalents;

4.10.3	Since January 1, 2004, the operations of the Transferred Business have not resulted in any Release of Hazardous Materials at or from any Leased Real Property that requires Cleanup that has not been completed to the satisfaction of the relevant Governmental Authority or would reasonably be expected to form the basis of any material Environmental Claim against the Transferred Business;

4.10.4	The Transferred Business is not subject to, and, since January 1, 2004, none of the RSN Subsidiaries has received written notice of, any existing, pending, or, to the Knowledge of Parent, threatened material Action, by any Person under any Environmental Laws or involving the presence, Release or threatened Release of any Hazardous Material at any location currently or formerly owned or operated as part of the Transferred Business.

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Section 4.11. Litigation.

4.11.1	Other than Actions of the type contemplated by Section 4.11.2 and judgments, decrees, written agreements, memoranda of understanding or orders of Governmental Authorities of the type contemplated by Section 4.11.3, (i) as of the date hereof, there are no Actions pending or, to the Knowledge of Parent, threatened against any of the Transferred Subsidiaries, by or before any Governmental Authority, (ii) there are no material Actions pending, or to the Knowledge of Parent, threatened against any of the Transferred Subsidiaries, by or before any Governmental Authority, (iii) as of the date hereof, there is no judgment, decree, injunction, ruling or order of any Governmental Authority outstanding against any Transferred Subsidiary and (iv) there is no material judgment, decree, injunction, ruling or order of any Governmental Authority outstanding against any Transferred Subsidiary.

4.11.2	As of the execution of this Agreement, there is no Action pending or, to Parent’s Knowledge, threatened against Parent or any of its Affiliates that seeks, or would reasonably be expected, to prohibit or restrain the ability of Parent or any of its Affiliates to enter into this Agreement or any of the Ancillary Agreements to which it is a party or to timely consummate the Transactions.

4.11.3	As of the execution of this Agreement, there are no material judgments, decrees, written agreements, memoranda of understanding or orders of any Governmental Authority outstanding against Parent or any of its Affiliates which would reasonably be expected to prevent, prohibit, materially delay or enjoin the consummation of the Transactions.

Section 4.12. Employee Benefit Plans.

4.12.1	Section 4.12.1 of the Parent Disclosure Letter sets forth, as of the date of this Agreement, a list of all material “employee pension benefit plans” (as defined in Section 3(2) of ERISA), “employee welfare benefit plans” (as defined in Section 3(1) of ERISA), and deferred compensation, bonus, retention bonus, incentive, severance, stock bonus, stock option, restricted stock, stock appreciation right, stock purchase, holiday pay, and vacation pay plans, and any other employee benefit plan, program, policy or arrangement covering Transferred Employees as of the date hereof, that are currently either maintained by or contributed to by Parent or any of its Subsidiaries or to which Parent or any of its Subsidiaries is obligated to make payments or otherwise have any liability (collectively, the “Employee Benefit Plans”), and each employment, severance, retention, consulting or similar agreement currently in effect that has been entered into by Parent, any Transferred Subsidiary or any of their respective Affiliates, on the one hand, and any Transferred Employee, on the other hand (collectively, the “Employment Agreements”). Each Employee Benefit Plan which provides, as of the date of hereof, benefits solely with respect to the Transferred Employees and no other active employees of Parent or any other Subsidiary is separately identified on Section 4.12.1 of the Parent Disclosure Letter (collectively, the “Subsidiary Employee Benefit Plans”). Summaries of all Employee Benefit Plans (except for plans contributed to pursuant to a Collective Bargaining Agreement set forth on Section 4.12.1 of the Parent Disclosure Letter), copies of all such written Subsidiary Employee Benefit Plans and Employment Agreements and written summaries of all unwritten Subsidiary Employee Benefit Plans have been made available to LMC.

4.12.2

No Controlled Group Liability has been incurred by any Transferred Subsidiary or any trade or business that together with any Transferred Subsidiary would be deemed a “single employer,” within the meaning of section 4001(b) of ERISA (an “ERISA Affiliate”), no condition exists that presents a material risk to any Transferred Subsidiary or any ERISA Affiliate of incurring any Controlled Group Liability, and no Controlled Group Liability would reasonably be expected to be incurred by the Transferred Subsidiaries following the Closing by reason of such Transferred Subsidiaries having been an ERISA Affiliate of Parent (or of any other ERISA

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Affiliate of Parent) prior to the Closing. For purposes of this Agreement, “Controlled Group Liability” means any and all liabilities (i) under Title IV of ERISA, other than for payment of premiums to the Pension Benefit Guaranty Corporation (which premiums have been paid when due), (ii) under Section 302 or 4068(a) of ERISA, (iii) under Sections 412(n) or 4971 of the Code and (iv) for violation of the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code or the group health requirements of Sections 9801 et seq. of the Code and Sections 701 et seq. of ERISA. The consummation of the Transactions will not result in the occurrence of any reportable event within the meaning of Section 4043(c) of ERISA with respect to any pension plan maintained by Parent or an ERISA Affiliate. None of the Subsidiary Employee Benefit Plans is subject to Title IV of ERISA or Section 412 of the Code.

4.12.3	No Transferred Subsidiary has any liability, fixed or contingent, with respect to a Multiemployer Plan.

4.12.4	Each Employee Benefit Plan has been operated and administered in all material respects in accordance with its terms and applicable law, including but not limited to ERISA and the Code. As of the date hereof, there are no actions, suits or claims pending (other than routine claims for benefits) or, to the Knowledge of Parent, threatened against, or with respect to, any of the Employee Benefit Plans or their assets. There are no material actions, suits or claims pending (other than routine claims for benefits) or, to the Knowledge of Parent, threatened against, or with respect to, any of the Employee Benefit Plans or their assets. There have been no “prohibited transactions” (as described in Section 406 of ERISA or Section 4975 of the Code) with respect to any of the Employee Benefit Plans. Other than routine filings, there is no matter pending or audit in progress with respect to any of the Employee Benefit Plans before or by any Governmental Authority.

4.12.5	Each Employee Benefit Plan intended to be qualified, within the meaning of Section 401(a) of the Code, has received a favorable determination letter regarding the Employee Benefit Plan’s qualification from the IRS with respect to all amendments required by applicable law (or such plan has been submitted to the IRS for a determination as to its qualification within the applicable remedial amendment period).

4.12.6	The execution and delivery of this Agreement and the consummation of the Transactions will not (except as otherwise provided in this Agreement) (A) require any Transferred Subsidiary to make a larger contribution to, or pay greater benefits or provide other rights under, any Employee Benefit Plan, any Employment Agreement or any other employee benefit plan or arrangement than it otherwise would, whether or not some other subsequent action or event would be required to cause such payment or provision to be triggered or (B) create, give rise to or accelerate any additional benefits, vested rights or service credits under any Employee Benefit Plan, Employment Agreement or any other employee benefit plan or arrangement. In connection with the consummation of the Transactions, no payment of money or other property, acceleration of benefits or provision of other rights has been made under this Agreement, any Employee Benefit Plan or otherwise that would be nondeductible for income Tax purposes by Splitco or the Transferred Subsidiaries by virtue Section 280G of the Code.

4.12.7	No Subsidiary Employee Benefit Plan provides post employment medical, disability, life insurance benefits or other welfare benefits, except as required by Section 4980B of the Code or Part 6 of Title I of ERISA and at no expense to any Transferred Subsidiary.

4.12.8

Except as disclosed on Section 4.12.8 of the Parent Disclosure Schedule, no Subsidiary Employee Benefit Plan, Employment Agreement or payment or benefit provided pursuant to any Subsidiary Employee Benefit Plan, Employment Agreement or other contract, agreement or benefit arrangement covering any “service provider” (within the meaning of Section 409A of the Code), including the grant, vesting or exercise of any option or appreciation right, will or

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may provide for the deferral of compensation subject to Section 409A of the Code, whether pursuant to the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby (either alone or upon the occurrence of any additional or subsequent events) or otherwise. Each Subsidiary Employee Benefit Plan that is a nonqualified deferred compensation plan subject to Section 409A of the Code has been operated and administered in good faith compliance with Section 409A of the Code from the period beginning January 1, 2005 through the date hereof.

Section 4.13. Contracts. Section 4.13 of the Parent Disclosure Letter contains a complete list, as of the date hereof, of all Contracts (together with each material amendment, modification, change or waiver thereto) by and between any Transferred Subsidiary and one or more third parties (other than this Agreement or the Ancillary Agreements), pursuant to which any Transferred Subsidiary is obligated or liable or is entitled to any rights or benefits or pursuant to which any Transferred Subsidiary or any of its properties or assets is subject, in each case, which fall within any of the following categories (such Contracts as are required to be set forth in Section 4.13 of the Parent Disclosure Letter, the “Material Contracts”):

(a) each advertising and sponsorship Contract pursuant to which payment of more than $100,000 annually is required to be paid to any Transferred Subsidiary;

(b) each Contract providing for the sale, lease or other disposition of a material portion of the assets of any Transferred Subsidiary other than in the ordinary course of business;

(c) each material Contract relating to the production or licensing of any programming for any Network;

(d) each affiliation, distribution, carriage or similar agreement between any Transferred Subsidiary (or under which any Transferred Subsidiary is bound or is liable or pursuant to which any Transferred Subsidiary or any of its properties or assets is subject) and any of its affiliates, distributors, carriers, over-the-air broadcast operators and multichannel video programming distributors, in which such affiliate, distributor, carrier or operator accounts for at least 50,000 subscribers to a Network operated by such Transferred Subsidiary as of July 31, 2006;

(e) each material definitive rights agreement relating to the telecast of professional, collegiate conference, university or high school sports teams or any sports related tournaments or events on any Network;

(f) each Contract pursuant to which any Transferred Subsidiary is obligated (or assuming performance of any Contract in effect at the date hereof, would be obligated) to any Person for payments in respect of capital expenditures in excess of $1,000,000;

(g) each currently effective joint venture or partnership or similar agreement and each Contract providing for the formation of a joint venture, limited liability company, long-term alliance or partnership or involving an equity investment;

(h) each currently effective Contract (including any Employment Agreements) which (A) materially restricts the ability of any Transferred Subsidiary or any of its Affiliates or the Transferred Business to engage in any business activity in any geographic area or line of business following the Closing or (B) materially restricts the ability of any Transferred Subsidiary or any of its Affiliates or the Transferred Business to compete with any Person following the Closing;

(i) each Contract (or group of related Contracts) under which there has been created, incurred, assumed, or guaranteed any Indebtedness, or that relates to the lending or advancing of amounts or investment in any other Person, in each case, in excess of $100,000, or providing for the creation of any Encumbrance securing an obligation likely to exceed $100,000 upon any asset of any Transferred Subsidiary;

(j) each lease, sublease or similar agreement relating to tangible personal property used or held for use in the Transferred Business, for an annual rent in excess of $100,000, or agreement regarding the purchase of real property;

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(k) each currently effective material Real Property Lease;

(l) any currently effective Contract concerning the marketing or distribution by third parties of any products or services of the Transferred Business (including any Contract requiring the payment of any sales or marketing or distribution commissions or granting to any Person rights to market, distribute or sell such products or services) involving sales of products of more than $100,000 annually;

(m) any other currently effective Contract which was entered into other than in the ordinary course of business involving payments to or from third parties in excess of $500,000 over the remaining term of such Contract; and

(n) each satellite and transponder agreement to which any Transferred Subsidiary is a party or pursuant to which any Transferred Subsidiary or under which any Transferred Subsidiary is bound or is liable or pursuant to which any Transferred Subsidiary or any of its properties or assets is subject.

Parent has made available to LMC or its Representatives (as defined below) correct and complete copies of all such Material Contracts (other than such Material Contracts referenced in Section 4.13(n) pursuant to which the Transferred Subsidiaries shall have no liabilities or obligations of any kind after Closing other than pursuant to the Technical Services Agreement) with all amendments thereto. Each such Material Contract is valid, binding and enforceable against a Transferred Subsidiary and the other parties thereto in accordance with its terms and is in full force and effect, subject to expiration in accordance with its terms. Except as set forth in Section 4.13 of the Parent Disclosure Letter, none of the Transferred Subsidiaries is in material default under or in material breach of any such Material Contract, and no event has occurred that, with notice or lapse of time, or both, would constitute such a material default. Except as set forth in Section 4.13 of the Parent Disclosure Letter, each of the other parties to the Material Contracts has performed in all material respects all of the obligations required to be performed by it under, and is not in material default under, any such Material Contract, and to the Knowledge of Parent, no event has occurred that, with notice or lapse of time, or both, would constitute such a material default.

Section 4.14. Labor Matters.

4.14.1	Except as set forth in the Parent Disclosure Letter, as of the date hereof, there are no collective bargaining agreements, union contracts or similar agreements or arrangements in effect that cover any Transferred Employee (each, a “Collective Bargaining Agreement”). With respect to the Transferred Business, (a) there is no material labor strike, dispute, slowdown, lockout or stoppage pending or, to the Knowledge of Parent, threatened, and no Transferred Subsidiary has experienced any labor strike, dispute, slowdown, lockout or stoppage relating to the Transferred Business or any Transferred Employee since January 1, 2004; (b) there is no material unfair labor practice charge or complaint pending or, to Parent’s Knowledge, threatened before the National Labor Relations Board or before any similar state or foreign agency; (c) there is no material grievance or arbitration arising out of any Collective Bargaining Agreement or other grievance procedure; (d) no material charges are pending before the Equal Employment Opportunity Commission or any other agency responsible for the prevention of unlawful employment practices; and (e) Parent, Splitco and the Transferred Subsidiaries have complied in all material respects with all laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining, affirmative action, occupational safety and health, immigration and the withholding and payment of social security and other taxes, and no claim to the contrary has been made by any employee or Governmental Authority.

4.14.2	Neither Parent nor any of its Affiliates has effected any of the following with respect to any Transferred Employee: (a) a “plant closing” (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility; or (b) a “mass layoff” (as defined in the WARN Act) affecting any site of employment or facility. None of the Transactions or any of the actions taken by Parent or its Affiliates in preparation for the Closing have or will result in plant closing or mass layoff under the WARN Act.

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Section 4.15. RSN Subsidiaries Financial Statements.

4.15.1	Attached as Section 4.15.1 of the Parent Disclosure Letter are the unaudited consolidated interim balance sheet (with respect to each RSN Subsidiary, the “Interim Balance Sheet”) of each RSN Subsidiary as of October 1, 2006 (the “Interim Balance Sheet Date”), and the unaudited consolidated statements of operations and partners’ deficit and cash flows for each RSN Subsidiary for the fiscal year ended July 2, 2006 (such unaudited consolidated financial statements, collectively, the “Financial Statements”). Except as provided in Section 4.15.1 of the Parent Disclosure Letter, the Financial Statements (i) conform to the books and records of the RSN Subsidiaries in all material respects, (ii) present fairly in all material respects the financial position of the RSN Subsidiaries as of the dates indicated and the results of operations and partners’ deficit and cash flows for the respective periods indicated, and (iii) were prepared in accordance with GAAP, consistently applied; provided that each Interim Balance Sheet is subject to normal, recurring year-end audit adjustments (none of which are material, individually or in the aggregate, to Parent’s Knowledge).

4.15.2	From the Interim Balance Sheet Date to the date hereof, except as set forth on Section 4.15.2 of the Parent Disclosure Letter, (i) the business of the RSN Subsidiaries has been conducted in the ordinary course of business consistent with past practices, (ii) there has not been any event, circumstance, change or effect that has had or could reasonably be expected to have, individually or in the aggregate, Material Adverse Effect on the Transferred Business, (iii) no RSN Subsidiary has redeemed any ownership interests in any RSN Subsidiary, (iv) no RSN Subsidiary has waived, released, compromised or settled any right or claim of substantial value to such RSN Subsidiary or any other Person and (v) no RSN Subsidiary has engaged in any transaction or taken any other action except in the ordinary course of business consistent with past practices. No RSN Subsidiary has engaged in any activity other than the operation of the Networks.

4.15.3	There are no Liabilities of the RSN Subsidiaries, and there is no existing condition, situation or set of circumstances that could reasonably be expected to result in such a Liability, other than: (i) Liabilities disclosed or provided for in the Interim Balance Sheet or in the notes to the Financial Statements; (ii) the Liabilities set forth on Section 4.15.3 of the Parent Disclosure Letter; and (iii) Liabilities incurred in the ordinary course of business consistent with past practice since the Interim Balance Sheet Date that have not had and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Transferred Business.

4.15.4	Except as set forth in Section 4.15.4 of the Parent Disclosure Letter, each RSN Subsidiary is, and since the Interim Balance Sheet Date has been, in compliance with and, as of the date hereof, to the Knowledge of Parent is not under investigation with respect to and has not been threatened to be charged with or given any notice of any violation of, any applicable Law.

Section 4.16. Permits. The RSN Subsidiaries are in possession of, all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate the Transferred Business as it is being operated as of the date hereof, other than such franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders which the failure to hold would not adversely affect the ability of the RSN Subsidiaries to conduct the Transferred Business in all material respects as it is currently conducted by the RSN Subsidiaries (collectively, the “Permits”). As of the date hereof, there are no Business FCC Licenses. Except as set forth in Section 4.16 of the Parent Disclosure Letter (a) (i) as of the date hereof, there is no Action pending, or, to the Knowledge of Parent, threatened, regarding any of the Permits and (ii) there is no material Action pending, or to the Knowledge of Parent, threatened regarding any of the Permits and (b) each such Permit is in full force and effect. The RSN Subsidiaries do not possess any Business FCC Licenses.

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Section 4.17. Real Estate.

4.17.1	None of the Transferred Subsidiaries owns or has owned any real property.

4.17.2	As of the date hereof, the RSN Subsidiaries have good and valid leasehold interests in all Leased Real Property except for any such Leased Real Property which is no longer used or useful in the conduct of the Transferred Business.

4.17.3	Each of the RSN Subsidiaries has complied in all material respects with the terms of all Real Property Leases to which it is a party and under which it is in occupancy, and all such Real Property Leases and deeds are in full force and effect. Section 4.17.3 of the Parent Disclosure Letter sets forth a complete list, as of the date hereof, of all leases pursuant to which parcels of the Leased Real Property are held. The RSN Subsidiaries enjoy peaceful and undisturbed possession under all such leases and there are no existing material defaults beyond any applicable grace periods under such leases.

Section 4.18. Guarantees. Except to the extent contemplated by this Agreement or as set forth in Section 4.18 of the Parent Disclosure Letter, none of the Transferred Subsidiaries is directly or indirectly (a) liable, by guarantee or otherwise, upon or with respect to or (b) obligated to provide funds with respect to, or to guarantee or assume, any Indebtedness or other Liability of any other Person.

Section 4.19. Title to DTV Shares. As of the date hereof, FEG is the sole record owner and has good and valid title to the DTV Shares, free and clear of any and all Securities Encumbrances. As of the Closing, Splitco will be the sole record beneficial owner of, and will have good and valid title to the DTV Shares, free and clear of any and all Securities Encumbrances. The DTV Shares are duly authorized, validly issued, fully paid and nonassessable, and have not been issued in violation of any preemptive or similar rights. The DTV Shares constitute all shares of common stock of DTV beneficially owned by Parent.

Section 4.20. Certain Tax Matters.

4.20.1	Filing and Payment. (i) All material Tax Returns required to be filed with any Taxing Authority by or on behalf of the Transferred Subsidiaries or otherwise with respect to the Transferred Business have been filed when due (taking into account any extension of time within which to file) in accordance with all applicable Laws; (ii) all such Tax Returns are accurate and complete in all material respects and have been prepared in substantial compliance with all applicable Laws; (iii) all material Taxes due and payable by the Transferred Subsidiaries or with respect to the Transferred Business have been timely paid, or withheld and remitted to the appropriate Taxing Authority; (iv) no written claim has been made by any Taxing Authority in a jurisdiction where any of the Transferred Subsidiaries does not file a Tax Return that it is, or may be, subject to Tax by that jurisdiction; and (v) there are no Encumbrances on any of the assets of any of the Transferred Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax (except for Encumbrances that arise by operation of Law for Taxes not yet due and payable).

4.20.2	Withholding. Each of the Transferred Subsidiaries has complied with all applicable Laws relating to the payment and withholding of any material amount of Taxes and have, within the time and the manner prescribed by applicable Law, withheld from and paid over to the proper Taxing Authorities all material amounts required to be so withheld and paid over under all applicable Laws.

4.20.3	Proceedings and Compliance. (i) No outstanding written claim has been received, and no audit, action, suit or proceeding is in progress, against or with respect to any of the Transferred Subsidiaries in respect of any material Tax; and (ii) all material deficiencies, assessments or proposed adjustments asserted against any of the Transferred Subsidiaries by any Taxing Authority have been paid or fully and finally settled.

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4.20.4	Availability of Tax Returns. Parent has furnished or made available to LMC complete and accurate copies of all portions of United States federal income Tax Returns and material state income Tax Returns relating to the Transferred Subsidiaries, and including, in each case, any amendments thereto, filed by or on behalf of any such Transferred Subsidiaries for all taxable periods beginning after December 31, 2000.

4.20.5	Consolidation and Similar Arrangements; Tax Sharing Agreements. None of the Transferred Subsidiaries (i) is or has been a member of an affiliated group (within the meaning of Section 1504 of the Code) filing a consolidated federal income Tax Return, other than an affiliated group the common parent of which is or was Parent (a “Parent Group”), (ii) is or has been a member of any affiliated, combined, consolidated, unitary or similar group for state, local or foreign Tax purposes other than a group the common parent of which is Parent, (iii) is a party to, or has any liability for any Tax under, any Tax Sharing Agreement or (iv) has any liability for the Taxes of any Person under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign Law) or as a transferee or successor, except for such liability arising from membership in a Parent Group.

4.20.6	Timing. None of the Transferred Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period (or portion thereof) ending on or prior to the Closing Date (other than any change in method of accounting made by LMC or any of its Affiliates, except for any change in method of accounting made on any Tax Return of or including the Transferred Subsidiaries which Parent is responsible for preparing pursuant to Section 2.1(a) of the Tax Matters Agreement), (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law) executed prior to the Closing, or (iii) installment sale or open transaction occurring prior to the Closing.

4.20.7	Statute of Limitations. No waiver or extension of any statute of limitations in respect of material Taxes or any extension of time with respect to a material Tax assessment or deficiency is in effect for any of the Transferred Subsidiaries.

4.20.8	Section 355. Except with respect to the Transactions, none of the Transferred Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” (or is otherwise a successor to a “distributing corporation” or a “controlled corporation”) in a distribution of stock qualifying or intended to qualify under Section 355 of the Code.

4.20.9	Reportable Transactions. None of the Transferred Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2).

4.20.10	Certain Agreements and Rulings. None of the Transferred Subsidiaries is a party to or bound by any advance pricing agreement, closing agreement or other agreement or ruling relating to Taxes with any Taxing Authority that will remain in effect with respect to such Transferred Subsidiary after the Closing.

4.20.11	DTV Shares. To the Knowledge of Parent, for United States federal income Tax purposes the aggregate basis of the DTV Shares is $6.8 billion. Parent has not taken any position for Tax purposes or in computing any deferred income tax provision or reserve for financial reporting purposes that is inconsistent with the representation set forth in the preceding sentence.

Section 4.21. Affiliate Transactions. Section 4.21 of the Parent Disclosure Letter sets forth, as of the date hereof, all Contracts and all material allocations, obligations, transactions or other arrangements (oral or written) between DTV, on the one hand, and Parent or any of its Subsidiaries, on the other hand, that, in each case, shall be in effect following the Closing (each, an “Affiliate Transaction”).

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Section 4.22. Brokers or Finders. Except as set forth in Section 4.22 of the Parent Disclosure Letter, no agent, broker, investment banker, financial advisor or other Person (any such Person, a “Broker”) is or will be entitled to any financial advisory, broker’s, finder’s or similar fee or commission in connection with the Transactions (collectively, “Broker Fees”) based upon arrangements made by or on behalf of Parent, DTV, a Transferred Subsidiary or any of their respective Affiliates.

Section 4.23. Investigation; Reliance.

4.23.1	Notwithstanding anything to the contrary set forth herein, the express representations and warranties set forth in this Agreement, the Parent Tax Opinion Representations and the Tax Matters Agreement are the only representations and warranties concerning Parent and the DTV Shares made to LMC by Parent. Such representations and warranties are made expressly in lieu of all other warranties and representations, express or implied.

4.23.2	Parent hereby acknowledges and agrees that LMC makes no representations or warranties to Parent, express or implied, other than those representations and warranties set forth in this Agreement, the LMC Tax Opinion Representations, the Tax Matters Agreement and the Ancillary Agreements. Parent hereby expressly acknowledges and agrees that it is not relying on, is not entitled to rely on and, except in the case of fraud or willful breach, neither LMC nor any Person will have or be subject to any liability to Parent or any other Person resulting from, any statements or communications by LMC or any of its Affiliates or Representatives with respect to any matter in connection with its investigation or evaluation of the Transactions, except for the representations and warranties expressly set forth in this Agreement, the Tax Matters Agreement, the LMC Tax Opinion Representations and the Ancillary Agreements.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES OF LMC

Except as set forth in the LMC Disclosure Letter delivered by LMC to Parent prior to the execution of this Agreement, LMC hereby represents and warrants to Parent as follows:

Section 5.1. Organization and Standing. LMC and each Stockholder is (a) a corporation, limited liability company or other legal entity duly organized, validly existing and duly qualified or licensed and in good standing under the Laws of the state or jurisdiction of its organization with full corporate or other power and authority to own, lease, use and operate its properties and to conduct its business, and (b) duly qualified or licensed to do business and in good standing in any other jurisdiction in which the nature of the business conducted by it or the property it owns, leases or operates requires it to so qualify, be licensed or be in good standing, except where the failures to be so qualified, licensed or in good standing have not had a Material Adverse Effect on LMC or any of the Stockholders, as the case may be.

Section 5.2. Corporate Power and Authority. LMC and each Stockholder has all requisite corporate or other power and authority to execute and deliver this Agreement and to consummate the Transactions. LMC and each Stockholder has all requisite corporate or other power and authority to execute and deliver the Ancillary Agreements and the other agreements, documents and instruments to be executed and delivered by it in connection with this Agreement, including the LMC Tax Opinion Representations, the Closing Certificates required by Sections 7.3.1 and 7.3.2, or the Ancillary Agreements and to consummate the Transactions. The execution, delivery and performance of this Agreement by LMC and each Stockholder and the consummation by LMC and each Stockholder of the Transactions, including the exchange and delivery by the Stockholders to Parent of the LMC Parent Shares, and the execution, delivery and performance of the Ancillary Agreements and the other agreements, documents, certificates and instruments to be executed and delivered in connection with this Agreement or the Ancillary Agreements by LMC and each Stockholder and the consummation of the Transactions, have been duly authorized by all necessary action on the part of LMC and each Stockholder. Each

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of this Agreement and the Tax Matters Agreement has been duly executed and delivered by LMC and constitutes the legal, valid and binding obligation of LMC, enforceable against LMC in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to or affecting creditors’ rights generally, including the effect of statutory and other Laws regarding fraudulent conveyances and preferential transfers and subject to the limitations imposed by general equitable principles (regardless of whether such enforceability is considered in a proceeding at Law or in equity). When signed, the Ancillary Agreements (other than the Tax Matters Agreement which is the subject of the preceding sentence) and the other agreements, documents, certificates (including the LMC Tax Opinion Representations) and instruments to be executed and delivered by LMC and each Stockholder in connection with this Agreement or the Transactions shall have been duly executed and delivered by LMC and each Stockholder and shall constitute the legal, valid and binding obligations of LMC and each Stockholder, enforceable against LMC and each Stockholder in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws now or hereafter in effect relating to or affecting creditors’ rights generally, including the effect of statutory and other Laws regarding fraudulent conveyances and preferential transfers and subject to the limitations imposed by general equitable principles (regardless of whether such enforceability is considered in a proceeding at Law or in equity).

Section 5.3. No Vote Required. No vote or other action of the shareholders of LMC or any Stockholder is required by Law, the organizational documents of LMC or any Stockholder otherwise in order for LMC and/or the Stockholders to consummate the Exchange and the transactions contemplated hereby. The Board of Directors of LMC, by vote at a meeting duly called and held, has approved the Exchange.

Section 5.4. Conflicts; Consents and Approvals. Except as set forth in Section 5.4 of the LMC Disclosure Letter, neither the execution and delivery by LMC and each Stockholder of this Agreement, the Ancillary Agreements and the other agreements, documents and instruments to be executed and delivered by LMC and each Stockholder in connection with this Agreement and the Ancillary Agreements, nor the consummation of the Transactions, will:

5.4.1	conflict with, or result in a breach of any provision of, the organizational documents of LMC or any Stockholder;

5.4.2	violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event that, with the giving of notice, the passage of time or otherwise, would constitute a default) under, or entitle any Person (with the giving of notice, the passage of time or otherwise) to terminate, accelerate, modify or call a default under, or give rise to any obligation to make a payment under, or to any increased, additional or guaranteed rights of any Person under, or result in the creation of any Encumbrance upon any of the LMC Parent Shares or any of the other properties or assets of LMC or any Stockholder under any of the terms, conditions or provisions of any Contract to which LMC or any Stockholder is a party or pursuant to which any of its properties or assets are bound, except for any such conflicts, violations, breaches, defaults or occurrences which would not prevent or materially delay the performance of this Agreement by LMC or a Stockholder;

5.4.3	assuming the approvals required under Section 5.4.4 are obtained, violate any order, writ, or injunction, or any material decree, or material Law applicable to LMC or any Stockholder or any of their properties or assets except as would not have a Material Adverse Effect on LMC’s or the Stockholders’ ability to consummate the Exchange and the transactions contemplated hereby; or

5.4.4

require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except for (i) (A) applicable requirements of the Exchange Act, the Securities Act, and state securities or “blue sky” Laws, (B) the pre-merger notification requirements of the HSR Act, and (C) approval of the transactions contemplated by this Agreement under the Communications Act or (ii) where the failure to obtain such consents,

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approvals, authorizations or permits, or to make such filings or notifications would not prevent or materially delay the performance of this Agreement by LMC.

Section 5.5. LMC Parent Shares. The LMC Parent Shares constitute all shares of Parent Class A Common Stock and all shares of Parent Class B Common Stock beneficially owned by the Stockholders and/or LMC. Except as set forth on Section 5.5 of the LMC Disclosure Letter, each Stockholder has good and valid title to the LMC Parent Shares owned by it, free and clear of any and all Securities Encumbrances. Upon delivery to Parent of the certificates representing the LMC Parent Shares at the Closing, or evidence of a book-entry transfer of the LMC Parent Shares to an account of Parent, Parent will acquire good and valid title to such shares, free and clear of any and all Securities Encumbrances.

Section 5.6. Litigation. As of the execution of this Agreement, there is no Action pending or, to LMC’s Knowledge, threatened against LMC that seeks, or would reasonably be expected, to prohibit or restrain the ability of LMC to enter into this Agreement or any Ancillary Agreement to which it is a party or to timely consummate any of the Transactions.

Section 5.7. Governmental Actions. As of the execution of this Agreement, there are no material judgments, decrees, written agreements, memoranda of understanding or orders of any Governmental Authority outstanding against LMC which would reasonably be expected to prevent, prohibit, materially delay or enjoin the consummation of the Transactions.

Section 5.8. FCC Matters. LMC is legally and financially qualified under the Communications Act to hold the Business FCC Licenses and the DTV Shares. To LMC’s Knowledge, there are no facts or circumstances pertaining to LMC or any of its Subsidiaries which, under the Communications Act, would reasonably be expected to result in the FCC’s refusal to grant the FCC Consent or which would require waiver of, or exemption from, any provision of the Communications Act necessary to obtain the FCC Consent.

Section 5.9. Investment Purpose and Experience. The Stockholders are receiving the Splitco Shares, and indirectly the DTV Shares, for their own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act. Each Stockholder is an “accredited investor,” as that term is defined in Regulation D promulgated under the Securities Act. LMC acknowledges that each Stockholder can bear the economic risk and complete loss of its investment in the Splitco Shares, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

Section 5.10. Investigation; Reliance.

5.10.1	Notwithstanding anything to the contrary set forth herein, the express representations and warranties set forth in this Agreement, the LMC Tax Opinion Representations and the Tax Matters Agreement are the only representations and warranties concerning LMC and the LMC Parent Shares made to Parent by LMC. Such representations and warranties are made expressly in lieu of all other warranties and representations, express or implied.

5.10.2

LMC hereby acknowledges and agrees that Parent makes no representations or warranties to LMC, express or implied, other than those representations and warranties set forth in this Agreement, the Parent Tax Opinion Representations, the Tax Matters Agreement and the Ancillary Agreements. LMC hereby expressly acknowledges and agrees that it is not relying on, is not entitled to rely on and, except in the case of fraud or willful breach, neither Parent nor any Person will have or be subject to any liability to LMC or any other Person resulting from, any statements or communications by Parent, any Transferred Subsidiary, DTV or any of their respective Affiliates or Representatives with respect to any matter in connection with its investigation or evaluation of the Transferred Business, the Transferred Subsidiaries, Splitco or DTV (including any of the assets or liabilities of the Transferred Business, the Transferred

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Subsidiaries, Splitco or DTV), including any information, document or material made available in any offering memorandum, in any “data room,” in any management presentations or in any other form, except for the representations and warranties expressly set forth in this Agreement, the Parent Tax Opinion Representations, the Tax Matters Agreement and the Ancillary Agreements

Section 5.11. Brokers and Finders. Except as set forth in Section 5.11 of the LMC Disclosure Letter, no Broker is or will be entitled to any Broker Fees based upon arrangements made by or on behalf of LMC or any of its Affiliates.

ARTICLE VI.

COVENANTS AND AGREEMENTS

Section 6.1. Access and Information. During the period from the date of this Agreement to the Closing, except to the extent prohibited by applicable Law or the terms of any Contract entered into prior to the date hereof for which Parent has been unable, despite use of its reasonable best efforts, to obtain a consent or waiver from the other parties thereto (other than any Affiliate of Parent) to enable disclosure to LMC, or as would reasonably be expected to violate or result in a loss or impairment of any attorney-client or work product privilege (it being understood that the parties shall use reasonable best efforts to cause such information to be provided in a manner that does not result in such violation, loss or impairment), and subject to the obligations of LMC under the Confidentiality Agreement with respect thereto, Parent will permit (and will cause the Transferred Subsidiaries to permit) Representatives of LMC to have reasonable access during normal business hours and upon reasonable notice to all premises, properties, personnel, books, records, Contracts, commitments, reports of examination, and documents of or pertaining to the Transferred Business, and reasonable opportunity upon prior notice and consultation with Parent to communicate with employees of the Transferred Business (provided that Parent and the Transferred Subsidiaries shall have the right to be present by representative for all such contacts between LMC and any employee of the Transferred Business, whether in person, telephonic or otherwise), except with respect to DTV, as may be necessary to permit LMC to, at its sole expense, make, or cause to be made, such investigations thereof as are reasonably necessary in connection with the consummation of the Transactions, and Parent shall (and shall cause the Transferred Subsidiaries to) reasonably cooperate with any such investigations; provided that Parent’s designees on the Board of Directors of DTV, subject to their fiduciary duties to DTV and its stockholders, shall take no action to interfere with the investigation of DTV by LMC. No information or knowledge obtained in any investigation pursuant to this Section 6.1 or otherwise shall affect or be deemed to modify any representation or warranty contained herein or delivered pursuant hereto or to modify the conditions to the obligations of the parties hereto to consummate the Transactions.

Section 6.2. Conduct of Business by Parent. Except (i) as contemplated or permitted by this Agreement and the Ancillary Agreements, (ii) as required by applicable Law, (iii) as described in Section 6.2 of the Parent Disclosure Letter or (iv) with the prior written consent of LMC (not to be unreasonably withheld or delayed), during the period from the date hereof to the Closing Date, Parent shall, and shall cause each of the Transferred Subsidiaries to, conduct the Transferred Business only in the ordinary course of business consistent with past practice and use reasonable best efforts to preserve intact current business organizations of the Transferred Business and relationships with third parties and keep available the service of the current officers and employees of the Transferred Business. From the date hereof until the earlier of the Closing or the termination of this Agreement, Parent will vote or cause its Affiliates to vote all shares of DTV over which it has the power to vote or cause to be voted against any action by DTV or any of its Subsidiaries, which is outside its ordinary course of business (including amendments to DTV’s Charter) that is presented or proposed for consideration by DTV stockholders at any time after the date of this Agreement and prior to the Closing or termination of this Agreement, subject to Parent’s obligations under Section 6.13.3 of this Agreement. Without limiting the generality of the foregoing, except (i) as contemplated or permitted by this Agreement and the Ancillary Agreements, (ii) as required by applicable Law, (iii) as described in Section 6.2 of the Parent Disclosure Letter or

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(iv) with the prior written consent of LMC, prior to the Closing Date, Parent shall not take any action that would violate the terms of the RSN Non-Competition Agreement (assuming that the period referred to therein is effective beginning as of the date hereof) and Parent shall cause each of the Transferred Subsidiaries not to:

6.2.1	make any change in or amendments to the charter, bylaws, partnership agreement, membership agreement or other organizational documents applicable to any Transferred Subsidiary;

6.2.2	issue, grant, sell or deliver any shares of capital stock or other equity interests or securities of any Transferred Subsidiary, or any securities convertible into, or options, warrants or rights of any kind to subscribe for or acquire, any shares of capital stock or other equity interests or securities of any Transferred Subsidiary, or any phantom shares, phantom equity interests or stock or equity appreciation rights of any Transferred Subsidiary, or enter into any Contract, commitment or arrangement with respect to any of the foregoing;

6.2.3	split, combine or reclassify the outstanding shares of capital stock or other equity interests or securities of any Transferred Subsidiary or issue any capital stock or other equity interests or securities of any Transferred Subsidiary in exchange for any such shares or interests;

6.2.4	redeem, purchase or otherwise acquire, directly or indirectly, any shares of capital stock or any other equity interests or securities of any Transferred Subsidiary;

6.2.5	adopt or authorize any stock or equity appreciation rights, restricted stock or equity, stock or equity purchase, stock or equity bonus or similar plan, arrangement or agreement applicable to any Transferred Subsidiary;

6.2.6	make any other changes in the capital structure or the partnership or membership structure of any Transferred Subsidiary;

6.2.7	make any change in any method of financial accounting or financial accounting principles, practice or policy employed by or applicable to a Transferred Subsidiary, except for any such change required by reason of a concurrent change in GAAP;

6.2.8	except to the extent sold or otherwise disposed of in the ordinary course of business consistent with past practices, sell, lease (as lessor), mortgage, pledge or otherwise dispose of any material asset of a Transferred Subsidiary to any Person;

6.2.9	except (A) in accordance with Parent’s cash management system or (B) for dividends and distributions permitted under clause (6.2.10) below, make any loans or advances to, investments in, or guarantees for the benefit of, any Person, except for travel and similar advances made to employees, officers or directors, in the ordinary course of business, or engage in or amend, or modify, or extend any Contract, arrangement, commitment or transaction with any Affiliate of Parent which will continue in full force and effect following the Closing;

6.2.10	declare or pay any dividend or make any other distribution to its stockholders whether or not upon or in respect of any shares of its capital stock or equity interest; provided, however, that LMC acknowledges and agrees that (A) the Transferred Subsidiaries do not maintain cash balances and, at the time of the Closing, Parent will withdraw any cash balances of the Transferred Subsidiaries (other than the material proceeds from an insurance claim) and (B) from the date hereof until the Closing, dividends and distributions of cash may continue to be made by the Transferred Subsidiaries to wholly owned Subsidiaries of Parent in the ordinary course of business consistent with past practices;

6.2.11

except to the extent required pursuant to the terms of any Employee Benefit Plan or in effect on the date hereof, (i) increase salary, wages or other compensation (including any bonuses, commissions and any other payments) of any Transferred Employee whose annual salary, wages and such other compensation is, or after giving effect to such change would be, in the aggregate, $150,000 or more per annum; (ii) hire any new employee who would be a Transferred Employee or enter into a contract with any consultant to perform services relating

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to the Transferred Business, in each case on terms providing for annual salary, wages and other compensation, in the aggregate, of $150,000 or more per annum; (iii) adopt, enter into or amend any Employee Benefit Plan other than a Subsidiary Employee Benefit Plan, except as required by applicable Law or applicable to all participants of such plan; provided that such plan does not disproportionately affect Transferred Employees; or (iv) adopt, enter into or amend any Collective Bargaining Agreement or other labor union contract, Subsidiary Employee Benefit Plan or Employment Agreement applicable to Transferred Employees, or enter into any Contract, commitment or arrangement with respect to any of the foregoing; provided that it is the understanding of the parties that Parent shall have the right, prior to or at the Closing, to transfer the employment of each Transferred Employee not already employed by one of the Transferred Subsidiaries to the applicable Transferred Subsidiary;

6.2.12	pay, discharge or satisfy Liabilities, other than (i) the payment, discharge or satisfaction of Liabilities reflected or reserved against in the Interim Balance Sheet or incurred since the Interim Balance Sheet Date in the ordinary course of business consistent with past practices and (ii) scheduled repayments of indebtedness reflected on any Interim Balance Sheet;

6.2.13	cancel any Indebtedness or waive or assign any claims or rights (tangible and intangible), except in the ordinary course of business and consistent with past practices;

6.2.14	(i) incur or assume or become obligated with respect to any Indebtedness or guarantee any such Indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities, or guarantee any debt securities of another Person, except, in each case, in the ordinary course of business consistent with past practices, (ii) secure any of its outstanding unsecured Indebtedness or provide additional security for any of its outstanding secured Indebtedness or (iii) except in the ordinary course of business consistent with past practices, incur, impose or permit to exist any Encumbrance on any asset;

6.2.15	(i) other than in the ordinary course of business, enter into any Contract of a character required to be disclosed in Section 4.13 of the Parent Disclosure Letter or terminate, renew, modify or amend any of the Material Contracts; provided that, for the avoidance of doubt, the expiration in accordance with its terms of any Material Contract shall not constitute termination, renewal or amendment of such Material Contracts; or (ii) cancel or terminate, or permit to be cancelled or terminated, any material insurance relating to the Transferred Business or any related assets;

6.2.16	(i) acquire any business or significant assets and properties of any Person (whether by merger, consolidation or otherwise); (ii) make any capital contribution or investment (or agree to make any capital contribution or investment) in or acquire any securities or debt or equity interests in any other Person; or (iii) except as necessary in the ordinary course of business consistent with past practices, dispose of, grant, or obtain, or permit to lapse any rights to, any material Owned or Licensed Intellectual Property;

6.2.17	settle any Actions in a manner in which the settlement of such Action would materially adversely affect the conduct of the Transferred Business following the Closing Date, except where any such material adverse effect on the conduct of the Transferred Business resulting from the settlement of any such Action is not disproportionate to the adverse effect of such settlement on the conduct of the business of the regional sports programming cable networks operated by Parent and its Subsidiaries (other than the RSN Subsidiaries); or

6.2.18	enter into an agreement to do any of the foregoing.

Section 6.3. Conduct of Business by LMC. Except as described in Schedule 6.3, during the period from the date hereof to the Closing Date, or the date, if any, on which this Agreement is earlier terminated in accordance with Article IX, neither LMC nor any of its Subsidiaries shall acquire or make any investment in any corporation, partnership, limited liability company, other business organization or any division thereof that holds, or has an

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attributable interest in, any license, authorization, permit or approval issued by the FCC if such acquisition or investment would reasonably be expected to prevent or materially delay or impede receipt of the FCC Consent.

Section 6.4. Proxy Statement.

6.4.1	Within forty-five (45) days of the signing of this Agreement, Parent shall prepare and shall cause to be filed with each of the SEC and the ASX a proxy statement in preliminary form (together with any amendments thereof or supplements thereto, the “Proxy Statement”) relating to the Parent Stockholders’ Meeting. Parent shall include in the Proxy Statement the recommendation of the Board of Directors of Parent that the Parent stockholders approve the Exchange (the “Parent Recommendation”); provided that prior to the approval of the Exchange by Parent’s stockholders in accordance with this Agreement the Board of Directors of Parent may fail to make or withdraw, modify or change in a manner adverse to LMC its recommendation that the stockholders vote in favor of this Agreement (a “Parent Change in Recommendation”), if, and only if, the Board of Directors of Parent has determined, in its good faith judgment and after consultation with outside legal counsel, that the failure to effect such action could reasonably be expected to be inconsistent with the fulfillment of its fiduciary duties to Parent’s stockholders under applicable Law; provided that a Parent Change in Recommendation shall not relieve Parent of its obligations pursuant to Section 6.5 hereof. Parent shall use its reasonable best efforts to respond as promptly as practicable to any comments of the SEC and the ASX with respect to the Proxy Statement. Parent shall promptly notify LMC upon the receipt of any comments (written or oral) from the SEC or the ASX or their respective staff or any request from the SEC or the ASX or their respective staff for amendments or supplements to the Proxy Statement, shall consult with LMC prior to responding to any such comments or request or filing any amendment or supplement to the Proxy Statement, and shall provide LMC with copies of all correspondence between Parent and its Representatives, on the one hand, and the SEC and the ASX and their respective staff, on the other hand. In addition to the Parent Stockholder Approval required by Law, the parties have agreed as a matter of contract that the affirmative vote of a majority of the votes cast in person or by proxy by holders of Parent Class B Shares other than LMC, the Stockholders and any of their respective Associates, and the Murdoch Interests (the “Disinterested Stockholder Approval” and, together with the Parent Stockholder Approval, the “Requisite Parent Stockholder Approval”) is required to approve the Exchange. Parent represents and warrants that (i) none of the information with respect to Parent or its Subsidiaries to be included in the Proxy Statement or incorporated by reference therein will, at the time of the mailing of the Proxy Statement or any amendments or supplements thereto, and at the time of the Parent Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and (ii) the Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder and any applicable rules and regulations promulgated by the ASX, except for any such failures to comply as to form which result from any actions or omissions of LMC or any person authorized to act on its behalf, and will include, or be accompanied by, a report from Grant Samuel & Associates as to the fairness and reasonableness of the Exchange, which is qualified as an independent expert for these purposes under the ASX Listing Rules and applicable Law (the “Independent Expert Report”). Parent will provide LMC with drafts of the Independent Expert Report received by Parent to the extent permitted by applicable Law and to the extent that Australian counsel to Parent has advised Parent that such action will not compromise the independence of such expert. LMC represents and warrants that none of the information with respect to LMC or its Subsidiaries supplied by LMC or any person authorized to act on its behalf for inclusion in the Proxy Statement or incorporated by reference therein will, at the time of the mailing of the Proxy

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Statement or any amendments or supplements thereto, and at the time of the Parent Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

6.4.2	Parent and LMC shall cooperate and consult with each other in preparation of the Proxy Statement and any other documents or reports to be disseminated to holders of Parent Class B Common Stock primarily in connection with such holders’ consideration of the Exchange (other than, except, to the extent permitted by applicable Law, any factual matters contained in such report, the Independent Expert Report). Without limiting the generality of the foregoing, LMC will use reasonable best efforts to furnish to Parent the information relating to it required by the Exchange Act and the rules and regulations promulgated thereunder or any applicable rules and regulations promulgated by the ASX to be set forth or incorporated by reference in the Proxy Statement. Notwithstanding anything to the contrary stated above, prior to filing and mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC or the ASX with respect thereto, Parent shall provide LMC an opportunity to review and comment on such document or response.

6.4.3	As promptly as reasonably practicable after the Proxy Statement has been cleared by the SEC and the ASX, Parent shall mail the Proxy Statement to the holders of Parent Class B Common Stock as of the record date established for the Parent Stockholders’ Meeting. If at any time prior to the Parent Stockholders’ Meeting any event, occurrence or circumstance relating to the Parent, LMC or any of their respective Subsidiaries, or their respective officers or directors, should be discovered by Parent or LMC, respectively, which, pursuant to the Securities Act or Exchange Act or any applicable rule or regulation promulgated by the ASX, should be set forth in an amendment or a supplement to the Proxy Statement, such party shall promptly inform the other parties hereto. Each of LMC and Parent agrees to correct any information provided by it for use or incorporated by reference in the Proxy Statement which shall have become false or misleading. Parent will be solely responsible for all filing fees, costs and expenses relating to the preparation of the Proxy Statement and matters related to the Parent Stockholder Meeting.

Section 6.5. Parent Stockholders’ Meeting. Unless this Agreement has been earlier terminated in accordance with Article VIII, Parent shall, acting through its Board of Directors, as promptly as reasonably practicable following the date of this Agreement, establish a record date for, duly call, give notice of, convene and hold a meeting of the holders of Parent Class B Common Stock in accordance with the Listing Rules of the ASX and any other applicable Laws, for the purpose of voting upon the approval of the Exchange (the “Parent Stockholders’ Meeting”). Except as required by any Governmental Authority, and for matters to which LMC shall have provided its prior written consent (which consent shall not be unreasonably withheld or delayed), the only matters Parent shall propose to be acted on by the holders of Parent Class B Common Stock at the Parent Stockholders’ Meeting shall be the approval of the Exchange. In connection with the Parent Stockholders’ Meeting, Parent will use reasonable best efforts to obtain the requisite quorum at the Parent Stockholders’ Meeting and to obtain the Requisite Parent Stockholder Approval, including by soliciting from its stockholders proxies in favor of the approval of the Exchange, provided that Parent shall have no obligation to solicit from its stockholders proxies in favor of the approval of the Exchange from and after the date upon which there shall have been a Parent Change in Recommendation in accordance with Section 6.4.1; provided, however, Parent shall continue to be obligated to convene and hold the Parent Stockholders’ Meeting in accordance with the terms of this Agreement.

Section 6.6. Appropriate Action; Consents; Filings.

6.6.1

The parties hereto will use their respective reasonable best efforts to consummate and make effective the Transactions and to cause the conditions to the Closing set forth in Article VII to be satisfied, including (i) the obtaining of all necessary actions or nonactions, consents and approvals from Governmental Authorities or other Persons necessary in connection with the

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consummation of the Transactions, and the making of all necessary registrations and filings (including filings with Governmental Authorities if any) and the taking of all reasonable steps as may be necessary to obtain an approval from, or to avoid an Action by, any Governmental Authority or other Persons necessary in connection with the consummation of the Transactions; and (ii) the defending of any lawsuits or other Actions, whether judicial or administrative, challenging this Agreement or the consummation of the transactions performed or consummated by such party in accordance with the terms of this Agreement, including the Exchange, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Authority vacated or reversed.

6.6.2	Each of the parties hereto shall promptly (in no event later than twenty (20) Business Days following the date that this Agreement is executed) make its respective filings, and thereafter make any other required submissions under the HSR Act with respect to the Transactions.

6.6.3	LMC and Parent shall cooperate to prepare such applications as may be necessary for submission to the FCC in order to obtain the FCC Consent (the “FCC Applications”). LMC and Parent shall promptly (in no event later than twenty (20) Business Days following the date that this Agreement is executed) file the FCC Applications with the FCC, and the parties shall diligently take, or cooperate in the taking of, all necessary, desirable and proper actions, and provide any additional information, reasonably required or requested by the FCC. Each of LMC and Parent agrees not to, and shall not permit any of its respective Subsidiaries to, take any action that would reasonably be expected to prevent or materially delay or impede receipt of the FCC Consent.

6.6.4	Each of LMC and Parent shall give (or shall cause its respective Subsidiaries to give) any notices to third parties, and each of LMC and Parent shall use, and cause each of its Subsidiaries to use, its reasonable best efforts to obtain any third party consents not covered by Sections 6.6.1, 6.6.2 and 6.6.3 above, necessary, proper or advisable to consummate Transactions. Each of the parties hereto will furnish to the other such necessary information and reasonable assistance as the other may request in connection with the preparation of any required governmental filings or submissions and will cooperate in responding to any inquiry from a Governmental Authority, including promptly informing the other party of such inquiry, consulting in advance before making any presentations or submissions to a Governmental Authority, and supplying each other with copies of all correspondence, filings or communications between either party and any Governmental Authority with respect to this Agreement. No party hereto shall independently participate in any formal meeting with any
Governmental Authority in respect of any such filings, submissions, investigation, or other inquiry without giving the other parties hereto prior notice of the meeting and, to the extent permitted by such Governmental Authority, the opportunity to attend and/or participate.

6.6.5

If any objections are asserted with respect to the Transactions under any Antitrust Law or any Communications Regulation or if any suit is instituted by any Governmental Authority or any private party challenging any of the Transactions as violative of any Antitrust Law or Communications Regulation, the parties shall use their reasonable best efforts to resolve any such objections or challenge as such Governmental Authority or private party may have to such transactions under such law so as to permit consummation of the Transactions. In furtherance of the parties’ obligations under this Section 6.6, LMC and Parent shall be required to (and, to the extent required by any Governmental Authority, shall cause their respective current and future Subsidiaries to), propose, negotiate, commit to and enter into one or more settlements, undertakings, conditions, consent decrees, stipulations and other agreements with or to one or more Governmental Authorities (each, a “Settlement”) in connection with the Transactions (including obtaining the requisite consent of such Governmental Authorities), including one or more Settlements that require LMC or Parent to restructure the operations of, or sell or otherwise divest or dispose of, its assets and/or the assets of its current and future Subsidiaries;

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provided, however, that (i) neither LMC nor any of its Subsidiaries shall be required to take (or commit to take) any of the foregoing actions, or any other action contemplated by this Section 6.6, (A) if any such actions would reasonably be expected to have a material adverse effect on the business or operations of LMC and its Subsidiaries or any of their cable, television (including video or electronic home shopping) or satellite businesses, or (B) if the Board of Directors of LMC determines, in good faith, that the taking of such actions would be reasonably likely to have a Material Adverse Effect on Splitco (without giving effect, for purposes of this Section 6.6.5, to the exception contained in clause (i) of the second sentence of the definition of “Material Adverse Effect” relating to the performance of this Agreement), (ii) neither Parent nor any of its Subsidiaries shall be required to take (or commit to take) any of the foregoing actions or any other action contemplated by this Section 6.6, if the Board of Directors of Parent determines, in good faith, that the taking of such actions would be reasonably expected to have a Material Adverse Effect on Splitco (without giving effect, for purposes of this Section 6.6.5, to the exception contained in clause (i) of the second sentence of the definition of “Material Adverse Effect” relating to the performance of this Agreement), without the prior written consent of LMC, and (iii) neither Parent nor any of its Subsidiaries shall be required to take (or commit to take) any of the foregoing actions, or any other action contemplated by this Section 6.6, if any such actions would reasonably be expected to have a material adverse effect on the business or operations of Parent and its Subsidiaries or any of their cable programming or television businesses.

Section 6.7. Further Assurances.

6.7.1	Each of the parties shall use its reasonable best efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable Law, and execute and deliver such documents and other papers, as may be reasonably required to consummate the Transactions.

Section 6.8. Standstill Agreements.

6.8.1

LMC agrees that, during the period commencing on the date hereof and ending on the earliest of (w) the valid termination of this Agreement in accordance with Article IX hereof, (x) the 10th anniversary of the date hereof, (y) the consummation of the sale of all or substantially all of the assets of Parent and its Subsidiaries to any Person and (z) the effective time of any merger, consolidation or business combination of Parent with or into any other Person, other than a merger, consolidation or business combination in which the holders of Parent common stock immediately prior to such consummation hold immediately following the consummation of such merger, consolidation or other business combination, shares of the surviving entity constituting at least a majority of the outstanding voting power of such surviving entity, it shall not, and shall not authorize or permit any of its Affiliates or their respective Representatives to do or agree to do any of the following, without the prior written consent of Parent: (a) effect or seek, offer or propose (whether publicly or otherwise) to effect, or announce any intention to effect or cause or participate in or in any way assist, facilitate or encourage any other Person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in, (i) any acquisition of any equity securities (or beneficial ownership thereof), or rights or options to acquire any equity securities (or beneficial ownership thereof), or any securities convertible into or exercisable or exchangeable for equity securities (or beneficial ownership thereof) (“Convertible Securities”) any assets, indebtedness or businesses of Parent or any of its Affiliates, (ii) any tender or exchange offer, consolidation, business combination, acquisition, merger, joint venture or other business combination involving Parent, any of Parent’s Affiliates or any of the assets of Parent or its Affiliates, (iii) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to Parent or any of its Affiliates, or (iv) any “solicitation” of “proxies” (as such terms are used in the proxy rules of

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the SEC) to vote any voting securities of Parent or consents to any action from any holder of any voting securities of Parent or seek to advise or influence any Person with respect to the voting of or the granting of any consent with respect to any voting securities of Parent; (b) form, join or in any way participate in a “group” (as defined under the Exchange Act) in connection with the voting securities of Parent or otherwise act in concert with any Person in respect of any such securities; (c) otherwise act, alone or in concert with others, to seek representation on or to control or influence the management, Board of Directors or policies of Parent or to obtain representation on the Board of Directors of Parent; (d) enter into any discussions or arrangements with any third party with respect to any of the foregoing; (e) request that Parent or any of its Representatives amend or waive any provision of this paragraph, or make any public announcement with respect to the restrictions of this paragraph, or take any action which would reasonably be expected to require Parent make a public announcement regarding the possibility of a business combination or merger; or (f) advise, assist or encourage, or direct any Person to advise, assist or encourage any other Persons, in connection with any of the foregoing; provided, however, that, notwithstanding anything contained herein, (1) any acquisition (or proposed acquisition) of an indirect interest in equity securities of Parent or any of its Affiliates arising out of an acquisition by LMC or any of its Affiliates of an interest in another Person (which Person, immediately following such acquisition, would be an Affiliate of LMC) that beneficially owns equity securities or Convertible Securities of Parent or any of its Affiliates will not constitute a breach or violation of LMC’s obligations under this Section 6.8.1 and, for all purposes of this Section 6.8.1, LMC will not be deemed to have acquired beneficial ownership of, and following such acquisition will not be deemed to have beneficial ownership of, any such equity securities or Convertible Securities of Parent or any of its Affiliates, so long as such equity securities and Convertible Securities of Parent or any of its Affiliates beneficially owned by such Person do not constitute, in the aggregate, on an as-converted basis, more than two percent (2%) of any class of Parent’s or any of its Affiliate’s equity securities immediately prior to the execution in full of a binding purchase or similar agreement relating to such acquisition (but after giving effect to any sale or other disposition of equity securities or Convertible Securities of Parent or any of its Affiliates by such Person to occur on a reasonably prompt basis after the closing of such acquisition pursuant to a binding agreement entered into by such acquired Person prior to or in connection with the closing of such acquisition to sell or dispose of such Person’s shares of equity securities or Convertible Securities of Parent or any of its Affiliates, subject to such disposition closing; provided that prior to such disposition, LMC shall vote, and shall cause its Affiliates to vote, any such equity securities or Convertible Securities at any special or annual meeting of the shareholders of Parent or any of its Affiliates, as applicable, in proportion to the votes cast by shareholders of Parent or its Affiliates, as applicable, other than LMC and its Affiliates, at such meeting), and (2) for all purposes of this Section 6.8.1, LMC will not be deemed to have acquired beneficial ownership of, and following such acquisition will not be deemed to have beneficial ownership of, any equity securities or Convertible Securities of Parent or any of its Affiliates to the extent that such equity securities or Convertible Securities are received by LMC or its Affiliates as a result of any dividend or other distribution made, or similar action taken (including the receipt by LMC or any of its Affiliates of any rights, warrants or other securities granting to the holder the right to acquire equity securities or Convertible Securities of Parent or its Affiliates, and any acquisition of equity securities or Convertible Securities of Parent or its Affiliates upon the exercise thereof), by Parent, any of its Affiliates or any other Person which is not LMC or an Affiliate of LMC. Except as provided on Section 6.8 of the LMC Disclosure Letter, from the date hereof until the Closing Date or the date upon which this Agreement is earlier terminated in accordance with Article IX, LMC shall not, and shall cause its respective Affiliates not to, without Parent’s prior written consent, (i) offer for sale, sell (including short sales), transfer, tender, pledge, encumber, assign or otherwise dispose of (including by gift) (collectively, a “Transfer”), or enter into any contract, option, derivative,

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hedging or other agreement or arrangement or understanding (including any profit-sharing arrangement) with respect to, or consent to, a Transfer of, any or all of the LMC Parent Shares; (ii) grant any proxies or powers of attorney with respect to any or all of the LMC Parent Shares; (iii) permit to exist any Encumbrance (other than pursuant to this Agreement or the Ancillary Agreements) of any nature whatsoever with respect to any or all of the LMC Parent Shares; or (iv) take any action that would have the effect of preventing, impeding, interfering with or adversely affecting LMC’s ability to perform its obligations under this Agreement.

6.8.2

Parent agrees that, during the period commencing on the date hereof and ending on the earliest of (w) the valid termination of this Agreement in accordance with Article IX hereof, (x) the 10th anniversary of the date hereof, (y) solely with respect to the securities of LMC or DTV, as applicable, the consummation of the sale of all or substantially all of the assets of LMC and its Subsidiaries or DTV and its Subsidiaries, as applicable, to any Person and (z) solely with respect to the securities of LMC or DTV, as applicable, the effective time of any merger, consolidation or business combination of LMC or DTV, as applicable, with or into any other Person, other than a merger, consolidation or business combination in which the holders of LMC or DTV, as applicable, immediately prior to such consummation hold immediately following the consummation of such merger, consolidation or other business combination shares of the surviving entity constituting at least a majority of the outstanding voting power of such surviving entity, it shall not, and shall not authorize or permit any of its Affiliates or their respective Representatives to do or agree to do any of the following, without the prior written consent of LMC: (a) effect or seek, offer or propose (whether publicly or otherwise) to effect, or announce any intention to effect or cause or participate in or in any way assist, facilitate or encourage any other Person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in, (i) any acquisition of any equity securities (or beneficial ownership thereof), or rights or options to acquire any equity securities (or beneficial ownership thereof), Convertible Securities or any assets, indebtedness or businesses of LMC, DTV or any of their respective Affiliates, (ii) any tender or exchange offer, consolidation, business combination, acquisition, merger, joint venture or other business combination involving LMC, DTV or any of their respective Affiliates or any of the assets of LMC, DTV or their respective Affiliates, (iii) any recapitalization, restructuring, liquidation, dissolution or other extraordinary transaction with respect to LMC, DTV or any of their respective Affiliates, or (iv) any “solicitation” of “proxies” (as such terms are used in the proxy rules of the SEC) to vote any voting securities of LMC, DTV or any of their respective Affiliates or consents to any action from any holder of any voting securities of LMC or DTV or seek to advise or influence any Person with respect to the voting of or the granting of any consent with respect to any voting securities of LMC or DTV; (b) form, join or in any way participate in a “group” (as defined under the Exchange Act) in connection with the voting securities of LMC or DTV or otherwise act in concert with any Person in respect of any such securities; (c) otherwise act, alone or in concert with others, to seek representation on or to control or influence the management, Board of Directors or policies of LMC or DTV or to obtain representation on the Board of Directors of LMC or DTV; (d) enter into any discussions or arrangements with any third party with respect to any of the foregoing; (e) request that LMC or any of its Representatives amend or waive any provision of this paragraph, or make any public announcement with respect to the restrictions of this paragraph, or take any action which would reasonably be expected to require LMC make a public announcement regarding the possibility of a business combination or merger; or (f) advise, assist or encourage, or direct any Person to advise, assist or encourage any other Persons, in connection with any of the foregoing; provided, however, that, notwithstanding anything contained herein, (1) any acquisition (or proposed acquisition) of an indirect interest in equity securities of LMC, DTV or any of their respective Affiliates arising out of an acquisition by Parent or any of its Affiliates of an interest in another Person (which Person, immediately following such acquisition, would be an Affiliate of Parent) that beneficially owns equity

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securities or Convertible Securities of LMC, DTV or any of their respective Affiliates will not constitute a breach or violation of Parent’s obligations under this Section 6.8.2 and, for all purposes of this Section 6.8.2, Parent will not be deemed to have acquired beneficial ownership of, and following such acquisition will not be deemed to have beneficial ownership of, any such equity securities or Convertible Securities of LMC, DTV or any of their respective Affiliates, so long as such equity securities or Convertible Securities beneficially owned by such Person do not constitute, in the aggregate on an as-converted basis, more than two percent (2%) of any class of LMC’s or DTV’s or any of their respective Affiliates’ equity securities, as applicable, immediately prior to the execution in full of a binding purchase or similar agreement relating to such acquisition (but after giving effect to any sale or other disposition of equity securities or Convertible Securities of LMC, DTV or any of their respective Affiliates by such Person to occur on a reasonably prompt basis after the closing of such acquisition pursuant to a binding agreement entered into by such acquired Person prior to or in connection with the closing of such acquisition to sell or dispose of such Person’s shares of equity securities or Convertible Securities of LMC, DTV or any of their respective Affiliates, subject to such disposition closing; provided that prior to such disposition, Parent shall vote, and shall cause its Affiliates to vote, any such equity securities or Convertible Securities at any specified or annual meeting of the shareholders of LMC or DTV or any of their Affiliates, as applicable, in proportion to the votes cast by shareholders of LMC, DTV or their Affiliates, as applicable, other than Parent and its Affiliates, at such meeting), and (2) for all purposes of this Section 6.8.2, Parent will not be deemed to have acquired beneficial ownership of, and following such acquisition will not be deemed to have beneficial ownership of, any equity securities or Convertible Securities of LMC, DTV or any of their respective Affiliates to the extent that such equity securities or Convertible Securities are received by Parent or its Affiliates as a result of any dividend or other distribution made, or similar action taken (including the receipt by Parent or any of its Affiliates of any rights, warrants or other securities granting to the holder the right to acquire equity securities or Convertible Securities of LMC, DTV or their respective Affiliates, and any acquisition of equity securities or Convertible Securities of LMC, DTV or their respective Affiliates upon the exercise thereof), by LMC, DTV, any of their respective Affiliates or any other Person which is not Parent or an Affiliate of Parent. Notwithstanding anything to the contrary in this Section 6.8.2, neither Parent nor any Affiliate of Parent nor any of their respective Representatives shall be bound by any of the restrictions set forth in this Section 6.8.2 with respect to DTV or the equity securities or Convertible Securities of DTV from and after the date upon which LMC and its Affiliates (including any LMC Related Party) shall have disposed of, in the aggregate, in any transaction or series of transactions, 50% or more (by number, with appropriate adjustment for any subdivision, share split, consolidation, share dividend, combination, reclassification or similar event occurring following the Closing) of the DTV Shares (or an equivalent amount of securities (based on voting power) of any successor to DTV, whether by consolidation, business combination, acquisition, or merger, or any entity which shall acquire a majority of DTV’s voting power, whether by tender or exchange offer or otherwise, or any entity to which DTV shall sell, lease or otherwise transfer all or substantially all of its assets).

Section 6.9. Confidentiality; Access to Records after Closing.

6.9.1

LMC acknowledges that the information being provided to it in connection with the Exchange and the consummation of the other transactions contemplated hereby, or by any of the Ancillary Agreements, is subject to the terms of the Confidentiality Agreement, the terms of which are incorporated herein by reference. Effective upon, and only upon, the Closing, the Confidentiality Agreement shall terminate with respect to information relating to the Transferred Business; provided, however, that LMC acknowledges that any and all other information provided to it by Parent or its Representatives concerning Parent or any of its

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Affiliates (other than information relating to the Transferred Business) shall remain subject to the terms and conditions of the Confidentiality Agreement after the Closing. Parent agrees to hold all Proprietary Information (as defined in the Confidentiality Agreement) in its possession as of the Closing Date confidential and to refrain from using such Proprietary Information for a period of two (2) years following the Closing Date; provided, that, notwithstanding anything to the contrary herein, Parent may use such Proprietary Information to the extent reasonably necessary for purposes of preparing and filing Tax Returns, corresponding with tax authorities, preparing accounting records, and in connection with any litigation, including, without limitation, litigation arising out of, relating to or resulting from the Transactions or the subject matter of such Proprietary Information.

6.9.2	LMC acknowledges and agrees that Parent may from time to time, subsequent to the consummation of the Transactions require access to or copies of the business records of Splitco or Transferred Subsidiaries to the extent relating to the operations of the Transferred Business prior to the Closing and LMC agrees that upon reasonable prior notice from Parent it will, during normal business hours, provide or cause to be provided to Parent, at Parent’s option, access to or copies of such records. Parent hereby agrees to hold any Proprietary Information so provided in confidence; provided, that, notwithstanding anything to the contrary herein, Parent may use such Proprietary Information to the extent reasonably necessary for purposes of preparing and filing Tax Returns, corresponding with tax authorities, preparing accounting records, and in connection with any litigation, including, without limitation, litigation arising out of, relating to or resulting from the Transactions or the subject matter of such Proprietary Information.

6.9.3	Parent recognizes that, after the Closing, it may have documents, books, records, work papers and information, whether in written, magnetic, electronic or optical form (collectively, “Records”) which relate to the Transferred Business with respect to the period or matters arising prior to the Closing, including Records pertaining to the assets and Liabilities related to the Transferred Business and Splitco’s or the Transferred Subsidiaries’ respective employees, assets and liabilities (the “Business Records”) or other Records relating to the Transferred Business. Parent recognizes that LMC, the Stockholders or their respective Affiliates may need access to such Business Records and other Records after the Closing. Upon LMC’s, a Stockholder’s or Splitco’s reasonable request Parent shall provide LMC, the Stockholders or Splitco and their respective Representatives access to, and the right to photocopy (at LMC’s, the Stockholders’ or Splitco’s expense), during normal business hours on reasonable advance notice, such reasonably requested Records. For a period of five (5) years following the Closing, Parent shall use reasonable best efforts to maintain all such Records or, at Parent’s discretion or at LMC’s, the Stockholders’ or Splitco’s reasonable request (at LMC’s, the Stockholders’ or Splitco’s expense), transfer any such Records to LMC, the Stockholders or Splitco.

6.9.4	Notwithstanding any provision herein to the contrary, from and after the Closing, Records pertaining to Taxes shall be governed solely by the Tax Matters Agreement.

Section 6.10. Employee Matters.

6.10.1	Section 1.1 of the Parent Disclosure Letter sets forth the name of each Transferred Employee, along with such employee’s job title and reporting position, current salary and incentive bonus opportunities, and years of service, and designating such employee’s status as exempt or non-exempt under the FLSA, whether such employee is full-time or part-time. Prior to the Closing, Parent shall update Section 1.1 of the Parent Disclosure Letter.

6.10.2

LMC acknowledges and agrees that, effective as of the Closing Date, each Transferred Employee, including any such employee on approved leave of absence (whether family leave, workers’ maternity or parental leave, workers’ compensation, short-term and long-term disability, medical leave or otherwise) shall be employed in a substantially comparable position

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to the position in which such Transferred Employee was employed immediately prior to Closing Date. As of and for no less than one year following the Closing, LMC shall, and shall cause its Affiliates to, provide the Transferred Employees who remain employed with LMC and its Affiliates with the same rate of base salary and wages and commissions and with employee benefit and compensation plans, programs and arrangements that are substantially equivalent in the aggregate to those provided to similarly situated employees of LMC and its Affiliates. Any Transferred Employee who became entitled to short-term or long-term disability benefits under the applicable Employee Benefit Plans (the “Seller Disability Plans”) prior to Closing shall be entitled to continue to receive such benefits under the terms of the Seller Disability Plans until his or her return to active employment, so long as such benefits are payable pursuant to third-party insurance coverage. Parent agrees to use commercially reasonable efforts to cause the insurance policies underlying the Seller Disability Plans to provide for such payments. Notwithstanding anything to the contrary contained herein, LMC and its Affiliates shall have no obligation to keep any Transferred Employee employed for any period of time following the Closing, provided that if the employment of any Transferred Employee is terminated by LMC or its Affiliates during the 12-month period beginning on the Closing Date, LMC or its Affiliates shall pay to such terminated employee severance payments that are no less favorable than those provided under the Employee Benefit Plans immediately prior to the Closing Date. Parent and its Affiliates shall cause the Employment Agreements and, to the extent necessary, any talent Contract identified on Sections 4.13(c) of the Parent Disclosure Letter, to be assigned to the appropriate Transferred Subsidiary prior to the Closing. Notwithstanding the provisions of the employment agreement between Mark Shuken (“Shuken”) and Fox Cable Networks Services, LLC, dated as of July 16, 2006 (the “Shuken Agreement”), during the period between the date of this Agreement and Closing, Parent agrees to allow (and to cause its Affiliates to allow) Shuken to discuss terms of potential employment with LMC and its Affiliates, and to waive (and cause its Affiliates to waive) any restrictions in the Employment Agreement or any other agreement that would prevent Shuken from accepting employment with LMC or its Affiliates as of the Closing. Following the Closing, LMC shall assume and honor and/or shall cause its Affiliates to assume and to honor in accordance with their terms all Employment Agreements, and take all actions necessary to update such Employment Agreements to reflect such assumption, and Parent and Parent Group shall cease to have any further obligations under the Employment Agreements as of the Closing Date. Parent shall take all actions necessary such that following the Closing, the LMC Indemnitees, as applicable, shall have no liabilities with respect to any Employee Benefit Plans or any other employee benefit plans, arrangements or agreements sponsored or contributed to by Parent Group other than the Subsidiary Employee Benefit Plans and the Employment Agreements. For purposes of all plans, programs or arrangements maintained, sponsored or contributed to by LMC or its Affiliates in which the Transferred Employees shall be eligible to participate, LMC shall cause each such plan, program or arrangement to treat the prior service of each Transferred Employee with Parent, the Parent Entities or any of their Subsidiaries as service rendered to LMC for purposes of eligibility and vesting for all purposes and levels of benefits for purposes of severance and vacation, except to the extent such treatment would result in the duplication of benefits with respect to the same period of service. From and after the Closing, LMC and its Affiliates shall (i) cause any pre-existing conditions, limitations and eligibility waiting periods under any group health plans of LMC or its Affiliates to be waived with respect to the Transferred Employees and their eligible dependents to the extent such condition would have been covered, or limitation or waiting period would not have applied, with respect to such Transferred Employee (or dependent) under the terms of the Employee Benefit Plan in which such Transferred Employee was a participant immediately prior to the Closing and (ii) give each Transferred Employee credit for the plan year in which the Closing (or the transition from Parent’s plans to LMC’s plans) occurs towards applicable deductibles and annual out-of-pocket limits for expenses incurred prior to the Closing (or such later transition date). LMC or its Affiliates shall

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not provide financial incentive to any Transferred Employee to elect continued group health plan coverage under Section 601 et seq. of ERISA and Section 4980B of the Code (or any similar state Law) with respect to plans maintained by Parent and its Affiliates, except to the extent LMC or its Affiliates directly or indirectly pay for such continued group health plan coverage for all Transferred Employees, whether pursuant to the Transitional Services Agreement or otherwise.

6.10.3	Effective as of the Closing, Parent and its Affiliates shall cause each Transferred Employee to be fully vested in his or her accrued benefit under the savings plan in which such Transferred Employee participates immediately prior to Closing.

6.10.4	Notwithstanding the foregoing, nothing contained herein, whether express or implied, shall be treated as an amendment or other modification of any Subsidiary Employee Benefit Plan, or shall limit the right of LMC, Splitco, the Transferred Subsidiaries or any of their Subsidiaries to amend, terminate or otherwise modify any Subsidiary Employee Benefit Plan following the Closing Date. In the event that (i) a party other than Parent makes a claim or takes other action to enforce any provision in this Agreement as an amendment to any Subsidiary Employee Benefit Plan, and (ii) such provision is deemed to be an amendment to such Subsidiary Employee Benefit Plan even though not explicitly designated as such in this Agreement, then such provision shall lapse retroactively and shall have no amendatory effect. Parent acknowledges and agrees that all provisions contained in this Section 6.10 with respect to the Transferred Employees are included for the sole benefit of Parent, and that nothing in this Agreement, whether express or implied, shall create any third party beneficiary or other rights (i) in any other Person, including, without limitation, any employees, former employees, any participant in any Subsidiary Employee Benefit Plan, or any dependent or beneficiary thereof, or (ii) to continued employment with LMC, Splitco, the Transferred Subsidiaries or any of their respective Affiliates.

Section 6.11. Intercompany Services and Accounts. Except for the Ancillary Agreements, and except as set forth in Section 6.11 of the Parent Disclosure Letter, all Contracts pursuant to which any goods, services, materials or supplies have at any time been provided (i) by any RSN Subsidiary, on the one hand, to Parent or any of its Affiliates (other than the RSN Subsidiaries), on the other hand, or (ii) by Parent or any of its Affiliates (other than the RSN Subsidiaries), on the one hand, to any RSN Subsidiary, on the other hand, will be terminated as of the Closing. Parent shall use commercially reasonable efforts to obtain at or before the Closing the written release and waiver from all appropriate Persons of any Encumbrances arising therefrom. Without derogating from the Parent’s rights to withdraw cash from the RSN Subsidiaries pursuant to Section 6.2.10, prior to the Closing, all intercompany receivables or payables and loans then existing between Parent and its Affiliates (other than the RSN Subsidiaries), on the one hand, and the RSN Subsidiaries, on the other hand, shall be settled by way of capital contribution, dividend or otherwise and all intercompany arrangements shall be terminated, except for those arrangements contemplated by the Ancillary Agreements or as expressly set forth in Section 6.11 of the Parent Disclosure Letter.

Section 6.12. Cooperation with Respect to Financial Reporting. Until the third anniversary of the Closing Date, each of Parent, on the one hand, and LMC, on the other hand, shall, and shall cause each of their respective Affiliates to, reasonably cooperate with the other (at the other’s expense) in connection with the other’s preparation of historical financial statements of, or including, the Transferred Business as required for the other’s filings under the Exchange Act following the Closing. Until the third anniversary of the Closing Date, LMC shall, and shall cause Splitco to, (i) reasonably cooperate with Parent (at Parent’s expense) in connection with Parent’s preparation of pro forma and historical financial statements of the Transferred Business as may be required for Parent’s filings under the Exchange Act following the Closing and (ii) use its reasonable best efforts to cause DTV to reasonably cooperate with Parent (at Parent’s expense) in connection with Parent’s preparation of Parent’s financial statements as may be required for Parent’s filings under the Exchange Act following the Closing.

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Section 6.13. No Solicitation.

6.13.1	Parent and its Affiliates have ceased all, and, from the date of this Agreement until the Closing or the earlier termination of this Agreement, Parent shall not, nor shall it authorize or permit any of its Affiliates nor any of its or their respective officers, directors, employees, representatives, consultants, advisors, accountants or agents (“Representatives”) to, (A) directly or indirectly, initiate, solicit or knowingly encourage or facilitate (including, in each case, by way of furnishing information) any inquiries or the making of any proposal or offer with respect to, or any indication of interest in, any acquisition by any third party of all or a substantial portion of the assets of any Transferred Subsidiary, any acquisition by any third party of any securities or other ownership interests of any of the Transferred Subsidiaries or any acquisition of all or a portion of the DTV Shares (any such proposal, offer or indication of interest, a “Parent Acquisition Proposal”), (B) directly or indirectly, engage in any negotiations or discussions concerning a Parent Acquisition Proposal, or provide access to its properties, books and records or any non-public information or data to, any third party that has made, or to Parent’s Knowledge, is considering making a Parent Acquisition Proposal or any Representatives thereof, (C) approve or recommend, or propose to approve or recommend, or execute or enter into any letter of intent, agreement in principle, option agreement, acquisition agreement or other agreement relating to a Parent Acquisition Proposal or (D) propose publicly or agree to any of the foregoing relating to a Parent Acquisition Proposal.

6.13.2	Parent will, and will take such lawful action solely in its capacity as a stockholder of DTV as may be reasonable to cause DTV and each of its Affiliates to, cease any ongoing, and not initiate any new, activities, directly or indirectly, through any Representative or otherwise, to solicit, initiate or encourage inquiries or submission of proposals or offers from any Person relating to (A) any sale or other disposition of all or any substantial portion of the assets of DTV or its Affiliates or all or any substantial portion of the equity interests in DTV or its Affiliates or (B) any business combination involving DTV or any of its Affiliates, whether by merger, consolidation, tender offer or otherwise (any of the foregoing, an “Extraordinary Transaction”) or to participate in any negotiation regarding, or furnishing to any other Person any information with respect to, or otherwise cooperate in any way with or assist in, facilitate or encourage, any effort or attempt by any other Person to do or seek to do any of the foregoing; provided, however, that nothing in this Section 6.13.2 shall prohibit (or require Parent to prohibit) any director of DTV from exercising (solely in his or her capacity as a director of DTV) fiduciary duties to DTV or its shareholders (other than Parent) under applicable Law;

6.13.3

From the date hereof until the earlier of the Closing or the termination of this Agreement, Parent will (A) vote all voting shares of DTV or of any other Person held by Parent and any Affiliate of Parent against any Extraordinary Transaction that is presented or proposed to them at any time after the date of this Agreement and prior to the Closing or termination of this Agreement, (B) not solicit proxies or become a “participant” in a “solicitation” with respect to the shares of capital stock of DTV (as such terms are defined in Regulation 14A under the Exchange Act) in opposition to or in competition with the consummation of the Exchange or otherwise encourage or assist any party in taking or planning any action which would compete with or materially impede, interfere with, adversely effect or tend to discourage or inhibit the timely consummation of the Exchange and (C) in the event of a tender offer for all or a portion of the outstanding shares of capital stock of DTV, not tender any DTV Shares in such tender offer and publicly announce, within 5 days of the announcement of such tender offer, Parent’s intention not to tender any DTV Shares in such tender offer; provided, however that, in the event this Agreement is terminated by Parent or LMC pursuant to Section 9.1.6 or 9.1.7 or by LMC pursuant to Section 9.1.9, Parent’s obligations under clauses (A), (B) and (C) of this sentence shall continue until the date that is six (6) months from the date of such termination, and, solely with respect to any transaction in respect of at least a majority of DTV’s outstanding

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shares or all or substantially all of DTV’s assets with respect to which a bona fide written proposal was publicly announced and not withdrawn prior to such termination, until the date that is twelve (12) months from the date of such termination. Parent will notify LMC promptly if any inquiries or proposals are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with, Parent or, to the knowledge of Parent, DTV or any of its Affiliates, in each case in connection with any Extraordinary Transaction.

6.13.4	LMC and its Affiliates have ceased all, and from the date hereof until the Closing or the earlier termination of this Agreement, LMC shall not, nor shall it authorize or permit any of its Affiliates nor any of its Representatives to, (A) directly or indirectly, initiate, solicit or knowingly encourage or facilitate (including, in each case, by way of furnishing information) any inquiries or the making of any proposal or offer with respect to, or any indication of interest in, any acquisition by any third party of all or a portion of the LMC Parent Shares (any such proposal, offer or indication of interest, a “L Acquisition Proposal”), (B) directly or indirectly, engage in any negotiations or discussions concerning an L Acquisition Proposal, or provide access to its properties, books and records or any non-public information or data to, any third party that has made, or to LMC’s Knowledge, is considering making an L Acquisition Proposal or any Representatives thereof, (C) approve or recommend, or propose to approve or recommend, or execute or enter into any letter of intent, agreement in principle, option agreement, acquisition agreement or other agreement relating to an L Acquisition Proposal or (D) propose publicly or agree to any of the foregoing relating to an L Acquisition Proposal.

Section 6.14. DTV Charter Restrictions. From the date of this Agreement to the Closing, neither LMC nor Parent shall, and each shall cause its respective Affiliates not to, propose to the Board of Directors of DTV, nor enter into any discussion with the Board of Directors of DTV regarding, any amendment to the DTV certificate of incorporation or bylaws. From the date of this Agreement until the earlier of the termination of this Agreement or the Closing, notwithstanding the foregoing, to the extent that any amendment to DTV’s certificate of incorporation is proposed by DTV for approval of DTV’s stockholders, Parent will publicly state its intention to vote against, and cause all DTV Shares beneficially owned by Parent to be voted against any such amendment, unless LMC has consented to Parent voting in favor of such amendment.

Section 6.15. Certain Tax Matters. Notwithstanding anything to the contrary in this Agreement, except as expressly provided in the Tax Matters Agreement, as set forth in Sections 4.20, 7.2.4, 7.2.5, 7.3.5, 7.3.6 or this 6.15, or as set forth in Sections 4.12 or 6.10 (including any indemnities related to Sections 4.12 or 6.10), the parties’ sole and exclusive representations, warranties, agreements or other obligations (including indemnities) with respect to Tax matters (interpreted in its broadest sense), including the Tax consequences of the Transactions, shall be as set forth in the Tax Matters Agreement, and in the event of any conflict or inconsistency between any provision of this Agreement and any provision of the Tax Matters Agreement, the applicable provision of the Tax Matters Agreement shall govern.

Section 6.16. Ancillary Agreements. Each of Parent and LMC shall, and shall cause each of its respective Affiliates to, at or prior to the Closing, duly execute and deliver each of the Ancillary Agreements (other than the Tax Matters Agreement which shall be executed and delivered concurrently with this Agreement) to which it is to become a party pursuant to the terms of this Agreement.

Section 6.17. Pledged Shares. Prior to or at the Closing, LMC shall unwind or terminate any variable forward OTC contracts to which any or all of the Pledged Shares are subject or substitute other securities, property or assets for the Pledged Shares under any such contracts, such that, at the Closing all of the Pledged Shares shall be delivered to Parent pursuant to Section 3.1; provided, that, nothing in this Section 6.17 shall require LMC to terminate or unwind such contracts; provided further, that, nothing in this Section 6.17 shall derogate from LMC’s obligation to deliver the LMC Parent Shares in accordance with Section 3.1.

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ARTICLE VII.

CONDITIONS TO CLOSING

Section 7.1. Mutual Conditions. The respective obligations of each party hereto to consummate the transactions contemplated by this Agreement, including the Exchange, shall be subject to the fulfillment or, if legally permitted, waiver at or prior to the Closing of the following conditions:

7.1.1	No Governmental Authority of competent jurisdiction located in the United States shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order of any nature that prohibits, enjoins or restrains the consummation of the transactions contemplated by this Agreement, including the Exchange.

7.1.2	Any waiting period (and any extension thereof) applicable to the consummation of the transactions contemplated by this Agreement, including the Exchange, under the HSR Act shall have expired or been terminated.

7.1.3	Each of the Tax Matters Agreement and the Global Affiliation Agreement Side Letter shall be valid, binding and in full force and effect and shall not have been repudiated by any party thereto (provided that the right to assert this condition shall not be available to any party if the failure of such condition to be satisfied was due to any wrongful action or omission by such party).

7.1.4	The Parent Stockholder Approval shall have been obtained.

Section 7.2. Conditions to LMC’s Obligations. The obligations of LMC to consummate the transactions contemplated by this Agreement, including the Exchange, shall be subject to the fulfillment or waiver by LMC prior to or at the Closing of each of the following conditions:

7.2.1	Except as set forth in the following sentence, the representations and warranties of Parent contained in this Agreement and in Article III of the Tax Matters Agreement shall be true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth therein) at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth therein) would not, individually or in the aggregate, have a Material Adverse Effect on Splitco. The representations and warranties of the Parent contained in Section 4.2 and Section 4.19 shall be true and correct in all respects at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date). LMC shall have received a certificate, dated the Closing Date, signed on behalf of Parent by an executive officer of Parent to such effect.

7.2.2	Parent shall have performed in all material respects each obligation and agreement to be performed by it at or prior to Closing, and shall have complied in all material respects with each covenant required by this Agreement and by Article V of the Tax Matters Agreement to be performed or complied with by it at or prior to the Closing, and LMC shall have received a certificate, dated the Closing Date, signed on behalf of Parent by an authorized officer of Parent to such effect.

7.2.3	Prior to or at the Closing, Parent shall have delivered to the Stockholders the items to be delivered by Parent pursuant to Section 3.3.

7.2.4

(i) Parent shall have received a private letter ruling from the IRS which includes rulings to the effect that, subject to customary caveats, for United States federal income tax purposes, no gain or loss will be recognized by (and no amount will be includible in the income of) Parent or any

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of its Affiliates on the Exchange, except with respect to any DITs or ELAs (the “Parent Exchange Ruling”), (ii) LMC shall have received a private letter ruling from the IRS which includes rulings to the effect that, subject to customary caveats, for United States federal income tax purposes, no gain or loss will be recognized by (and no amount will be includible in the income of) the Stockholders on the Exchange (the “LMC Exchange Ruling,” and collectively with the Parent Exchange Ruling, the “Exchange Rulings”), (iii) each of the Exchange Rulings shall be in form and substance reasonably satisfactory to LMC, and (iv) neither LMC, Parent nor any of their respective Affiliates shall have been notified by the IRS that either Exchange Ruling has been withdrawn, invalidated or modified in an adverse manner.

7.2.5	LMC shall have received the LMC Tax Opinion.

7.2.6	No change, effect, event, occurrence, development, condition or circumstance shall have occurred which has had or would be reasonably expected to have a Material Adverse Effect on Splitco.

7.2.7	The FCC Consent shall have been obtained, without the imposition of any conditions other than those contemplated by Sections 6.6.5 as applicable to LMC and its Affiliates.

Section 7.3. Conditions to Parent’s Obligations. The obligations of Parent to consummate the transactions contemplated by this Agreement, including the Exchange shall be subject to the fulfillment or waiver at or prior to the Closing of each of the following conditions:

7.3.1	Except as set forth in the following sentence, the representations and warranties of LMC contained in this Agreement and in Article IV of the Tax Matters Agreement shall be true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth therein) at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth therein) would not, individually or in the aggregate, have a Material Adverse Effect on LMC’s ability to consummate the transactions contemplated by this Agreement, including the Exchange. The representations and warranties of LMC contained in Section 5.5 shall be true and correct in all respects at and as of the Closing Date as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such earlier date). Parent shall have received a certificate, dated the Closing Date, signed on behalf of LMC by an executive officer of LMC to such effect.

7.3.2	LMC and each Stockholder shall have performed in all material respects each obligation and agreement to be performed by it at or prior to Closing, and shall have complied in all material respects with each covenant required by this Agreement and by Article V of the Tax Matters Agreement to be performed or complied with by it at or prior to the Closing, and Parent shall have received a certificate, dated the Closing Date, signed on behalf of LMC by an authorized officer of LMC to such effect.

7.3.3	Prior to or at the Closing, the Stockholders shall have delivered to Parent the items to be delivered pursuant to Section 3.4.

7.3.4	The Disinterested Stockholder Approval shall have been obtained.

7.3.5

(i) LMC shall have received the LMC Exchange Ruling, (ii) Parent shall have received the Parent Exchange Ruling, (iii) Parent shall have received a private letter ruling from the IRS, in form and substance reasonably satisfactory to Parent, which includes rulings to the effect that, subject to customary caveats, for United States federal income tax purposes, no gain or loss will be recognized by (and no amount will be includible in the income of) Parent or any of its

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Affiliates on the Parent Restructuring, except with respect to any DITs or ELAs (the “Parent Restructuring Ruling”), (iv) each of the Exchange Rulings and the Parent Restructuring Ruling shall be in form and substance reasonably satisfactory to Parent, and (v) neither LMC, Parent nor any of their respective Affiliates shall have been notified by the IRS that either Exchange Ruling or the Parent Restructuring Ruling has been withdrawn, invalidated or modified in an adverse manner.

7.3.6	Parent shall have received the Parent Tax Opinion.

7.3.7	The FCC Consent shall have been obtained, without the imposition of any conditions other than those contemplated by Sections 6.6.5 as applicable to Parent and its Affiliates.

Section 7.4. Frustration of Closing Conditions. Neither Parent, nor LMC may rely on the failure of any condition set forth in this Article VII to be satisfied if such failure was caused by such party’s failure to act in good faith or to use its reasonable best efforts to cause the Closing to occur as required by Section 6.6.

ARTICLE VIII.

INDEMNIFICATION

Section 8.1. Survival of Representations, Warranties and Covenants

8.1.1	The representations and warranties contained in this Agreement shall survive the Closing as follows: (i) the representations and warranties contained in Sections 4.1 (Organization and Standing), 4.2 (Capitalization), 4.3 (Corporate Power and Authority), 4.4 (Shareholder Votes Required), 4.19 (Title to DTV Shares), 4.22 (Brokers and Agents), 4.23 (Investigation; Reliance), 5.1 (Organization and Standing), 5.2 (Corporate Power and Authority), 5.3 (No Vote Required), 5.5 (LMC Parent Shares), 5.10 (Investigation and Reliance) and 5.11 (Brokers and Agents) shall survive indefinitely; (ii) the representations and warranties contained in Sections 4.12 (Employee Benefit Plans) shall survive until the date that is 60 calendar days following the expiration of the statute of limitations applicable to actions with respect thereto; (iii) the representations and warranties contained in Sections 4.20.6, 4.20.10 and 4.20.11 (relating to Certain Tax Matters) shall survive, but solely for purposes of the Tax Matters Agreement as provided therein; and (iv) all other representations and warranties contained in this Agreement (other than the representations and warranties contained in Sections 4.20.1 – 4.20.5 and Sections 4.20.7 – 4.20.9 (Certain Tax Matters), which shall not survive the Closing) shall survive until the date that is 18 months following the Closing Date.

8.1.2	The covenants and agreements made by each party in this Agreement shall survive the Closing, unless specified to the contrary herein. Notwithstanding Section 8.1.1, any breach of representation, warranty, covenant or agreement in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to Section 8.1.1 or 8.1.2 if notice of the inaccuracy or breach thereof giving rise to such right of indemnity shall have been given to the party against whom such indemnity may be sought prior to such time.

Section 8.2. Indemnification.

8.2.1

Provided that the Closing shall have occurred, subject to Sections 8.1 and 8.2.2, Parent hereby agrees to indemnify each LMC Indemnitee against and agrees to hold each of them harmless (without duplication) from any and all Damages incurred or suffered by any LMC Indemnitee arising out of or resulting from (i) any representation or warranty of Parent contained in this Agreement (other than the representations and warranties contained in Section 4.20) not being true and correct (which representations and warranties (except those made as of a specified

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date) shall be deemed to have been made again as of the Closing Date for purposes of this Section 8.2.1) or (ii) any breach or nonperformance of any covenant or agreement made or to be performed by Parent.

8.2.2	No indemnification by Parent shall be due and payable under Section 8.2.1 in respect of any Parent Basket Breach unless and until the cumulative amount of all Damages arising out of or resulting from all such Parent Basket Breaches exceeds the Parent Basket Amount, whereupon Parent will be obligated to indemnify the LMC Indemnitees for the cumulative amount of Damages incurred or suffered by the LMC Indemnitees in excess of the Parent Basket Amount, and only to the extent of such excess. Parent shall not be obligated to indemnify the LMC Indemnitees for Damages arising out of or resulting from all Parent Basket Breaches under this Agreement in an aggregate amount in excess of the Maximum Amount; provided that the limitation on Parent’s obligations set forth in this sentence shall not apply to breaches of the representations and warranties contained in Section 4.12. The limitations on indemnification set forth in this Section 8.2.2 shall not be applicable to (x) any Parent Basket Exception Breach (and the LMC Indemnitees will be entitled to indemnification with respect to any Parent Basket Exception Breach without regard to any Parent Basket Amount or any Maximum Amount) and (y) any claim based upon fraud or knowing misrepresentation. For purposes of determining the amount of Damages arising from any Parent Basket Breach (but not for purposes of determining whether any such Parent Basket Breach has occurred), the representations and warranties shall be read without giving effect to any limitations or qualifications as to “materiality” (including the words “material” or “materially”) or “Material Adverse Effect” set forth therein.

8.2.3	Provided that the Closing shall have occurred, subject to Sections 8.1 and 8.2.4, LMC hereby agrees to indemnify each Parent Indemnitee against and agrees to hold each of them harmless (without duplication) from any and all Damages incurred or suffered by any Parent Indemnitee arising out of or resulting from (i) any representation or warranty of LMC contained in this Agreement not being true and correct (which representations and warranties (except those made as of a specified date) shall be deemed to have been made again as of the Closing Date for purposes of this Section 8.2.3) or (ii) any breach or nonperformance of any covenant or agreement made or to be performed by LMC pursuant to this Agreement.

8.2.4	No indemnification by LMC shall be due and payable under Section 8.2.3(i) in respect of any Liberty Basket Breach unless and until the cumulative amount of all Damages arising out of or resulting from all such Liberty Basket Breaches exceeds the Liberty Basket Amount, whereupon LMC will be obligated to indemnify the Parent Indemnitees for the cumulative amount of Damages incurred or suffered by the Parent Indemnitees in excess of the Liberty Basket Amount, and only to the extent of such excess. LMC shall not be obligated to indemnify the Parent Indemnitees for Damages arising out of or resulting from all Liberty Basket Breaches under this Agreement in an aggregate amount in excess of the Maximum Amount. The limitations on indemnification set forth in this Section 8.2.4 shall not be applicable to (x) any Liberty Basket Exception Breach (and the Parent Indemnitees will be entitled to indemnification with respect to any Liberty Basket Exception Breach without regard to any Liberty Basket Amount or any Maximum Amount) and (y) any claim based upon fraud or knowing misrepresentation. For purposes of determining the amount of Damages arising from any Liberty Basket Breach (but not for purposes of determining whether any such Liberty Basket Breach has occurred), the representations and warranties shall be read without giving effect to any limitations or qualifications as to “materiality” (including the words “material” and “materially”) or “Material Adverse Effect” set forth therein.

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Section 8.3. Procedures.

8.3.1	The party or parties seeking indemnification under Section 8.2 (the “Indemnified Party”) agrees to give prompt notice to the party or parties against whom indemnity is sought (the “Indemnifying Party”) of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought under such Section and will provide the Indemnifying Party such information with respect thereto in its possession that the Indemnifying Party may reasonably request; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been actually materially prejudiced as a result of such failure.

8.3.2	In the case of a third party claim, the Indemnified Party shall be entitled to exercise full control of the defense, compromise or settlement of any third party claim, investigation, action, suit or proceeding unless the Indemnifying Party within a reasonable time after the giving of notice of such indemnity claim by the Indemnified Party shall: (i) deliver a written confirmation to such Indemnified Party that the indemnification provisions of Section 8.2 are applicable to such claim, investigation, action, suit or proceeding and that the Indemnifying Party will indemnify such Indemnified Party in respect of such claim, action or proceeding pursuant to the terms of Section 8.2, (ii) notify such Indemnified Party in writing of the Indemnifying Party’s intention to assume the defense thereof and (iii) retain legal counsel reasonably satisfactory to such Indemnified Party to conduct the defense of such claim, investigation, action, suit or proceeding.

8.3.3	If the Indemnifying Party so assumes the defense of any such claim, investigation, action, suit or proceeding in accordance herewith, then such Indemnified Party shall cooperate with the Indemnifying Party in any manner that the Indemnifying Party reasonably may request in connection with the defense, compromise or settlement thereof. If the Indemnifying Party so assumes the defense of any such claim, investigation, action, suit or proceeding, the Indemnified Party shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise or settlement thereof, but the fees and expenses of such counsel shall be the expense of such Indemnified Party unless (i) the Indemnifying Party has agreed to pay such fees and expenses, (ii) any relief other than the payment of money damages is sought against the Indemnified Party or (iii) such Indemnified Party shall have been advised by its regular outside counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the Indemnifying Party or that a conflict of interest between the Indemnifying Party and the Indemnified Party in the conduct of the defense of such action would reasonably be expected (in which case the Indemnifying Party shall not have the right to control the defense, compromise or settlement of such action on behalf of the Indemnified Party), and in any such case described in clauses (i), (ii) or (iii) the reasonable fees and expenses of one such separate counsel, and one local counsel, if necessary, shall be borne by the Indemnifying Party. No Indemnified Party shall settle or compromise or consent to entry of any judgment with respect to any such action for which it is entitled to indemnification hereunder without the prior consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed, unless the Indemnifying Party shall have failed, after reasonable notice thereof, to undertake control of such action in the manner provided above in this Section 8.3 to the extent the Indemnifying Party was entitled to do so pursuant to this Section 8.3. The Indemnifying Party shall not, without the consent of such Indemnified Party, settle or compromise or consent to entry of any judgment with respect to any such claim, investigation, action, suit or proceeding (x) in which any relief other than the payment of money damages is or may be sought against such Indemnified Party or (y) that does not include as an unconditional term thereof the giving by the claimant, party conducting such investigation, plaintiff or petitioner to such Indemnified Party of a release from all liability with respect to such claim, action, suit or proceeding.

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Section 8.4. Exclusivity. Following the Closing, except in the case of common law fraud, the sole and exclusive monetary remedy of the parties with respect to any and all claims arising from any breach of this

Agreement or any of the other matters addressed in Section 8.2 shall be pursuant to the indemnification provisions set forth in this Article VIII; provided that this Section 8.4 shall not be construed so as to derogate from or otherwise limit any party’s right to seek the remedy of specific performance, injunctive relief or other non-monetary equitable remedies with respect to any such breach.

Section 8.5. Certain Rights and Limitations.

8.5.1	The treatment of any Tax costs or Tax benefits to any party as a result of any indemnification payment(s) pursuant to this Article VIII shall be as set forth in the Tax Matters Agreement.

8.5.2	Notwithstanding anything to the contrary herein, no party shall be entitled to assert any right to indemnification under this Article VIII unless, and until, the Closing shall have occurred.

ARTICLE IX.

TERMINATION

Section 9.1. Termination. This Agreement may be terminated and the Exchange and other transactions contemplated hereby abandoned at any time prior to the consummation of the Closing, whether before or after receipt of the Requisite Parent Stockholder Approval, under the following circumstances:

9.1.1	by mutual written consent of Parent and LMC;

9.1.2	by LMC or Parent upon written notice to the other if the Closing shall not have been consummated on or before December 22, 2007 (the “Termination Date”); provided, that if, as of the Termination Date all conditions to this Agreement shall have been satisfied or waived (other than those that are satisfied by action taken at the Closing) other than the conditions set forth in Sections 7.2.7, 7.3.7, 7.2.4 or 7.3.5 then the Termination Date shall be extended to March 22, 2008 (the “Extended Termination Date”);

9.1.3	by LMC upon written notice to Parent, if there has been a breach by Parent or Splitco of any representation, warranty, covenant or agreement contained in this Agreement or the Tax Matters Agreement which would result in a failure of a condition set forth in Section 7.2 and either cannot be cured prior to the Termination Date, or is not cured within 45 days after LMC shall have given Parent written notice stating LMC’s intention to terminate this Agreement pursuant to this Section 9.1.3 and the basis for such termination; provided, at the time of the delivery of such notice, LMC shall not be in material breach of its obligations under this Agreement or the Tax Matters Agreement;

9.1.4	by Parent upon written notice to LMC, if there has been a breach by LMC of any representation, warranty, covenant or agreement contained in this Agreement or the Tax Matters Agreement which would result in a failure of a condition set forth in Section 7.3 and either cannot be cured prior to the Termination Date, or is not cured within 45 days after Parent shall have given LMC written notice stating Parent’s intention to terminate this Agreement pursuant to this Section 9.1.4 and the basis for such termination; provided, at the time of the delivery of such notice, Parent shall not be in material breach of its obligations under this Agreement or the Tax Matters Agreement;

9.1.5

by either LMC or Parent upon written notice to the other party hereto, if any Governmental Authority of competent jurisdiction shall have issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order or other action shall have become final and non-appealable, provided that the party seeking to terminate this Agreement pursuant to this Section 9.1.5 shall

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have used its reasonable best efforts to remove such order or other action; provided, further, that the right to terminate this Agreement under this Section 9.1.5 shall not be available to a party if the issuance of such final, non-appealable order was primarily due to the failure of such party to perform any of its obligations under this Agreement, including, without limitation, the obligation of LMC and Parent to comply with Section 6.6 of this Agreement so as to allow the parties to close the transactions contemplated by this Agreement as promptly as practicable;

9.1.6	by either LMC or Parent upon written notice to the other party hereto if the Parent Stockholder Approval shall not have been obtained by reason of the failure to obtain the required vote at the Parent Stockholders’ Meeting or any adjournment thereof;

9.1.7	by either LMC or Parent upon written notice to the other party hereto, if the Disinterested Stockholder Approval shall not have been obtained by reason of the failure to obtain the required vote at the Parent Stockholders’ Meeting or any adjournment thereof; provided that LMC (i) shall not be entitled to exercise its termination right pursuant to this Section 9.1.7 earlier than the eleventh (11th) Business Day following the Parent Stockholders’ Meeting; and (ii) shall only be entitled to exercise such right if Parent shall not have delivered written notice of its waiver of the condition set forth in Section 7.3.4 and its termination right under this Section 9.1.7 prior to such eleventh (11th) Business Day;

9.1.8	by LMC if there shall have occurred following the date of this Agreement a Material Adverse Effect on Splitco which is continuing and has not been cured within 30 days after LMC shall have given Parent written notice stating LMC’s intention to terminate this Agreement pursuant to this Section 9.1.8 and describing in reasonable detail the basis for such termination; or

9.1.9	by LMC upon written notice to Parent, if there shall have occurred a Parent Change in Recommendation; provided that LMC’s right to terminate pursuant to this Section 9.1.9 shall terminate ten (10) Business Days following the earlier of the date notice of the Parent Change in Recommendation is filed with the SEC and the date LMC receives written notice from Parent pursuant to Section 10.1 of such Parent Change in Recommendation.

Section 9.2. Effect of Termination.

9.2.1	In the event of the termination of this Agreement pursuant to Section 9.1, this Agreement, except for the provisions of (i) Section 6.9.1 relating to the obligation of the parties to keep confidential certain information obtained by them, (ii) Section 6.13.3 relating to Parents obligation with respect to the DTV Shares, (iii) Article X, and (iv) this Section 9.2.1, which shall, in each case, remain in full force and effect, shall become void and have no effect, without any liability on the part of any party hereto or its directors, officers or stockholders. Notwithstanding the foregoing, nothing in this Section 9.2.1 shall relieve any party hereto of liability for a willful breach of any of its obligations under this Agreement.

9.2.2	If :

(i) either LMC or Parent terminates this Agreement pursuant to 9.1.6 (and the votes associated with the shares held by the Murdoch Interests shall have been disregarded under the ASX listing rules for purposes of the Parent Stockholder Approval) or 9.1.7 (and prior to vote at the Parent Stockholders’ Meeting there shall not have occurred a Parent Change in Recommendation), then Parent shall pay to LMC by wire transfer of immediately available funds an amount equal to one hundred million dollars ($100,000,000); or

(ii) (A) (1) either LMC or Parent terminates this Agreement pursuant to Section 9.1.7 and (2) prior to the vote at Parent Stockholders’ Meeting, there shall have occurred a Parent Change in Recommendation, (B) (1) either LMC or Parent terminates this Agreement pursuant to Section 9.1.6 and (2) the votes associated with the shares held by the Murdoch Interests shall

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not have been disregarded under the ASX listing rules for purposes of the Parent Stockholder Approval or (C) LMC terminates this Agreement pursuant to Section 9.1.9, then Parent shall pay to LMC by wire transfer of immediately available funds an amount equal to three hundred million dollars ($300,000,000) (the amounts payable under paragraphs (i) and (ii) of Section 9.2.2, as the case may be, the “Termination Fee”).

Parent acknowledges that the agreements contained in this Section 9.2.2 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, LMC would not enter into this Agreement; accordingly, if Parent fails to pay when due the amounts due pursuant to this Section 9.2.2, LMC shall be entitled to interest on the amounts set forth in this Section 9.2.2 at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made. All payments made pursuant to paragraphs (i) and (ii) of this Section 9.2.2 shall be made by wire transfer of immediately available funds within two (2) Business Days of the applicable termination date. If payable, the Termination Fee shall not be payable more than once under this Agreement.

ARTICLE X.

MISCELLANEOUS

Section 10.1. Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be delivered personally, by facsimile (with confirming copy sent by one of the other delivery methods specified herein), by overnight courier or sent by certified, registered or express air mail, postage prepaid, and shall be deemed given when so delivered personally, or when so received by facsimile or courier, or, if mailed, three calendar days after the date of mailing, as follows:

If to Parent:	News Corporation 1211 Avenue of the Americas New York, NY 10036
Facsimile: (212) 768-9896
Attention: General Counsel

with a copy to:	Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036
Facsimile: (917) 777-2000
Attention: Lou R. Kling
Howard L. Ellin

If to LMC:	Liberty Media Corporation 12300 Liberty Boulevard Englewood, Colorado 80112
Facsimile: (720) 875-5382
Attention: General Counsel

with a copy to:	Baker Botts L.L.P.
30 Rockefeller Plaza
44th Fl.
New York, NY 10112
Facsimile: (212) 408-2501
Attention: Frederick H. McGrath
Jonathan Gordon

or to such other address and with such other copies as any party hereto shall notify the other parties hereto (as provided above) from time to time.

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Section 10.2. Expenses. Regardless of whether the transactions provided for in this Agreement are consummated, except as otherwise expressly provided herein, each of the parties hereto shall pay its own expenses incident to this Agreement and the transactions contemplated herein (including legal fees, accounting fees, investment banking fees and filing fees). Notwithstanding anything herein to the contrary, Parent shall pay and be responsible for all reasonable and reasonably documented out-of-pocket fees, costs and expenses incurred by DTV in connection with the negotiation of this Agreement and any of the Ancillary Agreements, LMC’s due diligence review of DTV and DTV’s Subsidiaries, and DTV’s actions taken in anticipation of the consummation of the Transactions, including the fees and expenses of the advisers, accountants and legal counsel of DTV and of any special committee of the board of directors of DTV and any filing fees paid to any Governmental Authority.

Section 10.3. Governing Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal Laws of the State of Delaware, without reference to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the Delaware Chancery Courts, or, if the Delaware Chancery Courts do not have subject matter jurisdiction, in the state courts of the State of Delaware located in Wilmington, Delaware, or in the United States District Court for any district within such state, for the purpose of any Action or judgment relating to or arising out of this Agreement or any of the transactions contemplated hereby and to the laying of venue in such court. Service of process in connection with any such Action may be served on each party hereto by the same methods as are specified for the giving of notices under this Agreement. Each party hereto irrevocably and unconditionally waives and agrees not to plead or claim any objection to the laying of venue of any such Action brought in such courts and irrevocably and unconditionally waives any claim that any such Action brought in any such court has been brought in an inconvenient forum.

Section 10.4. Waiver of Jury Trial. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND, THEREFORE, EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF SUCH ACTION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.4.

Section 10.5. Assignment; Successors and Assigns; No Third Party Rights. This Agreement may not be assigned by any party hereto without the prior written consent of the other parties hereto, and any attempted assignment shall be null and void; provided, however, that following the Closing LMC will be permitted to assign its rights hereunder, without obtaining the consent of Parent, to any Person (any such Person a “LMC Related Party”) to which ownership of one hundred percent (100%) of the shares of capital stock of Splitco are or have been transferred in connection with any spin off, split off or other distribution of the securities of such transferee in which holders of LMC capital stock immediately prior thereto are entitled to, or have the opportunity to, participate in such distribution. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement shall be for the sole benefit of the parties hereto, and their respective successors and permitted assigns and is not intended, nor shall be construed, to give any Person, other than the parties hereto and their respective successors and permitted assigns any legal or equitable right, benefit, remedy or claim hereunder, except in the case of Section 10.2, DTV.

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Section 10.6. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original agreement, but all of which together shall constitute one and the same instrument.

Section 10.7. Titles and Headings. The headings and table of contents in this Agreement are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

Section 10.8. Amendment and Modification. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

Section 10.9. Publicity; Public Announcements. The initial press release concerning this Agreement and the Transactions shall be a joint press release approved in advance by Parent and LMC and thereafter each of Parent and LMC shall consult with the other prior to issuing any press releases or otherwise making public announcements with respect to this Agreement and the Transactions and prior to making any filings with any third party or any Governmental Authority (including any national securities exchange or interdealer quotation system) with respect thereto, except as may be required by applicable Laws or the requirements of any national securities exchange or interdealer quotation system on which the securities of Parent or LMC are listed or quoted; provided that the foregoing limitations shall not apply to any disclosure of any information concerning this Agreement or the Transactions (i) which Parent or LMC deems appropriate in its reasonable judgment, in light of its status as a publicly owned company, including without limitation to securities analysts and institutional investors and in press interviews; and (ii) in connection with any dispute between the parties regarding this Agreement or the Transactions.

Section 10.10. Waiver. Any of the terms or conditions of this Agreement may be waived at any time by the party or parties hereto entitled to the benefit thereof, but only by a writing signed by the party or parties waiving such terms or conditions.

Section 10.11. Severability. If any term, provisions, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 10.12. No Strict Construction. LMC and Parent each acknowledge that this Agreement has been prepared jointly by the parties hereto and shall not be strictly construed against any party hereto.

Section 10.13. Entire Agreement. This Agreement (including the Disclosure Letters, Schedules and Exhibits attached hereto or delivered in connection herewith), the Ancillary Agreements and the Confidentiality Agreement constitute the entire agreement among the parties hereto with respect to the matters covered hereby and thereby, and supersede all previous written, oral or implied understandings among them with respect to such matters.

Section 10.14. Equitable Remedies. Neither rescission, set-off nor reformation of this Agreement shall be available as a remedy to any of the parties hereto. The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not to be performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedies at Law or in equity.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

NEWS CORPORATION

By:	/s/ JOHN P. NALLEN
Name:	John P. Nallen
Title:	Executive Vice President and Deputy CFO

LIBERTY MEDIA CORPORATION

By:	/s/ GREGORY B. MAFFEI
Name:	Gregory B. Maffei
Title:	President & CEO

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Annex B

Opinion of Goldman, Sachs & Co.

PERSONAL AND CONFIDENTIAL

December 22, 2006

Board of Directors

News Corporation

1211 Avenue of the Americas

New York, NY 10036

Gentlemen:

You have requested our opinion as to the fairness from a financial point of view to News Corporation (the “Company”) of the exchange (the “Exchange”) of all of the issued and outstanding shares of the Company’s wholly owned subsidiary (“Splitco”) (which will beneficially hold 470,400,000 shares of common stock, par value $0.01 per share (the “DTV Common Stock”), of The DirecTV Group, Inc. (“DTV”), all the outstanding equity interests in Fox Sports Net Rocky Mountain, LLC, Fox Sports Net Pittsburgh, LLC and Fox Sports Net Northwest, LLC (collectively, the “RSNs”) and $550,000,000 in cash) for the 324,637,067 shares of Class A common stock, par value $0.01 per share (the “News Class A Stock”), and 188,000,000 shares of Class B common stock, par value $0.01 per share (the “News Class B Stock”), of the Company pursuant to the Share Exchange Agreement, dated as of December 22, 2006 (the “Agreement”), between the Company and Liberty Media Corporation (“LMC”). We understand that the $550,000,000 in cash to be held by Splitco is subject to adjustment pursuant to Section 3.9 of the Agreement.

Goldman, Sachs & Co. and its affiliates, as part of their investment banking business, are continually engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other transactions as well as for estate, corporate and other purposes. We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the transaction contemplated by the Agreement (the “Transaction”). We expect to receive fees for our services in connection with the Transaction, the principal portion of which is contingent upon consummation of the Transaction, and the Company has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement. In addition, we have provided certain investment banking services to the Company and its affiliates from time to time, including having acted as (i) financial advisor to the Company in connection with its reorganization as a Delaware corporation in November 2004, (ii) sole bookrunner in connection with the public offering of the Company’s 5.3% Senior Notes due 2014 (aggregate principal amount $750,000,000) and the Company’s 6.2% Senior Notes due 2034 (aggregate principal amount $1,000,000,000) in November 2004, (iii) financial advisor to the Company in connection with the acquisition of the publicly held shares of Fox Entertainment Group Inc., a subsidiary of the Company (“Fox Entertainment”), in January 2005, (iv) financial advisor to the Company in connection with its acquisition of IGN Entertainment Inc. in September 2005, (v) financial advisor to an affiliate of the Company in connection with its acquisition of easynet Group PLC in October 2005, (vi) financial advisor to the Company in connection with its sale of Sky Radio Ltd. in February 2006, (vii) financial advisor to the Company in connection with its acquisition of a minority stake in John Fairfax Holdings Ltd. in October 2006 and (viii) financial advisor to the Company in connection with its acquisition of Federal Publishing Corp. in December 2006. We have provided certain investment banking services to LMC from time to time, including having acted as (i) financial advisor to LMC in connection with the issuance by each of Liberty Interactive and Liberty Capital of tracking stock in February 2006, (ii) agent in connection with five total return swaps entered into by LMC in May 2006 and (iii) agent in connection with LMC’s share repurchase program in May 2006. We have provided investment banking services to DTV from time to time, including having acted as (i) financial advisor to DTV in connection with its acquisition of Pegasus Communications Corporation in August 2004 and (ii) lead manager in connection with the

Board of Directors

News Corporation

December 22, 2006

public offering of 55,000,000 shares of DTV Common Stock in February 2005. We also may provide investment banking services to the Company, LMC and DTV and their respective affiliates in the future. In connection with the above-described investment banking services we have received, and may receive, compensation. In addition, John L. Thornton, a Senior Advisor to Goldman, Sachs & Co., is a director of the Company.

Goldman, Sachs & Co. is a full service securities firm engaged, either directly or through its affiliates, in securities trading, investment management, financial planning and benefits counseling, risk management, hedging, financing and brokerage activities for both companies and individuals. In the ordinary course of these activities, Goldman, Sachs & Co. and its affiliates may provide such services to the Company, LMC, DTV and their respective affiliates, may actively trade the debt and equity securities (or related derivative securities) of the Company, LMC, DTV and their respective affiliates for their own account and for the accounts of their customers and may at any time hold long and short positions of such securities.

In connection with this opinion, we have reviewed, among other things, the Agreement; annual reports to stockholders and Annual Reports on Forms 10-K and 20-F of the Company for the five fiscal years ended June 30, 2006; annual reports to stockholders and Annual Reports on Form 10-K of DTV for the five fiscal years ended December 31, 2005; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company and DTV; certain other communications from the Company and DTV to their respective stockholders; certain internal financial analyses and forecasts for DTV prepared by its management; certain historical financial data and internal financial analyses and forecasts for the RSNs prepared by the management of Fox Entertainment, as reviewed and approved for use in connection with this opinion by the management of the Company; and certain publicly available research analyst estimates of the future financial performance of the Company and DTV. We also have held discussions with members of the senior management of the Company regarding their assessment of the strategic rationale for, and the potential benefits of, the Transaction and with members of the senior managements of the Company, DTV and Fox Entertainment regarding their assessment of the past and current business operations, financial condition and future prospects of the Company, DTV and the RSNs. In addition, we have reviewed the reported price and trading activity for the shares of News Class A Stock, News Class B Stock and DTV Common Stock, compared certain financial and stock market information for the Company and DTV with similar information for certain other companies the securities of which are publicly traded and performed such other studies and analyses, and considered such other factors, as we considered appropriate.

We have relied upon the accuracy and completeness of all of the financial, accounting, legal, tax and other information discussed with or reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. As instructed by you, our review of the future financial performance of the Company was limited to a review of certain publicly available research analyst estimates of the future financial performance of the Company and discussions with the senior management of the Company regarding such estimates, including certain estimates for the Company that you instructed us to adjust and use, as so adjusted, for purposes of rendering this opinion. As instructed by you, we also have discussed (i) with the senior management of DTV certain research analyst estimates of the future financial performance of DTV and (ii) with the senior management of the Company certain research analyst estimates of the future financial performance of DTV, including certain estimates for DTV that you instructed us to adjust and use, as so adjusted, for purposes of rendering this opinion. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or off-balance-sheet assets and liabilities) of the Company, DTV or any of their respective affiliates, including the RSNs, and we have not been furnished with any such evaluation or appraisal. We also have assumed that all governmental, regulatory, tax opinions and rulings and other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company, DTV or the RSNs or on the expected benefits of the Transaction in any way meaningful to our analysis.

Board of Directors

News Corporation

December 22, 2006

Our opinion does not address the underlying business decision of the Company to engage in the Transaction, nor are we expressing any opinion as to the prices at which shares of News Class A Stock, News Class B Stock or DTV Common Stock will trade at any time. Our opinion addresses only the fairness from a financial point of view of the Exchange pursuant to the Agreement, and we are not herein opining on any aspect of any other contractual arrangement the Company, DTV or any of their respective affiliates may enter into in connection with the Transaction, including any indemnification, working capital adjustment, non-competition or standstill undertakings in the Agreement or any of the ancillary agreements contemplated by the Agreement. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of shares of News Class B Stock should vote with respect to such Transaction.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange pursuant to the Agreement is fair from a financial point of view to the Company.

Very truly yours,

/s/ Goldman, Sachs & Co.

(GOLDMAN, SACHS & CO.)

Annex C

Opinion of J.P. Morgan Securities Inc.

December 21, 2006

The Board of Directors

News Corporation

1211 Avenue of the Americas

New York, NY 10036

Members of the Board of Directors:

You have requested our opinion as to the fairness from a financial point of view to News Corporation (the “Company”) of the Consideration (as defined below) to be received by it in exchange for the Transfer Assets (as defined below) in the transaction described below (the “Transaction”) with Liberty Media Corporation (“LMC”). Pursuant to the Share Exchange Agreement (the “Agreement”), between the Company and LMC, the Company will sell to LMC all of the Company’s ownership interest in its wholly owned subsidiary (“Splitco”), which will beneficially hold 470,420,752 shares of Common Stock, par value $0.01 per share (the “DTV Common Stock”), of The DirecTV Group, Inc. (“DTV”), all the outstanding equity interests in Fox Sports Net Rocky Mountain, LLC, Fox Sports Net Pittsburgh, LLC and Fox Sports Net Northwest, LLC (collectively, the “RSNs”), plus $550,000,000 in cash, subject to adjustment as provided in the Agreement (collectively, the “Transfer Assets”), in exchange for consideration consisting of 324,637,067 shares of Class A common stock, par value $0.01 per share (the “News Class A Stock”), and 188,000,000 shares of Class B common stock, par value $0.01 per share (the “News Class B Stock”), of the Company (collectively, the “Consideration”).

In arriving at our opinion, we have (i) reviewed a draft dated December 16, 2006 of the Agreement; (ii) reviewed certain publicly available business and financial information concerning the Company, DTV, and the RSNs and the industries in which they operate; (iii) compared the financial and operating performance of the Company, DTV and the RSNs with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of News Class A Stock, News Class B Stock and DTV Common Stock and certain publicly traded securities of such other companies; (iv) reviewed certain internal financial analyses and forecasts for the RSNs prepared by the management of the Company, and for DTV prepared by the management of DTV; (v) at the Company’s direction, reviewed and discussed with members of management of the Company certain publicly available research analysts’ estimates of the future financial performance of the Company and DTV, and also at the Company’s direction, applied certain adjustments to such estimates provided by Company management for purposes of our use in connection with preparing this opinion (as so adjusted, the “Company Approved Estimates”); and (vi) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

In addition, we have held discussions with certain members of the management of the Company and DTV with respect to certain aspects of the Transaction, and the past and current business operations of the Company, DTV and the RSNs, the financial condition and future prospects and operations of the Company, DTV and the RSNs, the effects of the Transaction on the financial condition and future prospects of the Company, DTV and the RSNs, and certain other matters we believed necessary or appropriate to our inquiry.

In giving our opinion, we have relied upon and assumed, without assuming responsibility or liability for independent verification, the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Company and DTV or otherwise reviewed by or for us. We have not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor have we evaluated the solvency of the Company, DTV or any of their respective affiliates, including the RSNs, under any state or

1

federal laws relating to bankruptcy, insolvency or similar matters. In relying on the Company Approved Estimates and the other financial analyses and forecasts provided to us with respect to the RSNs and DTV, we have assumed that they are reasonable based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company, the RSNs and DTV to which such Company Approved Estimates or other analyses or forecasts relate. We express no view as to such Company Approved Estimates or other analyses or forecasts or the assumptions on which they were based. We have also assumed that the Transaction will qualify as a tax-free exchange for United States federal income tax purposes, and that the definitive Agreement will not differ in any material respects from the draft thereof furnished to us. We have also assumed that the representations and warranties made by the Company and LMC in the Agreement and the related agreements are and will be true and correct in all ways material to our analysis, that the Company will have no exposure under any indemnification obligations contained within the Agreement or the related agreements in any amount material to our analysis and that the cash amount included in the Transfer Assets will not be adjusted in any way that is material to our analysis. We are not legal, regulatory or tax experts and have relied on the assessments made by advisors to the Company with respect to such issues. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company, DTV or the RSNs or on the contemplated benefits of the Transaction.

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be received by the Company in exchange for the Transfer Assets in the Transaction, and we express no opinion as to the fairness of the Transaction to the holders of any class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Transaction, nor are we expressing any opinion as to any aspect of any other contractual arrangement the Company, DTV or any of their respective affiliates may enter into in connection with the Transaction, including any non-competition or standstill undertakings in the Agreement or any of the ancillary agreements contemplated by the Agreement. We are expressing no opinion herein as to the price at which the News Class A Stock, News Class B Stock or DTV Common Stock will trade at any future time.

We note that we were not authorized to and did not solicit any expressions of interest from any other parties with respect to the sale of all or any part of Splitco or any of the Transfer Assets, any other repurchase of the Consideration or any other alternative transaction.

We have acted as financial advisor to the Company with respect to the proposed Transaction and will receive a fee from the Company for our services if the proposed Transaction is consummated. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. In the past, we and our affiliates have performed a variety of investment banking and commercial banking services for each of the Company, DTV and LMC and their respective affiliates, all for customary compensation. Specifically, such services for the Company and its subsidiaries have included acting as financial advisor to the Company in connection with its exchange offer for the 17.9% publicly-held interest in Fox Entertainment Group in January 2005, acting as financial advisor to the Company in connection with its acquisition of Intermix Media in July 2005, and acting as joint bookrunner for a bond offering for the Company’s subsidiary, British Sky Broadcasting plc, in September 2005. Such services for DTV and its affiliates have included acting as lead arranger and bookrunner for a credit facility for DTV’s subsidiary, Hughes Network Systems, in May 2005, acting as syndication agent and co-lead arranger for a secured credit facility for DTV in April 2005, and acting as a co-manager of an offering of common stock of DTV in February 2005. Such services for LMC and its affiliates have included acting as agent bank in connection with certain unsecured credit facilities of LMC’s subsidiary, QVC, in March 2006, acting as joint bookrunner in connection with the initial public offering of common equity of LMC’s affiliate,Telenet, in October 2005, acting as financial advisor and financing arranger for LMC’s subsidiary, Liberty Global, Inc. (“LGI”), in connection with its acquisition of Cablecom Holdings AG in

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September, 2005, acting as financial advisor to LGI in connection with the sale of its 22% stake in SBS Broadcasting in August 2005, and acting as joint bookrunner on a eurobond offering by LGI’s affiliate, UPC Holding, in July 2005. We also acted as financial advisor to the Company in connection with its acquisition of its stake in DTV in 2003. In addition, Sir Rod Eddington, a Managing Director and Non-Executive Chairman of one of our affiliates, is a director of the Company. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities of the Company, LMC, DTV and their respective affiliates for our own account or for the accounts of customers and, accordingly, we may at any time hold long or short positions in such securities.

On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the Consideration to be received by the Company in exchange for the Transfer Assets in the Transaction is fair, from a financial point of view, to the Company.

This letter is provided to the Board of Directors of the Company in connection with and for the purposes of its evaluation of the Transaction. This opinion does not constitute a recommendation to any holder of News Class B Stock as to how such holder should vote with respect to the Transaction or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.

Very truly yours,

/s/ J.P. Morgan Securities Inc.

J.P. MORGAN SECURITIES INC.

3

IMPORTANT NOTICE TO STOCKHOLDERS

of News Corporation

A Special Meeting of Stockholders will be held

on [    ], 2007 at [    ] (Local Time) at [    ]

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF NEWS CORPORATION FOR THE SPECIAL MEETING, [    ], 2007

The undersigned, a stockholder of News Corporation, a Delaware corporation (the “Company”), acknowledges receipt of a copy of the Notice of Special Meeting of Stockholders, the accompanying proxy statement, a copy of the Share Exchange Agreement, dated as of December 22, 2006, by and between the Company and Liberty, and revoking any proxy previously given, hereby constitutes and appoints Messrs. David F. DeVoe and Lawrence A. Jacobs and each of them his or her true and lawful agents and proxies with full power of substitution in each to vote the shares of Class B common stock of the Company standing in the name of undersigned at the Special Meeting of Stockholders of the Company to be held on [    ], 2007 at [    ] (Local Time) at [    ].

Ú Please Detach and Mail in the Envelope Provided Ú

-----------------------------------------------------------------------------------------------------------------------------------------------------------------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1 AND “FOR”

PROPOSAL 2 LISTED BELOW.

PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☐

(1)	Approval of the Exchange.

☐ FOR	☐ AGAINST	☐ ABSTAIN

(2)	Approval of the adjournment or postponement of the Special Meeting, if necessary or appropriate, to solicit additional proxies for approval of the Exchange if there are insufficient votes at the time of the Special Meeting to approve the Exchange.

☐ FOR	☐ AGAINST	☐ ABSTAIN

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2 LISTED ABOVE.

Signature of Stockholder	Dated ______________________, 2007

Title:

Signature of Stockholder	Dated ______________________, 2007

Title:

NOTE: This Proxy must be signed exactly as your name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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